Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-288532

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 23, 2025)

SABA CAPITAL INCOME & OPPORTUNITIES FUND

42,529,493 Rights for 14,176,498 Common Shares of Beneficial Interest

Issuable Upon the Exercise of

Transferable Subscription Rights to Acquire Common Shares of Beneficial Interest

Saba Capital Income & Opportunities Fund (the “Fund,” “we,” “us” or “our”) is issuing transferable subscription rights (the “Rights”) to our common shareholders (the “Common Shareholders”) to subscribe for an aggregate of 14,176,498 common shares of beneficial interest, without par value (each, a “Common Share” and collectively, the “Common Shares”).

The Fund is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940. The Fund’s primary investment objective is to seek to provide shareholders with a high level of current income, with a secondary goal of capital appreciation. The Fund’s investment adviser is Saba Capital Management, L.P. (the “Adviser”).

The Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “BRW.” Common Shareholders of record on October 6, 2025 (the “Record Date”) will receive one Right for each Common Share held. These Rights are transferable and will allow the holders thereof to purchase additional Common Shares. The Rights are expected to be listed for trading on the NYSE under the symbol “BRW RT” during the course of the Rights offering.

The Rights entitle their holders to purchase one new Common Share for every three Rights held (1 for 3). Any Common Shareholder who owns fewer than three Common Shares as of the close of business on the Record Date may subscribe for one full Common Share. Common Shareholders as of the close of business on the Record Date who fully exercise all Rights initially issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) will be entitled to subscribe for additional Common Shares that remain unsubscribed as a result of any unexercised Rights. This over-subscription privilege is subject to a number of limitations and subject to allotment.

The subscription price per Common Share (the “Subscription Price”) will be determined based upon a formula equal to 95% of the average of the last reported sales price of a Common Share on the NYSE on the date on which the Rights offering expires, as such date may be extended from time to time, and each of the four (4) preceding trading days (the “Formula Price”). If, however, the Formula Price is less than 87.5% of the net asset value (“NAV”) per Common Share at the close of trading on the NYSE on the Expiration Date (as defined below), then the Subscription Price will be 87.5% of the Fund’s NAV per Common Share at the close of trading on the NYSE on the Expiration Date. The Rights offering will expire at 5:00 p.m., Eastern time, on October 28, 2025, unless extended as described in this Prospectus Supplement (the “Expiration Date”).

On October 3, 2025 (the last trading date prior to the Common Shares trading ex-Rights), the last reported NAV per share of the Common Shares was $8.54 and the last reported sales price per share of Common Shares on the NYSE was $7.50, representing a discount to NAV of 12.18%.

This Prospectus Supplement, together with the accompanying Prospectus, sets forth concisely the information about the Fund that a prospective investor should know before investing. You should read this Prospectus Supplement and the accompanying Prospectus, which contain important information, before deciding whether to invest in the Common Shares. You should retain the accompanying Prospectus and this Prospectus Supplement for future reference. A Statement of Additional Information (“SAI”), dated September 23, 2025, containing additional information about the Fund, has been filed with the Securities and Exchange Commission (“SEC”) and, as amended from time to time, is incorporated by reference in its entirety into this Prospectus Supplement and the accompanying Prospectus. This Prospectus Supplement, the accompanying Prospectus and the SAI are part of a “shelf” registration statement filed with the SEC. This Prospectus Supplement describes the specific details regarding this offering, including the method of distribution. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus or the SAI, you should rely on this Prospectus Supplement. You may call (844) 460-9411, visit the Fund’s website (https://www.sabacef.com/saba-income-opportunities-fund) or write to the Fund to obtain, free of charge, copies of the SAI and the Fund’s semi-annual and annual reports, as well as to obtain other information about the Fund or to make shareholder inquiries. The SAI, as well as the Fund’s semi-annual and annual reports, are also available for free on the SEC’s website (http://www.sec.gov). You may also e-mail requests for these documents to publicinfo@sec.gov. Information contained in, or that can be accessed through, the Fund’s website is not part of this Prospectus Supplement or the accompanying Prospectus. Common Shareholders, banks and brokers please call toll-free at (877) 972-0090 or please send written requests to InvestorCom LLC at info@investor-com.com.

Investing in Common Shares through Rights involves certain risks, including risks of leverage, that are described in the “Special Characteristics and Risks of the Rights Offering” section of this Prospectus Supplement.

SHAREHOLDERS WHO DO NOT FULLY EXERCISE THEIR RIGHTS MAY, AT THE COMPLETION OF THE RIGHTS OFFERING, OWN A SMALLER PROPORTIONAL INTEREST IN THE FUND THAN IF THEY EXERCISED THEIR RIGHTS. AS A RESULT OF THE RIGHTS OFFERING YOU MAY EXPERIENCE SUBSTANTIAL DILUTION OF THE AGGREGATE NET ASSET VALUE OF YOUR COMMON SHARES DEPENDING UPON WHETHER THE FUND’S NET ASSET VALUE PER COMMON SHARE IS ABOVE OR BELOW THE SUBSCRIPTION PRICE ON THE EXPIRATION DATE. RIGHTS EXERCISED BY A SHAREHOLDER ARE IRREVOCABLE. ALTHOUGH THE RIGHTS ARE TRANSFERABLE, A MARKET FOR THEIR TRADING MAY NOT DEVELOP AND THUS HOLDERS OF THE RIGHTS MAY HAVE SIGNIFICANT DIFFICULTY SELLING THEIR RIGHTS.

THE FUND HAS DECLARED MONTHLY DISTRIBUTIONS PAYABLE ON SEPTEMBER 30, 2025 AND OCTOBER 31, 2025 WITH RECORD DATES OF SEPTEMBER 10, 2025 AND OCTOBER 9, 2025, RESPECTIVELY. ANY COMMON SHARES ISSUED AS A RESULT OF THE RIGHTS OFFERING WILL NOT BE RECORD DATE SHARES FOR THE FUND’S MONTHLY DISTRIBUTIONS TO BE PAID ON SEPTEMBER 30, 2025 AND OCTOBER 31, 2025 AND WILL NOT BE ENTITLED TO RECEIVE SUCH DISTRIBUTIONS.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Common Share	Total(1)
Estimated subscription price of Common Shares to shareholders exercising Rights(2)	$7.21	$102,165,766
Estimated sales load	$-	$-
Estimated proceeds, before expenses, to the Fund(3)(4)	$7.21	$102,165,766

(1)	Assumes that all Rights are exercised at the estimated Subscription Price (as described below). All of the Rights may not be exercised, and the estimated Subscription Price may be higher or lower than the actual Subscription Price.
(2)	The estimated Subscription Price to the public is based upon 95% of the average of the last reported sales price of the Fund’s Common Shares on the NYSE on October 3, 2025 and each of the four (4) preceding trading days. See “Terms of the Rights Offering-Subscription Price.”
(3)	Offering expenses are estimated to be approximately $460,000 in the aggregate, or $0.01 per Common Share (assuming the Rights are fully exercised).The Adviser has agreed to bear $200,000 of such offering expenses.
(4)	Funds received by check prior to the final due date of the Rights offering will be deposited into a segregated account pending proration and distribution of Common Shares. The Subscription Agent (as defined in this Prospectus Supplement) may receive investment earnings on the funds deposited into such account.

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The Common Shares are expected to be ready for delivery in book-entry form through the Depository Trust Company on or about November 4, 2025, unless extended.

You should not construe the contents of this Prospectus Supplement and the accompanying Prospectus as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.

The Fund’s Common Shares do not represent a deposit or an obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

The date of this Prospectus Supplement is October 6, 2025.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Fund has not authorized anyone to provide you with different information. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement and the accompanying Prospectus, respectively. This Prospectus Supplement will be amended to reflect material changes to the information contained herein and will be delivered to shareholders. Our business, financial condition, results of operations and prospects may have changed since those dates. In this Prospectus Supplement and in the accompanying Prospectus, unless otherwise indicated, “Fund,” “us,” “our” and “we” refer to Saba Capital Income & Opportunities Fund.

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TABLE OF CONTENTS

Prospectus Supplement

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Prospectus

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CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the accompanying Prospectus and the SAI contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. Such forward-looking statements may be contained in this Prospectus Supplement as well as in the accompanying Prospectus and in the SAI. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect our actual results are the performance of the portfolio of securities we hold, the price at which our shares will trade in the public markets and other factors discussed in our periodic filings with the SEC.

Although we believe that the expectations expressed in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks” section of the accompanying Prospectus and “Special Characteristics and Risks of the Rights Offering” in this Prospectus Supplement. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus, or in the SAI, are made as of the date of this Prospectus Supplement or the accompanying Prospectus or SAI, as the case may be. Except for our ongoing obligations under the federal securities laws, we do not intend, and we undertake no obligation, to update any forward-looking statement. The forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and the SAI are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”).

Currently known risk factors that could cause actual results to differ materially from our expectations include, but are not limited to, the factors described in the “Risks” section of the accompanying Prospectus as well as in the “Special Characteristics and Risks of the Rights Offering” section of this Prospectus Supplement. We urge you to review carefully those sections for a more detailed discussion of the risks of an investment in the Common Shares.

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SUMMARY OF THE TERMS OF THE RIGHTS OFFERING

Purpose of the Rights Offering

The Board of Trustees (the “Board”) of Saba Capital Income & Opportunities Fund (the “Fund,” “we,” “us” or “our”), based on the recommendations and presentations of Saba Capital Management, L.P. (the “Adviser”), the investment adviser to the Fund, has determined that it is in the best interests of the Fund and holders of its Common Shares (as defined below) to conduct this offering of Rights (as defined below), thereby increasing the assets of the Fund available for investment.

The Adviser believes that a variety of factors indicate that there may be opportunities to take advantage of attractive returns. The Adviser expects that the Rights offering will provide an opportunity to increase the assets of the Fund available for investment, thereby better enabling the Fund to take advantage more fully of existing and future investment opportunities that may be or may become available, consistent with the Fund’s investment objective to seek to provide shareholders with a high level of current income, with a secondary goal of capital appreciation. The Adviser believes that the Fund may benefit from higher returns, enhanced efficiencies and lower leverage and portfolio transaction costs.

The Adviser has an inherent conflict of interest in recommending the Rights offering because the Fund pays fees to the Adviser based on a percentage of the Fund’s Managed Assets (the greater the Managed Assets of the Fund, the greater the compensation paid to the Adviser). “Managed Assets” means the Fund’s average daily gross asset value, minus the sum of the Fund’s accrued and unpaid dividends on any outstanding preferred shares and accrued liabilities (other than liabilities for the principal amount of any borrowings incurred, commercial paper or notes issued by the Fund and the liquidation preference of any outstanding preferred shares).

 The Rights offering seeks to provide an opportunity to existing holders of Common Shares (“Common Shareholders”) to purchase Common Shares at a discount to market price. The distribution to Common Shareholders of transferable Rights (as defined below), which may themselves have intrinsic value, also will afford non-participating Common Shareholders of record on the Record Date (as defined below), the potential of receiving cash payment upon the sale of the Rights, receipt of which may be viewed as partial compensation for dilution of their interests that will occur as a result of the Rights offering. However, there can be no assurance that a market for the Rights will develop or, if such a market does develop, what the price of the Rights will be.

Although the Fund has sought to list the Rights on the NYSE, they may not trade thereon to the extent their trading price is below $0.01 (the “NYSE Minimum Price”). Even if they begin trading on the NYSE, their trading would be suspended if their trading price thereafter falls below $0.01. In the event the Rights are not traded on the NYSE, the Fund would seek to have them traded on the OTC Market. But, in all cases there can be no assurance that any market for the Rights will develop or, even if it does, what the price of the Rights will be.

There can be no assurance that the Rights offering (or the investment of the proceeds of the Rights offering) will be successful. See “Description of the Rights Offering-Purpose of the Rights Offering.”

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Terms of the Rights Offering

One transferable subscription right (a “Right”) will be issued for each common share of the Fund (each, a “Common Share,” and collectively, the “Common Shares”) held on the Record Date (as defined below). Rights are expected to trade on the NYSE under the symbol “BRW RT,” although no assurance can be provided that the Rights will trade at the Minimum NYSE Price or higher so as to allow their trading on the NYSE. The Rights will allow Common Shareholders to subscribe for new Common Shares of the Fund. 42,529,493 Common Shares of the Fund are outstanding as of October 3, 2025. Three Rights will be required to purchase one Common Share (1 for 3) however, any Record Date Shareholder (as defined below) who owns fewer than three Common Shares as of the close of business on the Record Date may subscribe for one full Common Share. Shares of the Fund, as a closed-end fund, can trade at a discount to net asset value (“NAV”). Upon exercise of the Rights offering, Fund shares may be issued at a price below NAV per Common Share. An over-subscription privilege will be offered, subject to the right of the Board to eliminate the over-subscription privilege. Approximately 14,176,498 Common Shares of the Fund will be issued if all Rights are exercised. See “Terms of the Rights Offering.”

The Fund has declared monthly distributions payable on September 30, 2025 and October 31, 2025 with record dates of September 10, 2025 and October 9, 2025, respectively. Any Common Shares issued after such record dates as a result of the Rights offering will not be record date shares for the Fund’s monthly distributions to be paid on September 30, 2025 and October 31, 2025 and will not be entitled to receive such distributions.

The exercise of Rights by a Rights holder is irrevocable.

Title	Subscription Rights to Acquire Common Shares of Beneficial Interest
Subscription Price

The final subscription price per Common Share (the “Subscription Price”) will be determined based upon a formula equal to 95% of the average of the last reported sales price of the Fund’s Common Shares on the NYSE on the Expiration Date (as defined below) and each of the four (4) preceding trading days (the “Formula Price”). If, however, the Formula Price is less than 87.5% of the net asset value (“NAV”) per Common Share of the Fund’s Common Shares at the close of trading on the NYSE on the Expiration Date, then the Subscription Price will be 87.5% of the Fund’s NAV per Common Share at the close of trading on the NYSE on that day. See “Terms of the Rights Offering.”

Record Date	Rights will be issued to Common Shareholders of record as of the close of business on October 6, 2025 (the “Record Date”). See “Terms of the Rights Offering.”
Number of Rights Issued	One Right will be issued in respect of each Common Share of the Fund outstanding as of the close of business on the Record Date. See “Terms of the Rights Offering.”
Number of Rights Required to Purchase One Common Share

A holder of Rights may purchase one Common Share of the Fund for every three Rights exercised (1 for 3); however, any Record Date Shareholder (as defined below) who owns fewer than three Common Shares as of the close of business on the Record Date may subscribe for one full Common Share. See “Terms of the Rights Offering.”

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Over-Subscription Privilege

Common Shareholders as of the close of business on the Record Date (“Record Date Shareholders”) who fully exercise all Rights initially issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) generally are entitled, subject to the limitations described herein, to buy those Common Shares, referred to as “over-subscription shares,” that were not purchased by other Rights holders at the same Subscription Price (the “over-subscription privilege”). If enough over-subscription shares are available, all such requests will be honored in full. If the requests for over-subscription shares exceed the over-subscription shares available, the available over-subscription shares will be allocated pro rata among those fully exercising Record Date Shareholders who over-subscribe based on the number of Rights originally issued to them by the Fund. Common Shares acquired pursuant to the over-subscription privilege are subject to allotment. Holders of Rights acquired in the secondary market may not participate in the over-subscription privilege.

Notwithstanding the above, the Board has the right in its absolute discretion to eliminate the over-subscription privilege if it considers it to be in the best interest of the Fund to do so. The Board may make that determination at any time, without prior notice to Rights holders or others, up to and including the fifth day following the Expiration Date (as defined below). See “Over-Subscription Privilege.”

Any Common Shares issued pursuant to the over-subscription privilege will be shares registered under the Prospectus.

Transfer of Rights	The Rights will be transferable. See “Terms of the Rights Offering,” “Sale of Rights” and “Method of Transferring Rights.”
Subscription Period	The Rights may be exercised at any time after issuance and prior to expiration of the Rights (the “Subscription Period”), which will be 5:00 PM Eastern Time on October 28, 2025 (the “Expiration Date”), unless otherwise extended. See “Terms of the Rights Offering” and “Method of Exercise of Rights.” The Rights offering may be terminated or extended by the Fund at any time for any reason before the Expiration Date. If the Fund terminates the Rights offering, the Fund will issue a press release announcing such termination and will direct the Subscription Agent (defined below) to return, without interest, all subscription proceeds received to such shareholders who had elected to purchase Common Shares.
Offering Expenses

The expenses of the Rights offering are expected to be approximately $460,000. The Adviser will bear up to $200,000 of such expenses and the remainder, if any, will be borne by the Fund. See “Use of Proceeds.”

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Sale of Rights

The Rights are transferable until the completion of the Subscription Period and are expected to be traded on the NYSE under the symbol “BRW RT.” Although no assurance can be given that a market for the Rights will develop, trading in the Rights is expected to begin on or around the Record Date and may be conducted until the close of trading on the last NYSE trading day prior to the Expiration Date. For purposes of this Prospectus Supplement, a “Business Day” shall mean any day on which trading is conducted on the NYSE.

Although the Fund has sought to list the Rights on the NYSE, they may not trade thereon to the extent their trading price is below the NYSE Minimum Price. Even if they begin trading on the NYSE, their trading would be suspended if their trading price thereafter falls below $0.01. In the event the Rights are not traded on the NYSE, the Fund would seek to have them traded on the OTC Market. But, in all cases there can be no assurance that any market for the Rights will develop or, even if it does, what the price of the Rights will be.

The value of the Rights, if any, will be reflected by their market price on the NYSE or the OTC Market. Rights may be sold by individual holders through their broker or financial advisor or may be submitted to the Subscription Agent (defined below) for sale. Any Rights submitted by individual holders to the Subscription Agent for sale must be received by the Subscription Agent prior to 5:00 PM, Eastern Time, on or before October 21, 2025, 5 Business Days prior to the Expiration Date (or, if the Subscription Period is extended, prior to 5:00 PM, Eastern Time, on the fifth Business Day prior to the extended Expiration Date).

Rights that are sold will not confer any right to acquire any Common Shares in any over-subscription, and any Record Date Shareholder who sells any Rights will not be eligible to participate in the over-subscription privilege, if any.

Trading of the Rights will be conducted on a when-issued basis until and including the date on which the Subscription Certificates (as defined below) are mailed to Record Date Shareholders of record and thereafter will be conducted on a regular-way basis until and including the last NYSE trading day prior to the completion of the Subscription Period. The shares are expected to begin trading ex-Rights on the Record Date.

If the Subscription Agent receives Rights for sale in a timely manner, the Subscription Agent will use its best efforts to sell the Rights on the NYSE or the OTC Market. The Subscription Agent will also attempt to sell any Rights attributable to shareholders of record whose addresses are outside the United States, or who have an APO or FPO address. See “Foreign Restrictions.” The Subscription Agent will attempt to sell such Rights on the NYSE or the OTC Market.

Any commissions will be paid by the selling Rights holders. Neither the Fund nor the Subscription Agent will be responsible if Rights cannot be sold and neither has guaranteed any minimum sales price for the Rights. If the Rights can be sold, sales of these Rights will be deemed to have been effected at the weighted average price received by the Subscription Agent on the day such Rights are sold, less any applicable brokerage commissions, taxes and other expenses (i.e., costs incidental to the sale of Rights).

Shareholders are urged to obtain a recent trading price for the Rights from their broker, bank, financial advisor or the financial press.

Banks, broker-dealers and trust companies that hold shares for the accounts of others are advised to notify those persons that purchase Rights in the secondary market that such Rights will not participate in any over-subscription privilege. See “Terms of the Rights Offering.”

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Use of Proceeds

The Fund estimates the net proceeds of the Rights offering to be approximately $102,165,766. This figure is based on the Subscription Price per Common Share of $7.21 (95% of the average of the last reported sales price of the Fund’s Common Shares on the NYSE on October 3, 2025 and each of the four (4) preceding trading days) and assumes all new Common Shares offered are sold and that the $200,000 of the expenses related to the Rights offering estimated at approximately $460,000 are paid by the Adviser.

The Adviser anticipates that investment of the proceeds will be made in accordance with the Fund’s investment objective and policies as appropriate investment opportunities are identified, which is expected to be substantially completed in approximately one to two months; however, the identification of appropriate investment opportunities pursuant to the Fund’s investment style or changes in market conditions may cause the investment period to extend as long as three to four months. Pending such investment, the proceeds will be held in short-term, tax-exempt or taxable investment grade securities, treasuries or in high quality, short-term money market instruments and may be used to reduce leverage.

Depending on market conditions and operations, a portion of the cash held by the Fund, including any proceeds raised from the offering, may be used to pay distributions in accordance with the Fund’s distribution policy and may be a return of capital. A return of capital is a return to investors of a portion of their original investment in the Fund. In general terms, a return of capital would involve a situation in which a Fund distribution (or a portion thereof) represents a return of a portion of a shareholder’s investment in the Fund, rather than making a distribution that is funded from the Fund’s earned income or other profits. Although return of capital distributions may not be currently taxable, such distributions would decrease the basis of a shareholder’s shares, and therefore, may increase a shareholder’s tax liability for capital gains upon a sale of shares, even if sold at a loss to the shareholder’s original investments. See “Use of Proceeds.”

Taxation/ERISA	See “Taxation” and “Employee Benefit Plan and IRA Considerations.”
Subscription Agent	Equiniti Trust Company, LLC See “Subscription Agent.”
Information Agent	InvestorCom, LLC. See “Information Agent.”

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DESCRIPTION OF THE RIGHTS OFFERING

Purpose of the Rights Offering

The Board, based on the recommendations and presentations of the Adviser, has determined that it is in best interests of the Fund and its Common Shareholders to conduct the Rights offering, thereby increasing the assets of the Fund available for investment. In making this determination, the Board considered a number of factors, including potential benefits and costs. In particular, the Board considered the Adviser’s opinion that the Rights offering would better enable the Fund to take advantage more fully of existing and future investment opportunities that may be or may become available, consistent with the Fund’s investment objective to seek to provide shareholders with a high level of current income, with a secondary goal of capital appreciation.

In making its determination that the Rights offering would result in a net benefit to existing Common Shareholders of the Fund, the Board considered various factors at its meeting held on August 22, 2025. The factors considered by the Board included: (i) the size (including number of Rights needed to purchase one Common Share and size of the Rights offering in relation to the number of Common Shares outstanding), subscription price, pricing and structure of the Rights offering, including the possible negative effect of the Rights offering on the market price of Common Shares; (ii) the Rights offering, if it is well-subscribed, could increase the liquidity of the Common Shares on the NYSE, where the Fund’s Common Shares are traded, and could increase the number of Common Shareholders over the long term, thus increasing the level of market interest and visibility of the Fund; (iii) the opportunity the Rights offering represents for current Common Shareholders to buy Common Shares at a discount to market price and, potentially, NAV; (iv) the Adviser’s opinion that raising additional capital would allow the Fund to better capitalize on attractive investment opportunities without having to sell existing positions and that the new investments should be able to help sustain the Fund’s current distribution over the longer term; (v) the impact of the Rights offering on the market price and discount to NAV; (vi) the extent of potential dilution for: (a) participating Common Shareholders, (b) non-participating Common Shareholders, and (c) Common Shareholders who are issued fewer than three Rights in the offering; (vii) the benefits and drawbacks of conducting a non-transferable versus a transferable rights offering and whether a market will exist for the Rights; (viii) the expenses of the Rights offering and the Adviser’s commitment to bear up to $200,000 of the costs of the Rights offering; (ix) the effect on the Fund and its existing Common Shareholders if the Rights offering is not fully subscribed; and (x) the expected lowering of the Fund’s expenses as a proportion of net assets due to the increase in Fund assets as a result of the Rights offering because the Fund’s fixed costs would be spread over a larger asset base. However, increasing the Fund’s assets results in a benefit to the Adviser because the management fee paid by the Fund to the Adviser increases as the Fund’s net assets increase. The Board also considered the usual participation level and the effect of rights offerings on shareholder activists.

The Adviser believes that a variety of factors indicate that there may be opportunities to take advantage of attractive returns. The Adviser expects that the Rights offering will provide an opportunity to increase the assets of the Fund available for investment. The Adviser believes that the Fund may benefit from higher returns, enhanced efficiencies and lower leverage and portfolio transaction costs. The Adviser has an inherent conflict of interest in recommending the Rights offering because the Fund pays fees to the Adviser based on a percentage of the Fund’s Managed Assets (the greater the Managed Assets of the Fund, the greater the compensation paid to the Adviser).

The Rights offering seeks to provide an opportunity to existing Common Shareholders to purchase Common Shares at a discount to market price. The distribution to Common Shareholders of transferable Rights, which may themselves have intrinsic value, also will afford non-participating Common Shareholders of record on the Record Date, the potential of receiving cash payment upon the sale of the Rights, receipt of which may be viewed as partial compensation for dilution of their interests that will occur as a result of the Rights offering. There can be no assurance that a market for the Rights will develop or, if such a market does develop, what the price of the Rights will be.

Terms of the Rights Offering

The Fund is issuing to Record Date Shareholders Rights to subscribe for Common Shares of the Fund. Each Record Date Shareholder is being issued one transferable Right for each Common Share owned on the Record Date. The Rights entitle the holder to acquire one new Common Share for every three Rights held (1 for 3) (provided that any Record Date Shareholder who owns fewer than three Common Shares as of the close of business on the Record Date may subscribe for one full Common Share), at a subscription price per Common Share (the “Subscription Price”) determined based upon a formula equal to 95% of the average of the last reported sales price of the Fund’s Common Shares on the NYSE on the Expiration Date (as defined below) and each of the four (4) preceding trading days (the “Formula Price”). If, however, the Formula Price is less than 87.5% of the NAV per Common Share at the close of trading on the NYSE on the Expiration Date, then the Subscription Price will be 87.5% of the Fund’s NAV per Common Share at the close of trading on the NYSE on that day.

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The estimated Subscription Price to the public of $7.21 is based upon 95% of the average of the last reported sales price of the Fund’s Common Shares on the NYSE on October 3, 2025 and each of the four (4) preceding trading days. Fractional shares will not be issued upon the exercise of the Rights. Accordingly, Common Shares may be purchased only pursuant to the exercise of Rights in integral multiples of three; however, any Record Date Shareholder who owns fewer than three Common Shares as of the close of business on the Record Date may subscribe for one full Common Share. Rights may be exercised at any time during the period (the “Subscription Period”) which commences on October 6, 2025, and ends at 5:00 PM Eastern Time on October 28, 2025 (the “Expiration Date”), unless otherwise extended. Shares of the Fund, as a closed-end fund, can trade at a discount to NAV. Upon exercise of the Rights offering, Fund shares may be issued at a price below NAV per Common Share. The right to acquire one Common Share for every 3 Rights held during the Subscription Period (or any extension of the Subscription Period) at the Subscription Price will be referred to in the remainder of this Prospectus Supplement as the “Rights offering.” Rights will expire on the Expiration Date and thereafter may not be exercised.

The Fund has declared monthly distributions payable on September 30, 2025 and October 31, 2025 with record dates of September 10, 2025 and October 9, 2025, respectively.

Any Common Shares issued after such record dates as a result of the Rights offering will not be record date shares for the Fund’s monthly distributions to be paid on September 30, 2025 and October 31, 2025 and will not be entitled to receive such distributions.

Rights may be evidenced by subscription certificates or may be uncertificated and evidenced by other appropriate documentation (i.e., a rights card distributed to registered shareholders in lieu of a subscription certificate) (“Subscription Certificates”). The number of Rights issued to each holder will be stated on the Subscription Certificate delivered to the holder. The method by which Rights may be exercised and Common Shares paid for is set forth below in “Method of Exercise of Rights” and “Payment for Shares.” A holder of Rights will have no right to rescind a purchase after Equiniti Trust Company, LLC (the “Subscription Agent”) has received payment. See “Payment for Shares” below. It is anticipated that the Common Shares issued pursuant to an exercise of Rights will be listed on the NYSE.

Holders of Rights who are Record Date Shareholders are entitled to subscribe for additional Common Shares at the same Subscription Price pursuant to the over-subscription privilege, subject to certain limitations, allotment and the right of the Board to eliminate the over-subscription privilege. See “Over-Subscription Privilege” below.

For purposes of determining the maximum number of Common Shares that may be acquired pursuant to the Rights offering, broker-dealers, trust companies, banks or others whose shares are held of record by Cede & Co. (“Cede”), as nominee for the Depository Trust Company (“DTC”), or by any other depository or nominee will be deemed to be the holders of the Rights that are held by Cede or such other depository or nominee on their behalf.

The Rights are transferable until the completion of the Subscription Period and are expected to trade on the NYSE under the symbol “BRW RT.” Assuming a market exists for the Rights, the Rights may be purchased and sold through usual brokerage channels and also sold through the Subscription Agent. Although no assurance can be given that a market for the Rights will develop, trading in the Rights is expected to begin on or around the Record Date and may be conducted until the close of trading on the last NYSE trading day prior to the Expiration Date. Trading of the Rights is expected to be conducted on a when-issued basis until and including the date on which the Subscription Certificates are mailed to Record Date Shareholders of record and thereafter is expected to be conducted on a regular way basis until and including the last NYSE trading day prior to the Expiration Date. The method by which Rights may be transferred is set forth below under “Method of Transferring Rights.” The Common Shares are expected to begin trading ex-Rights on the Record Date as determined and announced by the NYSE. The Rights offering may be terminated or extended by the Fund at any time for any reason before the Expiration Date. If the Fund terminates the Rights offering, the Fund will issue a press release announcing such termination and will direct the Subscription Agent to return, without interest, all subscription proceeds received to such shareholders who had elected to purchase Common Shares.

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Nominees who hold the Fund’s Common Shares for the account of others, such as banks, broker-dealers, trustees or depositories for securities, should notify the respective beneficial owners of such shares as soon as possible to ascertain such beneficial owners’ intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the nominee should complete the Subscription Certificate and submit it to the Subscription Agent with proper payment. In addition, beneficial owners of the Common Shares or Rights held through such a nominee should contact the nominee and request the nominee to effect transactions in accordance with such beneficial owner’s instructions.

Participants in the Fund’s Dividend Reinvestment Plan (the “Plan”) will be issued Rights in respect of the Common Shares held in their accounts in the Plan. Participants wishing to exercise these Rights must exercise the Rights in accordance with the procedures set forth in “Method of Exercise of Rights” and “Payment for Shares.”

Conditions of the Rights Offering

The Rights offering is being made in accordance with the Investment Company Act of 1940, as amended (the “Investment Company Act”), without shareholder approval. The staff of the SEC has interpreted the Investment Company Act as not requiring shareholder approval of a transferable rights offering to purchase common shares at a price below the then current NAV so long as certain conditions are met, including: (i) a good faith determination by a fund’s board that such offering would result in a net benefit to existing shareholders; (ii) the offering fully protects shareholders’ preemptive rights and does not discriminate among shareholders (except for the possible effect of not offering fractional rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held.

Important Dates to Remember

Please note that the dates in the table below may change if the Rights offering is extended.

Event	Date
Record Date	October 6, 2025
Subscription Period	October 6, 2025 through October 28, 2025†
Final Date Rights Will Trade	October 27, 2025
Expiration Date*	October 28, 2025†
Payment for Common Shares and Subscription Certificate or Notice of Guaranteed Delivery Due*	October 28, 2025†
Issuance Date	November 4, 2025†
Confirmation Date	November 5, 2025†

*	A shareholder exercising Rights must deliver to the Subscription Agent by 5:00 PM Eastern Time on October 28, 2025 (unless the Rights offering is extended) either (a) a Subscription Certificate and payment for Common Shares or (b) a notice of guaranteed delivery and payment for Common Shares.
†	Unless the Rights offering is extended.

Over-Subscription Privilege

Rights holders who are Record Date Shareholders and who fully exercise all Rights initially issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) are entitled to subscribe for additional Common Shares at the same Subscription Price pursuant to the over-subscription privilege, subject to certain limitations and subject to allotment. The Board has the right in its absolute discretion to eliminate the over-subscription privilege with respect to over-subscription shares if it considers it to be in the best interest of the Fund to do so. The Board may make that determination at any time, without prior notice to Rights holders or others, up to and including the fifth day following the Expiration Date. If the over-subscription privilege is not eliminated, it will operate as set forth below.

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Record Date Shareholders who fully exercise all Rights initially issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) are entitled to buy those Common Shares, referred to as “over-subscription shares,” that were not purchased by other holders of Rights at the same Subscription Price. If enough over-subscription shares are available, all such requests will be honored in full. If the requests for over-subscription shares exceed the over-subscription shares available, the available over-subscription shares will be allocated pro rata among those fully exercising Record Date Shareholders who over-subscribe based on the number of Rights originally issued to them by the Fund.

Common Shares acquired pursuant to the over-subscription privilege are subject to allotment. Holders of Rights acquired in the secondary market may not participate in the over-subscription privilege.

Record Date Shareholders who are fully exercising their Rights during the Subscription Period should indicate, on the Subscription Certificate that they submit with respect to the exercise of the Rights issued to them, how many Common Shares they are willing to acquire pursuant to the over-subscription privilege.

To the extent sufficient Common Shares are not available to fulfill all over-subscription requests, unsubscribed Common Shares (the “Excess Shares”) will be allocated pro rata among those Record Date Shareholders who over-subscribe based on the number of Rights issued to them by the Fund. The allocation process may involve a series of allocations in order to assure that the total number of Common Shares available for over-subscriptions is distributed on a pro rata basis.

The formula to be used in allocating the Excess Shares is as follows:

Shareholder’s Record Date Position	X	Excess Shares Remaining
Total Record Date Position of All Over-Subscribers

Banks, broker-dealers, trustees and other nominee holders of Rights will be required to certify to the Subscription Agent, before any over-subscription privilege may be exercised with respect to any particular beneficial owner, as to the aggregate number of Rights exercised during the Subscription Period and the number of Common Shares subscribed for pursuant to the over-subscription privilege by such beneficial owner and that such beneficial owner’s subscription was exercised in full. Nominees should also notify holders purchasing Rights in the secondary market that such Rights may not participate in the over-subscription privilege.

The Fund will not otherwise offer or sell any Common Shares that are not subscribed for pursuant to the primary subscription or the over-subscription privilege pursuant to the Rights offering.

Sale of Rights

Although the Fund has sought to list the Rights on the NYSE, they may not trade thereon to the extent their trading price is below the NYSE Minimum Price. Even if they begin trading on the NYSE, their trading would be suspended if their trading price thereafter falls below $0.01. In the event the Rights are not traded on the NYSE, the Fund would seek to have them traded on the OTC Market. But, in all cases there can be no assurance that any market for the Rights will develop or, even if it does, what the price of the Rights will be. Although no assurance can be given that a market for the Rights will develop, trading in the Rights is expected to begin on or around the Record Date and may be conducted until the close of trading on the last NYSE trading day prior to the Expiration Date.

The value of the Rights, if any, will be reflected by the market price. Rights may be sold by individual holders through their broker or other financial intermediary or may be submitted to the Subscription Agent (defined below) for sale. Holders of Rights attempting to sell any unexercised Rights in the open market through their broker or financial advisor may be charged a commission or incur other transaction expenses and should consider the commissions and fees charged prior to selling their Rights on the open market.

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Rights that are sold will not confer any right to acquire any Common Shares in any over-subscription privilege, and any Record Date Shareholder who sells any Rights will not be eligible to participate in the over-subscription privilege.

Trading of the Rights on the NYSE or the OTC Market will be conducted on a when-issued basis until and including the date on which the Subscription Certificates are mailed to Record Date Shareholders of record and thereafter will be conducted on a regular-way basis until and including the last NYSE trading day prior to the Expiration Date. The Common Shares are expected to begin trading ex-Rights on the Record Date.

Shareholders are urged to obtain a recent trading price for the Rights from their broker, bank, financial advisor or the financial press.

Holders of Rights who are unable or do not wish to exercise any or all of their Rights may contact the Subscription Agent to facilitate the sale of any unexercised Rights. The Subscription Agent will contact other brokers in order to assist Rights holders whose Rights are not currently held at a broker-dealer or other applicable financial intermediary to facilitate the sale of the Rights. Shareholders of record whose addresses are outside the United States, or who have an APO or FPO address, are encouraged to contact the Subscription Agent to facilitate the sale of their Rights if they are otherwise unable or unwilling to exercise the Rights. The selling Rights holder will pay all applicable brokerage commissions incurred. There can be no assurance that the Subscription Agent will be able to facilitate the sale of any of Rights and neither the Fund nor the Subscription Agent has guaranteed any minimum sales price for the Rights.

Method of Transferring Rights

The Rights evidenced by a single Subscription Certificate may be transferred in whole by endorsing the Subscription Certificate for transfer in accordance with the accompanying instructions. A portion of the Rights evidenced by a single Subscription Certificate (but not fractional Rights) may be transferred by delivering to the Subscription Agent a Subscription Certificate properly endorsed for transfer, with instructions to register the portion of the Rights evidenced thereby in the name of the transferee (and to issue a new Subscription Certificate to the transferee evidencing the transferred Rights). In this event, a new Subscription Certificate evidencing the balance of the Rights will be issued to the Rights holder or, if the Rights holder so instructs, to an additional transferee.

Holders wishing to transfer all or a portion of their Rights (but not fractional Rights) should promptly transfer such Rights to ensure that: (i) the transfer instructions will be received and processed by the Subscription Agent, (ii) a new Subscription Certificate will be issued and transmitted to the transferee or transferees with respect to transferred Rights, and to the holder with respect to retained Rights, if any, and (iii) the Rights evidenced by the new Subscription Certificates may be exercised or sold by the recipients thereof prior to the Expiration Date. Neither the Fund nor the Subscription Agent shall have any liability to a transferee or holder of Rights if Subscription Certificates are not received in time for exercise or sale prior to the Expiration Date.

Except for the fees charged by the Subscription Agent (which will be paid by the Adviser as described below), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale, transfer or exercise of Rights will be for the account of the holder of the Rights, and none of these commissions, fees or expenses will be borne by the Fund, the Adviser or the Subscription Agent.

The Fund anticipates that the Rights will be eligible for transfer through, and that the exercise of the Rights may be effected through, the facilities of DTC (Rights exercised through DTC are referred to as “DTC Exercised Rights”).

Subscription Agent

The Subscription Agent is Equiniti Trust Company, LLC. The Subscription Agent will receive an amount estimated to be $100,000, comprised of the fee for its services and the reimbursement for certain expenses related to the Rights offering. The Adviser, not the Fund or holders of the Fund’s Common Shares, will pay such amount.

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Information Agent

INQUIRIES BY ALL HOLDERS OF RIGHTS SHOULD BE DIRECTED TO: THE INFORMATION AGENT, INVESTORCOM, LLC. SHAREHOLDERS, BANKS AND BROKERS PLEASE CALL TOLL-FREE AT (877) 972-0090.

Method of Exercise of Rights

Rights may be exercised by completing and signing the Subscription Certificate and delivering the completed and signed Subscription Certificate to the Subscription Agent, together with payment for the Common Shares as described below under “Payment for Shares.” Rights may also be exercised through the broker of a holder of Rights, who may charge the holder of Rights a servicing fee in connection with such exercise.

Completed Subscription Certificates and payment must be received by the Subscription Agent prior to 5:00 PM Eastern Time, on the Expiration Date (unless payment is effected by means of a notice of guaranteed delivery as described below under “Payment for Shares”). Your broker, bank, trust company or other intermediary may impose a deadline for exercising Rights earlier than 5:00 PM, Eastern Time, on the Expiration Date. The Subscription Certificate and payment should be delivered to the Subscription Agent at the following address:

If By Express Mail, Courier, or Other Expedited Service:

c/o Equiniti Trust Company, LLC

1110 Centre Pointe Curve, Suite #101

Mendota Heights, MN 55120

Attn: Onbase - Reorganization Department

If By Mail:

Equiniti Trust Company, LLC

Attn: Onbase - Reorganization Department

1110 Centre Pointe Curve, Suite #101

Mendota Heights, MN 55120

Payment for Shares

Holders of Rights who acquire Common Shares in the Rights offering may choose between the following methods of payment:

(1)

A holder of Rights can send the Subscription Certificate, together with payment in the form of a check (which must include the name of the shareholder on the check) for the Common Shares subscribed for in the Rights offering and, if eligible, for any additional Common Shares subscribed for pursuant to the over-subscription privilege, to the Subscription Agent based on the Subscription Price. To be accepted, the payment, together with the executed Subscription Certificate, must be received by the Subscription Agent at one of the addresses noted above prior to 5:00 PM Eastern Time on the Expiration Date. The Subscription Agent will deposit all share purchase checks received by it prior to the final due date into a segregated account pending proration and distribution of Common Shares. The Subscription Agent will not accept cash as a means of payment for Common Shares.

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(2)

Alternatively, a subscription will be accepted by the Subscription Agent if, prior to 5:00 PM Eastern Time on the Expiration Date, the Subscription Agent has received a written notice of guaranteed delivery by mail or email from a bank, trust company, or an NYSE member, guaranteeing delivery of a properly completed and executed Subscription Certificate. In order for the notice of guarantee to be valid, full payment for the Common Shares at the Subscription Price must be received with the notice. The Subscription Agent will not honor a notice of guaranteed delivery unless a properly completed and executed Subscription Certificate is received by the Subscription Agent by the close of business on the first Business Day after the Expiration Date. The notice of guaranteed delivery must be emailed to the Subscription Agent at Domenick.Apisa@equiniti.com or delivered to the Subscription Agent at one of the addresses noted above.

A PAYMENT PURSUANT TO THIS METHOD MUST BE IN UNITED STATES DOLLARS BY CHECK (WHICH MUST INCLUDE THE NAME OF THE SHAREHOLDER ON THE CHECK) DRAWN ON A BANK LOCATED IN THE CONTINENTAL UNITED STATES, MUST BE PAYABLE TO EQUINITI TRUST COMPANY, LLC, AS SUBSCRIPTION AGENT, AND MUST ACCOMPANY AN EXECUTED SUBSCRIPTION CERTIFICATE TO BE ACCEPTED.

If a holder of Rights who acquires Common Shares pursuant to the subscription makes payment of an insufficient amount, the Fund reserves the right to take any or all of the following actions: (i) reallocate such subscribed and unpaid-for Common Shares to Record Date Shareholders exercising the over-subscription privilege who did not receive the full over-subscription requested; (ii) apply any payment actually received by it toward the purchase of the greatest whole number of Common Shares which could be acquired by such holder upon exercise of the Rights or any over-subscription privilege; and (iii) exercise any and all other rights or remedies to which it may be entitled, including, without limitation, the right to set off against payments actually received by it with respect to such subscribed Common Shares (in other words, retain such payments) and to enforce the exercising Rights holder’s relevant payment obligation.

Any payment required from a holder of Rights must be received by the Subscription Agent prior to 5:00 PM Eastern Time on the Expiration Date. Issuance and delivery of the Common Shares purchased are subject to collection of checks.

Within seven Business Days following the Expiration Date (the “Confirmation Date”), a confirmation will be sent by the Subscription Agent to each holder of Rights (or, if the Common Shares are held by Cede or any other depository or nominee, to Cede or such other depository or nominee), showing (i) the number of Common Shares acquired pursuant to the subscription and (ii) the number of Common Shares, if any, acquired pursuant to the over-subscription privilege. Any excess payment to be refunded by the Fund to a holder of Rights, or to be paid to a holder of Rights as a result of sales of Rights on its behalf by the Subscription Agent, will be mailed by the Subscription Agent to the holder within seven Business Days after the Expiration Date.

A holder of Rights will have no right to rescind a purchase after the Subscription Agent has received payment either by means of a notice of guaranteed delivery or a check, which must include the name of the shareholder on the check.

Upon acceptance of a subscription, all funds received by the Subscription Agent shall be held by the Subscription Agent as agent for the Fund and deposited in one or more bank accounts. Such funds may be invested by the Subscription Agent in: bank accounts, short-term certificates of deposit, bank repurchase agreements, and disbursement accounts with commercial banks meeting certain standards. The Subscription Agent may receive interest, dividends or other earnings in connection with such deposits or investments.

Holders, such as broker-dealers, trustees or depositories for securities, who hold Common Shares for the account of others, should notify the respective beneficial owners of the Common Shares as soon as possible to ascertain such beneficial owners’ intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the record holder of the Rights should complete Subscription Certificates and submit them to the Subscription Agent with the proper payment. In addition, beneficial owners of Common Shares or Rights held through such a holder should contact the holder and request that the holder effect transactions in accordance with the beneficial owner’s instructions. Banks, broker-dealers, trustees and other nominee holders that hold Common Shares of the Fund for the accounts of others are advised to notify those persons that purchase Rights in the secondary market that such Rights may not participate in any over-subscription privilege offered.

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THE INSTRUCTIONS ACCOMPANYING THE SUBSCRIPTION CERTIFICATES SHOULD BE READ CAREFULLY AND FOLLOWED IN DETAIL. DO NOT SEND SUBSCRIPTION CERTIFICATES TO THE FUND.

THE METHOD OF DELIVERY OF SUBSCRIPTION CERTIFICATES AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE SUBSCRIPTION AGENT WILL BE AT THE ELECTION AND RISK OF THE RIGHTS HOLDERS, BUT IF SENT BY MAIL IT IS RECOMMENDED THAT THE CERTIFICATES AND PAYMENTS BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO 5:00 PM EASTERN TIME, ON THE EXPIRATION DATE BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR.

All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Fund, whose determinations will be final and binding. The Fund in its sole discretion may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Fund determines in its sole discretion. Neither the Fund nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.

Foreign Restrictions

Offering documents, including Subscription Certificates, will not be mailed to Record Date Shareholders whose addresses are outside the United States (for these purposes, the United States includes the District of Columbia and the territories and possessions of the United States) or who have an APO or FPO address (the “Foreign Shareholders”) if such mailing cannot be made into the non-U.S. jurisdiction without additional registration and incurring other expense that the Board has determined is not in the best interest of the Fund and its shareholders. In such cases, unless determined to be not in the best interest of the Fund and its shareholders in accordance with the previous sentence, the Subscription Agent will send a letter via regular mail to Foreign Shareholders who own Common Shares directly (“Direct Foreign Shareholders”), as opposed to in “street name” with a broker or other financial intermediary, to notify them of the Rights offering. Direct Foreign Shareholders who wish to exercise their Rights should contact the Information Agent, as described above under “Information Agent,” to facilitate the exercise of such Rights and for instructions or any other special requirements that may apply in order for such Direct Foreign Shareholder to exercise its Rights. Direct Foreign Shareholders who wish to sell their Rights should contact the Subscription Agent and follow the procedures described above under “Sale of Rights.” Direct Foreign Shareholders are encouraged to contact the Fund or the Subscription Agent as far in advance of the Expiration Date as possible to ensure adequate time for their Rights to be exercised or sold. Foreign Shareholders who own Common Shares in “street name” through a broker or other financial intermediary should contact such broker or other financial intermediary with respect to any exercise or sale of Rights. It is the responsibility of the bank, broker or nominee holder to determine whether the beneficial owner is eligible to participate in the jurisdiction in which they reside, as the nominee holder will submit instructions on behalf of the beneficial owner through DTC.

Employee Benefit Plan and IRA Considerations

Holders of Rights that are employee benefit plans subject to limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”), such as employee plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Keogh Plans and Individual Retirement Accounts (“IRA”) (each a “Benefit Plan” and collectively, “Benefit Plans”), should be aware that the use of additional contributions of cash outside of the Benefit Plan to exercise Rights may be treated as additional contributions to the Benefit Plan. When taken together with contributions previously made, such deemed additional contributions may be in excess of tax limitations and subject the Rights holder to excise taxes for excess or nondeductible contributions. In the case of Benefit Plans qualified under Section 401(a) of the Code, additional contributions could cause the maximum contribution limitations of Section 415 of the Code or other qualification rules to be violated. Benefit Plans contemplating making additional contributions to exercise Rights should consult with their legal and tax counsel prior to making such contributions.

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Benefit Plans and other tax exempt entities, including governmental plans, should also be aware that if they borrow to finance their exercise of Rights, they may become subject to the tax on unrelated business taxable income (“UBTI”) under Section 511 of the Code. If any portion of an IRA is used as security for a loan, the portion so used may also be treated as distributed to the IRA depositor.

A Benefit Plan may also be subject to laws, such as ERISA, that impose certain requirements on the Benefit Plan and on those persons who are fiduciaries with respect to the Benefit Plans. Such requirements may include prudence and diversification requirements and require that investments be made in accordance with the documents governing the Benefit Plan. The exercise of Rights by a fiduciary for a Benefit Plan should be considered in light of such fiduciary requirements.

In addition, ERISA and the Code prohibit certain transactions involving the assets of a Benefit Plan and certain persons (referred to as “parties in interest” for purposes of ERISA and “disqualified persons” for purposes of the Code) having certain relationships to such Benefit Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code (or with respect to certain Benefit Plans, such as IRAs, a prohibited transaction may cause the Benefit Plan to lose its tax-exempt status). In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the exercise of the Rights and holding of the Common Shares. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, PTCE 84-24 governing purchases of shares in investment companies and PTCE 75-1 respecting sales of securities. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the “service provider exemption,” from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Benefit Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Benefit Plan involved in the transaction) solely by reason of providing services to the Benefit Plan or by relationship to a service provider, provided that the Benefit Plan receives no less, nor pays no more, than adequate consideration. There can be no assurance that all of the conditions of any such exemptions or any other exemption will be satisfied at the time that the Rights are exercised, or thereafter while the Common Shares are held, if the facts relied upon for utilizing a prohibited transaction exemption change.

Due to the complexity of these rules and the penalties for noncompliance, fiduciaries of Benefit Plans should consult with their legal and tax counsel regarding the consequences of their exercise of Rights under ERISA, the Code and other similar laws.

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SUMMARY OF FUND EXPENSES

The following table and example are intended to assist you in understanding the various costs and expenses directly or indirectly associated with investing in our Common Shares as a percentage of net assets attributable to Common Shares. Amounts are for the current fiscal year after giving effect to anticipated net proceeds of the Rights offering.

Shareholder Transaction Expenses
Sales load paid by you (as a percentage of offering price)(1)	0%
Offering expenses borne by the Fund (as a percentage of offering price)(1)	0.25%
Reinvestment Program fees	0.01	%(2)
Reinvestment Program sale transaction fee	$0.03 per share	(2)
Estimated Annual Expenses (as a percentage of net assets attributable to Common Shares)
Management fees(3)(4)	1.27%
Interest Payments on Borrowed Funds(5)	3.56%
Other Expenses	1.18%
Acquired Fund Fees and Expenses	0.78%
Total Annual Expenses	6.79%
Fee Waivers and/or Expense Reimbursements(4)	-0.29%
Total Annual Expenses after Fee Waivers and/or Expense Reimbursements(4)	6.50%

(1)	Fund offering expenses are estimated to be $460,000 in the aggregate, or approximately 0.45% of the estimated Subscription Price, which assumes that the Rights offering is fully subscribed. The Adviser has agreed to bear $200,000 of such expenses.
(2)	ALPS Fund Services, Inc.’s (in such capacity, the “Program Administrator”) fees for the handling of the reinvestment of dividends will be paid by the Fund. However, you will pay a $0.03 per share fee incurred in connection with open-market purchases, which will be deducted from the value of the dividend. You will not be charged a sales fee if you direct the Program Administrator to sell your Common Shares held in a dividend reinvestment account. Per share fees include any applicable brokerage commissions the Program Administrator is required to pay.
(3)	The Fund currently pays the Adviser a monthly fee at an annual contractual investment management fee rate of 1.05% of the average daily value of the Fund’s Managed Assets. For purposes of calculating these fees, “Managed Assets” means the means the Fund’s average daily gross asset value, minus the sum of the Fund’s accrued and unpaid dividends on any outstanding preferred shares and accrued liabilities (other than liabilities for the principal amount of any borrowings incurred, commercial paper or notes issued by the Fund and the liquidation preference of any outstanding preferred shares).

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(4)	The Fund and the Adviser have entered into an expense limitation agreement (the “Expense Limitation Agreement”), pursuant to which the Adviser has contractually agreed to limit expenses, excluding interest, taxes, investor relations services, other investment-related costs, leverage expenses, extraordinary expenses, other expenses not incurred in the ordinary course of the Fund’s business, and expenses of counsel or other persons or services retained by the Fund’s trustees who are not interested persons, to 1.05% of Managed Assets plus 0.30% of average daily net assets. For the year ended October 31, 2024, $982,139 of fees were waived and reimbursed. The Adviser may, at a later date, recoup from the Fund the fees waived and/or other expenses reimbursed by the Adviser during the previous 36 months, but only if, after such recoupment, the Fund’s expense ratio does not exceed the percentage described above. For the year ended October 31, 2024, none of the fees were recouped. The current Expense Limitation Agreement will expire on July 1, 2026 and automatically renews for one-year terms. Termination or modification of the Expense Limitation Agreement requires approval of the Board.
(5)	The Fund has entered into a $125 million Credit Facility with TD Bank effective on July 20, 2021 (the “Facility”) which matures on January 20, 2026. As of April 30, 2025, the Fund had $45 million outstanding drawn under the Facility.

The purpose of the table above and the examples below is to help you understand all fees and expenses that you, as a holder of Common Shares, would bear directly or indirectly.

Example

The following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (i) total net annual expenses of 3.00% of net assets attributable to Common Shares, and (ii) a 5% annual return:

	1 Year	3 Years	5 Years	10 Years
Total expenses incurred*	$93	$220	$343	$633

*	The example should not be considered a representation of future expenses. The example assumes that the estimated “Other expenses” set forth in the Estimated Annual Expenses table are accurate and that all dividends and distributions are reinvested at NAV. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

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USE OF PROCEEDS

The Fund estimates the net proceeds of the Rights offering to be approximately $102,165,766, based on the estimated Subscription Price per Common Share of $7.21 (95% of the average of the last reported sales price of the Fund’s Common Shares on the NYSE on October 3, 2025 and each of the four (4) preceding trading days), assuming all new Common Shares offered are sold and that the expenses related to the Rights offering estimated at approximately $460,000 are paid by the Adviser.

The net proceeds from the Rights offering hereunder will be invested in accordance with the Fund’s investment objective and policies as set forth in this Prospectus Supplement and the accompanying Prospectus. We currently anticipate that we will be able to invest all of the net proceeds in accordance with our investment objective and policies within approximately one to two months of the receipt of such proceeds. Pending such investment, it is anticipated that the proceeds will be held in short-term, tax-exempt or taxable investment grade securities, treasuries or in high quality, short-term money market instruments and may be used to reduce leverage. Depending on market conditions and operations, a portion of the cash held by the Fund, including any proceeds raised from the offering, may be used to pay distributions in accordance with the Fund’s distribution policy and may be a return of capital. A return of capital is a return to investors of a portion of their original investment in the Fund. In general terms, a return of capital would involve a situation in which a Fund distribution (or a portion thereof) represents a return of a portion of a shareholder’s investment in the Fund, rather than making a distribution that is funded from the Fund’s earned income or other profits. Although return of capital distributions may not be currently taxable, such distributions would decrease the basis of a shareholder’s shares, and therefore, may increase a shareholder’s tax liability for capital gains upon a sale of shares, even if sold at a loss to the shareholder’s original investments.

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CAPITALIZATION

The following table sets forth the unaudited capitalization of the Fund as of April 30, 2025 and its adjusted capitalization assuming the Common Shares available in the Rights offering discussed in this Prospectus Supplement had been issued.

	Actual	As Adjusted
	(unaudited)	(unaudited)
Shareholders’ equity applicable to Common Shares:
Common Shares	42,529,493	56,705,991
Paid-in Capital*	$532,685,299	$634,851,065
Distributions in excess of net investment income, net realized gain on investments, futures contracts, and foreign currency transactions	$—	$—
Accumulated Gain/(Loss)	$(188,379,178)	$(188,379,178)
Net depreciation	$—	$—
Net Assets applicable to Common Shares	$344,306,121	$446,471,887
Net Asset Value	$8.10	$7.87

*	As adjusted paid-in surplus reflects the issuance of $14,176,498 Common Shares issued in the primary subscription at the estimated Subscription Price of $7.21.

S-24

SPECIAL CHARACTERISTICS AND RISKS OF THE RIGHTS OFFERING

Risk is inherent in all investing. Therefore, before investing in the Common Shares you should consider the risks associated with such an investment carefully. See “Risks” in the Prospectus. The following summarizes some of the matters that you should consider before investing in the Fund through the Rights offering:

Dilution. Record Date Shareholders who do not fully exercise their Rights will, at the completion of the Rights offering, own a smaller proportional interest in the Fund than owned prior to the Rights offering. The completion of the Rights offering will result in immediate voting dilution for such shareholders. In addition, if the Subscription Price is less than the NAV per Common Share as of the Expiration Date, the completion of this Rights offering will result in an immediate dilution of the NAV per Common Share for all existing Common Shareholders (i.e., will cause the NAV per Common Share to decrease). As a result, existing Common Shareholders may experience immediate dilution even if they fully exercise their Rights. The amount of such dilution, if any, is not currently determinable because it is not known how many Common Shares will be subscribed for, what the NAV per Common Share or market price of the Common Shares will be on the Expiration Date or what the Subscription Price per Common Share will be. If the Subscription Price is substantially less than the current NAV per Common Share, this dilution could be substantial.

You will experience an immediate dilution of the aggregate NAV per Common Share if you do not participate in the Rights offering and will experience a reduction in the NAV per Common Share whether or not you exercise your Rights, if the Subscription Price is below the Fund’s NAV per Common Share on the Expiration Date, because:

•	the offered Common Shares would be sold at less than their current NAV; and

•	the number of Common Shares outstanding after the Rights offering would have increased proportionately more than the increase in the amount of the Fund’s net assets.

Furthermore, if you do not participate in the over-subscription, if it is available, your percentage ownership will also be diluted. The Fund cannot state precisely the amount of any dilution because it is not known at this time what the NAV per Common Share will be on the Expiration Date or what proportion of the Rights will be exercised or what the Subscription Price per Common Share will be. The impact of the Rights offering on NAV per Common Share is shown by the following example, assuming the Rights offering is fully subscribed and the estimated Subscription Price of $7.21:

Scenario(1)
NAV(2)	$8.54
Subscription Price(3)	$7.21
Reduction in NAV ($)	$(0.33)
Reduction in NAV (%)	(3.90)%

(1)	The example assumes the full primary subscription and the over-subscription privilege are exercised. Actual amounts may vary due to rounding.
(2)	For illustrative purposes only. It is not known at this time what the NAV per Common Share will be on the Expiration Date.
(3)	For illustrative purposes only; reflects an estimated Subscription Price of $7.21 based upon 95% of the average of the last reported sales price of the Fund’s Common Shares on the NYSE on October 3, 2025 and each of the four (4) preceding trading days. It is not known at this time what the Subscription Price will be on the Expiration Date.

If you do not wish to exercise your Rights, you should consider selling them as set forth in this Prospectus Supplement. Any cash you receive from selling your Rights may serve as partial compensation for any potential dilution of your interest in the Fund. The Fund cannot give assurance, however, that a market for the Rights will develop or that the Rights will have any marketable value.

The Fund’s largest shareholders could increase their percentage ownership in the Fund through the exercise of the primary subscription and over-subscription privilege.

S-25

Risks of Investing in Rights. Shares of closed-end funds such as the Fund frequently trade at a discount to NAV. The Subscription Price may be greater than the market price of a Common Share on the Expiration Date. If that is the case, the Rights will have no value, and a person who exercises Rights will experience an immediate loss of value.

Leverage. Leverage creates a greater risk of loss, as well as a potential for more gain, for the Common Shares than if leverage were not used. Following the completion of the Rights offering, the Fund’s percentage of leverage outstanding will decrease. The leverage of the Fund as of September 30, 2025 was approximately 14.38% of the Fund’s Managed Assets. After the completion of the Rights offering, the amount of leverage outstanding is expected to decrease to approximately 11.59% of the Fund’s Managed Assets (assuming the offer is fully subscribed). The use of leverage for investment purposes creates opportunities for greater total returns but at the same time increases risk. When leverage is employed, the NAV and market price of the Common Shares and the yield to holders of Common Shares may be more volatile. Any investment income or gains earned with respect to the amounts borrowed in excess of the interest due on the borrowing will augment the Fund’s income. Conversely, if the investment performance with respect to the amounts borrowed fails to cover the interest on such borrowings, the value of the Fund’s Common Shares may decrease more quickly than would otherwise be the case, and distributions on the Common Shares could be reduced or eliminated. Interest payments and fees incurred in connection with such borrowings will reduce the amount of net income available for distribution to holders of the Common Shares.

Because the fee paid to the Adviser is calculated on the basis of the Fund’s Managed Assets, which include the proceeds of leverage, the dollar amount of the management fee paid by the Fund to the Adviser will be higher (and the Adviser will be benefited to that extent) when leverage is used.

The Fund’s leveraging strategy may not be successful.

Increase in Share Price Volatility; Decrease in Share Price. The Rights offering may result in an increase in trading of the Common Shares, which may increase volatility in the market price of the Common Shares. The Rights offering may result in an increase in the number of shareholders wishing to sell their Common Shares, which would exert downward price pressure on the price of Common Shares.

Under-Subscription. It is possible that the Rights offering will not be fully subscribed. Under-subscription of the Rights offering would have an impact on the net proceeds of the Rights offering and whether the Fund achieves any benefits.

Inability to Sell the Rights on the Open Market. Although the Fund has sought to list the Rights on the NYSE, they may not trade thereon to the extent their trading price is below the NYSE Minimum Price. Even if they begin trading on the NYSE, their trading would be suspended if their trading price thereafter falls below $0.01. In the event the Rights are not traded on the NYSE, the Fund would seek to have them traded on the OTC Market. But, in all cases there can be no assurance that any market for the Rights will develop or, even if it does, what the price of the Rights will be.

S-26

TAXATION

The following is a general summary of the material U.S. federal income tax consequences of the Rights offering to Record Date Shareholders who are U.S. persons for U.S. federal income tax purposes. The following summary supplements the discussion set forth in the accompanying Prospectus and SAI and is subject to the qualifications and assumptions set forth therein. The discussion set forth herein does not constitute tax advice and potential investors are urged to consult their own tax advisers to determine the tax consequences of the Rights offering and investing in the Fund.

Please refer to the “Tax Matters” sections in the Fund’s Prospectus and SAI for a description of the consequences of investing in the Fund’s Common Shares. The authorities governing transactions such as this Rights offering are complex and unclear in certain respects. Nonetheless, we believe and intend to take the position that the distribution of Rights to a holder with respect to such holder’s Common Shares should generally be treated, for U.S. federal income tax purposes, as a non-taxable distribution. Accordingly, the following tax considerations relating to this Rights offering are summarized below:

•	The value of a Right should not be includible in the income of a Common Shareholder at the time the subscription Right is issued.

•	Our position regarding the tax-free treatment of the receipt of Rights in the Rights offering is not binding on the IRS or the courts, and there can be no assurance that the IRS or any applicable court would agree. If this position were finally determined to be incorrect, whether on the basis that the issuance of the Rights is a “disproportionate distribution” or otherwise, the fair market value of the Rights would be taxable to Common Shareholders as a dividend on the date of the distribution to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent of the holder’s basis in shares of our Common Shares and thereafter as capital gain.

•	The basis of a Right issued to a Common Shareholder will depend on the relative fair market value of the Rights received by such holder and the Common Shares owned by such holder at the time the Rights are distributed. Accordingly, it is expected that the basis of a Right issued to a Common Shareholder will be zero. The basis of the share with respect to which the Right was issued (the old share) will remain unchanged, unless either (a) the fair market value of the Right on the date of distribution is at least 15% of the fair market value of the old share, or (b) such Common Shareholder affirmatively elects (in the manner set out in Treasury regulations under the Code) to allocate to the Right a portion of the basis of the old share. If either (a) or (b) applies, such Common Shareholder must allocate basis between the old share and the Right in proportion to their fair market values on the date of distribution. Therefore, you should consult with your tax advisor to determine the proper allocation of basis between the Rights and the Common Shares with respect to which the Rights are received.

•	The basis of a Right purchased in the market will generally be its purchase price.

•	The holding period of a Right issued to a Common Shareholder will include the holding period of the old share.

•	No loss will be recognized by a Common Shareholder if a Right distributed to such Common Shareholder expires unexercised because the basis of the old share may be allocated to a Right only if the Right is exercised. If a Right that has been purchased in the market expires unexercised, there will be a recognized loss equal to the basis of the Right.

•	Any gain or loss on the sale of a Right will be a capital gain or loss if the Right is held as a capital asset (which in the case of a Right issued to Record Date Shareholders will depend on whether the old share is held as a capital asset), and will be a long term capital gain or loss if the holding period is deemed to exceed one year.

S-27

•	No gain or loss will be recognized by a Common Shareholder upon the exercise of a Right, and the basis of any Common Share acquired upon exercise (the new Common Share) will equal the sum of the basis, if any, of the Right and the subscription price for the new Common Share. The holding period for the new Common Share will begin on the date when the Right is exercised (or, in the case of a Right purchased in the market, potentially the day after the date of exercise).

The foregoing is a general and abbreviated summary of the provisions of the Code and the Treasury regulations in effect as they directly govern the taxation of the Fund and holders of its Common Shares, with respect to U.S. federal income taxation only. Other tax issues such as state and local taxation may apply. Investors are urged to consult their own tax advisers to determine the tax consequences of investing in the Fund. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive.

LEGAL MATTERS

Certain legal matters in connection with the Common Shares will be passed upon for the Fund by Alston & Bird LLP, New York, New York, counsel to the Fund.

FINANCIAL STATEMENTS

The audited annual financial statements of the Fund for the fiscal year ended October 31, 2024 and the unaudited semi-annual financial statements for the semi-annual period ended April 30, 2025 are incorporated by reference into this Prospectus Supplement, the accompanying Prospectus and the SAI.

ADDITIONAL INFORMATION

This Prospectus Supplement and the accompanying Prospectus constitute part of a Registration Statement filed by the Fund with the SEC under the Securities Act and the Investment Company Act. This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (http://www.sec.gov).

S-28

BASE PROSPECTUS

15,000,000 Shares

Saba Capital Income & Opportunities Fund

Shares of Beneficial Interest

Rights to Purchase Shares of Beneficial Interest

Saba Capital Income & Opportunities Fund (the “Fund,” “we,” “us” or “our”) is a non-diversified, closed-end management investment company. The Fund’s primary investment objective is to seek to provide shareholders with a high level of current income, with a secondary goal of capital appreciation.

We may offer, from time to time, in one or more offerings, our common shares of beneficial interest, without par value (“common shares”), or subscription rights to purchase our common shares. Common shares may be offered at prices and on terms to be set forth in one or more supplements to this Prospectus (each, a “Prospectus Supplement”). You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest in our common shares.

Our common shares may be offered directly to one or more purchasers, including existing shareholders in a rights offering, through agents designated from time to time by us, or to or through underwriters or dealers. The Prospectus Supplement relating to the offering will identify any agents or underwriters involved in the sale of our common shares, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters, or among our underwriters, or the basis upon which such amount may be calculated. The Prospectus Supplement relating to any offering of rights will set forth the number of common shares issuable upon the exercise of each right (or number of rights) and the other terms of such rights offering. We may not sell any of our common shares through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the particular offering of our common shares.

Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “BRW.” The last reported sale price of our common shares, as reported by the NYSE on September 15, 2025 was $8.05 per common share. The net asset value of our common shares at the close of business on April 30, 2025 was $8.10 per common share. Rights issued by the Fund may also be listed on a securities exchange.

Investing in the Fund’s common shares involves certain risks that are described in the “Risks” section beginning on page 37  of this Prospectus.

Shares of closed-end management investment companies frequently trade at a discount to their net asset value. The Fund’s common shares have traded at a discount to net asset value, including during recent periods. If the Fund’s common shares trade at a discount to their net asset value, the risk of loss may increase for purchasers in a public offering.

The Fund may invest in private funds. Investments in private funds are subject to special risk considerations, including reduced regulatory oversight, limited liquidity, valuation uncertainty, delayed reporting, and additional fees and expenses, all of which may adversely affect the Fund’s performance.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is part of a registration statement that we have filed with the SEC using the “shelf” registration process. Under the shelf registration process, we may offer, from time to time, separately or together in one or more offerings, the securities described in this Prospectus. The securities may be offered at prices and on terms described in one or more supplements to this Prospectus. This Prospectus provides you with a general description of the securities that we may offer. Each time we use this Prospectus to offer securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. This Prospectus, together with any Prospectus Supplement, sets forth concisely the information about the Fund that a prospective investor should know before investing.

You should read this Prospectus and applicable Prospectus Supplement, which contain important information, before deciding whether to invest in the common shares. You should retain the Prospectus and Prospectus Supplement for future reference. A Statement of Additional Information (“SAI”), dated September 23, 2025, containing additional information about the Fund, has been filed with the SEC and, as amended from time to time, is incorporated by reference in its entirety into this Prospectus. You may call (212) 542-4644, visit the Fund’s website (https://www.sabacef.com/saba-income-opportunities-fund) or write to the Fund to obtain, free of charge, copies of the SAI and the Fund’s semi-annual and annual reports, as well as to obtain other information about the Fund or to make shareholder inquiries. The SAI, as well as the Fund’s semi-annual and annual reports, are also available for free on the SEC’s website (http://www.sec.gov). You may also e-mail requests for these documents to publicinfo@sec.gov. Information contained in, or that can be accessed through, the Fund’s website is not part of this Prospectus.

You should not construe the contents of this Prospectus as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.

The Fund’s common shares do not represent a deposit or an obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

Prospectus dated September 23, 2025

You should rely only on the information contained in, or incorporated by reference into, this Prospectus and any related Prospectus Supplement in making your investment decisions. The Fund has not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell the common shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this Prospectus and any Prospectus Supplement is accurate only as of the dates on their covers. The Fund’s business, financial condition and prospects may have changed since the date of its description in this Prospectus or the date of its description in any Prospectus Supplement.

PROSPECTUS SUMMARY

This is only a summary of certain information relating to Saba Capital Income & Opportunities Fund. This summary may not contain all of the information that you should consider before investing in our common shares. You should consider the more detailed information contained in the Prospectus and in any related Prospectus Supplement and in the Statement of Additional Information (“SAI”) before purchasing common shares.

The Fund

Saba Capital Income & Opportunities Fund is a non-diversified, closed-end management investment company. Throughout this Prospectus, we refer to Saba Capital Income & Opportunities Fund simply as the “Fund” or as “we,” “us” or “our.” See “The Fund.”

The Fund’s common shares are listed for trading on the New York Stock Exchange (“NYSE”) under the symbol “BRW.” As of April 30, 2025, the net assets of the Fund were $344,306,121, the total assets of the Fund were $693,784,785, and the Fund had 42,529,493 common shares outstanding. The last reported sale price of the Fund’s common shares, as reported by the NYSE on September 15, 2025 was $8.05 per common share. The net asset value (“NAV”) of the Fund’s common shares at the close of business on April 30, 2025 was $8.10 per common share. See “Description of Shares.” Rights issued by the Fund may also be listed on a securities exchange.

The Offering	We may offer, from time to time, in one or more offerings, up to 15,000,000 of our common shares on terms to be determined at the time of the offering. We may also offer subscription rights to purchase our common shares. The common shares may be offered at prices and on terms to be set forth in one or more Prospectus Supplements. You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest in our common shares. Our common shares may be offered directly to one or more purchasers, through agents designated from time to time by us, or to or through underwriters or dealers. The offering price per common share will not be less than the NAV per common share at the time we make the offering, exclusive of any underwriting commissions or discounts, provided that rights offerings that meet certain conditions may be offered at a price below the then current NAV. See “Rights Offerings.” The Prospectus Supplement relating to the offering will identify any agents, underwriters or dealers involved in the sale of our common shares, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters, or among our underwriters, or the basis upon which such amount may be calculated. See “Plan of Distribution.” The Prospectus Supplement relating to any offering of rights will set forth the number of common shares issuable upon the exercise of each right (or number of rights) and the other terms of such rights offering. We may not sell any of our common shares through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the particular offering of our common shares.

Use of Proceeds	The net proceeds from the issuance of common shares hereunder will be invested in accordance with our investment objectives and policies as appropriate investment opportunities are identified, which is expected to be substantially completed in approximately two months from the date on which the proceeds from an offering are received by the Fund; however, the identification of appropriate investment opportunities pursuant to the Fund’s investment style or changes in market conditions could result in the Fund’s anticipated investment period extending to as long as four months. See “Use of Proceeds.”

Investment Objectives and Policies	The Fund’s investment objective is to seek to provide shareholders with a high level of current income, with a secondary goal of capital appreciation. The investment objective is a non-fundamental policy that may be changed by the Board without shareholder approval upon 60 days’ prior written notice to shareholders. In pursuing its objectives, the Fund invests in debt and equity securities of public and private companies, which can include, among other things, investments in:

● Closed-end funds: The Fund invests in closed-end funds that pursue a variety of strategies, including, but not limited to, closed-end funds that invest in dividend and other income-producing securities (e.g., equity securities) and closed-end funds that invest in debt and loans, including high yield or noninvestment grade securities (commonly referred to as “junk bonds”). The closed-ends funds have the flexibility to invest in a broad range of securities. The Fund may also invest in closed-ends funds that are, or the Adviser (defined below) believes may become, the subject of an activist campaign by a shareholder, such as a proxy contest, whose aim is to eliminate or reduce the discount to the closed-end fund’s NAV.

● Special purpose acquisition companies (“SPACs”): A SPAC is typically a publicly traded company that raises investment capital via an IPO for the purpose of acquiring one or more existing companies (or interests therein) via merger, combination, acquisition or other similar transactions.

●	Public and private debt instruments: The Fund may invest in a wide array of debt investments including: corporate bonds, private credit, senior loans, convertible securities, asset-backed securities, collateralized loan obligations, high-yield securities, mortgage related derivative instruments, other mortgage related securities, U.S. government debt securities, preferred securities, municipal securities, distressed and defaulted securities, credit default swaps, structured instruments, sovereign governmental and supranational debt, event-linked instruments/catastrophe bonds, and reinsurance notes. These investments may be issued by public or private issuers.

●	Reinsurance: The Fund may invest, directly or indirectly, in reinsurance contracts through shares or notes issued in connection with quota shares and/or may gain exposure to reinsurance contracts through excess of loss notes and/or industry loss warranties.

●	Public and Private Equity Securities: The Fund may invest in equity securities, including common stocks, warrants, real estate investment trusts (“REITs”), depositary receipts, and listed and unlisted private equity funds or other private funds.

●	Other Investment Companies: In addition to closed-end funds, the Fund may invest in securities of other investment companies (including exchange-traded funds, business development companies and money market funds, including other investment companies managed by the Adviser or its affiliates), subject to applicable regulatory limits, that invest primarily securities of the types in which the Fund may invest directly.

●	Private Funds: The Fund may invest in private funds that pursue private credit, real estate, reinsurance, fixed income or equity strategies.

●	Derivatives: The Fund may also invest in derivatives, such as swaps, options or other instruments seeking indirect investment or exposures to any of the foregoing investments to enhance returns or for hedging or other purposes.

In identifying investment opportunities and constructing the Fund’s portfolio, Saba Capital Management, L.P. (the “Adviser”), generally employs a bottom-up fundamental issuer/security analysis, while also taking into account macroeconomic factors, such as national and global economic conditions, interest rate movements and other factors. The fundamental analysis may include one or more of the following factors, among others:

For debt instruments:
●	Yield and maturity
●	Call features and other features of the instrument
●	Credit quality
●	Value relative to other investment opportunities
●	Other factors pertaining to the issuer or the instrument that could bear on the income or total return potential of the investment

For equity or closed-end fund investments:
●	Expected income/return potential of the security/ instrument
●	An assessment of the investment’s perceived intrinsic value (vs. its market value)
●	Opportunities to increase value through participating in an activist campaign
●	Value relative to other investment opportunities
●	Other factors pertaining to the issuer or the securities that could bear on the income or return potential of the investment

Leverage	The Fund uses leverage to seek to achieve its investment objectives. The Fund’s use of leverage may increase or decrease from time to time in its discretion and the Fund may, in the future, determine not to use leverage. The Fund currently leverages its assets through direct borrowing under its Facility with TD Bank and the use of derivative instruments (such as options and swaps), which are inherently leveraged and trading in products with embedded leverage, such as short sales and forwards. The Fund may borrow money from banks or other financial institutions or issue debt securities or preferred shares, if it believes that market conditions would be conducive to the successful implementation of a leveraging strategy through borrowing money or issuing debt securities or preferred shares. “Managed Assets” means the Fund’s average daily gross asset value, minus the sum of the Fund’s accrued and unpaid dividends on any outstanding preferred shares and accrued liabilities (other than liabilities for the principal amount of any borrowings incurred, commercial paper or notes issued by the Fund and the liquidation preference of any outstanding preferred shares). See “Leverage” and “Risks—Leverage Risks.”

The use of leverage is subject to numerous risks. When leverage is employed, the Fund’s NAV, the market price of the common shares and the yield to holders of common shares will be more volatile than if leverage were not used. For example, a rise in short-term interest rates generally will cause the Fund’s NAV to decline more than if the Fund had not used leverage. A reduction in the Fund’s NAV may cause a reduction in the market price of the Fund’s common shares. When the Fund uses leverage, the management fee payable to the Adviser (as defined below) will be higher than if the Fund did not use leverage.

The Fund cannot assure you that the use of leverage will result in a higher yield on the Fund’s common shares. Any leveraging strategy the Fund employs may not be successful.

Investment Adviser	Saba Capital Management, L.P. is the Fund’s investment adviser. The Adviser receives an annual fee, payable monthly, in an amount equal to 1.05% of the average daily value of the Fund’s Managed Assets. See “Management of the Fund-Investment Adviser.”

Distributions

The Fund has, with the approval of the Board of Trustees (the “Board”), adopted a managed distribution plan (the “Managed Distribution Plan”) pursuant to which the Fund will make monthly distributions to shareholders at a fixed amount of $0.085 per share. The fixed distribution amount excludes any special dividends, which are not paid pursuant to the Managed Distribution Plan. Under the Managed Distribution Plan, the Fund will generally distribute amounts to its shareholders as necessary to satisfy the Managed Distribution Plan and the requirements prescribed by excise tax rules and Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Managed Distribution Plan is intended to provide shareholders with a constant, but not guaranteed, fixed minimum rate of distribution each month and is intended to narrow the discount between the market price and the NAV of the Fund’s common shares, but there is no assurance that the Managed Distribution Plan will be successful in doing so. Shareholders should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Managed Distribution Plan.

Under the Managed Distribution Plan, to the extent that sufficient investment income is not available on a monthly basis, the Fund will distribute capital gains and/or return of capital in order to maintain its managed distribution rate. A return of capital may occur, for example, when some or all of the money that was invested in the Fund is paid back to shareholders. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income”.

Various factors will affect the level of the Fund’s income, including the asset mix and the Fund’s use of options and hedging. To permit the Fund to maintain a more stable monthly distribution, the Fund may from time to time distribute less than the fixed distribution amount. The undistributed income would be available to supplement future distributions. As a result, the distributions paid by the Fund for any particular monthly period may be more or less than fixed distribution amount. Undistributed income will add to the Fund’s NAV (and indirectly benefits the Adviser by increasing its fee) and, correspondingly, distributions from undistributed income will reduce the Fund’s NAV. The Fund generally intends to distribute any long-term capital gains not distributed under the Managed Distribution Plan annually, but is not obligated to do so. As a regulated investment company (“RIC”), the Fund is required to distribute 90% of the “investment company taxable income” for the taxable year, but this amount is determined without regard to capital gain dividends. See Section 852(a)(1) of the Code. However, the Fund would still be taxed on any undistributed income and gains, including the retained capital gain dividends.

Under normal market conditions, the Adviser seeks to manage the Fund in a manner such that the Fund’s distributions are reflective of the Fund’s current and projected earnings levels. The distribution level of the Fund is subject to change based upon a number of factors, including the current and projected level of the Fund’s earnings, and may fluctuate over time.

The Board may amend, suspend or terminate the Distribution Plan at any time without prior notice to the Fund’s shareholders if it deems such actions to be in the best interests of the Fund or its shareholders. An amendment or termination of the Managed Distribution Plan could have an adverse effect on the market price of the Fund’s common shares. The Managed Distribution Plan will be subject to periodic review by the Board, including a yearly review of the annual minimum fixed rate to determine if an adjustment should be made. See “Distributions.”

Shareholders may elect to have all dividends and distributions reinvested in common shares of the Fund in accordance with the Fund’s shareholder reinvestment program (the “Reinvestment Program”). See “Reinvestment Program.”

Listing	The Fund’s common shares are listed on the NYSE under the symbol “BRW.” See “Description of Shares-Common Shares.”

Accountant, Administrator, and Transfer Agent	ALPS Fund Services, Inc. (“SS&C ALPS”) serves as the Fund’s accountant, administrator, and transfer agent.

Custodian	The Bank of New York Mellon serves as the Fund’s custodian.

Market Price of Shares	Common shares of closed-end investment companies frequently trade at prices lower than their NAV. The Fund cannot assure you that its common shares will trade at a price higher than or equal to NAV. See “Use of Proceeds.” The Fund’s common shares trade in the open market at market prices that are a function of several factors, including dividend levels (which are in turn affected by expenses), NAV, call protection for portfolio securities, portfolio credit quality, liquidity, dividend stability, relative demand for and supply of the common shares in the market, general market and economic conditions and other factors. See “Leverage,” “Risks,” “Description of Shares” and “Repurchase of Common Shares.” The common shares are designed primarily for long-term investors and you should not purchase common shares of the Fund if you intend to sell them shortly after purchase.

Special Risk Considerations

An investment in common shares of the Fund involves risk. A summary of key principal risks of investing in the Fund are provided below. Principal risk factors are more fully described under “Risks” later on in this Prospectus. The risks below have been identified alphabetically and not in the order of magnitude of risks. There is no assurance that the Fund will achieve its investment objective and you may lose money. The value of the Fund’s holdings may decline, and the Fund’s NAV and share price may go down. An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other government agency. The significance of any specific risk to an investment in the Fund will vary over time depending on the composition of the Fund’s portfolio, market conditions, and other factors. You should carefully consider the risks described under “Risks” beginning on page 37 of this Prospectus, along with additional risks relating to investments in the Fund because any one or more of these risks may result in losses to the Fund.

Active Management Risk

The Fund is actively managed and its performance therefore will reflect, in part, the ability of the portfolio managers to make investment decisions that seek to achieve the Fund’s investment objective. Due to its active management, the Fund could underperform its benchmark index and/or other funds with similar investment objectives and/or strategies.

Activist Strategies Risk

The Fund may purchase securities of a fund/company that is the subject of a proxy contest or which activist investors, which could include accounts/funds affiliated with the Adviser, are attempting to influence, in the expectation that new management or a change in investment/business strategies will cause the price of the fund/company’s securities to increase. If the proxy contest, or the new management, is not successful, the market price of the fund/company’s securities will typically fall.

Closed-End Fund Structure Risk

Unlike open-end funds, closed-end funds like the Fund do not continuously offer shares and do not provide daily redemptions. Rather, if a shareholder determines to buy additional common shares or sell shares already held, the shareholder may do so by trading through a broker on the NYSE or otherwise. Because the market value of the common shares may be influenced by such factors as dividend levels (which are in turn affected by expenses), call protection on its portfolio securities, dividend stability, portfolio credit quality, the Fund’s NAV, relative demand for and supply of such shares in the market, general market and economic conditions and other factors beyond the control of the Fund, the Fund cannot assure you that its common shares will trade at a price equal to or higher than NAV in the future.

Corporate Bonds Risk

The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates. The market value of intermediate and longer-term corporate bonds is generally more sensitive to changes in interest rates than is the market value of shorter-term corporate bonds. The market value of a corporate bond also may be affected by factors directly related to the issuer, such as investors’ perceptions of the creditworthiness of the issuer, the issuer’s financial performance, perceptions of the issuer in the market place, performance of management of the issuer, the issuer’s capital structure and use of financial leverage and demand for the issuer’s goods and services. There is a risk that the issuers of corporate bonds may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. Corporate bonds of below investment grade quality are often high risk and have speculative characteristics and may be particularly susceptible to adverse issuer-specific developments.

Counterparty Risk

The risk exists that a counterparty to a transaction in a financial instrument held by the Fund or by a special purpose or structured vehicle in which the Fund invests may become insolvent or otherwise fail to perform its obligations, including making payments to the Fund, due to financial difficulties. The Fund may obtain no or limited recovery in a bankruptcy or other reorganizational proceedings, and any recovery may be significantly delayed. Transactions that the Fund enters into may involve counterparties in the financials sector and, as a result, events affecting the financials sector may cause the Fund’s NAV to fluctuate.

Credit Risk

Credit risk is the risk that the value of debt instruments may decline if the issuer thereof defaults or otherwise becomes unable or unwilling, or is perceived to be unable or unwilling, to honor its financial obligations, such as making payments to the Fund when due. Various factors could affect the actual or perceived willingness or ability of the issuer to make timely interest or principal payments, including changes in the financial condition of the issuer or in general economic conditions. Credit rating agencies assign credit ratings to certain debt instruments to indicate their credit risk. A rating downgrade by such agencies can negatively impact the value of such instruments. Lower quality or unrated instruments held by the Fund may present increased credit risk as compared to higher-rated instruments. Non-investment grade debt instruments may be subject to greater price fluctuations and are more likely to experience a default than investment grade debt instruments and therefore may expose the Fund to increased credit risk. If the Fund purchases unrated instruments, or if the ratings of instruments held by the Fund are lowered after purchase, the Fund will depend on analysis of credit risk more heavily than usual.

Derivatives Risk

Derivatives may involve significant risks. Derivatives are financial instruments, traded on an exchange or in the over-the-counter (“OTC”) markets, with a value in relation to, or derived from, the value of an underlying asset(s) (such as a security, commodity or currency) or other reference, such as an index, rate or other economic indicator (each an underlying reference). Derivatives may include those that are privately placed or otherwise exempt from SEC registration, including certain Rule 144A eligible securities. Derivatives could result in Fund losses if the underlying reference does not perform as anticipated. Use of derivatives is a highly specialized activity that can involve investment techniques, risks, and tax planning different from those associated with more traditional investment instruments. The Fund’s derivatives strategy may not be successful and use of certain derivatives could result in substantial, potentially unlimited, losses to the Fund regardless of the Fund’s actual investment. A relatively small movement in the price, rate or other economic indicator associated with the underlying reference may result in substantial loss for the Fund. Derivatives may be more volatile than other types of investments. Derivatives can increase the Fund’s risk exposure to underlying references and their attendant risks, including the risk of an adverse credit event associated with the underlying reference (credit risk), the risk of an adverse movement in the value, price or rate of the underlying reference (market risk), the risk of an adverse movement in the value of underlying currencies (foreign currency risk) and the risk of an adverse movement in underlying interest rates (interest rate risk).

Derivatives may expose the Fund to additional risks, including the risk of loss due to a derivative position that is imperfectly correlated with the underlying reference it is intended to hedge or replicate (correlation risk), the risk that a counterparty will fail to perform as agreed (counterparty risk), the risk that a hedging strategy may fail to mitigate losses, and may offset gains (hedging risk), the risk that the return on an investment may not keep pace with inflation (inflation risk), the risk that losses may be greater than the amount invested (leverage risk), the risk that the Fund may be unable to sell an investment at an advantageous time or price (liquidity risk), the risk that the investment may be difficult to value (pricing risk), and the risk that the price or value of the investment fluctuates significantly over short periods of time (volatility risk). The value of derivatives may be influenced by a variety of factors, including national and international political and economic developments. Potential changes to the regulation of the derivatives markets may make derivatives more costly, may limit the market for derivatives, or may otherwise adversely affect the value or performance of derivatives.

Equity Securities Risk

The Fund expects to buy and sell private and public equity securities. The value of equity securities of public and private, listed and unlisted companies and equity derivatives generally varies with the performance of the issuer and movements in the equity markets. As a result, the Fund may suffer losses if it invests in equity instruments of issuers whose performance diverges from the Adviser’s expectations or if equity markets generally move in a single direction and the Fund has not hedged against such a general move. The Fund also may be exposed to risks that issuers will not fulfill contractual obligations such as, in the case of convertible securities or private placements, delivering marketable common stock upon conversions of convertible securities and registering restricted securities for public resale.

Exchange Traded Fund (“ETF”) Risk

Investments in ETFs have unique characteristics, including, but not limited to, the expense structure and additional expenses associated with investing in ETFs. An ETF’s share price may not track its specified market index (if any) and may trade below its NAV. Certain ETFs use a “passive” investment strategy and do not take defensive positions in volatile or declining markets. Other ETFs in which the Fund may invest are actively managed ETFs (i.e., they do not track a particular benchmark), which indirectly subjects the Fund to active management risk. An active secondary market in an ETF’s shares may not develop or be maintained and may be halted or interrupted due to actions by its listing exchange, unusual market conditions or other reasons.

Foreign Securities Risk

Investments in or exposure to foreign securities involve certain risks not associated with investments in or exposure to securities of U.S. companies. For example, foreign markets can be extremely volatile. Foreign securities may also be less liquid, making them more difficult to trade, than securities of U.S. companies so that the Fund may, at times, be unable to sell foreign securities at desirable times or prices. Brokerage commissions, custodial costs and other fees are also generally higher for foreign securities. The Fund may have limited or no legal recourse in the event of default with respect to certain foreign securities, including those issued by foreign governments. In addition, foreign governments may impose withholding or other taxes on the Fund’s income, capital gains or proceeds from the disposition of foreign securities, which could reduce the Fund’s return on such securities. In some cases, such withholding or other taxes could potentially be confiscatory. Other risks include: possible delays in the settlement of transactions or in the payment of income; generally less publicly available information about foreign companies; the impact of economic, political, social, diplomatic or other conditions or events (including, for example, military confrontations, war, terrorism and disease/virus outbreaks and epidemics), possible seizure, expropriation or nationalization of a company or its assets or the assets of a particular investor or category of investors; accounting, auditing and financial reporting standards that may be less comprehensive and stringent than those applicable to domestic companies; the imposition of economic and other sanctions against a particular foreign country, its nationals or industries or businesses within the country; and the generally less stringent standard of care to which local agents may be held in the local markets. In addition, it may be difficult to obtain reliable information about the securities and business operations of certain foreign issuers. Governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the level of risks.

Frequent Trading Risk

The portfolio managers may actively and frequently trade investments in the Fund’s portfolio to carry out its investment strategies. Frequent trading of investments increases the possibility that the Fund, as relevant, will realize taxable capital gains (including short-term capital gains, which are generally taxable to shareholders at higher rates than long-term capital gains for U.S. federal income tax purposes), which could reduce the Fund’s after-tax return. Frequent trading can also mean higher brokerage and other transaction costs, which could reduce the Fund’s return. The trading costs and tax effects associated with portfolio turnover may adversely affect the Fund’s performance.

High-Yield Investments Risk

Securities and other debt instruments held by the Fund that are rated below investment grade (commonly called “high-yield” or “junk” bonds) and unrated debt instruments of comparable quality tend to be more sensitive to credit risk than higher-rated debt instruments and may experience greater price fluctuations in response to perceived changes in the ability of the issuing entity or obligor to pay interest and principal when due than to changes in interest rates. These investments are generally more likely to experience a default than higher-rated debt instruments. High-yield debt instruments are considered to be predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. These debt instruments typically pay a premium - a higher interest rate or yield - because of the increased risk of loss, including default. High-yield debt instruments may require a greater degree of judgment to establish a price, may be difficult to sell at the time and price the Fund desires, may carry high transaction costs, and also are generally less liquid than higher-rated debt instruments. The ratings provided by third party rating agencies are based on analyses by these ratings agencies of the credit quality of the debt instruments and may not take into account every risk related to whether interest or principal will be timely repaid. In adverse economic and other circumstances, issuers of lower-rated debt instruments are more likely to have difficulty making principal and interest payments than issuers of higher-rated debt instruments.

Illiquid Investments Risk

The Fund may invest in securities, bank debt, private funds and companies, other assets and/or third-party managers and other claims, which are subject to legal or other restrictions on transfer or for which no liquid market exists. The market prices, if any, for such investments tend to be volatile and may not be readily ascertainable, and the Fund may not be able to execute a buy or sell order on exchanges at the desired price or to liquidate an open position due to market conditions, including the operation of daily price fluctuation limits. The sale of restricted and illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over-the-counter markets. The Fund may not be able to readily dispose of such illiquid investments and, in some cases, may be contractually prohibited from disposing of such investments for a specified period of time. If trading on an exchange is suspended or restricted, the Fund may not be able to execute trades or close out positions on terms that the Adviser believes are desirable. Realization of value from such investments may be difficult in the short-term, or may have to be made at a substantial discount compared to other freely tradable investments. An investment in the Fund is suitable only for certain sophisticated investors who do not require immediate liquidity for their investments.

Interest Rate Risk

Interest rate risk is the risk of losses attributable to changes in interest rates. In general, if prevailing interest rates rise, the values of debt instruments tend to fall, and if interest rates fall, the values of debt instruments tend to rise. Changes in the value of a debt instrument usually will not affect the amount of income the Fund receives from it but will generally affect the value of your investment in the Fund. Changes in interest rates may also affect the liquidity of the Fund’s investments in debt instruments. In general, the longer the maturity or duration of a debt instrument, the greater its sensitivity to changes in interest rates. Interest rate declines also may increase prepayments of debt obligations, which, in turn, would increase prepayment risk (the risk that the Fund will have to reinvest the money received in securities that have lower yields). Very low or negative interest rates may prevent the Fund from generating positive returns and may increase the risk that, if followed by rising interest rates, the Fund’s performance will be negatively impacted. The Fund is subject to the risk that the income generated by its investments may not keep pace with inflation. Actions by governments and central banking authorities can result in increases in interest rates. Such actions may negatively affect the value of debt instruments held by the Fund, resulting in a negative impact on the Fund’s performance and NAV. Any interest rate increases could cause the value of the Fund’s investments in debt instruments to decrease. Rising interest rates may prompt redemptions from the Fund, which may force the Fund to sell investments at a time when it is not advantageous to do so, which could result in losses.

Issuer Risk

An issuer in which the Fund invests or to which it has exposure may perform poorly or below expectations, and the value of its securities may therefore decline, which may negatively affect the Fund’s performance. Underperformance of an issuer may be caused by poor management decisions, competitive pressures, breakthroughs in technology, reliance on suppliers, labor problems or shortages, corporate restructurings, fraudulent disclosures, natural disasters, military confrontations, war, terrorism, disease/virus outbreaks, epidemics or other events, conditions and factors which may impair the value of an investment in the Fund and could result in increased premiums or discounts to the Fund’s net asset value.

Market Risk

The Fund may incur losses due to declines in the value of one or more securities in which it invests. These declines may be due to factors affecting a particular issuer, or the result of, among other things, political, regulatory, market, economic or social developments affecting the relevant market(s) more generally. In addition, turbulence in financial markets and reduced liquidity in equity, credit and/or fixed income markets may negatively affect many issuers, which could adversely affect the Fund’s ability to price or value hard-to-value assets in thinly traded and closed markets and could cause significant redemptions and operational challenges. Global economies and financial markets are increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. These risks may be magnified if certain events or developments adversely interrupt the global supply chain; in these and other circumstances, such risks might affect companies worldwide. As a result, local, regional or global events such as terrorism, war, other conflicts, natural disasters, disease/virus outbreaks and epidemics or other public health issues, recessions, depressions or other events - or the potential for such events - could have a significant negative impact on global economic and market conditions.

Mortgage- and other Asset-Backed Instruments Risk

The value of any mortgage-backed and other asset-backed instruments including collateralized debt obligations and collateralized loan obligations, if any, held by the Fund may be affected by, among other things, changes or perceived changes in: interest rates; factors concerning the interests in and structure of the issuer or the originator of the mortgages or other assets; the creditworthiness of the entities that provide any supporting letters of credit, surety bonds or other credit enhancements; or the market’s assessment of the quality of underlying assets. Mortgage-backed instruments represent interests in, or are backed by, pools of mortgages from which payments of interest and principal (net of fees paid to the issuer or guarantor of the instruments) are distributed to the holders of the mortgage-backed instruments. Other types of asset-backed securities typically represent interests in, or are backed by, pools of receivables such as credit, automobile, student and home equity loans. Mortgage- and other asset-backed instruments can have a fixed or an adjustable rate. Mortgage-and other asset-backed instruments are subject to liquidity risk (the risk that it may not be possible for the Fund to liquidate the instrument at an advantageous time or price) and prepayment risk (the risk that the underlying mortgage or other asset may be refinanced or prepaid prior to maturity during periods of declining or low interest rates, causing the Fund to have to reinvest the money received in securities that have lower yields). In addition, the impact of prepayments on the value of mortgage- and other asset-backed instruments may be difficult to predict and may result in greater volatility. A decline or flattening of housing values may cause delinquencies in mortgages (especially sub-prime or non-prime mortgages) underlying mortgage-backed instruments and thereby adversely affect the ability of the mortgage-backed instruments issuer to make principal and/or interest payments to mortgage-backed instrument holders, including the Fund. Rising or high interest rates tend to extend the duration of mortgage-and other asset-backed instruments, making them more volatile and more sensitive to changes in interest rates.

Payment of principal and interest on some mortgage-backed instruments (but not the market value of the instruments themselves) may be guaranteed (i) by the full faith and credit of the U.S. Government (in the case of securities guaranteed by the Government National Mortgage Association) or (ii) by its agencies, authorities, enterprises or instrumentalities (in the case of securities guaranteed by the Federal National Mortgage Association (“FNMA”) or the Federal Home Loan Mortgage Corporation (“FHLMC”)), which are not insured or guaranteed by the U.S. Government (although FNMA and FHLMC may be able to access capital from the U.S. Treasury to meet their obligations under such securities). Mortgage-backed instruments issued by non-governmental issuers (such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers) may be supported by various credit enhancements, such as pool insurance, guarantees issued by governmental entities, letters of credit from a bank or senior/subordinated structures, and may entail greater risk than obligations guaranteed by the U.S. Government, whether or not such obligations are guaranteed by the private issuer.

Non-Diversified Fund Risk

The Fund is non-diversified, which generally means that it may invest a greater percentage of its total assets in the securities of fewer issuers than a “diversified” fund. This increases the risk that a change in the value of any one investment held by the Fund could affect the overall value of the Fund more than it would affect that of a diversified fund holding a greater number of investments. Accordingly, the Fund’s value will likely be more volatile than the value of a more diversified fund.

Private Credit Asset Risk

The Fund intends to obtain exposure to select less liquid or illiquid private credit investments. Typically, private credit investments are not traded in public markets and are illiquid, such that the Fund may not be able to resell some of its holdings for extended periods, which may be several years, or at the price at which the Fund is valuing its investments. The Fund may, from time to time or over time, focus its private credit investments in a particular industry or sector or select industries or sectors. Investment performance of such industries or sectors may thus at times have an out-sized impact on the performance of the Fund. Additionally, private credit investments can range in credit quality depending on security-specific factors, including total leverage, amount of leverage senior to the security in question, variability in the issuer’s cash flows, the size of the issuer, the quality of assets securing debt and the degree to which such assets cover the subject company’s debt obligations. The issuers of private credit investment will often be leveraged, as a result of recapitalization transactions, and may not be rated by national credit rating agencies. The Fund may also obtain exposure to private credit assets indirectly by investing in underlying funds or other vehicles. Less information may be available with respect to private company investments and such investments offer limited liquidity. Private companies are generally not subject to SEC reporting requirements, are not required to maintain their accounting records in accordance with generally accepted accounting principles, and are not required to maintain effective internal controls over financial reporting. As a result, there is risk that the Fund may invest on the basis of incomplete or inaccurate information, which may adversely affect the Fund’s investment performance.

Private Companies Risk

The Fund may make direct private equity, venture or other private investments in securities or other instruments issued by private companies or other private issuers. Operating results for private companies/issuers in a specified period will be difficult to predict. Such investments involve a high degree of business and financial risk that can result in substantial losses.

Private companies are generally not subject to SEC reporting requirements, are not required to maintain their accounting records in accordance with generally accepted accounting principles and are not required to maintain effective internal controls over financial reporting. As a result, the Adviser may not have timely or accurate information about the business, financial condition and results of operations of the private companies in which the Fund invests. There is risk that the Fund may invest on the basis of incomplete or inaccurate information, which may adversely affect the Fund’s investment performance. Private companies in which the Fund may invest may have limited financial resources, shorter operating histories, more asset concentration risk, narrower product lines and smaller market shares than larger businesses, which tend to render such private companies more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. These companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. These companies may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

Typically, investments in private companies are in restricted securities that are not traded in public markets and subject to substantial holding periods, so that the Fund may not be able to resell some of its holdings for extended periods, which may be several years. There can be no assurance that the Fund will be able to realize the value of private company investments in a timely manner.

Private Fund Risk

Investments in private funds will subject the Fund indirectly to investment risks associated with the private funds’ underlying investments, which are generally expected to be risks associated with the Fund’s direct investment strategies and which are described throughout this section of the Prospectus. In addition, investments in private funds involve special risks including that they typically are not registered as investment companies under the Investment Company Act of 1940 (the “Investment Company Act”). Therefore, as an investor in private funds, the Fund will not have the benefit of the protections afforded by the Investment Company Act to investors in registered investment companies. These include, among others, limitations on the use of leverage, and requirements relating to custody of assets, board composition, and approval of advisory contracts. Private funds may, in some cases, concentrate their investments in a single industry or group of related industries. This increases the sensitivity of their investment returns to economic factors affecting that industry or group of industries. As a result, private funds’ investments may, in some cases, be more speculative or volatile and thus subject the Fund to greater risk of loss.

The Adviser typically has limited ability to verify independently the information provided by a private fund or its manager, including valuations. Inaccurate or delayed valuations provided by private funds could adversely affect the value of the Fund’s shares.

Investments in private funds are typically illiquid. In some cases, the Fund may only be able to redeem its interests in the private fund at specific intervals and may be subject to lock-up periods, notice requirements, or redemption gates. In other cases, a private fund may not provide any liquidity whatsoever (as the fund may be “closed-ended”). In addition, a private fund may distribute illiquid or difficult-to-value securities in-kind in connection with a redemption. In such cases, the Fund may be required to hold or liquidate these securities or distribute them to shareholders, potentially at a loss or on unfavorable terms.

Private funds generally pay both asset-based and performance-based compensation to their investment managers. As a result, the private funds’ gross returns are reduced by the asset-based and performance-based compensation paid by the private funds. Thus, as an investor in these funds, the Fund bears a proportionate share of the private fund fees and expenses, which are in addition to the management fee paid by the Fund to the Adviser.

Reinsurance Risk

The performance of reinsurance-related securities and the reinsurance industry itself are tied to the occurrence of various triggering events, including weather, natural disasters (hurricanes, earthquakes, etc.), non-natural large catastrophes and other specified events causing physical and/or economic loss. If the likelihood and severity of natural and other large disasters increase, the risk of significant losses to reinsurers may also increase. Typically, one significant triggering event (even in a major metropolitan area) will not result in financial failure to a reinsurer. However, a series of major triggering events could cause the failure of a reinsurer. Similarly, to the extent the Fund invests in reinsurance-related securities for which a triggering event occurs, losses associated with such event could result in losses to the Fund’s investment, and a series of major triggering events affecting a large portion of the reinsurance- related securities held by the Fund could result in substantial losses to the Fund’s investment. In addition, unexpected events such as natural disasters or terrorist attacks could lead to government intervention. Political, judicial and legal developments affecting the reinsurance industry could also create new and expanded theories of liability or regulatory or other requirements; such changes could have a material adverse effect on the Fund’s investment.

Senior Loan Risk

Senior loans and interests in other bank loans may not be readily marketable and may be subject to restrictions on resale. Senior loans and other bank loans may not be considered “securities,” and investors in these loans may not be entitled to rely on anti-fraud and other protections under the federal securities laws. In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what the Adviser believes to be a fair price. In addition, valuation of illiquid indebtedness involves a greater degree of judgment in determining the Fund’s NAV than if that value were based on available market quotations, and could result insignificant variations in the Fund’s daily NAV. At the same time, some loan interests are traded among certain financial institutions and accordingly may be deemed liquid. Further, the settlement period (the period between the execution of the trade and the delivery of cash to the purchaser) for some senior loans and other bank loans transactions may be significantly longer than the settlement period for other investments, and in some case may take longer than seven days.

Short Selling Risk

The extent to which the Fund engages in short sales will depend upon the Adviser’s investment strategy and opportunities. A short sale creates the risk of a theoretically unlimited loss, in that the price of the underlying security could theoretically increase without limit, thus increasing the cost to the Fund of buying those securities to cover the short position. There can be no assurance that the Fund will be able to maintain the ability to borrow securities sold short. In such cases, the Fund can be “bought in” (i.e., forced to repurchase securities in the open market to return to the lender). There also can be no assurance that the securities necessary to cover a short position will be available for purchase at or near prices quoted in the market, and such risk may be exacerbated to the extent that such securities are thinly traded or illiquid. Purchasing securities to close out a short position can itself cause the price of the securities to rise further, thereby exacerbating the loss. It may also be impossible for the Fund to borrow securities at the most desirable time to make a short sale, particularly in illiquid securities markets.

Special Purpose Acquisition Companies Risk

Capital raised through the initial public offering of securities of a SPAC is typically placed into a trust account until acquired business combination is completed or a predetermined period of time (typically 24 months) elapses. Investors in a SPAC would receive a return on their investment in the event that a target company is acquired and the combined publicly-traded company’s shares trade above the SPAC’s initial public offering (“IPO”) price, or alternatively, the market price at which an investor acquired a SPAC’s shares subsequent to its IPO. In the event that a SPAC is unable to locate and acquire a target business by the timeframe established at the time of its IPO, the SPAC would be forced to liquidate its assets, which may result in losses due to the expenses and liabilities of the SPAC, to the extent third-parties are permitted to bring claims against IPO proceeds held in the SPAC’s trust account. Investors in a SPAC are subject to the risk that, among other things, (i) such SPAC may not be able to complete a qualifying business combination by the deadline established at the time of its IPO, (ii) assets in the trust account may become subject to third-party claims against such SPAC, which may reduce the per share liquidation value received by the investors in the SPAC in the event it fails to complete a business combination within the required time period, (iii) such SPAC may be exempt from the rules promulgated by the SEC to protect investors in “blank check” companies, such as Rule 419 promulgated under the Securities Act, so that investors in such SPAC may not be afforded the benefits or protections of those rules, (iv) such SPAC will likely only complete one business combination, which will cause its returns and future prospects to be solely dependent on the performance of a single acquired business, (v) the value of any target business, including its stock price as a public company, may decrease following its acquisition by such SPAC, (vi) the value of the funds invested and held in the trust account may decline, (vii) the inability to redeem due to the failure to hold the securities in the SPAC on the applicable record date to do so, and (viii) if the SPAC is unable to consummate a business combination, public stockholders will be forced to wait until the deadline before liquidating distributions are made. The Fund may invest in a SPAC that, at the time of investment, has not selected or approached any prospective target businesses with respect to a business combination. In such circumstances, there may be limited basis for the Fund to evaluate the possible merits or risks of such SPAC’s investment in any particular target business. In addition, to the extent that a SPAC completes a business combination, it may be affected by numerous risks inherent in the business operations of the acquired company or companies. For these and additional reasons, investments in SPACs are speculative and involve a high degree of risk.

Valuation Risk

The Fund is subject to valuation risk, which is the risk that one or more of the securities in which the Fund invests are valued at prices that the Fund is unable to obtain upon sale due to factors such as incomplete data, market instability or human error. The Adviser may use an independent pricing service or prices provided by dealers to value securities at their market value. Because the secondary markets for certain investments may be limited, such instruments may be difficult to value. See “Net Asset Value.” When market quotations are not available, the Adviser may price such investments pursuant to a number of methodologies, such as computer-based analytical modeling or individual security evaluations. These methodologies generate approximations of market values, and there may be significant professional disagreement about the best methodology for a particular type of financial instrument or different methodologies that might be used under different circumstances. In the absence of an actual market transaction, reliance on such methodologies is essential, but may introduce significant variances in the ultimate valuation of the Fund’s investments.

SUMMARY OF FUND EXPENSES

Shareholder Transaction Expenses
Sales load paid by you (as a percentage of offering price)(1)	3.00%
Offering expenses borne by the Fund (as a percentage of offering price)(1)	None
Reinvestment Program fees	0.01%(2)
Reinvestment Program sale transaction fee	3 cents per share(2)

Estimated Annual Expenses (as a percentage of net assets attributable to common shares)
Management Fees(3)(4)	1.27%
Interest Payments on Borrowed Funds(5)	3.56%
Other Expenses	1.18%
Acquired Fund Fees and Expenses	0.78%
Total Annual Expenses	6.79%
Fee Waivers and/or Expense Reimbursements(4)	-0.29%
Total Annual Expenses after Fee Waivers and/or Expense Reimbursements(4)	6.50%

(1)	If the common shares are sold to or through underwriters, the Prospectus Supplement will set forth any applicable sales load and the estimated offering expenses. Fund shareholders will pay all offering expenses involved with an offering.

(2)	The Program Administrator’s (as defined below under “Reinvestment Program”) fees for the handling of the reinvestment of dividends will be paid by the Fund. However, you will pay a 3 cents per share fee incurred in connection with open-market purchases, which will be deducted from the value of the dividend. You will not be charged a sales fee if you direct the Program Administrator to sell your common shares held in a dividend reinvestment account. Per share fees include any applicable brokerage commissions the Program Administrator is required to pay.

(3)	The Fund currently pays the Adviser a monthly fee at an annual contractual investment management fee rate of 1.05% of the average daily value of the Fund’s Managed Assets. For purposes of calculating these fees, “Managed Assets” means the Fund’s average daily gross asset value, minus the sum of the Fund’s accrued and unpaid dividends on any outstanding preferred shares and accrued liabilities (other than liabilities for the principal amount of any borrowings incurred, commercial paper or notes issued by the Fund and the liquidation preference of any outstanding preferred shares). Although the contractual rate is based on Managed Assets, the rate shown in the table is based on net assets determined as of October 31, 2024.

(4)	The Fund and the Adviser have entered into an expense limitation agreement (the “Expense Limitation Agreement”), pursuant to which the Adviser has contractually agreed to limit expenses, excluding interest, taxes, investor relations services, other investment-related costs, leverage expenses, extraordinary expenses, other expenses not incurred in the ordinary course of the Fund’s business, and expenses of counsel or other persons or services retained by the Fund’s trustees who are not interested persons, to 1.05% of Managed Assets plus 0.30% of average daily net assets. For the year ended October 31, 2024, $987,184 of fees were waived and reimbursed. The Adviser may, at a later date, recoup from the Fund the fees waived and/or other expenses reimbursed by the Adviser during the previous 36 months, but only if, after such recoupment, the Fund’s expense ratio does not exceed the percentage described above. For the year ended October 31, 2024, none of the fees were recouped. The current Expense Limitation Agreement will expire on July 1, 2026 and automatically renews for one-year terms. Termination or modification of the Expense Limitation Agreement requires approval of the Board.

(5)	The Fund has entered into a $125 million Credit Facility with TD Bank effective on July 20, 2021 (the “Facility”) which matures on January 20, 2026. As of April 30, 2025, the Fund had $45 million outstanding drawn under the Facility.

The following example illustrates the expenses, including the sales load of 3.00% that you would pay on a $1,000 investment in common shares, assuming (i) total net annual expenses of 6.50% of net assets attributable to common shares, and (ii) a 5% annual return:

	One Year	Three Years	Five Years	Ten Years
Total expenses incurred	$93	$220	$343	$633

The example should not be considered a representation of future expenses. The example assumes that the estimated “Other Expenses” set forth in the Estimated Annual Expenses table are accurate and that all dividends and distributions are reinvested at NAV. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the Fund’s financial performance for the periods presented. Certain information reflects financial results for a single common share of the Fund.

The report of Ernst & Young LLP, the independent registered public accounting firm for the Fund, is included in the Fund’s October 31, 2024 annual report, is incorporated by reference into the Prospectus and SAI and can be obtained by shareholders. The Fund’s financial statements included in the Fund’s October 31, 2024 annual report and the Fund’s unaudited, semi-annual report for the period ended April 30, 2025 are incorporated by reference into the Prospectus and the SAI.

(For a share outstanding throughout each period)

	For the Period Ended April 30, 2025(a)(b)		For the Year Ended October 31, 2024(b)	For the Year Ended October 31, 2023(b)	For the Year Ended October 31, 2022(b)	For the Period Ended October 31, 2021(c)(d)*		For the Year Ended February 28, 2021(d)
PER COMMON SHARE OPERATING PERFORMANCE
Net asset value - beginning of year/period	$8.07		$8.32	$8.64	$9.86	$9.94		$10.60
INCOME/(LOSS) FROM INVESTMENT OPERATIONS
Net investment income(e)	0.22		0.47	0.18	0.05	0.10		0.32
Net realized and change in unrealized gain/(loss) on investments and unfunded loan commitments(e)	0.32		0.41	0.54	(0.21)	0.16		(0.64)
Total Income/(Loss) from Investment Operations	0.54		0.88	0.72	(0.16)	0.26		(0.32)

DISTRIBUTIONS TO COMMON SHAREHOLDERS
From net investment income(e)	(0.17)		(1.13)	(0.20)	(0.31)	(0.12)		(0.34)
From tax return of capital(e)	(0.34)		—	(0.84)	(0.75)	(0.22)		(0.02)
Total Distributions to Common Shareholders	(0.51)		(1.13)	(1.04)	(1.06)	(0.34)		(0.36)

Accretion to net asset value resulting from share repurchases and tender offer(e)(f)	—		—	—	—	—		0.02
Total Capital Share Transactions	—		—	—	—	—		0.02

Net asset value per common share - end of year/period	$8.10		$8.07	$8.32	$8.64	$9.86		$9.94
Market price per common share - end of year/period	$7.68		$7.50	$7.39	$7.84	$9.34		$9.26

Total Investment Return - Net Asset Value(g)	7.10%		12.77%	9.63%	(0.95%)	2.84%		(2.14%)
Total Investment Return - Market Price(g)	9.26%		18.00%	7.31%	(5.12%)	4.57%		(1.59%)

Ratios to average net assets
Ratio of expenses including waivers to average net assets(i)(k)	5.59	%(h)	5.72%	4.61%	2.36%	1.43	%(h)	2.26%
Ratio of expenses excluding waivers to average net assets(i)(k)	5.97	%(h)	6.01%	4.73%	2.75%	1.60	%(h)	2.68%
Ratio of net investment income including waivers to average net assets	5.23	%(h)	5.83%	2.09%	0.49%	1.62	%(h)	3.37%

SUPPLEMENTAL DATA
Portfolio turnover rate	53.94%		129.43%	76.16%	99.00%	94.00%		56.00%
Net assets attributable to common shares, end of period (000s)	$344,306		$343,151	$353,867	$367,459	$419,710		$605,535
Total shares outstanding (000s)(d)	42,529		42,529	42,529	42,529	42,529		60,920
Asset coverage, end of period per $1,000(j)	7,651		3,990	6,689	3,904	9,394		27,794

Aggregate principal amount of borrowings, end of year/period (000s)	$45,000		$86,000	$52,900	$175,500	$50,000		$22,600
Average borrowings outstanding during the end of year/period (000s)	$66,898		$71,653	$88,961	$124,674	$20,559		$211,066

	For the Period Ended April 30, 2025(a)(b)		For the Year Ended October 31, 2024(b)	For the Year Ended October 31, 2023(b)	For the Year Ended October 31, 2022(b)	For the Period Ended October 31, 2021(c)(d)		For the Year Ended February 28, 2021(d)
SUPPLEMENTAL RATIOS
Ratios to average net assets
Ratio of expenses excluding dividend expense on securities sold short, interest expense and other fees related to revolving credit facility to average net assets(k)	1.56	%(h)	1.54%	1.58%	1.67%	1.38	%(h)	2.13%

Ratios to average net assets plus borrowings
Ratio of expenses including waivers to average net assets(i)(k)	4.70	%(h)	4.73%	3.71%	1.79%	1.37	%(h)	1.72%
Ratio of expenses excluding waivers to average net assets(k)	5.02	%(h)	4.97%	3.81%	2.09%	1.54	%(h)	2.04%
Ratio of expenses excluding dividend expense on securities sold short, interest expense and other fees related to revolving credit facility to average net assets(k)	1.31	%(h)	1.27%	1.27%	1.27%	1.32	%(h)	1.30%
Ratio of net investment income including waivers to average net assets	4.39	%(h)	4.82%	1.69%	0.38%	1.56	%(h)	2.56%

(a)	Unaudited.

(b)	Consolidated financials.

(c)	With the approval of the Board effective October 31, 2021, the Fund’s fiscal year end was changed from February 28 to October 31.

(d)	Reflects a 1 for 2 reverse stock split effective May 20, 2022, see Note 8 in the accompanying Notes to Consolidated Financial Statements.

(e)	Calculated using average common shares outstanding.

(f)	Please see Note 8 in the accompanying Notes to Consolidated Financial Statements for additional information.

(g)	Total investment return is calculated assuming a purchase of common share at the opening on the first day and a sale at closing on the last day of each period reported. Dividends and distributions are assumed for purposes of this calculation to be reinvested at prices obtained under the Fund’s dividend reinvestment plan. Total investment returns does not reflect sales load or brokerage commissions, if any, and are not annualized.

(h)	Annualized.

(i)	The Investment Adviser (See Note 1 and Note 5) has entered into a written expense limitation agreement with the Fund under which it will limit the expenses of the Fund (excluding interest, taxes, investor relations services, other investment-related costs, leverage expenses, extraordinary expenses, other expenses not incurred in the ordinary course of such Fund’s business, and expenses of any counsel or other persons or services retained by such Fund’s trustees who are not interested persons) subject to possible recoupment by the Investment Adviser within three years of being incurred.

(j)	Asset coverage ratio is presented to represent the coverage available to each $1,000 of borrowings. The asset coverage ratio per $1,000 of debt is presented to represent the coverage available to each $1,000 of borrowings. Calculated by subtracting the Fund’s total liabilities (excluding the principal amount of the Leverage Facility) from the Fund’s total assets and dividing by the principal amount of the Leverage Facility and then multiplying by $1,000.

(k)	Expense ratios do not include any acquired fund fees.

*	On June 4, 2021, the Adviser assumed investment management responsibility for the Fund (performance and other financial results prior to that date are attributable to a different investment manager).

	For the Year Ended February 29, 2020	For the Year Ended February 28, 2019	For the Year Ended February 28, 2018	For the Year Ended February 28, 2017	For the Year Ended February 29, 2016
PER COMMON SHARE OPERATING PERFORMANCE
Net asset value - beginning of year/period	$5.54	$5.69	$5.80	$5.36	$5.93
INCOME/(LOSS) FROM INVESTMENT OPERATIONS
Net investment income	0.30	0.29	0.30	0.31	0.32
Net realized and change in unrealized gain/(loss) on investments and unfunded loan commitments	(0.23)	(0.14)	(0.12)	0.45	(0.56)
Total Income/(Loss) from Investment Operations	0.07	0.15	0.18	0.76	(0.24)

DISTRIBUTIONS TO COMMON SHAREHOLDERS
From net investment income	(0.31)	(0.30)	(0.25)	(0.32)	(0.33)
From tax return of capital	—	—	(0.04)	—	—
Total Distributions to Common Shareholders	(0.31)	(0.30)	(0.29)	(0.32)	(0.33)

Accretion to net asset value resulting from share repurchases and tender offer	—	—	—	—	—
Total Capital Share Transactions	—	—	—	—	—

Net asset value per common share - end of year/period	$5.30	$5.54	$5.69	$5.80	$5.36
Market price per common share - end of year/period	$4.91	$4.82	$5.17	$5.59	$4.63

Total Investment Return - Net Asset Value(a)(b)	1.88%	3.37%	3.62%	14.93%	(3.72)%
Total Investment Return - Market Price(a)(c)	8.48%	(1.02)%	(2.31)%	28.24%	(10.17)%

Ratios to average net assets
Ratio of expenses (before interest and other fees related to revolving credit facility)(d)(e)	1.62%	1.64%	1.64%	1.62%	1.61%
Ratio of expenses, prior to fee waivers and/or recoupments, if any (d)(e)	2.86%	2.92%	2.55%	2.24%	2.08%
Ratio of expenses, net of fee waivers and/or recoupments, if any(d)(e)	2.85%	2.90%	2.54%	2.24%	2.08%
Ratio of net investment income(d)(e)	5.29%	5.16%	4.58%	5.44%	5.45%
SUPPLEMENTAL DATA
Portfolio turnover rate	53%	60%	89%	67%	44%
Net assets attributable to common shares, end of period (000s)	$782,813	$818,100	$840,774	$857,138	$792,177
Total shares outstanding (000s)	147,788	147,788	147,788	147,788	147,788
Asset coverage, end of period per $1,000(f)	3,478	3,534	3,610	3,589	3,443
Borrowings, end of year/period (000s)	$315,900	$322,800	$322,100	$331,100	$324,300
Average borrowings	$312,939	$332,698	$343,074	$337,209	$331,738

	For the Year Ended February 29, 2020	For the Year Ended February 28, 2019	For the Year Ended February 28, 2018	For the Year Ended February 28, 2017	For the Year Ended February 29, 2016
SUPPLEMENTAL RATIOS

Ratios to average net assets plus borrowings
Ratio of expenses (before interest and other fees related to revolving credit facility)(e)	1.16%	1.16%	1.16%	1.16%	1.15%
Expenses, prior to fee waivers and/or recoupments, if any(e)	2.06%	2.08%	1.81%	1.60%	1.50%
Ratio of expenses, net of fee waivers and/or recoupments, if any(e)	2.05%	2.07%	1.80%	1.60%	1.50%
Ratio of net investment income(e)	3.81%	3.68%	3.25%	3.88%	3.98%

(a)	Total investment return calculations are attributable to Common Shares.

(b)	Total investment return at net asset value has been calculated assuming a purchase at net asset value at the beginning of each period and a sale at net asset value at the end of each period and assumes reinvestment of dividends, capital gain distributions and return of capital distributions/allocations, if any, in accordance with the provisions of the dividend reinvestment plan.

(c)	Total investment return at market value has been calculated assuming a purchase at market value at the beginning of each period and a sale at market value at the end of each period and assumes reinvestment of dividends, capital gain distributions, and return of capital/allocations, if any, in accordance with the provisions of the dividend reinvestment plan.

(d)	The Investment Adviser has entered into a written expense limitation agreement with the Fund under which it will limit the expenses of the Fund (excluding interest, taxes, investment-related costs, leverage expenses, extraordinary expenses and acquired fund fees and expenses) subject to possible recoupment by the Investment Adviser within three years of being incurred.

(e)	Annualized for periods less than one year.

(f)	Asset coverage ratios, for fiscal periods beginning after 2011, is presented to represent the coverage available to each $1,000 of borrowings. The Asset coverage ratio per $1,000 of debt is presented to represent the coverage available to each $1,000 of borrowings before consideration of any Preferred Shares liquidation price, while the Asset coverage inclusive of Preferred Shares, presents the coverage available to both borrowings and Preferred Shares, expressed in relation to the per share liquidation price of the Preferred Shares.

USE OF PROCEEDS

The net proceeds from the issuance of common shares hereunder will be invested in accordance with the Fund’s investment objectives and policies as stated below. We currently anticipate that we will be able to invest all of the net proceeds in accordance with our investment objectives and policies within approximately two months from the date on which the proceeds from an offering are received by the Fund. Such investments may be delayed if suitable investments are unavailable at the time or for other reasons, such as market volatility and lack of liquidity in the markets of suitable investments. Pending such investment, it is anticipated that the proceeds will be invested in short-term, tax-exempt or taxable investment grade securities or in high quality, short-term money market instruments.

THE FUND

The Fund is a non-diversified, closed-end management investment company registered under the Investment Company Act. The Fund was formed as a Massachusetts business trust on December 2, 1987, pursuant to its Agreement and Declaration of Trust, as subsequently amended (the “Declaration of Trust”) and is governed by the laws of the Commonwealth of Massachusetts. The Fund commenced operations on May 12, 1987. The Fund first changed its name from Pilgrim Prime Rate Trust to Pilgrim America Prime Rate Trust, effective April 12, 1996, and then changed its name back to Pilgrim Prime Rate Trust, effective November 16, 1998. Effective March 1, 2002, the Fund changed its name to ING Prime Rate Trust. Effective May 1, 2014, the Fund changed its name to Voya Prime Rate Trust. Effective June 4, 2021, and as a result of Saba Capital Management, L.P. assuming the role as investment adviser to the Fund, the Fund changed its name to Saba Capital Income & Opportunities Fund. The Fund’s common shares are traded on the NYSE under the symbol “BRW.” The Fund’s principal office is located at 405 Lexington Avenue, 58th Floor, New York, New York 10174, and its telephone number is 212-542-4644.

The Board is responsible for overseeing the Fund’s activities, including reviewing contractual arrangements with companies that provide services to the Fund, and review the Fund’s performance. Under the rules of the NYSE applicable to listed companies, the Fund is required to hold an annual meeting of shareholder in each year. If the Fund is converted to an open-end investment company or if for any reason common shares are no longer listed on the NYSE (or any other national securities exchange the rules of which require annual meetings of shareholders), the Fund does not intend to hold annual meetings of shareholders.

The Fund is responsible for paying all the expenses of its operation, including, without limitation, the management fee payable and extraordinary expenses, such as litigation expenses. Under Massachusetts law, shareholders, including preferred shares could, under certain circumstances, be held personally liable for the obligations of the Fund. However, the Declaration of Trust disclaims shareholder liability based solely on his or her being or having been a shareholder of the Fund and requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Fund or the Trustees. The Declaration of Trust provides for indemnification, out of Fund property, for all loss and expense of any shareholder held personally liable for the obligations of the Fund. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Fund would be unable to meet its obligations.

DESCRIPTION OF SHARES

Common Shares

The Fund is a business trust formed under the laws of the Commonwealth of Massachusetts and governed by the Declaration of Trust. The Fund is authorized to issue an unlimited number of common shares of beneficial interest, without par value. Each common share has one vote and, when issued and paid for in accordance with the terms of this offering, will be fully paid and the purchasers of the common shares will have no obligation to make further payments for the purchase of the common shares or contributions to the Fund solely by reason of their ownership of the common shares, except that the Board of Trustees of the Fund (the “Board”) shall have the power to cause shareholders to pay certain expenses of the Fund by setting off charges due from shareholders from declared but unpaid dividends or distributions owed the shareholders and/or by reducing the number of common shares owned by each respective shareholder. Shareholders are entitled to one vote for each share held. When preferred shares are outstanding, the holders of common shares will not be entitled to receive any distributions from the Fund unless all accrued dividends on preferred shares have been paid, unless asset coverage (as defined in the Investment Company Act) with respect to preferred shares would be at least 200% after giving effect to the distributions and unless certain other requirements imposed by any rating agencies rating the preferred shares have been met. See “Description of Shares-Preferred Shares” in the SAI. All common shares are equal as to dividends, assets and voting privileges and have no conversion, preemptive or other subscription rights. The Fund will send annual and semi-annual reports, including financial statements, to all holders of its shares.

Unlike open-end funds, closed-end funds like the Fund do not continuously offer shares and do not provide daily redemptions. Rather, if a shareholder determines to buy additional common shares or sell shares already held, the shareholder may do so by trading through a broker on the NYSE or otherwise. Because the market value of the common shares may be influenced by such factors as dividend levels (which are in turn affected by expenses), call protection on its portfolio securities, dividend stability, portfolio credit quality, the Fund’s NAV, relative demand for and supply of such shares in the market, general market and economic conditions and other factors beyond the control of the Fund, the Fund cannot assure you that its common shares will trade at a price equal to or higher than NAV in the future. The common shares are designed primarily for long-term investors and you should not purchase the common shares if you intend to sell them soon after purchase. See “Repurchase of Common Shares” below and “Repurchase of Common Shares” in the SAI.

The Fund’s outstanding common shares are, and when issued, the common shares offered by this Prospectus will be, publicly held and listed and traded on the NYSE under the symbol “BRW.” The Fund determines its NAV on a daily basis as of the close of the regular trading session. The following table sets forth, for the quarters indicated, the highest and lowest daily closing prices on the NYSE per common share, and the NAV per common share and the premium to or discount from NAV, on the date of each of the high and low market prices. The table also sets forth the number of common shares traded on the NYSE during the respective quarters.

	NYSE Market Price Per Common Share		NAV per Common Share on Date of Market Price		Premium/ (Discount) on Date of Market Price		Trading
During Quarter Ended	High	Low	High	Low	High	Low	Volume
April 30, 2025	$7.99	$6.91	$8.60	$7.71	-7.09%	-10.38%	10,418,727
January 31, 2025	$8.04	$7.42	$8.70	$7.99	-7.59%	-7.11%	14,169,483
October 31, 2024	$7.59	$7.21	$8.15	$7.91	-6.87%	-8.88%	8,213,688
July 31, 2024	$7.40	$6.86	$8.02	$7.53	-7.73%	-8.90%	9,060,434

	NYSE Market Price Per Common Share		NAV per Common Share on Date of Market Price		Premium/ (Discount) on Date of Market Price		Trading
During Quarter Ended	High	Low	High	Low	High	Low	Volume

April 30, 2024	$7.63	$7.02	$8.21	$7.83	-7.06%	-10.57%	11,197,324
January 31, 2024	$7.94	$7.31	$8.64	$8.00	-8.10%	-8.63%	10,650,851
October 31, 2023	$8.04	$7.18	$8.72	$8.15	-7.80%	-11.90%	8,507,684
July 31, 2023	$8.10	$7.61	$8.76	$8.35	-7.53%	-8.86%	8,045,549
April 30, 2023	$8.42	$7.66	$9.14	$8.60	-7.93%	-10.93%	6,926,864

As of April 30, 2025, the NAV per common share of the Fund was $8.10 and the market price per common share was $7.68, representing a premium/discount to NAV of -5.07%. Common shares of the Fund have historically traded at both a premium and discount to NAV.

As of April 30, 2025, the Fund has $42,529,493.52 common shares outstanding.

Preferred Shares

The Declaration of Trust provides that the Board may authorize and issue preferred shares, with rights as determined by the Board, by action of the Board without the approval of the holders of the common shares. Holders of common shares have no preemptive right to purchase any preferred shares that might be issued. The Fund does not currently intend to issue preferred shares.

Under the Investment Company Act, the Fund is not permitted to issue preferred shares unless immediately after such issuance the value of the Fund’s total assets is at least 200% of the liquidation value of the outstanding preferred shares (i.e., the liquidation value may not exceed 50% of the Fund’s total assets). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its common shares unless, at the time of such declaration, the value of the Fund’s total assets is at least 200% of such liquidation value. If the Fund issues preferred shares, it may be subject to restrictions imposed by the guidelines of one or more rating agencies that may issue ratings for preferred shares issued by the Fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Fund by the Investment Company Act. It is not anticipated that these covenants or guidelines would impede the Adviser from managing the Fund’s portfolio in accordance with the Fund’s investment objectives and policies. Please see “Description of Shares” in the SAI for more information.

Authorized Shares

The following table provides the Fund’s authorized shares and common shares outstanding as of April 30, 2025.

Title of Class	Amount Authorized	Amount Held by Fund or for its Account	Amount Outstanding Exclusive of Amount held by Fund
Common Shares	Unlimited	45,048,584	42,529,494

THE FUND’S INVESTMENTS

Investment Objectives and Policies

The Fund’s investment objective is to seek to provide shareholders with a high level of current income, with a secondary goal of capital appreciation. The investment objective is a non-fundamental policy that may be changed by the Board without shareholder approval upon 60 days’ prior written notice to shareholders. In pursuing its objectives, the Fund may invest in debt and equity securities of public and private companies, which include, among other things, investment in closed-end funds, SPACs, private funds, reinsurance and public and private debt instruments.

The Fund’s investments may be in issuers located both in the U.S. and outside the U.S. The Fund may invest, without limit, in issuers located in emerging market countries. The Fund may invest, without limit, in debt/fixed income instruments and convertible securities that, at the time of purchase, are rated below investment grade or are unrated but determined to be of comparable quality (commonly referred to as “high yield” investments or “junk” bonds). The Fund may invest in debt instruments of any maturity and does not seek to maintain a particular dollar-weighted average maturity. A bond is issued with a specific maturity date, which is the date when the issuer must pay back the bond’s principal (face value). Bond maturities range from less than 1 year to more than 30 years. Typically, the longer a bond’s maturity, the more price risk the Fund and the Fund’s investors face as interest rates rise, but the Fund could receive a higher yield in return for that longer maturity and higher interest rate risk.

The Fund may also utilize derivatives, including, but not limited to, total return swaps, credit default swaps, and options and futures, in seeking to enhance returns and/or to reduce portfolio risk. In pursuit of the Fund’s objectives, the Fund may invest on an opportunistic basis in private funds that pursue a variety of investment strategies.

The Fund may invest in a wide array of securities and instruments in pursuit of its objective. Specifically, the Fund may invest in the following instruments and use the following investment techniques, subject to any limitations set forth herein. There is no guarantee the Fund will buy all of the types of securities or use all of the investment techniques that are described herein and in the SAI.

Although the Fund may not necessarily invest in any one of the instruments described below at a singular point in time, any one of the investments identified below may comprise a material portion of the Fund’s portfolio.

Closed-End Funds

The Fund invests its assets in U.S. and non-U.S. “closed-end” investment companies (or “closed-end funds”) and, at times, to a significant degree. U.S. closed-end funds are registered investment companies that, unlike open-end funds, do not typically issue redeemable shares. Instead, a fixed number of shares trade on a secondary market, such as a securities exchange. The Fund may invest in closed-ends funds that are domiciled outside of the U.S. or whose securities are traded on a non-U.S. exchange. Such securities are typically listed for trading on the NYSE or NASDAQ and, in some cases, may be traded in other over-the-counter markets or on foreign exchanges.

The Fund invests in closed-end funds that pursue a variety of strategies, including closed-end funds that invest in dividend and other income-producing securities (e.g., equity securities) and closed-end funds that invest in debt and loans, including high yield or non-investment grade securities (commonly referred to as “junk bonds”). The closed-ends funds have the flexibility to invest in a broad range of securities. The closed-end funds may invest in securities with a range of maturities from short- to long-term. Substantially all of the closed-end funds’ assets may be invested in lower-rated securities, which may include securities having the lowest rating for non-subordinated debt instruments (i.e., rated C by Moody’s Investors Service or CCC+ or lower by Standard & Poor’s Ratings Services and Fitch Ratings) and unrated securities of equivalent investment quality. The Fund’s closed-end fund investments may also invest in equity securities, municipal securities (including through depositary receipts or other securities convertible into securities of foreign issuers), mortgage-related and other asset-backed securities, real estate investment trusts (“REITs”), loan participations, inflation-protected securities, structured securities, variable, floating, and inverse floating rate instruments and preferred stock, and may use other investment techniques, including investments in derivative instruments. The closed-end funds may also make short sales of securities or maintain a short position.

The Fund generally will purchase shares of closed-end funds in the secondary market. The Fund will incur normal brokerage costs on such purchases similar to the expenses the Fund would incur for the purchase of securities of any other type of issuer in the secondary market. The Fund may, however, also purchase securities of a closed-end fund in an initial public offering or other offering, when, in the opinion of the Adviser, based on a consideration of the nature of the closed-end fund’s proposed investments, the prevailing market conditions and the level of demand for such securities, they represent an attractive opportunity for growth of capital. The offering price typically can include a dealer spread, which may be higher than the applicable brokerage cost if the Fund purchased such securities in the secondary market. In seeking to maximize value, the Fund may also invest in closed-ends funds that are, or the Adviser believes may become, the subject of an activist campaign by a shareholder, such as a proxy contest, whose aim is to eliminate or reduce the discount to the closed-end fund’s NAV. Such activism may be initiated by the Adviser (on behalf of its other clients) or by third parties.

Special Purpose Acquisition Companies

A SPAC is typically a publicly traded company that raises investment capital via an IPO for the purpose of acquiring one or more existing companies (or interests therein) via merger, combination, acquisition or other similar transactions (each a “SPAC Transaction”). The shares of a SPAC are issued in “units” that typically include one share of common stock and one warrant (or partial warrant) conveying the right to purchase additional shares. Within 52 days after the closing of the IPO, the shares of common stock and the warrants comprising the units will begin to trade separately and become freely tradeable. After going public, and until a SPAC Transaction is completed, a SPAC generally invests the proceeds of its IPO (less a portion retained to cover expenses) in U.S. Government securities, money market securities and/or cash. If a SPAC does not complete a SPAC Transaction within a specified period of time after going public, the SPAC is typically dissolved, at which point the invested funds are returned to the SPAC’s shareholders (less certain permitted expenses) and any warrants issued by the SPAC expire worthless. In some cases, the Fund will forfeit its right to exercise its warrants to receive additional shares even if a SPAC Transaction occurs if the Fund holding the warrant elects to redeem its shares of common stock and not participate in the SPAC Transaction.

Debt and other Fixed Income Investments

Corporate Bonds. Corporate bonds are debt obligations issued by corporations. Corporate bonds may be either secured or unsecured. Collateral used for secured debt includes real property, machinery, equipment, accounts receivable, stocks, bonds or notes. If a bond is unsecured, it is known as a debenture. Bondholders, as creditors, have a prior legal claim over common and preferred stockholders as to both income and assets of the corporation for the principal and interest due them and may have a prior claim over other creditors if liens or mortgages are involved. Interest on corporate bonds may be fixed or floating, or the bonds may be zero coupons. Interest on corporate bonds is typically paid semi-annually and is fully taxable to the bondholder. Corporate bonds contain elements of both interest rate risk and credit risk. The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates and may also be affected by the credit rating of the corporation, the corporation’s performance and perceptions of the corporation in the marketplace. Corporate bonds usually yield more than government or agency bonds due to the presence of credit risk.

Private Credit. The Fund may also invest in debt securities issued by private companies. Generally, very little public information exists about these private companies, and the Fund will rely on the ability of the Adviser to obtain adequate information to evaluate the potential returns from investing in these companies. Private companies may have limited financial resources and may be unable to meet their obligations under their debt securities that the Fund holds. The Fund may invest in senior secured first lien term loans and senior secured second lien term loans issued by private companies. Additionally, the Fund may invest in debt securities issued by private companies that may be secured on a second priority basis by the same collateral securing senior secured debt of such companies. The Fund may also investment in private investment funds that invest in private debt and credit assets. In general, these interests are subject to underlying lock-ups, are not freely transferrable and/or have substantial transfer restrictions and no active trading market but may have certain rights as to redemption.

Senior Loans. The Fund may invest in senior secured floating rate and fixed rate loans or debt. Senior loans primarily include senior floating rate loans, first and second lien loans, and secondarily senior floating rate debt obligations (including those issued by an asset-backed pool), and interests therein. Senior loan interests may take the form of direct interests acquired during a primary distribution and also may take the form of assignments of, novations of, or participations in, a bank loan acquired in secondary markets. A senior loan typically is originated, negotiated, and structured by a U.S. or foreign commercial bank, insurance company, finance company, or other financial institution (collectively, the “Agent”) for a group of loan investors. The Agent typically administers and enforces the senior loan on behalf of the other loan investors in the syndicate. In addition, an institution, typically but not always the Agent, holds any collateral on behalf of the loan investors. Purchasers of senior loans and other forms of indebtedness depend primarily on the creditworthiness of the corporate or other borrower for payment of principal and interest.

Senior loans typically have a stated term of between five and nine years and have rates of interest that typically are redetermined daily, monthly, quarterly or semi-annually. Longer interest rate reset periods generally increase fluctuations in the Fund’s NAV as a result of changes in market interest rates. The Fund is not subject to any restrictions with respect to the maturity of senior loans held in its portfolio. As a result, as short-term interest rates increase, interest payable to the Fund from its investments in senior loans should increase, and as short-term interest rates decrease, interest payable to the Fund from its investments in senior loans should decrease. Because of prepayments, the Adviser expects the average life of the senior loans in which the Fund invests to be shorter than the stated maturity.

The Fund may purchase senior loans on a direct assignment basis. If the Fund purchases a senior loan on direct assignment, it typically succeeds to all the rights and obligations under the loan agreement of the assigning lender and becomes a lender under the loan agreement with the same rights and obligations as the assigning lender. The Fund may also purchase, without limitation, participations in senior loans. The participation by the Fund in a lender’s portion of a senior loan typically will result in the Fund having a contractual relationship only with such lender, not with the borrower. As a result, the Fund may have the right to receive payments of principal, interest and any fees to which it is entitled only from the lender selling the participation and only upon receipt by such lender of payments from the borrower. Such indebtedness may be secured or unsecured. Loan participations typically represent direct participations in a loan to a borrower and generally are offered by banks or other financial institutions or lending syndicates. The Fund may participate in such syndications, or can buy part of a loan, becoming a part lender.

Convertible Securities. A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock or other equity security of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to nonconvertible income securities in that they ordinarily provide a stable stream of income with generally higher yields than those of common stocks of the same or similar issuers, but lower yields than comparable nonconvertible securities. The value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security’s investment value. Convertible securities rank senior to common stock in a corporation’s capital structure but are usually subordinated to comparable nonconvertible securities. Convertible securities may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument.

A “synthetic” or “manufactured” convertible security may be created by the Fund or by a third party by combining separate securities that possess the two principal characteristics of a traditional convertible security: an income producing component and a convertible component. The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred stocks and money market instruments. The convertible component is achieved by investing in securities or instruments such as warrants or options to buy common stock at a certain exercise price, or options on a stock index. Unlike a traditional convertible security, which is a single security having a single market value, a synthetic convertible comprises two or more separate securities, each with its own market value. Because the “market value” of a synthetic convertible security is the sum of the values of its income-producing component and its convertible component, the value of a synthetic convertible security may respond differently to market fluctuations than a traditional convertible security. The Fund also may purchase synthetic convertible securities created by other parties, including convertible structured notes. Convertible structured notes are income-producing debentures linked to equity. Convertible structured notes have the attributes of a convertible security; however, the issuer of the convertible note (typically an investment bank), rather than the issuer of the underlying common stock into which the note is convertible, assumes credit risk associated with the underlying investment and the Fund in turn assumes credit risk associated with the issuer of the convertible note.

Asset-Backed Securities. Asset-backed securities (“ABS”) are a form of structured debt obligation. ABS are bonds backed by pools of loans or other receivables. The collateral for these securities may include home equity loans, automobile and credit card receivables, boat loans, computer leases, airplane leases, mobile home loans, recreational vehicle loans and hospital account receivables. The Fund may invest in these and other types of ABS that may be developed in the future. These securities may provide the Fund with a less effective security interest in the related collateral than do mortgage related securities. Therefore, there is the possibility that recoveries on the underlying collateral may not, in some cases, be available to support payments on these securities.

Collateralized Loan Obligations. A Collateralized Loan Obligation (“CLO”) is a structured debt security, issued by a financing company (generally called a special purpose vehicle or “SPV”), that was created to reapportion the risk and return characteristics of a pool of bank loans. Investors in CLOs bear the credit risk of the underlying collateral. The bank loans are used as collateral supporting the various debt tranches issued by the SPV. Multiple tranches of securities are issued by the CLO, offering investors various maturity and credit risk characteristics. Tranches are categorized as senior, mezzanine, or subordinated/equity, according to their degree of risk. The key feature of the CLO structure is the prioritization of the cash flows from a pool of debt securities among the several classes of the CLO. If there are defaults or the CLO’s collateral otherwise underperforms, scheduled payments to senior tranches take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those to subordinated/equity tranches. The Fund may invest in all tranches, including lower-rated tranches. The Fund may invest in the equity or residual portion of the capital structure of CLOs. The SPV is a company founded solely for the purpose of securitizing payment claims. On this basis, marketable securities are issued which, due to the diversification of the underlying risk, generally represent a lower level of risk than the original assets. The redemption of the securities issued by the SPV takes place at maturity out of the cash flow generated by the collected claims. The vast majority of CLOs are actively managed by an independent investment manager.

High-Yield Securities. High-yield, or low and below investment grade securities (below investment grade securities are also known as “junk bonds”) are debt securities with the lowest investment grade rating (e.g., BBB by S&P and Fitch or Baa by Moody’s), that are below investment grade (e.g., lower than BBB by S&P and Fitch or Baa by Moody’s) or that are unrated but determined by the Fund’s portfolio managers to be of comparable quality. These types of securities may be issued to fund corporate transactions or restructurings, such as leveraged buyouts, mergers, acquisitions, debt reclassifications or similar events. High-yield securities may be more speculative in nature than securities with higher ratings and tend to be more sensitive to credit risk, particularly during a downturn in the economy. These types of securities may be issued by unseasoned companies without long track records of sales and earnings, or by companies or municipalities that have questionable credit strength. High-yield securities and comparable unrated securities: (i) likely will have some quality and protective characteristics that, in the judgment of one or more Nationally Recognized Statistical Rating Organizations, are outweighed by large uncertainties or major risk exposures to adverse conditions; (ii) are speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligation; and (iii) may have a less liquid secondary market, potentially making it difficult to value or sell such securities. Credit ratings issued by credit rating agencies are designed to evaluate the safety of principal and interest payments of rated securities. They do not, however, evaluate the market value risk of lower-quality securities and, therefore, may not fully reflect the true risks of an investment. In addition, credit rating agencies may or may not make timely changes in a rating to reflect changes in the economy or in the condition of the issuer that affect the market value of the securities. Consequently, credit ratings are used only as a preliminary indicator of investment quality. High-yield securities may be structured as fixed-, variable- or floating-rate obligations or as zero- coupon, pay-in-kind and step-coupon securities and may be privately placed or publicly offered.

The rates of return on these types of securities generally are higher than the rates of return available on more highly rated securities, but generally involve greater volatility of price and risk of loss of principal and income, including the possibility of default by or insolvency of the issuers of such securities. Accordingly, the Fund may be more dependent on the Adviser’s credit analysis with respect to these types of securities than is the case for more highly rated securities.

The market values of certain high-yield securities and comparable unrated securities tend to be more sensitive to individual corporate developments and changes in economic conditions than are the market values of more highly rated securities. In addition, issuers of high-yield and comparable unrated securities often are highly leveraged and may not have more traditional methods of financing available to them, so that their ability to service their debt obligations during an economic downturn or during sustained periods of rising interest rates may be impaired.

The risk of loss due to default is greater for high-yield and comparable unrated securities than it is for higher rated securities because high-yield securities and comparable unrated securities generally are unsecured and frequently are subordinated to more senior indebtedness. The Fund may incur additional expenses to the extent that it is required to seek recovery upon a default in the payment of principal or interest on its holdings of such securities. The existence of limited markets for lower-rated debt securities may diminish the Fund’s ability to: (i) obtain accurate market quotations for purposes of valuing such securities and calculating portfolio net asset value; and (ii) sell the securities at fair market value either to meet redemption requests or to respond to changes in the economy or in financial markets.

Many lower-rated securities are not registered for offer and sale to the public under the Securities Act. Investments in these restricted securities may be determined by the Adviser to be liquid (able to be sold or disposed of in current market conditions in seven days or less without the sales or dispositions significantly changing the market value of the investment).

Mortgage Related Derivative Instruments. The Fund may invest in MBS credit default swaps. MBS credit default swaps include swaps the reference obligation for which is an MBS or related index, such as the CMBX Index (a tradeable index referencing a basket of CMBS), the TRX Index (a tradeable index referencing total return swaps based on CMBS) or the ABX Index (a tradeable index referencing a basket of sub-prime MBS). The Fund may engage in other derivative transactions related to MBS, including purchasing and selling exchange-listed and over-the-counter put and call options, futures and forwards on mortgages and MBS. The Fund may invest in newly developed mortgage related derivatives that may hereafter become available.

Other Mortgage Related Securities. Other mortgage related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property. Other mortgage related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

U.S. Government Debt Securities. The Fund may invest in debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, including U.S. Treasury obligations, which differ in their interest rates, maturities and times of issuance. Such obligations include U.S. Treasury bills (maturity of one year or less), U.S. Treasury notes (maturity of one to ten years) and U.S. Treasury bonds (generally maturities of greater than ten years), including the principal components or the interest components issued by the U.S. Government under the separate trading of registered interest and principal securities (“STRIPS”) program, all of which are backed by the full faith and credit of the United States.

Preferred Securities. The Fund may invest in preferred securities. There are two basic types of preferred securities. The first type, sometimes referred to as traditional preferred securities, consists of preferred stock issued by an entity taxable as a corporation. The second type, sometimes referred to as trust preferred securities, are usually issued by a trust or limited partnership and represent preferred interests in deeply subordinated debt instruments issued by the corporation for whose benefit the trust or partnership was established.

Traditional Preferred Securities. Traditional preferred securities generally pay fixed or adjustable rate dividends to investors and generally have a “preference” over common stock in the payment of dividends and the liquidation of a company’s assets. This means that a company must pay dividends on preferred stock before paying any dividends on its common stock. In order to be payable, distributions on such preferred securities must be declared by the issuer’s board of directors. Income payments on typical preferred securities currently outstanding are cumulative, causing dividends and distributions to accumulate even if not declared by the board of directors or otherwise made payable. In such a case all accumulated dividends must be paid before any dividend on the common stock can be paid. However, some traditional preferred stocks are non-cumulative, in which case dividends do not accumulate and need not ever be paid. A portion of the portfolio may include investments in non-cumulative preferred securities, whereby the issuer does not have an obligation to make up any arrearages to its shareholders. Should an issuer of a non-cumulative preferred stock held by the Fund determine not to pay dividends on such stock, the amount of dividends the Fund pays may be adversely affected. There is no assurance that dividends or distributions on the traditional preferred securities in which the Fund invests will be declared or otherwise made payable.

Preferred stockholders usually have no right to vote for corporate directors or on other matters. Shares of traditional preferred securities have a liquidation value that generally equals the original purchase price at the date of issuance. The market value of preferred securities may be affected by favorable and unfavorable changes impacting companies in the utilities and financial services sectors, which are prominent issuers of preferred securities, and by actual and anticipated changes in tax laws, such as changes in corporate income tax rates or the “Dividends Received Deduction.” Because the claim on an issuer’s earnings represented by traditional preferred securities may become onerous when interest rates fall below the rate payable on such securities, the issuer may redeem the securities. Thus, in declining interest rate environments in particular, the Fund’s holdings, if any, of higher rate-paying fixed rate preferred securities may be reduced and the Fund may be unable to acquire securities of comparable credit quality paying comparable rates with the redemption proceeds.

Trust Preferred Securities. Trust preferred securities are a comparatively new asset class. Trust preferred securities are typically issued by corporations, generally in the form of interest-bearing notes with preferred security characteristics, or by an affiliated business trust of a corporation, generally in the form of beneficial interests in subordinated debentures or similarly structured securities. The trust preferred securities market consists of both fixed and adjustable coupon rate securities that are either perpetual in nature or have stated maturity dates.

Trust preferred securities are typically junior and fully subordinated liabilities of an issuer or the beneficiary of a guarantee that is junior and fully subordinated to the other liabilities of the guarantor. In addition, trust preferred securities typically permit an issuer to defer the payment of income for eighteen months or more without triggering an event of default. Generally, the deferral period is five years or more. Because of their subordinated position in the capital structure of an issuer, the ability to defer payments for extended periods of time without default consequences to the issuer, and certain other features (such as restrictions on common dividend payments by the issuer or ultimate guarantor when full cumulative payments on the trust preferred securities have not been made), these trust preferred securities are often treated as close substitutes for traditional preferred securities, both by issuers and investors. Trust preferred securities have many of the key characteristics of equity due to their subordinated position in an issuer’s capital structure and because their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows.

Municipal Securities. The Fund may invest in municipal securities, which include debt obligations issued to obtain funds for various public purposes, including the construction of a wide range of public facilities, refunding of outstanding obligations and obtaining funds for general operating expenses and loans to other public institutions and facilities. In addition, certain types of private activity bonds (“PABs”) (or industrial development bonds, under pre-1986 law) are issued by or on behalf of public authorities to finance various privately owned or operated facilities, including among other things, airports, public ports, mass commuting facilities, multi-family housing projects, as well as facilities for water supply, gas, electricity, sewage or solid waste disposal and other specialized facilities. Other types of PABs, the proceeds of which are used for the construction, equipment or improvement of privately operated industrial or commercial facilities, may constitute municipal securities. The interest on municipal securities may bear a fixed rate or be payable at a variable or floating rate.

Distressed and Defaulted Securities. The Fund may invest in the securities of financially distressed and bankrupt issuers, including debt obligations that are in covenant or payment default. Such investments generally trade significantly below par and are considered speculative. The repayment of defaulted obligations is subject to significant uncertainties. Defaulted obligations might be repaid only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments. Typically such workout or bankruptcy proceedings result in only partial recovery of cash payments or an exchange of the defaulted obligation for other debt or equity securities of the issuer or its affiliates, which may in turn be illiquid or speculative.

Credit Default Swaps. The Fund may enter into credit default swap agreements for hedging purposes or to seek to increase income or gain. The credit default swap agreement may have as reference obligations one or more securities that are not currently held by the Fund. The protection “buyer” in a credit default contract may be obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract, provided that no credit event on the reference obligation occurs. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional amount) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or if the swap is cash settled the seller may be required to deliver the related net cash amount (the difference between the market value of the reference obligation and its par value). The Fund may be either the buyer or seller in the transaction. If the Fund is a buyer and no credit event occurs, the Fund will generally receive no payments from its counterparty under the swap if the swap is held through its termination date. However, if a credit event occurs, the buyer generally may elect to receive the full notional amount of the swap in exchange for an equal face amount of deliverable obligations of the reference entity, the value of which may have significantly decreased. As a seller, the Fund generally receives an upfront payment or a fixed rate of income throughout the term of the swap, which typically is between six months and three years, provided that there is no credit event. If a credit event occurs, generally the seller must pay the buyer the full notional amount of the swap in exchange for an equal face amount of deliverable obligations of the reference entity, the value of which may have significantly decreased. As the seller, the Fund would effectively add leverage to its portfolio because, in addition to its assets, the Fund would be subject to investment exposure on the notional amount of the swap in excess of any premium and margin required to establish and maintain the position.

Structured Instruments. The Fund may use structured instruments for investment purposes, for risk management purposes, such as to reduce the duration and interest rate sensitivity of the Fund’s portfolio, and for leveraging purposes. While structured instruments may offer the potential for a favorable rate of return from time to time, they also entail certain risks. Structured instruments may be less liquid than other fixed-income securities and the price of structured instruments may be more volatile. In some cases, depending on the terms of the embedded index, a structured instrument may provide that the principal and/or interest payments may be adjusted below zero. Structured instruments also may involve significant credit risk and risk of default by the counterparty. Structured instruments may also be illiquid. Like other sophisticated strategies, the Fund’s use of structured instruments may not work as intended.

Sovereign Governmental and Supranational Debt. The Fund may invest in all types of debt securities of governmental issuers in all countries, including foreign countries. These sovereign debt securities may include: debt securities issued or guaranteed by governments, governmental agencies or instrumentalities and political subdivisions located in foreign countries; debt securities issued by government owned, controlled or sponsored entities located in foreign countries; interests in entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued by any of the above issuers; Brady Bonds, which are debt securities issued under the framework of the Brady Plan as a means for debtor nations to restructure their outstanding external indebtedness; participations in loans between emerging market governments and financial institutions; or debt securities issued by supranational entities such as the World Bank. A supranational entity is a bank, commission or company established or financially supported by the national governments of one or more countries to promote reconstruction or development. Sovereign government and supranational debt involve all the risks described herein regarding foreign and emerging markets investments as well as the risk of debt moratorium, repudiation or renegotiation.

Inflation-Indexed Bonds. Inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds) are fixed income securities the principal value of which is periodically adjusted according to the rate of inflation. If the index measuring inflation falls, the principal value of inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds) will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds (“TIPs”). For bonds that do not provide a similar guarantee, the adjusted principal value of the bond repaid at maturity may be less than the original principal. With regard to municipal inflation-indexed bonds and certain corporate inflation-indexed bonds, the inflation adjustment is typically reflected in the semi-annual coupon payment. As a result, the principal value of municipal inflation-indexed bonds and such corporate inflation-indexed bonds does not adjust according to the rate of inflation.

Event-Linked Instruments/Catastrophe Bonds. The Fund may obtain event-linked exposure by investing in “event-linked bonds” or “event-linked swaps” or by implementing “event-linked strategies.” Event-linked exposure results in gains or losses that typically are contingent on, or formulaically related to, defined trigger events. Examples of trigger events include hurricanes, earthquakes, weather-related phenomena or statistics relating to such events. Some event-linked bonds are commonly referred to as “catastrophe bonds.” If a trigger event occurs, the principal amount of the bond is reduced (potentially to zero), and the Fund may lose all or a portion of its entire principal invested in the bond or the entire notional amount on a swap.

Reinsurance Notes. The Fund may invest, directly or indirectly, in reinsurance contracts through shares or notes issued in connection with quota shares and/or may gain exposure to reinsurance contracts through excess of loss notes and/or industry loss warranties (collectively, “Reinsurance Notes”). As Reinsurance Notes represent an interest, either proportional or non-proportional, in one or more underlying reinsurance contracts, the Fund has limited transparency into the individual underlying contract(s) and, therefore, must rely upon the risk assessment and sound underwriting practices of the sponsor. Accordingly, it may be more difficult to fully evaluate the underlying risk profile of Reinsurance Notes, which may place the Fund’s assets at greater risk of loss than if the Adviser had more complete information. The lack of transparency may also make the valuation of such investments more difficult and potentially result in mispricing that could result in losses to the Fund. In Reinsurance Notes, the Fund cannot lose more than the amount invested.

Equity Securities

In addition to investments in closed-end funds and SPACs, the Fund may invest in other equity securities, including common stocks, warrants, REITs, depositary receipts, and listed and unlisted private equity funds or other private funds.

Common Stock. Common stock represents a unit of equity ownership of a corporation. Owners typically are entitled to vote on the selection of directors and other important corporate governance matters, to receive dividend payments, if any, on their holdings. However, ownership of common stock does not entitle owners to participate in the day-to-day operations of the corporation. Common stock of domestic and foreign public corporations can be listed, and their shares traded, on domestic stock exchanges, such the NYSE or the NASDAQ Stock Market. Domestic and foreign corporations also may have their shares traded on foreign exchanges, such as the London Stock Exchange or the Tokyo Stock Exchange. Common stock may be privately placed or publicly offered. The price of common stock is generally determined by corporate earnings, type of products or services offered, projected growth rates, experience of management, liquidity, and market conditions generally. In the event that a corporation declares bankruptcy or is liquidated, the claims of secured and unsecured creditors and owners of bonds and preferred stock take precedence over the claims of those who own common stock.

Warrants. Warrants are privileges issued by corporations enabling the owners to subscribe to and purchase a specified number of shares of the corporation at a specified price during a specified period of time. Subscription rights normally have a short life span to expiration. The purchase of warrants involves the risk that the Fund could lose the purchase value of a right or warrant if the right to subscribe to additional shares is not exercised prior to the warrants’ expiration. Also, the purchase of warrants involves the risk that the effective price paid for the warrant added to the subscription price of the related security may exceed the value of the subscribed security’s market price such as when there is no movement in the level of the underlying security.

REITs. The Fund may invest in equity interests and debt securities issued by REITs. REITs possess certain risks which differ from an investment in common stocks. REITs are financial vehicles that pool investor’s capital to purchase or finance real estate. REITs may concentrate their investments in specific geographic areas or in specific property types (i.e., hotels, shopping malls, residential complexes and office buildings). The market value of REIT shares and the ability of REITs to distribute income may be adversely affected by several factors, including rising interest rates, changes in the national, state and local economic climate and real estate conditions, perceptions of prospective tenants of the safety, convenience and attractiveness of the properties, the ability of the owners to provide adequate management, maintenance and insurance, the cost of complying with the Americans with Disabilities Act, increased competition from new properties, the impact of present or future environmental legislation and compliance with environmental laws, changes in real estate taxes and other operating expenses, adverse changes in governmental rules and fiscal policies, adverse changes in zoning laws and other factors beyond the control of the REIT issuers. In addition, distributions received by the Fund from REITs may consist of dividends, capital gains and/or return of capital. As REITs generally pay a higher rate of dividends (on a pre-tax basis) than operating companies, to the extent application of the Fund’s investment strategy results in the Fund investing in REIT shares, the percentage of the Fund’s dividend income received from REIT shares will likely exceed the percentage of the Fund’s portfolio which is comprised of REIT shares. There are three general categories of REITs: equity REITs, mortgage REITs and hybrid REITs. Equity REITs invest primarily in direct fee ownership or leasehold ownership of real property; they derive most of their income from rents. Mortgage REITs invest mostly in mortgages on real estate, which may secure construction, development or long-term loans, and the main source of their income is mortgage interest payments. Hybrid REITs hold both ownership and mortgage interests in real estate.

Depositary Receipts. The Fund may invest in sponsored and unsponsored American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and other similar global instruments. ADRs typically are issued by a U.S. bank or trust company and evidence ownership of underlying securities issued by a non-U.S. corporation. EDRs, which are sometimes referred to as Continental Depositary Receipts, are receipts issued in Europe, typically by non-U.S. banks and trust companies, that evidence ownership of either non-U.S. or domestic underlying securities. GDRs are depositary receipts structured like global debt issues to facilitate trading on an international basis.

Private Equity Funds. The Fund may invest directly in private equity funds and listed private equity funds, which may include, among others, business development companies, investment holding companies, publicly traded limited partnership interests (common units), publicly traded venture capital funds, publicly traded venture capital trusts, publicly traded private equity funds, publicly traded private equity investment trusts, publicly traded closed-end funds, publicly traded financial institutions that lend to or invest in privately held companies and any other publicly traded vehicle whose purpose is to invest in privately held companies.

The Fund may invest in private equity funds and listed private equity funds that emphasize making equity and equity-like (preferred stock, convertible stock and warrants) investments in later stage to mature businesses, or may invest in other private equity funds making debt investments or investments in companies at other stages of development. The Fund may also make these private equity investments directly. In addition, the Fund may invest in the common stock of closed-end management investment companies, including business development companies that invest in securities of listed private equity companies.

An investment in a private fund may be made in the primary offering of such fund’s securities or acquired in the secondary market. Such investments may constitute “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act of 1933.

The Adviser evaluates private funds based on the depth of resources of management, consistency of investment process, prior investment performance, expenses, and purity of exposure to an asset class using information contained in such private funds’ marketing materials, including private placement memoranda, and gained from the Adviser’s relationships with the management of such private funds. The Adviser aims to invest in private funds managed by investment advisers who the Adviser believes have the ability to invest successfully in their respective strategy, geography, and/or sector.

Foreign Investments and Emerging Markets

Non-U.S. Securities. The Fund may invest without limit in securities of non-U.S. issuers (“Non-U.S. Securities”). These securities may be U.S. dollar-denominated or non-U.S. dollar-denominated and include: (i) debt obligations issued or guaranteed by foreign national, provincial, state, municipal or other governments with taxing authority or by their agencies or instrumentalities, including securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings, commonly referred to as “Brady Bonds;” (ii) debt obligations of supranational entities; (iii) debt obligations and other debt securities of foreign corporate issuers; (iv) fixed income securities issued by corporations that generate significant profits from non-U.S. countries; and (v) structured securities, including but not limited to, warrants, options and other derivatives, whose price is directly linked to Non-U.S. Securities or indices of Non-U.S. Securities. Some Non-U.S. Securities may be less liquid and more volatile than securities of comparable U.S. issuers. Similarly, there is less volume and liquidity in most foreign securities markets than in the United States and, at times, greater price volatility than in the United States. Because evidence of ownership of such securities usually is held outside the United States, the Fund will be subject to additional risks if it invests in Non-U.S. Securities, which include adverse political and economic developments, seizure or nationalization of foreign deposits and adoption of governmental restrictions which might adversely affect or restrict the payment of principal and interest or dividends on the foreign securities to investors located outside the country of the issuer, whether from currency blockage or otherwise. Non-U.S. Securities may trade on days when the common shares are not priced or traded.

Emerging Markets Investments. The Fund may invest without limitation in securities of issuers located in emerging market countries, including securities denominated in currencies of emerging market countries. Emerging market countries generally include every nation in the world (including countries that may be considered “frontier” markets) except the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. There is no minimum rating criteria for the Fund’s investments in such securities. These issuers may be subject to risks that do not apply to issuers in larger, more developed countries. These risks are more pronounced to the extent the Fund invests significantly in one country. Less information about emerging market issuers or markets may be available due to less rigorous disclosure and accounting standards or regulatory practices. Emerging markets are smaller, less liquid and more volatile than U.S. markets. In a changing market, the Adviser may not be able to sell the Fund’s portfolio securities in amounts and at prices they consider reasonable. The U.S. dollar may appreciate against non-U.S. currencies or an emerging market government may impose restrictions on currency conversion or trading. The economies of emerging market countries may grow at a slower rate than expected or may experience a downturn or recession. Economic, political and social developments may adversely affect emerging market countries and their securities markets.

Foreign Currency Transactions. The Fund’s common shares are priced in U.S. dollars and the distributions paid by the Fund to common shareholders are paid in U.S. dollars. However, a portion of the Fund’s assets may be denominated in non-U.S. currencies and the income received by the Fund from such securities will be paid in non-U.S. currencies. The Fund also may invest in or gain exposure to non-U.S. currencies for investment or hedging purposes. The Fund’s investments in securities that trade in, or receive revenues in, non-U.S. currencies will be subject to currency risk, which is the risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. The Fund may (but is not required to) hedge some or all of its exposure to non-U.S. currencies through the use of derivative strategies, including forward foreign currency exchange contracts, foreign currency futures contracts and options on foreign currencies and foreign currency futures. Suitable hedging transactions may not be available in all circumstances and there can be no assurance that the Fund will engage in such transactions at any given time or from time to time when they would be beneficial. Although the Fund has the flexibility to engage in such transactions, the Adviser may determine not to do so or to do so only in unusual circumstances or market conditions. These transactions may not be successful and may eliminate any chance for the Fund to benefit from favorable fluctuations in relevant foreign currencies. The Fund may also use derivatives contracts for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another.

Other Investment Companies

In addition to investments in closed-end funds, the Fund may invest in securities of other investment companies (including exchange-traded funds, business development companies and money market funds, including other investment companies managed by the Adviser or its affiliates), subject to applicable regulatory limits, that invest primarily securities of the types in which the Fund may invest directly. As a shareholder in an investment company, the Fund will bear its ratable share of that investment company’s expenses and will remain subject to payment of the Fund’s advisory and other fees and expenses with respect to assets so invested. Holders of common shares will therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies (except that it will not be subject to duplicate advisory fees with respect to other investment companies managed by the Adviser or its affiliates). The Adviser will take expenses into account when evaluating the investment merits of an investment in an investment company relative to available equity and/or fixed-income securities investments. In addition, the securities of other investment companies may be leveraged and will therefore be subject to the same leverage risks to which the Fund may be subject to the extent it employs a leverage strategy. Additionally, the Fund may invest in other investment companies that have exposure to and may invest in digital assets that utilize blockchain technology.

Private Funds

The Fund may invest in private funds that pursue private credit, real estate, reinsurance, fixed income or equity strategies without preference to any sector in which such private funds may invest. Additionally, the Fund may invest in private funds that have exposure to and may invest in digital assets that utilize blockchain technology. An investment in a private fund may be made in the primary offering of such fund’s securities or acquired in the secondary market. Such investments may constitute “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act of 1933. The Fund presently intends not to invest more than 20% of its total assets in private funds.

The Adviser evaluates private funds based on the depth of resources of management, consistency of investment process, prior investment performance, expenses, and purity of exposure to an asset class using information contained in such private funds’ marketing materials, including private placement memoranda, and gained from the Adviser’s relationships with the management of such private funds. The Adviser aims to invest in private funds managed by investment advisers who the Adviser believes have the ability to invest successfully in their respective strategy, geography, and/or sector.

Other Investments/Techniques

Short-Term Debt Securities; Temporary Defensive Positions; Invest-Up Period. During temporary defensive periods (e.g., times when, in the Adviser’s opinion, temporary imbalances of supply and demand or other temporary dislocations in the market adversely affect the price at which fixed income securities are available, or in connection with the termination of the Fund) and in order to keep cash on hand fully invested, including the period during which the net proceeds of this offering of common shares (or preferred shares, should the Fund determine to issue preferred shares in the future) are being invested, the Fund may invest any percentage of its assets in liquid, short-term investments including high quality, short-term securities and securities of other open- or closed-end investment companies that invest primarily in securities of the type in which the Fund may invest directly. The Adviser’s determination that they are temporarily unable to follow the Fund’s investment strategy or that it is impractical to do so will generally occur only in situations in which a market disruption event has occurred and where trading in the securities selected through application of the Fund’s investment strategy is extremely limited or absent or in connection with the termination of the Fund.

Short Sales. The Fund may make short sales of securities. A short sale is a transaction in which the Fund sells a security it does not own in anticipation that the market price of that security will decline. The Fund may make short sales to hedge positions, for duration and risk management, in order to maintain portfolio flexibility or to enhance income or gain. When the Fund makes a short sale, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. The Fund may have to pay a fee to borrow particular securities and is often obligated to pay over any payments received on such borrowed securities. The Fund’s obligation to replace the borrowed security will be secured by collateral deposited with the broker-dealer, usually cash, U.S. Government securities or other liquid securities. Depending on arrangements made with the broker-dealer from which it borrowed the security regarding payment over of any payments received by the Fund on such security, the Fund may not receive any payments (including interest) on its collateral deposited with such broker-dealer. If the price of the security sold short increases between the time of the short sale and the time the Fund replaces the borrowed security, the Fund will incur a loss; conversely, if the price declines, the Fund will realize a gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. Although the Fund’s gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited.

Derivatives. The derivative instruments (both exchange-traded and over-the-counter instruments) in which the Fund may invest include forwards (such as forward foreign currency contracts, and forward interest rate agreements), futures (such as currency, equity, fixed income/debt (including interest rate), and index futures), options (including options on swaps (commonly known as swaptions), options on futures, options on indices, writing (selling) calls against positions in the portfolio (covered calls) or writing (selling) puts), structured investments (such as equity-linked notes), and swaps (such as total return, credit default, credit default index, fixed income/debt (including interest rate swaps), and swaps on index futures). The Fund typically will not gain investment exposure to the commodities markets directly, but may do so indirectly through investment in one or more subsidiaries. The Fund complies with provisions of the Investment Company Act governing investment policies on an aggregate basis with each subsidiary and the provisions of the Investment Company Act governing capital structure and leverage on an aggregate basis with the subsidiary so that the Fund treats each subsidiary’s debt as its own for purposes of Section 18. Any investment adviser to a subsidiary complies with provisions of the Investment Company Act relating to investment advisory contracts (Section 15) as if it were an investment adviser to the Fund under Section 2(a)(20) of the Investment Company Act. Each subsidiary complies with provisions relating to affiliated transactions and custody. The Fund may invest in derivatives for both hedging and non-hedging purposes, including, for example, seeking to enhance returns or as a substitute for a position in an underlying asset, instrument, or other reference, to increase market exposure and investment flexibility, or to obtain or reduce particular exposures.

The Fund may enter into derivative transactions that have leverage embedded in them. Derivative transactions that the Fund may enter into and the risks associated with them are described elsewhere in this Prospectus. The Fund cannot assure you that investments in derivative transactions that have leverage embedded in them will result in a higher return on its common shares.

Under Rule 18f-4 under the Investment Company Act, among other things, the Fund must either use derivatives in a limited manner or comply with an outer limit on fund leverage risk based on value-at-risk.

When-Issued, Delayed Delivery Securities and Forward Commitment Securities. The Fund may purchase securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis (including on a “TBA” (to be announced) basis) or on a “delayed delivery” basis. When such transactions are negotiated, the price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. When-issued securities and forward commitments may be sold prior to the settlement date. If the Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it might incur a gain or loss. Pursuant to recommendations of the Treasury Market Practices Group, which is sponsored by the Federal Reserve Board of New York, the Fund or its counterparty generally is required to post collateral when entering into certain forward-settling transactions, including without limitation TBA transactions.

The market value of the securities underlying a commitment to purchase securities, and any subsequent fluctuations in their market value, is taken into account when determining the NAV of the Fund starting on the day the Fund agrees to purchase the securities. The Fund does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date.

Rule 18f-4 under the Investment Company Act permits the Fund to enter into when-issued or forward-settling securities (e.g., firm and standby commitments, including TBA commitments, and dollar rolls) and non-standard settlement cycle securities notwithstanding the limitation on the issuance of senior securities in Section 18 of the Investment Company Act, provided that the Fund intends to physically settle the transaction and the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). If a when-issued, forward-settling or non-standard settlement cycle security does not satisfy the Delayed-Settlement Securities Provision, then it is treated as a derivatives transaction under Rule 18f-4.

Restricted and Illiquid Investments. The Fund may invest without limitation in illiquid or less liquid investments or investments in which no secondary market is readily available or which are otherwise illiquid, including private placement securities. Liquidity of an investment relates to the ability to dispose easily of the investment and the price to be obtained upon disposition of the investment, which may be less than would be obtained for a comparable more liquid investment. “Illiquid investments” are investments which cannot be sold within seven days in the ordinary course of business at approximately the value used by the Fund in determining its NAV. Illiquid investments may trade at a discount from comparable, more liquid investments. Illiquid investments are subject to legal or contractual restrictions on disposition or lack an established secondary trading market.

LEVERAGE

The Fund uses leverage through directly borrowing from banks. The Fund has entered into a $125 million Facility with TD Bank effective on July 20, 2021, which matures on January 20, 2026. As of April 30, 2025, the Fund had $45 million outstanding drawn under the Facility. The use of leverage may also take the form of, without limitation, any of the various financial instruments described herein, including derivative instruments which are inherently leveraged and trading in products with embedded leverage such as options, short sales, swaps and forwards. The instruments and borrowings utilized by the Fund to leverage investments may be collateralized by the Fund’s portfolio, respectively.

The use of leverage will magnify the volatility of changes in the value of the investments of the Fund. Accordingly, any event which adversely affects the value of an investment would be magnified to the extent the investment is leveraged. The cumulative effect of the use of leverage by the Fund in a market that moves adversely to its investments could result in substantial losses to the Fund, which would be greater than if the Fund was not leveraged.

While leverage increases the buying power of the Fund and presents opportunities for increasing total returns, it has the effect of potentially increasing losses as well. For example, funds borrowed for leveraging will be subject to interest, transaction and other costs, and other types of leverage also involve transaction and other costs. Any such costs may or may not be recovered by the return on the Fund’s portfolio. Leverage would increase the investment return of the Fund if an investment purchased with or utilizing leverage earns a greater return than the cost to the Fund of such leverage. The use of leverage will decrease the investment return if the Fund fails to recover the cost of such leverage.

Certain types of leverage the Fund may use may result in the Fund being subject to covenants relating to asset coverage and portfolio composition requirements. The Fund may be subject to certain restrictions on investments imposed by one or more lenders or by guidelines of one or more rating agencies, which may issue ratings for any short-term debt securities or preferred shares issued by the Fund. The terms of any borrowings or rating agency guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the Investment Company Act. The Adviser does not believe that these covenants or guidelines will impede it from managing the Fund’s portfolio in accordance with its investment objectives and policies if the Fund were to utilize leverage.

Under the Investment Company Act, the Fund is not permitted to issue senior securities if, immediately after the issuance of such senior securities, the Fund would have an asset coverage ratio (as defined in the Investment Company Act) of less than 300% with respect to senior securities representing indebtedness (i.e., for every dollar of indebtedness outstanding, the Fund is required to have at least three dollars of assets) or less than 200% with respect to senior securities representing preferred shares (i.e., for every dollar of preferred shares outstanding, the Fund is required to have at least two dollars of assets). The Investment Company Act also provides that the Fund may not declare distributions or purchase its shares (including through tender offers) if, immediately after doing so, it will have an asset coverage ratio of less than 300% or 200%, as applicable. Under the Investment Company Act, certain short-term borrowings (such as for cash management purposes) are not subject to these limitations if (i) repaid within 60 days, (ii) not extended or renewed and (iii) not in excess of 5% of the total assets of the Fund.

Credit Facility

The Fund has entered into a $125 million Facility with TD Bank effective on July 20, 2021, which matures on January 20, 2026. As of April 30, 2025, the Fund had $45 million outstanding drawn under the Facility. The Facility provides a source of leverage and is collateralized by assets of the Fund. The Fund is required to prepay outstanding amounts under this Facility or may incur a penalty rate of interest upon the occurrence of certain events of default. The Fund is typically required to indemnify the lenders under the Facility against liabilities they may incur in connection therewith.

In addition, the Facility contains covenants that, among other things, limit the Fund’s ability to pay distributions in certain circumstances, incur additional debt, change certain of its investment policies, and engage in certain transactions, including mergers and consolidations. The Facility also requires asset coverage ratios in addition to those required by the Investment Company Act. The Fund is required to pledge its assets and to maintain a portion of its assets in cash or high-grade securities as a reserve against interest or principal payments and expenses. The Facility has customary covenant, negative covenant, and default provisions.

The terms and conditions of the Facility may be subject to change upon renewal or refinancing, and there is no assurance that it will be replaced or refinanced on terms and conditions representative of the foregoing, or that additional material terms will not apply. The Facility may in the future be replaced or refinanced by one or more credit facilities having substantially different terms or by the issuance of preferred shares.

Preferred Shares

The Fund is permitted to leverage its portfolio by issuing preferred shares. Under the Investment Company Act, the Fund is not permitted to issue preferred shares if, immediately after such issuance, the liquidation value of the Fund’s outstanding preferred shares exceeds 50% of its assets (including the proceeds from the issuance) less liabilities other than borrowings (i.e., the value of the Fund’s assets must be at least 200% of the liquidation value of its outstanding preferred shares). In addition, the Fund would not be permitted to declare any cash dividend or other distribution on its common shares unless, at the time of such declaration, the value of the Fund’s assets less liabilities other than borrowings is at least 200% of such liquidation value.

The Fund expects that preferred shares, if issued, will pay adjustable rate dividends based on shorter-term interest rates, which would be redetermined periodically by a fixed spread or remarketing process, subject to a maximum rate which would increase over time in the event of an extended period of unsuccessful remarketing. The adjustment period for preferred share dividends could be as short as one day or as long as a year or more. Preferred shares, if issued, could include a liquidity feature that allows holders of preferred shares to have their shares purchased by a liquidity provider in the event that sell orders have not been matched with purchase orders and successfully settled in a remarketing. The Fund expects that it would pay a fee to the provider of this liquidity feature, which would be borne by common shareholders of the Fund. The terms of such liquidity feature could require the Fund to redeem preferred shares still owned by the liquidity provider following a certain period of continuous, unsuccessful remarketing, which may adversely impact the Fund.

If preferred shares are issued, the Fund may, to the extent possible, purchase or redeem preferred shares from time to time to the extent necessary in order to maintain asset coverage of any preferred shares of at least 200%. In addition, as a condition to obtaining ratings on the preferred shares, the terms of any preferred shares issued are expected to include asset coverage maintenance provisions which will require the redemption of the preferred shares in the event of non-compliance by the Fund and may also prohibit dividends and other distributions on the common shares in such circumstances. In order to meet redemption requirements, the Fund may have to liquidate portfolio securities. Such liquidations and redemptions would cause the Fund to incur related transaction costs and could result in capital losses to the Fund. Prohibitions on dividends and other distributions on the common shares could impair the Fund’s ability to qualify as a RIC under the Code.

If the Fund issues preferred shares, the Fund expects that it will be subject to certain restrictions imposed by guidelines of one or more rating agencies that may issue ratings for preferred shares issued by the Fund. These guidelines are expected to impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Fund by the Investment Company Act. It is not anticipated that these covenants or guidelines would impede the Adviser from managing the Fund’s portfolio in accordance with the Fund’s investment objectives and policies.

Disposition of Investments

From a fundamental perspective, an investment may be sold if the investment does not meet original performance expectations or if the investment thesis no longer applies because of changes in the underlying fundamentals of the investment, business or industry. Investments also may be sold if a price or value target is achieved or if credit deterioration occurs. In addition, from a relative value perspective, the Adviser may decide to sell an investment if it believes there are better risk/reward opportunities available or there is a risk of default or loss of principal.

Temporary Borrowings

The Fund may also borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions which otherwise might require untimely dispositions of Fund securities.

RISKS

An investment in the Fund involves risks, including closed-end structure risk, market risk, issuer risk, interest rate risk, and credit risk, among others. Descriptions of these and other risks of investing in the Fund are provided below (in alphabetical order). There is no assurance that the Fund will achieve its investment objectives and you may lose money. The value of the Fund’s holdings may decline, and the Fund’s NAV and share price may go down. An investment in the Fund is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency. The significance of any specific risk to an investment in the Fund will vary over time depending on the composition of the Fund’s portfolio, market conditions, and other factors. You should read all of the risk information below carefully, because any one or more of these risk may result in losses to the Fund.

Active Management Risk

The Fund is actively managed and its performance therefore will reflect, in part, the ability of the portfolio managers to make investment decisions that seek to achieve the Fund’s investment objective. Due to its active management, the Fund could underperform its benchmark index and/or other funds with similar investment objectives and/or strategies.

Activist Strategies Risk

The Fund may purchase securities of a fund/company that is the subject of a proxy contest or which activist investors, which could include accounts/funds affiliated with the Adviser, are attempting to influence, in the expectation that new management or a change in investment/business strategies will cause the price of the fund/company’s securities to increase. If the proxy contest, or the new management, is not successful, the market price of the fund/company’s securities will typically fall.

In addition, where an acquisition or restructuring transaction or proxy fight is opposed by the subject company’s management, the transaction often becomes the subject of litigation. Such litigation involves substantial uncertainties and may impose substantial cost and expense on the Fund.

Bank Loans Risk

The Fund’s investment program may include investments in of bank loans and participations. These obligations are subject to unique risks, including: (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws; (ii) so-called lender-liability claims by the issuer of the obligations; (iii) environmental liabilities that may arise with respect to collateral securing the obligations; and (iv) limitations on the ability of the Fund to directly enforce its rights with respect to participations. In analyzing each bank loan or participation, the Adviser attempts to compare the relative significance of the risks against the expected benefits of the investment. Successful claims by third parties arising from these and other risks will be borne by the Fund. As secondary market trading volumes increase, new loans are frequently adopting standardized documentation to facilitate loan trading, which may improve market liquidity. There can be no assurance, however, that future levels of supply and demand in loan trading will provide an adequate degree of liquidity or that the current level of liquidity will continue. Because of the provision to holders of such loans of confidential information relating to the borrower, the unique and customized nature of the loan agreement, and the private syndication of the loan, loans are not as easily purchased or sold as a publicly traded security, and historically the trading volume in the loan market has been small relative to the high-yield debt market. Further, the settlement period (the period between the execution of the trade and the delivery of cash to the purchaser) for some bank loans transactions may be significantly longer than the settlement period for other investments, and in some case may take longer than seven days. As a result, the Fund may be forced to sell investments at unfavorable prices or borrow money or effect short settlements where possible (at a cost to the Fund), in an effort to generate sufficient cash for whatever liquidity needs may arise. The Fund’s actions in this regard may not be successful.

Catastrophe Bonds Risk

Event-linked or catastrophe bonds carry material uncertainties and risk exposures to adverse conditions. If a trigger event, as defined within the terms of the bond, involves losses or other metrics exceeding a specific magnitude in the geographic region and time period specified therein, the Fund may lose a portion or all of its investment in such security, including accrued interest and/or principal invested in such security. Because catastrophe bonds cover “catastrophic” events that, if they occur, will result in significant losses, catastrophe bonds carry a high degree of risk of loss and are considered “high yield” or “junk bonds.” The rating, if any, primarily reflects the rating agency’s calculated probability that a predefined trigger event will occur. Thus, lower-rated bonds have a greater likelihood of a triggering event occurring and loss to the Fund.

Catastrophe bonds are also subject to extension risk. The sponsor of such an investment might have the right to extend the maturity of the bond or note to verify that the trigger event did occur or to process and audit insurance claims. The typical duration of mandatory and optional extensions of maturity for reinsurance-related securities currently is between three months to two years. In certain circumstances, the extension may exceed two years. An extension to verify the potential occurrence of a trigger event will reduce the value of the bond or note due to the uncertainty of the occurrence of the trigger event and will hinder the Fund’s ability to sell the bond or note. Even if it is determined that the trigger event did not occur, such an extension will delay the Fund’s receipt of the bond’s or note’s principal and prevent the reinvestment of such proceeds in other, potentially higher yielding securities.

Closed-End Fund Structure Risk

Unlike open-end funds, closed-end funds like the Fund do not continuously offer shares and do not provide daily redemptions. Rather, if a shareholder determines to buy additional common shares or sell shares already held, the shareholder may do so by trading through a broker on the NYSE or otherwise. Because the market value of the common shares may be influenced by such factors as dividend levels (which are in turn affected by expenses), call protection on its portfolio securities, dividend stability, portfolio credit quality, the Fund’s NAV, relative demand for and supply of such shares in the market, general market and economic conditions and other factors beyond the control of the Fund, the Fund cannot assure you that its common shares will trade at a price equal to or higher than NAV in the future. The common shares are designed primarily for long-term investors and you should not purchase the common shares if you intend to sell them soon after purchase.

Co-investment Restrictions

The Fund is prohibited under the Investment Company Act from participating in certain transactions with its affiliates without the prior approval of the SEC. Any person that owns, directly or indirectly, 5% or more of the Fund’s outstanding voting securities will be its affiliate for purposes of the Investment Company Act and the Fund will generally be prohibited from buying or selling any securities from or to such affiliate. The Investment Company Act also prohibits certain “joint” transactions with certain of the Fund’s affiliates, which could include investments in the same portfolio company (whether at the same or different times), without prior approval of the SEC. If a person acquires more than 25% of the Fund’s voting securities, the Fund will be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. Similar restrictions limit the Fund’s ability to transact business with the Fund’s officers or Trustees or its affiliates. As a result of these restrictions, the Fund may be prohibited from buying or selling any security from or to any portfolio company of an investment fund managed by the Adviser or its affiliates without the prior approval of the SEC, which may limit the scope of investment opportunities that would otherwise be available to the Fund.

The Adviser has applied for an exemptive order from the SEC (the “Order”) that would grant the funds managed by the Adviser or certain affiliates, the ability to fully negotiate terms of co-investment transactions with other funds managed by the Adviser or certain affiliates, subject to the conditions included therein. There is no assurance that the Adviser will receive the Order on a timely basis or at all. Until the Adviser receives the Order, the Fund will not be permitted to participate in certain investments with the Adviser’s other funds or its affiliates. Even if the Order is granted, in certain situations, such as when there is an opportunity to invest in different securities of the same issuer, the personnel of the Adviser or its affiliates will need to decide which client will proceed with the investment. Such personnel will make these determinations based on policies and procedures, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations. When the Fund participates in a co-investment transaction, the personnel of the Adviser allocates a portion of the investment to the Fund based on the Fund’s investment objective and strategies, investment policies, investment positions, capital available for investment, and other pertinent factors. Any co-investment is made on equal footing with the funds managed by the Adviser or its affiliates, including identical terms, conditions, price, class of securities purchased, timing, and registration rights. To the extent the Fund is able to make co-investments with the Adviser’s affiliates, these co-investment transactions may give rise to conflicts of interest or perceived conflicts of interest among the Fund and the other participating accounts. Moreover, except in certain circumstances, when relying on the Order, the Fund is unable to invest in any issuer in which one or more funds managed by the Adviser or its affiliates has previously invested.

The Fund may also invest alongside the Adviser’s and its affiliates’ other clients, including other entities they manage, which are referred to as affiliates’ other clients, in certain circumstances where doing so is consistent with applicable law and SEC staff interpretations and guidance as well as the Adviser’s allocation policies. However, the Fund can offer no assurance that investment opportunities will be allocated to it fairly or equitably in the short-term or over time.

In situations where co-investment with affiliates’ other clients is not permitted under the Investment Company Act and related rules, existing or future staff guidance, or the terms and conditions of any exemptive relief granted to the Fund by the SEC, the Adviser will need to decide which client or clients will proceed with the investment. Generally, the Fund will not have an entitlement to make a co-investment in these circumstances and, to the extent that another client elects to proceed with the investment, the Fund will not be permitted to participate. Moreover, except in certain circumstances, the Fund is unable to invest in any issuer in which an affiliates’ other client holds a controlling interest. These restrictions may limit the scope of investment opportunities that would otherwise be available to the Fund.

Convertible Securities Risk

Convertible securities are subject to the usual risks associated with debt instruments, such as interest rate risk (the risk of losses attributable to changes in interest rates) and credit risk (the risk that the issuer of a debt instrument will default or otherwise become unable, or be perceived to be unable or unwilling, to honor a financial obligation, such as making payments to the Fund when due). Convertible securities also react to changes in the value of the common stock into which they convert, and are thus subject to market risk (the risk that the market values of securities or other investments that the Fund holds will fall, sometimes rapidly or unpredictably, or fail to rise). Because the value of a convertible security can be influenced by both interest rates and the common stock’s market movements, a convertible security generally is not as sensitive to interest rates as a similar debt instrument, and generally will not vary in value in response to other factors to the same extent as the underlying common stock. In the event of a liquidation of the issuing company, holders of convertible securities would typically be paid before the company’s common stockholders but after holders of any senior debt obligations of the company. The Fund may be forced to convert a convertible security before it otherwise would choose to do so, which may decrease the Fund’s return.

Corporate Bonds Risk

The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates. The market value of intermediate and longer-term corporate bonds is generally more sensitive to changes in interest rates than is the market value of shorter-term corporate bonds. The market value of a corporate bond also may be affected by factors directly related to the issuer, such as investors’ perceptions of the creditworthiness of the issuer, the issuer’s financial performance, perceptions of the issuer in the market place, performance of management of the issuer, the issuer’s capital structure and use of financial leverage and demand for the issuer’s goods and services. There is a risk that the issuers of corporate bonds may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. Corporate bonds of below investment grade quality are often high risk and have speculative characteristics and may be particularly susceptible to adverse issuer-specific developments.

Counterparty Risk

The risk exists that a counterparty to a transaction in a financial instrument held by the Fund or by a special purpose or structured vehicle in which the Fund invests may become insolvent or otherwise fail to perform its obligations, including making payments to the Fund, due to financial difficulties. The Fund may obtain no or limited recovery in a bankruptcy or other reorganizational proceedings, and any recovery may be significantly delayed. Transactions that the Fund enters into may involve counterparties in the financials sector and, as a result, events affecting the financials sector may cause the Fund’s NAV to fluctuate.

Credit Default Swaps Risk

The Fund may invest in credit default swaps. A credit default swap is a contract between two parties which transfers the risk of loss if a company fails to pay principal or interest on time or files for bankruptcy. In essence, an institution which owns corporate debt instruments can purchase a limited form of default protection by entering into a credit default swap with another bank, broker-dealer or financial intermediary. Upon an event of default, the swap may be terminated in one of two ways: (i) by the purchaser of credit protection delivering the referenced instrument to the swap counterparty and receiving a payment of par value, or (ii) by the parties pairing off payments, with the purchaser of the protection receiving a payment equal to the par value of the reference security less the price at which the reference security trades subsequent to default. The first way is the more common form of credit default swap termination.

In the manner described above, credit default swaps can be used to hedge a portion of the default risk on a single corporate bond or a portfolio of bonds. Credit default swaps can be used to implement the Adviser’s view that a particular credit, or group of credits, will experience credit improvement. In the case of expected credit improvement, the Fund may sell credit default protection in which it receives a premium to take on the risk. In such an instance, the obligation of the Fund to make payments upon the occurrence of a credit event creates leveraged exposure to the credit risk of the referenced entity. The Fund may also “purchase” credit default protection even in the case in which it does not own the referenced instrument if, in the judgment of the Adviser, there is a high likelihood of credit deterioration.

Credit default swap agreements involve greater risks than if the Fund had taken a position in the reference obligation directly (either by purchasing or selling) since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risks. A buyer generally will also lose its upfront payment or any periodic payments it makes to the seller counterparty and receive no payments from its counterparty should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional amount it pays to the buyer, resulting in a loss of value to the seller. A seller of a credit default swap or similar instrument is exposed to many of the same risks of leverage since, if a credit event occurs, the seller generally will be required to pay the buyer the full notional amount of the contract net of any amounts owed by the buyer related to its delivery of deliverable obligations.

In addition, the credit derivatives market is subject to a changing regulatory environment. It is possible that regulatory or other developments in the credit derivatives market could adversely affect the Fund’s ability to successfully use credit derivatives.

Credit Risk

Credit risk is the risk that the value of debt instruments may decline if the issuer thereof defaults or otherwise becomes unable or unwilling, or is perceived to be unable or unwilling, to honor its financial obligations, such as making payments to the Fund when due. Various factors could affect the actual or perceived willingness or ability of the issuer to make timely interest or principal payments, including changes in the financial condition of the issuer or in general economic conditions. Credit rating agencies assign credit ratings to certain debt instruments to indicate their credit risk. A rating downgrade by such agencies can negatively impact the value of such instruments. Lower quality or unrated instruments held by the Fund may present increased credit risk as compared to higher-rated instruments. Non-investment grade debt instruments may be subject to greater price fluctuations and are more likely to experience a default than investment grade debt instruments and therefore may expose the Fund to increased credit risk. If the Fund purchases unrated instruments, or if the ratings of instruments held by the Fund are lowered after purchase, the Fund will depend on analysis of credit risk more heavily than usual.

Risks Relating to Investments in Exchange Traded Funds/Trusts that invest in cryptocurrencies or similar digital assets that utilize blockchain technology.

The Fund has and may in the future invest in exchange traded investment funds/trusts and other private or exchange-traded securities/instruments that invest or plan to invest in digital assets that utilize blockchain technology and the Fund may hedge such investments through the use of other securities (including other funds or securities/instruments that own virtual currencies) and derivatives of virtual currencies, in each case, to the extent permitted by, and in accordance with, any future law, regulation, guidance, or exemptive relief provided by the SEC or its staff or other regulatory agency or body having jurisdiction. The Fund expects that any such investments are likely to constitute only a small proportion of its portfolio.

Currency Risk

The Fund’s investments that are denominated in a foreign currency are subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. The Adviser may try to hedge these risks by investing directly in foreign currencies, buying and selling forward foreign currency exchange contracts and buying and selling options on foreign currencies, but there can be no assurance such strategies will be effective.

Cybersecurity Risk

As part of its business, the Adviser processes, stores and transmits large amounts of electronic information, including information relating to the transactions of the Fund. Similarly, service providers of the Adviser, the Fund, especially the administrator, may process, store and transmit such information. The Adviser has procedures and systems in place that it believes are reasonably designed to protect such information and prevent data loss and security breaches. However, such measures cannot provide absolute security. The techniques used to obtain unauthorized access to data, disable or degrade service, or sabotage systems change frequently and may be difficult to detect for long periods of time. Hardware or software acquired from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Network connected services provided by third parties to the Adviser may be susceptible to compromise, leading to a breach of the Adviser’s network. The Adviser’s systems or facilities may be susceptible to employee error or malfeasance, government surveillance, or other security threats. On-line services that may be provided by the Adviser to the investors in the Fund may also be susceptible to compromise. Breach of the Adviser’s information systems may cause information relating to the transactions of the Fund to be lost or improperly accessed, used or disclosed.

The service providers of the Adviser and the Fund are subject to the same electronic information security threats as the Adviser. If a service provider fails to adopt or adhere to adequate data security policies, or in the event of a breach of its networks, information relating to the transactions of the Fund and personally identifiable information of investors in the Fund may be lost or improperly accessed, used or disclosed.

The loss or improper access, use or disclosure of the Adviser’s or the Fund’s proprietary information may cause the Adviser or the Fund to suffer, among other things, financial loss, the disruption of its business, liability to third parties, regulatory intervention or reputational damage. Any of the foregoing events could have a material adverse effect on the Fund.

Decision-Making Authority Risk

Investors have no authority to make decisions or to exercise business discretion on behalf of the Fund, except as set forth in the Fund’s governing documents. The authority for all such decisions is generally delegated to the Board, which in turn, has delegated the day-to-day management of the Fund’s investment activities to the Adviser, subject to oversight by the Board.

Deflation Risk

Deflation risk is the risk that prices throughout the economy decline over time, which may have an adverse effect on the market valuation of companies, their assets and their revenues. In addition, deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio.

Defensive Investing Risk

For defensive purposes, the Fund may allocate assets into cash or short-term fixed-income securities without limitation. In doing so, the Fund may succeed in avoiding losses but may otherwise fail to achieve its investment objectives. Further, the value of short-term fixed-income securities may be affected by changing interest rates and by changes in credit ratings of the investments. If the Fund holds cash uninvested it will be subject to the credit risk of the depository institution holding the cash.

Depositary Receipts Risk

Depositary receipts are receipts issued by a bank or trust company reflecting ownership of underlying securities issued by foreign companies. Some foreign securities are traded in the form of American Depositary Receipts (“ADRs”) and/or Global Depositary Receipts. Depositary receipts involve risks similar to the risks associated with investments in foreign securities, including those associated with an issuer’s (and any of its related companies’) country of organization and places of business operations, which may be related to the particular political, regulatory, economic, social and other conditions or events (including, for example, military confrontations and actions, war, other conflicts, terrorism and disease/virus outbreaks and epidemics) occurring in the country and fluctuations in such country’s currency, as well as market risk tied to the underlying foreign company. In addition, holders of depositary receipts may have limited voting rights, may not have the same rights afforded to stockholders of a typical domestic company in the event of a corporate action, such as an acquisition, merger or rights offering, and may experience difficulty in receiving company stockholder communications. There is no guarantee that a financial institution will continue to sponsor a depositary receipt, or that a depositary receipt will continue to trade on an exchange, either of which could adversely affect the liquidity, availability and pricing of the depositary receipt. Changes in foreign currency exchange rates will affect the value of depositary receipts and, therefore, may affect the value of your investment in the Fund. A potential conflict of interest exists to the extent that the Fund invests in ADRs for which the Fund’s custodian serves as depository bank.

Derivatives Risk

Derivatives may involve significant risks. Derivatives are financial instruments, traded on an exchange or in the OTC markets, with a value in relation to, or derived from, the value of an underlying asset(s) (such as a security, commodity or currency) or other reference, such as an index, rate or other economic indicator (each an underlying reference). Derivatives may include those that are privately placed or otherwise exempt from SEC registration, including certain Rule 144A eligible securities. Derivatives could result in Fund losses if the underlying reference does not perform as anticipated. Use of derivatives is a highly specialized activity that can involve investment techniques, risks, and tax planning different from those associated with more traditional investment instruments. The Fund’s derivatives strategy may not be successful and use of certain derivatives could result in substantial, potentially unlimited, losses to the Fund regardless of the Fund’s actual investment. A relatively small movement in the price, rate or other economic indicator associated with the underlying reference may result in substantial loss for the Fund. Derivatives may be more volatile than other types of investments. Derivatives can increase the Fund’s risk exposure to underlying references and their attendant risks, including the risk of an adverse credit event associated with the underlying reference (credit risk), the risk of an adverse movement in the value, price or rate of the underlying reference (market risk), the risk of an adverse movement in the value of underlying currencies (foreign currency risk) and the risk of an adverse movement in underlying interest rates (interest rate risk).

Derivatives may expose the Fund to additional risks, including the risk of loss due to a derivative position that is imperfectly correlated with the underlying reference it is intended to hedge or replicate (correlation risk), the risk that a counterparty will fail to perform as agreed (counterparty risk), the risk that a hedging strategy may fail to mitigate losses, and may offset gains (hedging risk), the risk that the return on an investment may not keep pace with inflation (inflation risk), the risk that losses may be greater than the amount invested (leverage risk), the risk that the Fund may be unable to sell an investment at an advantageous time or price (liquidity risk), the risk that the investment may be difficult to value (pricing risk), and the risk that the price or value of the investment fluctuates significantly over short periods of time (volatility risk). The value of derivatives may be influenced by a variety of factors, including national and international political and economic developments. Potential changes to the regulation of the derivatives markets may make derivatives more costly, may limit the market for derivatives, or may otherwise adversely affect the value or performance of derivatives.

The Fund may enter into derivative transactions that have leverage embedded in them. Derivative transactions that the Fund may enter into and the risks associated with them are described elsewhere in this Prospectus. The Fund cannot assure you that investments in derivative transactions that have leverage embedded in them will result in a higher return on its common shares.

Under Rule 18f-4 under the Investment Company Act, among other things, the Fund must either use derivatives in a limited manner or comply with an outer limit on fund leverage risk based on value-at-risk.

Derivatives Risk - Futures Contracts Risk

A futures contract is an exchange-traded derivative transaction between two parties in which a buyer (holding the “long” position) agrees to pay a fixed price (or rate) at a specified future date for delivery of an underlying reference from a seller (holding the “short” position). The seller hopes that the market price on the delivery date is less than the agreed upon price, while the buyer hopes for the contrary. Certain futures contract markets are highly volatile, and futures contracts may be illiquid. Futures exchanges may limit fluctuations in futures contract prices by imposing a maximum permissible daily price movement. The Fund may be disadvantaged if it is prohibited from executing a trade outside the daily permissible price movement. At or prior to maturity of a futures contract, the Fund may enter into an offsetting contract and may incur a loss to the extent there has been adverse movement in futures contract prices. The liquidity of the futures markets depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants make or take delivery, liquidity in the futures market could be reduced. Positions in futures contracts may be closed out only on the exchange on which they were entered into or through a linked exchange, and no secondary market exists for such contracts. Futures positions are marked to market each day and variation margin payment must be paid to or by the Fund. Because of the low margin deposits normally required in futures trading, it is possible that the Fund may employ a high degree of leverage in the portfolio. As a result, a relatively small price movement in a futures contract may result in substantial losses to the Fund, exceeding the amount of the margin paid. For certain types of futures contracts, losses are potentially unlimited. Futures markets are highly volatile and the use of futures may increase the volatility of the Fund’s NAV. Futures contracts executed (if any) on foreign exchanges may not provide the same protection as U.S. exchanges. Futures contracts can increase the Fund’s risk exposure to underlying references and their attendant risks, such as credit risk, market risk, foreign currency risk and interest rate risk, while also exposing the Fund to correlation risk, counterparty risk, hedging risk, inflation risk, leverage risk, liquidity risk, pricing risk and volatility risk.

Derivatives Risk - Options Risk

Options are derivatives that give the purchaser the option to buy (call) or sell (put) an underlying reference from or to a counterparty at a specified price (the strike price) on or before an expiration date. When writing options, the Fund is exposed to the risk that it may be required to buy or sell the underlying reference at a disadvantageous price on or before the expiration date. Options may involve economic leverage, which could result in greater volatility in price movement. The Fund’s losses could be significant, and are potentially unlimited for certain types of options. Options may be traded on a securities exchange or in the over-the-counter market. At or prior to maturity of an options contract, the Fund may enter into an offsetting contract and may incur a loss to the extent there has been adverse movement in options prices. Options can increase the Fund’s risk exposure to underlying references and their attendant risks, such as credit risk, market risk, foreign currency risk and interest rate risk, while potentially exposing the Fund to correlation risk, counterparty risk, hedging risk, inflation risk, leverage risk, liquidity risk, pricing risk and volatility risk.

Derivatives Risk - Regulation

There are many rules related to derivatives that may negatively impact the Fund, such as requirements related to recordkeeping, reporting, portfolio reconciliation, central clearing, minimum margin for uncleared over-the- counter instruments and mandatory trading on electronic facilities, and other transaction-level obligations. Parties that act as dealers in swaps, are also subject to extensive business conduct standards, additional “know your counterparty” obligations, documentation standards and capital requirements. All of these requirements add costs to the legal, operational and compliance obligations of the Adviser and the Fund, and increase the amount of time that the Adviser spends on non-investment-related activities. Requirements such as these also raise the costs of entering into derivative transactions, and these increased costs will likely be passed on to the Fund.

These rules are operationally and technologically burdensome for the Adviser and the Fund. These compliance obligations require employee training and use of technology, and there are operational risks borne by the Fund in implementing procedures to comply with many of these additional obligations.

These regulations may also result in the Fund forgoing the use of certain trading counterparties (such as broker-dealers and futures commission merchants (“FCMs”)), as the use of other parties may be more efficient for the Fund from a regulatory perspective. However, this could limit the Fund’s trading activities, create losses, preclude the Fund from engaging in certain transactions or prevent the Fund from trading at optimal rates and terms.

Many of these requirements were implemented under legislation intended to reform the U.S. financial regulatory system, the EU Regulation on OTC Derivatives, Central Counterparties and Trade Repositories (known as the European Market Infrastructure Regulation, or “EMIR”) and similar regulations globally. In the United States, regulatory responsibility for derivatives is divided between the SEC and the Commodities Futures Trading Commission (“CFTC”), a distinction that does not exist in any other jurisdiction. The SEC has regulatory authority over “security-based swaps” and the CFTC has regulatory authority over “swaps”. EMIR is being implemented in phases through the adoption of delegated acts by the European Commission. As a result of the SEC and CFTC bifurcation and the different pace at which the SEC, the CFTC, the European Commission and other international regulators have promulgated necessary regulations, different transactions are subject to different levels of regulation. Though many rules and regulations have been finalized, there are others, particularly SEC regulations with respect to security-based swaps that are still in the proposal stage or are expected to be introduced in the future.

Derivatives Risk - Swaps Risk

In a typical swap transaction, two parties agree to exchange the return earned on a specified underlying reference for a fixed return or the return from another underlying reference during a specified period of time. Swaps may be difficult to value and may be illiquid. Swaps could result in Fund losses if the underlying asset or reference does not perform as anticipated. Swaps create significant investment leverage such that a relatively small price movement in a swap may result in immediate and substantial losses to the Fund. The Fund may only close out a swap with its particular counterparty and may only transfer a position with the consent of that counterparty. Certain swaps, such as short swap transactions and total return swaps, have the potential for unlimited losses, regardless of the size of the initial position. Swaps can increase the Fund’s risk exposure to underlying references and their attendant risks, such as credit risk, market risk and interest rate risk, while potentially exposing the Fund to leverage risk, counterparty risk (i.e., the risk of counterparty default on its obligations under the swap agreement), illiquidity risk, valuation risk and volatility risk.

Digital Assets Risk

The Fund may invest in private funds or other entities with exposure to cryptocurrency, and therefore, the Fund may also invest indirectly in digital assets, subject to applicable legal and regulatory limitations (which are presently evolving). Bitcoin is a cryptocurrency, which is a type of digital asset. A cryptocurrency, like bitcoin, is a peer-to-peer, decentralized, digital currency the implementation of which relies on the principles of cryptography to validate the transactions and generation of the currency itself. The creation and use of digital assets is not currently subject to a fully-developed set of legal or regulatory requirements, and trading in digital assets is subject to high levels of volatility and the potential for market abuse. Digital assets exist entirely in electronic form, as entries in decentralized (or “distributed”) digital ledgers. The ledgers themselves, as well as the private encryption keys used to access digital asset balances, are held on hardware (which can be physically controlled by the holder or by a third party) or via software programs on third-party servers, and as such are susceptible to all of the risks inherent in holding any electronic data, such as power failure, data corruption, security breach, communication failure, and user error, among others. Accordingly, digital assets are subject to theft, destruction, or loss of value from hackers, corruption, or technology-specific factors such as viruses that do not affect traditional currency, which is underwritten by central banks and monetary authorities.

Transactions in digital assets are recorded and authenticated not by a central repository, but by a peer-to-peer network. While decentralization avoids certain common threats to computer networks (e.g., denial of service attacks), the use of a peer-to-peer system relies on participants in the network having greater numbers and computing power than coordinated attackers. This authentication strategy necessitates investment in substantial amounts of computing power, which in turn increases the burdens on participants in the network to stay ahead of attackers. If and as the popularity of bitcoin increases, the burdens on participants in the network (which are defrayed by transaction costs) can be expected to increase, which may reduce the value of bitcoins held by the Fund.

Transactions in digital assets also provide a high degree of anonymity, making them susceptible to misuse for criminal activities, such as money laundering. This misuse, or the perception of such misuse (even if untrue), could lead law enforcement agencies to close digital asset exchange platforms or other digital asset-related infrastructure with little or no notice and prevent users (such as the Fund) from accessing or retrieving digital assets held via such platforms or infrastructure. Fund investments in digital assets may also have adverse tax ramifications. For example, digital assets such as cryptocurrencies and nonfungible tokens (“NFTs”) are classified as property and not currency for tax purposes. Accordingly, they will be subject to capital gains, income taxes and other types of taxes, depending on the transaction. Digital assets that are traded within one year will be taxed at ordinary income tax rates and NFTs may be taxed as collectibles, which are subject to a higher long-term capital gains tax rate.

Distressed and Defaulted Securities Risk

Investments in the securities of financially distressed issuers are speculative and involve substantial risks. These securities may present a substantial risk of default or may be in default at the time of investment. The Fund may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings. In any reorganization or liquidation proceeding relating to a portfolio company, the Fund may lose its entire investment or may be required to accept cash or securities with a value less than its original investment. Among the risks inherent in investments in a troubled entity is that it frequently may be difficult to obtain information as to the true financial condition of such issuer. The Adviser’s judgment about the credit quality of the issuer and the relative value and liquidity of its securities may prove to be wrong. Distressed securities and any securities received in an exchange for such securities may be subject to restrictions on resale.

Equity Securities Risk

The Fund expects to buy and sell private and public equity securities. The value of equity securities of public and private, listed and unlisted companies and equity derivatives generally varies with the performance of the issuer and movements in the equity markets. As a result, the Fund may suffer losses if it invests in equity instruments of issuers whose performance diverges from the Adviser’s expectations or if equity markets generally move in a single direction and the Fund has not hedged against such a general move. The Fund also may be exposed to risks that issuers will not fulfill contractual obligations such as, in the case of convertible securities or private placements, delivering marketable common stock upon conversions of convertible securities and registering restricted securities for public resale.

Emerging Market Securities Risk

Securities issued by foreign governments or companies in emerging market countries, such as China, Russia and certain countries in Eastern Europe, the Middle East, Asia, Latin America or Africa, are more likely to have greater exposure to the risks of investing in foreign securities that are described in Foreign Securities Risk. In addition, emerging market countries are more likely to experience instability resulting, for example, from rapid changes or developments in social, political, economic or other conditions. Their economies are usually less mature and their securities markets are typically less developed with more limited trading activity (i.e., lower trading volumes and less liquidity) than more developed countries. Emerging market securities tend to be more volatile than securities in more developed markets. Many emerging market countries are heavily dependent on international trade and have fewer trading partners, which makes them more sensitive to world commodity prices and economic downturns in other countries. Some emerging market countries have a higher risk of currency devaluations, and some of these countries may experience periods of high inflation or rapid changes in inflation rates and may have hostile relations with other countries.

Exchange Traded Fund Risk

Investments in ETFs have unique characteristics, including, but not limited to, the expense structure and additional expenses associated with investing in ETFs. An ETF’s share price may not track its specified market index (if any) and may trade below its NAV, particularly during times of market stress. Certain ETFs use a “passive” investment strategy and do not take defensive positions in volatile or declining markets. Other ETFs in which the Fund may invest are actively managed ETFs (i.e., they do not track a particular benchmark), which indirectly subjects the Fund to active management risk. An active secondary market in an ETF’s shares may not develop or be maintained and may be halted or interrupted due to actions by its listing exchange, unusual market conditions or other reasons. There can be no assurance an ETF’s shares will continue to be listed on an active exchange. In addition, the Fund’s shareholders bear both their proportionate share of the Fund’s expenses and, indirectly, the ETF’s expenses, incurred through the Fund’s ownership of the ETF. Because the expenses and costs of an underlying ETF are shared by its investors, redemptions by other investors in the ETF could result in decreased economies of scale and increased operating expenses for such ETF. These transactions might also result in higher brokerage, tax or other costs for the ETF. This risk may be particularly important when one investor owns a substantial portion of the ETF.

The Funds generally expect to purchase shares of ETFs through broker-dealers in transactions on a securities exchange, and in such cases the Funds will pay customary brokerage commissions for each purchase and sale. Shares of an ETF may also be acquired by depositing a specified portfolio of the ETF’s underlying securities, as well as a cash payment generally equal to accumulated dividends of the securities (net of expenses) up to the time of deposit, with the ETF’s custodian, in exchange for which the ETF will issue a quantity of new shares sometimes referred to as a “creation unit.” Similarly, shares of an ETF purchased on an exchange may be accumulated until they represent a creation unit, and the creation unit may be redeemed in-kind for a portfolio of the underlying securities (based on the ETF’s NAV) together with a cash payment generally equal to accumulated dividends as of the date of redemption. The Funds may redeem creation units for the underlying securities (and any applicable cash), and may assemble a portfolio of the underlying securities (and any required cash) to purchase creation units. The Funds’ ability to redeem creation units may be limited by the Investment Company Act, which provides that ETFs, the shares of which are purchased in reliance on Section 12(d)(1)(F) of the Investment Company Act, will not be obligated to redeem such shares in an amount exceeding one percent of their total outstanding securities during any period of less than 30 days.

Failures of Futures Commission Merchants and Clearing Organizations Risk

The Fund is required to deposit funds to margin open positions in cleared derivative instruments (both futures and swaps) with a clearing broker registered as a “futures commission merchant” (“FCM”). The Commodity Exchange Act (the “CEA”) requires an FCM to segregate all funds received from customers with respect to any orders for the purchase or sale of U.S. domestic futures contracts and cleared swaps from the FCM’s proprietary assets. Similarly, the CEA requires each FCM to hold in a separate secure account all funds received from customers with respect to any orders for the purchase or sale of foreign futures contracts and segregate any such funds from the funds received with respect to domestic futures contracts. However, all funds and other property received by an FCM from its customers are held by an FCM on a commingled basis in an omnibus account and amounts in excess of assets posted to the clearing organization may be invested by an FCM in certain instruments permitted under the applicable regulation. There is a risk that assets deposited by the Fund with any FCM as margin for futures contracts may, in certain circumstances, be used to satisfy losses of other clients of the Fund’s FCM. In addition, the assets of the Fund posted as margin against both swaps and futures contracts may not be fully protected in the event of the FCM’s bankruptcy.

Foreign Securities Risk

Investments in or exposure to foreign securities involve certain risks not associated with investments in or exposure to securities of U.S. companies. For example, foreign markets can be extremely volatile. Foreign securities may also be less liquid, making them more difficult to trade, than securities of U.S. companies so that the Fund may, at times, be unable to sell foreign securities at desirable times or prices. Brokerage commissions, custodial costs and other fees are also generally higher for foreign securities. The Fund may have limited or no legal recourse in the event of default with respect to certain foreign securities, including those issued by foreign governments. In addition, foreign governments may impose withholding or other taxes on the Fund’s income, capital gains or proceeds from the disposition of foreign securities, which could reduce the Fund’s return on such securities. In some cases, such withholding or other taxes could potentially be confiscatory. Other risks include: possible delays in the settlement of transactions or in the payment of income; generally less publicly available information about foreign companies; the impact of economic, political, social, diplomatic or other conditions or events (including, for example, military confrontations, war, terrorism and disease/virus outbreaks and epidemics), possible seizure, expropriation or nationalization of a company or its assets or the assets of a particular investor or category of investors; accounting, auditing and financial reporting standards that may be less comprehensive and stringent than those applicable to domestic companies; the imposition of economic and other sanctions against a particular foreign country, its nationals or industries or businesses within the country; and the generally less stringent standard of care to which local agents may be held in the local markets. In addition, it may be difficult to obtain reliable information about the securities and business operations of certain foreign issuers. Governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the level of risks.

The risks posed by sanctions against a particular foreign country, its nationals or industries or businesses within the country may be heightened to the extent the Fund invests significantly in the affected country or region or in issuers from the affected country that depend on global markets. Additionally, investments in certain countries may subject the Fund to a number of tax rules, the application of which may be uncertain. Countries may amend or revise their existing tax laws, regulations and/or procedures in the future, possibly with retroactive effect. Changes in or uncertainties regarding the laws, regulations or procedures of a country could reduce the after-tax profits of the Fund, directly or indirectly, including by reducing the after-tax profits of companies located in such countries in which the Fund invests, or result in unexpected tax liabilities for the Fund. The performance of the Fund may also be negatively affected by fluctuations in a foreign currency’s strength or weakness relative to the U.S. dollar, particularly to the extent the Fund invests a significant percentage of its assets in foreign securities or other assets denominated in currencies other than the U.S. dollar. Currency rates in foreign countries may fluctuate significantly over short or long periods of time for a number of reasons, including changes in interest rates, imposition of currency exchange controls and economic or political developments in the U.S. or abroad. The Fund may also incur currency conversion costs when converting foreign currencies into U.S. dollars and vice versa.

Frequent Trading Risk

The portfolio managers may actively and frequently trade investments in the Fund’s portfolio to carry out its investment strategies. Frequent trading of investments increases the possibility that the Fund, as relevant, will realize taxable capital gains (including short-term capital gains, which are generally taxable to shareholders at higher rates than long-term capital gains for U.S. federal income tax purposes), which could reduce the Fund’s after-tax return. Frequent trading can also mean higher brokerage and other transaction costs, which could reduce the Fund’s return. The trading costs and tax effects associated with portfolio turnover may adversely affect the Fund’s performance.

Government Interventions Risk

Extreme volatility and illiquidity in markets has in the past led to, and may in the future lead to, extensive governmental interventions in equity, debt, credit and currency markets. Generally, such interventions are intended to reduce volatility and precipitous drops in value. In certain cases, governments have intervened on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition, these interventions have typically been unclear in scope and application, resulting in uncertainty. It is impossible to predict when these restrictions will be imposed, what the interim or permanent restrictions will be and/or the effect of such restrictions on the Fund’s strategies.

Hedging Transactions

The Fund may utilize financial instruments, both for investment purposes and for risk management purposes in order to (i) protect against possible changes in the market value of the Fund’s investment portfolio resulting from fluctuations in the securities markets and changes in interest rates; (ii) protect the Fund’s unrealized gains in the value of the Fund’s investment portfolio; (iii) facilitate the sale of any such investments; (iv) enhance or preserve returns, spreads or gains on any investment in the Fund’s portfolio; (v) hedge the interest rate or currency exchange rate on any of the Fund’s liabilities or assets; (vi) protect against any increase in the price of any securities the Fund anticipates purchasing at a later date or (vii) for any other reason that the Adviser deems appropriate.

The success of the Fund’s hedging strategy will depend, in part, upon the Adviser’s ability to correctly assess the degree of correlation between the performance of the instruments used in the hedging strategy and the performance of the portfolio investments being hedged. Since the characteristics of many securities change as markets change or time passes, the success of the Fund’s hedging strategy will also be subject to the Adviser’s ability to continually recalculate, readjust and execute hedges in an efficient and timely manner. While the Fund may enter into hedging transactions to seek to reduce risk, such transactions may result in a poorer overall performance for the Fund than if it had not engaged in such hedging transactions. For a variety of reasons, the Adviser may not seek to establish a perfect correlation between the hedging instruments utilized and the portfolio holdings being hedged. Such an imperfect correlation may prevent the Fund from achieving the intended hedge or expose the Fund to risk of loss. The Adviser may not hedge against a particular risk because it does not regard the probability of the risk occurring to be sufficiently high as to justify the cost of the hedge, or because it does not foresee the occurrence of the risk. The successful utilization of hedging and risk management transactions requires skills complementary to those needed in the selection of the Fund’s portfolio holdings.

High-Yield Investments Risk

Securities and other debt instruments held by the Fund that are rated below investment grade (commonly called “high-yield” or “junk” bonds) and unrated debt instruments of comparable quality tend to be more sensitive to credit risk than higher-rated debt instruments and may experience greater price fluctuations in response to perceived changes in the ability of the issuing entity or obligor to pay interest and principal when due than to changes in interest rates. These investments are generally more likely to experience a default than higher-rated debt instruments. High-yield debt instruments are considered to be predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. These debt instruments typically pay a premium - a higher interest rate or yield - because of the increased risk of loss, including default. High-yield debt instruments may require a greater degree of judgment to establish a price, may be difficult to sell at the time and price the Fund desires, may carry high transaction costs, and also are generally less liquid than higher-rated debt instruments. The ratings provided by third party rating agencies are based on analyses by these ratings agencies of the credit quality of the debt instruments and may not take into account every risk related to whether interest or principal will be timely repaid. In adverse economic and other circumstances, issuers of lower-rated debt instruments are more likely to have difficulty making principal and interest payments than issuers of higher-rated debt instruments.

Illiquid Investments Risk

The Fund may invest in securities, bank debt, private funds and companies, other assets and/or third-party managers and other claims, which are subject to legal or other restrictions on transfer or for which no liquid market exists. The market prices, if any, for such investments tend to be volatile and may not be readily ascertainable, and the Fund may not be able to execute a buy or sell order on exchanges at the desired price or to liquidate an open position due to market conditions, including the operation of daily price fluctuation limits. The sale of restricted and illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over-the-counter markets. The Fund may not be able to readily dispose of such illiquid investments and, in some cases, may be contractually prohibited from disposing of such investments for a specified period of time. If trading on an exchange is suspended or restricted, the Fund may not be able to execute trades or close out positions on terms that the Adviser believes are desirable. Realization of value from such investments may be difficult in the short-term, or may have to be made at a substantial discount compared to other freely tradable investments. An investment in the Fund is suitable only for certain sophisticated investors who do not require immediate liquidity for their investments.

Inflation Risk

Inflation risk is the risk that the value of assets or income from investment will be worth less in the future, as inflation decreases the value of money. As inflation increases, the real value of the common shares and distributions on those shares can decline. In addition, during any periods of rising inflation, interest rates on any borrowings by the Fund would likely increase, which would tend to further reduce returns to the holders of common shares.

Inflation-Indexed Bonds Risk

The Fund may invest in inflation-indexed bonds, which are fixed-income securities or other instruments whose principal value is periodically adjusted according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the Consumer Price Index (“CPI”) accruals as part of a semi-annual coupon.

Inflation-indexed securities issued by the U.S. Treasury have maturities of five, ten or thirty years, although it is possible that securities with other maturities will be issued in the future. The U.S. Treasury securities pay interest on a semi-annual basis, equal to a fixed percentage of the inflation-adjusted principal amount. For example, if the Fund purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semiannual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole year’s inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).

If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and, consequently, the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds, even during a period of deflation. However, the current market value of the bonds is not guaranteed, and will fluctuate. The Fund may also invest in other inflation related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal. In addition, if the Fund purchases inflation-indexed bonds offered by foreign issuers, the rate of inflation measured by the foreign inflation index may not be correlated to the rate of inflation in the United States.

The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates, in turn, are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds. There can be no assurance, however, that the value of inflation-indexed bonds will be directly correlated to changes in interest rates.

While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.

In general, the measure used to determine the periodic adjustment of U.S. inflation-indexed bonds is the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index, calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

Information Technology Systems Risk

The Fund is dependent on the Adviser for certain management services as well as back-office functions. The Adviser depends on information technology systems in order to assess investment opportunities, strategies and markets and to monitor and control risks for the Fund. It is possible that a failure of some kind which causes disruptions to these information technology systems could materially limit the Adviser’s ability to adequately assess and adjust investments, formulate strategies and provide adequate risk control. Any such information technology-related difficulty could harm the performance of the Fund. Further, failure of the back-office functions of the Adviser to process trades in a timely fashion could prejudice the investment performance of the Fund.

Interest Rate Risk

Interest rate risk is the risk of losses attributable to changes in interest rates. In general, if prevailing interest rates rise, the values of debt instruments tend to fall, and if interest rates fall, the values of debt instruments tend to rise. Changes in the value of a debt instrument usually will not affect the amount of income the Fund receives from it but will generally affect the value of your investment in the Fund. Changes in interest rates may also affect the liquidity of the Fund’s investments in debt instruments. In general, the longer the maturity or duration of a debt instrument, the greater its sensitivity to changes in interest rates. Interest rate declines also may increase prepayments of debt obligations, which, in turn, would increase prepayment risk (the risk that the Fund will have to reinvest the money received in securities that have lower yields). Very low or negative interest rates may prevent the Fund from generating positive returns and may increase the risk that, if followed by rising interest rates, the Fund’s performance will be negatively impacted. The Fund is subject to the risk that the income generated by its investments may not keep pace with inflation. Actions by governments and central banking authorities can result in increases in interest rates. Such actions may negatively affect the value of debt instruments held by the Fund, resulting in a negative impact on the Fund’s performance and NAV. Any interest rate increases could cause the value of the Fund’s investments in debt instruments to decrease. Rising interest rates may prompt redemptions from the Fund, which may force the Fund to sell investments at a time when it is not advantageous to do so, which could result in losses.

Issuer Risk

An issuer in which the Fund invests or to which it has exposure may perform poorly or below expectations, and the value of its securities may therefore decline, which may negatively affect the Fund’s performance. Underperformance of an issuer may be caused by poor management decisions, competitive pressures, breakthroughs in technology, reliance on suppliers, labor problems or shortages, corporate restructurings, fraudulent disclosures, natural disasters, military confrontations, war, terrorism, disease/virus outbreaks, epidemics or other events, conditions and factors which may impair the value of an investment in the Fund and could result in increased premiums or discounts to the Fund’s net asset value.

Investment Company Act Regulations Risk

The Fund is a registered closed-end management investment company and as such is subject to regulations under the Investment Company Act. Generally speaking, any contract or provision thereof that is made, or where performance involves a violation of the Investment Company Act or any rule or regulation thereunder is unenforceable by either party unless a court finds otherwise.

Legal, Tax and Regulatory Risks

Legal, tax and regulatory changes could occur that may have material adverse effects on the Fund.

To qualify for the favorable U.S. federal income tax treatment generally accorded to RICs, the Fund must, among other things, derive in each taxable year at least 90% of its gross income from certain prescribed sources and distribute for each taxable year at least 90% of its “investment company taxable income” (generally, ordinary income plus the excess, if any, of net short-term capital gain over net long-term capital loss). If for any taxable year the Fund does not qualify as a RIC, all of its taxable income for that year (including its net capital gain) would be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and such distributions would be taxable as ordinary dividends to the extent of the Fund’s current and accumulated earnings and profits.

The current presidential administration has called for significant changes to U.S. fiscal, tax, trade, healthcare, immigration, foreign, and government regulatory policy. In this regard, there is significant uncertainty with respect to legislation, regulation and government policy at the federal level, as well as the state and local levels. Recent events have created a climate of heightened uncertainty and introduced new and difficult-to-quantify macroeconomic and political risks with potentially far-reaching implications. There has been a corresponding meaningful increase in the uncertainty surrounding interest rates, inflation, foreign exchange rates, trade volumes and fiscal and monetary policy. To the extent the U.S. Congress or the current presidential administration implements changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, corporate taxes, healthcare, the U.S. regulatory environment, inflation and other areas. Although the Fund cannot predict the impact, if any, of these changes to the Fund’s business, they could adversely affect the Fund’s business, financial condition, operating results and cash flows. Until the Fund knows what policy changes are made and how those changes impact the Fund’s business and the business of the Fund’s competitors over the long term, the Fund will not know if, overall, the Fund will benefit from them or be negatively affected by them.

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Revisions in U.S. federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.

Leverage Risk

The Fund uses leverage through direct borrowings (e.g., through its Facility) and through any of the financial instruments described herein, including derivative instruments (such as options and swaps), which are inherently leveraged and trading in products with embedded leverage such as short sales and forwards. The instruments and borrowings utilized by the Fund to leverage investments are typically collateralized by the Fund’s portfolio.

The use of leverage will magnify the volatility of changes in the value of the investments of the Fund. Accordingly, any event which adversely affects the value of an investment would be magnified to the extent the investment is leveraged. The cumulative effect of the use of leverage by the Fund in a market that moves adversely to its investments could result in substantial losses to the Fund, which would be greater than if the Fund was not leveraged.

While leverage increases the buying power of the Fund and presents opportunities for increasing total returns, it has the effect of potentially increasing losses as well. For example, funds borrowed for leveraging will be subject to interest, transaction and other costs, and other types of leverage also involve transaction and other costs. Any such costs may or may not be recovered by the return on the Fund’s portfolio. Leverage will increase the investment return of the Fund if an investment purchased with or utilizing leverage earns a greater return than the cost to the Fund of such leverage. The use of leverage will decrease the investment return if the Fund fails to recover the cost of such leverage.

Management Risk

The Fund is subject to management risk because it is an actively managed investment portfolio. The Adviser and the individual portfolio managers will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results. The Fund may be subject to a relatively high level of management risk because the Fund may invest in derivative instruments, which may be highly specialized instruments that require investment techniques and risk analyses different from those associated with equities and bonds.

Market Risk

The Fund may incur losses due to declines in the value of one or more securities in which it invests. These declines may be due to factors affecting a particular issuer, or the result of, among other things, political, regulatory, market, economic or social developments affecting the relevant market(s) more generally. In addition, turbulence in financial markets and reduced liquidity in equity, credit and/or fixed income markets may negatively affect many issuers, which could adversely affect the Fund’s ability to price or value hard-to-value assets in thinly traded and closed markets and could cause significant redemptions and operational challenges. Global economies and financial markets are increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. These risks may be magnified if certain events or developments adversely interrupt the global supply chain; in these and other circumstances, such risks might affect companies worldwide. As a result, local, regional or global events such as terrorism, war, other conflicts, natural disasters, disease/virus outbreaks and epidemics or other public health issues, recessions, depressions or other events - or the potential for such events - could have a significant negative impact on global economic and market conditions.

Market Disruption and Geopolitical Risk

The occurrence of events similar to those in recent years, such as in Afghanistan, Pakistan, Egypt, Libya, Syria and the Middle East, international war or conflict (including the Israel-Hamas and Russia-Ukraine wars), new and ongoing epidemics and pandemics of infectious diseases and other global health events, natural/environmental disasters, terrorist attacks in the United States and around the world, social and political discord, debt crises (such as the Greek crisis), sovereign debt downgrades, the Russian invasion of Ukraine, increasingly strained relations between the United States and a number of foreign countries, including historical adversaries, such as North Korea, Iran, China and Russia, and the international community generally, new and continued political unrest in various countries, such as Venezuela and Spain, the exit or potential exit of one or more countries from the EU or the EMU, and continued changes in the balance of political power among and within the branches of the U.S. government, among others, may result in market volatility, may have long term effects on the U.S. and worldwide financial markets, and may cause further economic uncertainties in the United States and worldwide.

China and the United States have each imposed tariffs on the other country’s products. These actions may cause a significant reduction in international trade, the oversupply of certain manufactured goods, substantial price reductions of goods and possible failure of individual companies and/or large segments of China’s export industry, which could have a negative impact on the Fund’s performance. U.S. companies that source material and goods from China and those that make large amounts of sales in China would be particularly vulnerable to an escalation of trade tensions. Uncertainty regarding the outcome of the trade tensions and the potential for a trade war could cause the U.S. dollar to decline against safe haven currencies, such as the Japanese yen and the euro. Events such as these and their consequences are difficult to predict and it is unclear whether further tariffs may be imposed or other escalating actions may be taken in the future.

Cybersecurity incidents affecting particular companies or industries may adversely affect the economies of particular countries, regions or parts of the world in which the Fund invests.

The occurrence of any of these above events could have a significant adverse impact on the value and risk profile of the Fund’s portfolio. The Fund does not know how long the securities markets may be affected by similar events and cannot predict the effects of similar events in the future on the U.S. economy and securities markets. There can be no assurance that similar events and other market disruptions will not have other material and adverse implications.

Money Market Fund Investment Risk

The Fund may invest in money market funds. An investment in a money market fund is not a bank deposit and is not insured or guaranteed by any bank, the FDIC or any other government agency. Certain money market funds float their NAV while others seek to preserve the value of investments at a stable NAV (typically $1.00 per share). An investment in a money market fund, even an investment in a fund seeking to maintain a stable NAV per share, is not guaranteed and it is possible for the Fund to lose money by investing in these and other types of money market funds. Certain money market funds must impose a mandatory liquidity fee on redemptions if daily net redemptions exceed 5% of their net assets and certain money market funds may impose a discretionary liquidity fee of up to 2% on redemptions if that fee is determined to be in the best interests of the money market fund. The amount of any mandatory liquidity fee will represent a good faith estimate of the costs of liquidating a pro rata portion of each of the money market fund’s portfolio holdings to meet the redemptions, or 1% of the value of the shares redeemed if such an amount cannot be estimated. Such fees, if imposed, will reduce the amount the Fund receives on redemptions. In addition to the fees and expenses that the Fund directly bears, the Fund indirectly bears the fees and expenses of any money market funds in which it invests, including affiliated money market funds. By investing in a money market fund, the Fund will be exposed to the investment risks of the money market fund in direct proportion to such investment. The money market fund may not achieve its investment objective. The Fund, through its investment in the money market fund, may not achieve its investment objective. To the extent the Fund invests in instruments such as derivatives, the Fund may hold investments, which may be significant, in money market fund shares to cover its obligations resulting from the Fund’s investments in such instruments. Money market funds and the securities they invest in are subject to comprehensive regulations. The enactment of new legislation or regulations, as well as changes in interpretation and enforcement of current laws, may affect the manner of operation, performance and/or yield of money market funds.

Mortgage- and other Asset-Backed Instruments Risk

The value of any mortgage-backed and other asset-backed instruments including collateralized debt obligations and collateralized loan obligations, if any, held by the Fund may be affected by, among other things, changes or perceived changes in: interest rates; factors concerning the interests in and structure of the issuer or the originator of the mortgages or other assets; the creditworthiness of the entities that provide any supporting letters of credit, surety bonds or other credit enhancements; or the market’s assessment of the quality of underlying assets. Mortgage-backed instruments represent interests in, or are backed by, pools of mortgages from which payments of interest and principal (net of fees paid to the issuer or guarantor of the instruments) are distributed to the holders of the mortgage-backed instruments. Other types of asset-backed securities typically represent interests in, or are backed by, pools of receivables such as credit, automobile, student and home equity loans. Mortgage- and other asset-backed instruments can have a fixed or an adjustable rate. Mortgage-and other asset-backed instruments are subject to liquidity risk (the risk that it may not be possible for the Fund to liquidate the instrument at an advantageous time or price) and prepayment risk (the risk that the underlying mortgage or other asset may be refinanced or prepaid prior to maturity during periods of declining or low interest rates, causing the Fund to have to reinvest the money received in securities that have lower yields). In addition, the impact of prepayments on the value of mortgage- and other asset-backed instruments may be difficult to predict and may result in greater volatility. A decline or flattening of housing values may cause delinquencies in mortgages (especially sub-prime or non-prime mortgages) underlying mortgage-backed instruments and thereby adversely affect the ability of the mortgage-backed instruments issuer to make principal and/or interest payments to mortgage-backed instrument holders, including the Fund. Rising or high interest rates tend to extend the duration of mortgage-and other asset-backed instruments, making them more volatile and more sensitive to changes in interest rates.

Payment of principal and interest on some mortgage-backed instruments (but not the market value of the instruments themselves) may be guaranteed (i) by the full faith and credit of the U.S. Government (in the case of securities guaranteed by the Government National Mortgage Association) or (ii) by its agencies, authorities, enterprises or instrumentalities (in the case of securities guaranteed by the FNMA or the FHLMC), which are not insured or guaranteed by the U.S. Government (although FNMA and FHLMC may be able to access capital from the U.S. Treasury to meet their obligations under such securities). Mortgage-backed instruments issued by non-governmental issuers (such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers) may be supported by various credit enhancements, such as pool insurance, guarantees issued by governmental entities, letters of credit from a bank or senior/subordinated structures, and may entail greater risk than obligations guaranteed by the U.S. Government, whether or not such obligations are guaranteed by the private issuer.

Municipal Securities Risk

Municipal securities are debt obligations generally issued to obtain funds for various public purposes, including general financing for state and local governments, or financing for a specific project or public facility, and include obligations of the governments of the U.S. territories, commonwealths and possessions such as Guam, Puerto Rico and the U.S. Virgin Islands to the extent such obligations are exempt from state and U.S. federal income taxes. The value of municipal securities can be significantly affected by actual or expected political and legislative changes at the federal or state level. Municipal securities may be fully or partially backed by the taxing authority of the local government, by the credit of a private issuer, by the current or anticipated revenues from a specific project or specific assets or by domestic or foreign entities providing credit support, such as letters of credit, guarantees or insurance, and are generally classified into general obligation bonds and special revenue obligations. General obligation bonds are backed by an issuer’s taxing authority and may be vulnerable to limits on a government’s power or ability to raise revenue or increase taxes. They may also depend for payment on legislative appropriation and/or funding or other support from other governmental bodies. Revenue obligations are payable from revenues generated by a particular project or other revenue source, and are typically subject to greater risk of default than general obligation bonds because investors can look only to the revenue generated by the project or other revenue source backing the project, rather than to the general taxing authority of the state or local government issuer of the obligations. Because many municipal securities are issued to finance projects in sectors such as education, health care, transportation and utilities, conditions in those sectors can affect the overall municipal market. The amount of publicly available information for municipal issuers is generally less than for corporate issuers.

Non-Diversified Fund Risk

The Fund is non-diversified, which generally means that it may invest a greater percentage of its total assets in the securities of fewer issuers than a “diversified” fund. This increases the risk that a change in the value of any one investment held by the Fund could affect the overall value of the Fund more than it would affect that of a diversified fund holding a greater number of investments. Accordingly, the Fund’s value will likely be more volatile than the value of a more diversified fund.

Issuers in a state, territory, commonwealth or possession in which the Fund invests may experience significant financial difficulties for various reasons, including as the result of events that cannot be reasonably anticipated or controlled such as economic downturns or similar periods of economic stress, social conflict or unrest, labor disruption and natural disasters. Such financial difficulties may lead to credit rating downgrades or defaults of such issuers which, in turn, could affect the market values and marketability of many or all municipal obligations of issuers in such state, territory, commonwealth or possession. The value of the Fund’s shares will be negatively impacted to the extent it invests in such securities.

Non-Investment Grade and Unrated Instruments

A portion of the Fund’s assets may be invested in instruments that are unrated or have a credit quality rating below investment grade by internationally recognized credit rating organizations, such as Moody’s Investors Service Inc. and S&P Global Ratings. The market prices of those securities may fluctuate more than higher-rated securities, and may decline significantly in periods of general economic difficulty. Those securities generally are considered to have extremely poor prospects of ever attaining any real investment grade standing and to have a current identifiable vulnerability to default. The issuers or guarantors of those securities are considered to be less likely to have the capacity to pay interest and repay principal when due in the event of adverse business, financial or economic conditions. Alternatively, such issuers may be in default or not current in the payment of interest or principal. Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of noninvestment grade debt securities to make principal and interest payments than issuers of higher grade debt securities. An economic downturn affecting an issuer of non-investment grade debt securities may result in an increased incidence of default. In addition, the market for lower grade debt securities may be less liquid and less active than for higher grade debt securities.

Non-U.S. Government and Supranational Debt Securities Risk

The Fund’s investments in the debt securities of foreign governments can involve a high degree of risk. The governmental entity that controls the repayment of debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. Governmental entities may be dependent on expected disbursements from other foreign governments, multilateral agencies, and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies, and others to make such disbursements may be conditioned on the implementation of economic reforms and/or economic performance and the timely service of such governmental entity’s obligations. Failure to adhere to any such requirements may result in the cancellation of such other parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to timely service its debts, and, consequently, governmental entities may default on their debt. In addition, a holder of foreign government obligations (including the Fund) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities, and such holder’s interests could be adversely affected in the course of those restructuring arrangements. Obligations arising from past restructuring agreements may affect the economic performance and political and social stability of certain issuers of sovereign debt. In the event of a default by a governmental entity, there may be few or no effective legal remedies for collecting on such debt. The sovereign debt of many non-U.S. governments, including their subdivisions and instrumentalities, is rated below investment grade. The risks associated with non-U.S. Government and supranational debt securities may be greater for debt securities issued or guaranteed by emerging and/or frontier countries.

Foreign investment in certain sovereign debt is restricted or controlled to varying degrees, which may at times limit or preclude foreign investment in such sovereign debt and increase the Fund’s costs and expenses. Certain issuers may require governmental approval for the repatriation of investment income, capital, or the proceeds of sales of securities by foreign investors, and a government could impose temporary restrictions on foreign capital remittances. The Fund could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Fund of any restrictions on investments. Investing in local markets may require the Fund to adopt special procedures, seek local government approvals, and/or take other actions, each of which may involve additional costs.

Operational Risk

The Fund is exposed to operational risks arising from a number of factors, including, but not limited to, human errors, processing and communication errors, errors of the Fund’s service providers, counterparties or other third parties, failed or inadequate internal or external processes, and technology or systems failures. The use of certain investment strategies that involve manual or additional processing, such as over-the-counter derivatives, increases these risks. While service providers are required to have appropriate operational risk management policies and procedures, their methods of operational risk management may differ from those of the Fund in the setting of priorities, the personnel and resources available or the effectiveness of relevant controls. The Fund and the Adviser seek to reduce these operational risks through controls, procedures and oversight. However, it is not possible to identify all of the operational risks that may affect the Fund or to develop processes and controls that completely eliminate or mitigate the occurrence or effects of such failures. The Fund, including its performance and continued operation, and its shareholders could be negatively impacted as a result.

Pledge of, Foreclosure on and Liquidation of Fund Assets

Any assets of the Fund may be pledged to finance other investments of the Fund. Shareholders may be at risk of loss due to borrowings used to finance other investments.

Portfolio Turnover Risk

The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. A higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund. High portfolio turnover may result in an increased realization of net short term capital gains by the Fund which, when distributed to common shareholders, will be taxable as ordinary income. Additionally, in a declining market, portfolio turnover may create realized capital losses.

Potential Conflicts of Interest of the Adviser and Others

The investment activities of the Adviser and its affiliates, and their respective directors, officers or employees, in managing their own accounts and other accounts, may present conflicts of interest that could disadvantage the Fund and its shareholders. The Adviser and its affiliates may engage in proprietary trading and advise accounts and other funds that have investment objectives similar to those of the Fund and/or that engage in and compete for transactions in the same or similar types of securities, currencies and other assets as are held by the Fund. Subject to the requirements of the Investment Company Act, the Adviser and its affiliates intend to engage in such activities and may receive compensation from third parties for their services. Neither the Adviser nor any affiliate is under any obligation to share any investment opportunity, idea or strategy with the Fund. As a result, an affiliate may compete with the Fund for appropriate investment opportunities. The results of the Fund’s investment activities, therefore, may differ from those of an affiliate and of other accounts managed by an affiliate. It is possible that the Fund could sustain losses during periods in which one or more affiliates and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible. The Adviser has adopted policies and procedures designed to address potential conflicts of interest.

Preferred Security Risk. Preferred security is a type of security that may pay dividends at a different rate than common stock of the same issuer, if at all, and that has preference over common stock in the payment of dividends and the liquidation of assets. Preferred security does not ordinarily carry voting rights. The price of a preferred security is generally determined by earnings, type of products or services, projected growth rates, experience of management, liquidity, and general market conditions of the markets on which the security trades. The most significant risks associated with investments in preferred security include issuer risk, market risk and interest rate risk (the risk of losses attributable to changes in interest rates).

Private Credit Asset Risk

The Fund intends to obtain exposure to select less liquid or illiquid private credit investments. Typically, private credit investments are not traded in public markets and are illiquid, such that the Fund may not be able to resell some of its holdings for extended periods, which may be several years, or at the price at which the Fund is valuing its investments. The Fund may, from time to time or over time, focus its private credit investments in a particular industry or sector or select industries or sectors. Investment performance of such industries or sectors may thus at times have an out-sized impact on the performance of the Fund. Additionally, private credit investments can range in credit quality depending on security-specific factors, including total leverage, amount of leverage senior to the security in question, variability in the issuer’s cash flows, the size of the issuer, the quality of assets securing debt and the degree to which such assets cover the subject company’s debt obligations. The issuers of private credit investment will often be leveraged, as a result of recapitalization transactions, and may not be rated by national credit rating agencies. The Fund may also obtain exposure to private credit assets indirectly by investing in underlying funds or other vehicles. Less information may be available with respect to private company investments and such investments offer limited liquidity. Private companies are generally not subject to SEC reporting requirements, are not required to maintain their accounting records in accordance with generally accepted accounting principles, and are not required to maintain effective internal controls over financial reporting. As a result, there is risk that the Fund may invest on the basis of incomplete or inaccurate information, which may adversely affect the Fund’s investment performance.

Private Companies Risk

The Fund may make direct private equity, venture or other private investments in securities or other instruments issued by private companies or other private issuers. Operating results for private companies/issuers in a specified period will be difficult to predict. Such investments involve a high degree of business and financial risk that can result in substantial losses.

Private companies are generally not subject to SEC reporting requirements, are not required to maintain their accounting records in accordance with generally accepted accounting principles and are not required to maintain effective internal controls over financial reporting. As a result, the Adviser may not have timely or accurate information about the business, financial condition and results of operations of the private companies in which the Fund invests. There is risk that the Fund may invest on the basis of incomplete or inaccurate information, which may adversely affect the Fund’s investment performance. Private companies in which the Fund may invest may have limited financial resources, shorter operating histories, more asset concentration risk, narrower product lines and smaller market shares than larger businesses, which tend to render such private companies more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. These companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. These companies may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

Typically, investments in private companies are in restricted securities that are not traded in public markets and subject to substantial holding periods, so that the Fund may not be able to resell some of its holdings for extended periods, which may be several years. There can be no assurance that the Fund will be able to realize the value of private company investments in a timely manner.

Private companies are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on the company. The Fund may hold a substantial number of non-controlling positions in the private companies in which it invests. As a result, the Fund is subject to the risk that a company may make business decisions with which the Fund disagrees, and that the management and/or stockholders of a portfolio company may take risks or otherwise act in ways that are adverse to the Fund’s interests. Due to the lack of liquidity of such private investments, the Fund may not be able to dispose of its investments in the event it disagrees with the actions of a private portfolio company and may therefore suffer a decrease in the value of the investment. In addition, these investments are subject to valuation risk as they will be fair valued which is subject to inherent uncertainty and thus, there is significant uncertainty that the Fund can realize such investments at value. At times the Fund may be the majority investor in a portfolio company. In that event, the Fund may take actions in a manner that could disadvantage the minority investors in such portfolio company. There is an increased risk that a minority investor could bring a claim in respect of such actions, which may adversely impact the Fund’s investment, whether or not such claims are successfully defended.

Investments in late-stage private companies involve greater risks than investments in shares of companies that have traded publicly on an exchange for extended periods of time. These investments may present significant opportunities for capital appreciation but involve a high degree of risk that may result in significant decreases in the value of these investments. The Fund may not be able to sell such investments when the Adviser deems it appropriate to do so because they are not publicly traded. As such, these investments are generally considered to be illiquid until a company’s public offering (which may never occur) and are often subject to additional contractual restrictions on resale following any public offering that may prevent the Fund from selling its shares of these companies for a period of time. Market conditions, developments within a company, investor perception or regulatory decisions may adversely affect a late-stage private company and delay or prevent such a company from ultimately offering its securities to the public. If a company does issue shares in an IPO, IPOs are risky and volatile and may cause the value of the Fund’s investment to decrease significantly. Even after an IPO, shares may still be restricted, and may be sold only in a privately negotiated transaction or pursuant to an exemption from registration. For example, Rule 144A under the Securities Act provides an exemption from the registration requirements of the Securities Act for the resale of certain restricted securities to qualified institutional buyers, such as the Fund. However, an insufficient number of qualified institutional buyers interested in purchasing the Rule 144A-eligible securities that the Fund holds could affect adversely the marketability of certain Rule 144A securities, and the Fund might be unable to dispose of such securities promptly or at reasonable prices. If adverse market conditions develop during this period, the Fund might obtain a less favorable price than the price that prevailed when the Fund decided to sell. The Fund may be unable to sell restricted and other illiquid investments at opportune times or prices.

Private Fund Risk

Investments in private funds will subject the Fund indirectly to investment risks associated with the private funds’ underlying investments, which are generally expected to be risks associated with the Fund’s direct investment strategies and which are described throughout this section of the Prospectus. In addition, investments in private funds involve special risks including that they typically are not registered as investment companies under the Investment Company Act. Therefore, as an investor in private funds, the Fund will not have the benefit of the protections afforded by the Investment Company Act to investors in registered investment companies. These include, among others, limitations on the use of leverage, and requirements relating to custody of assets, board composition, and approval of advisory contracts. Private funds may, in some cases, concentrate their investments in a single industry or group of related industries. This increases the sensitivity of their investment returns to economic factors affecting that industry or group of industries. As a result, private funds’ investments may, in some cases, be more speculative or volatile and thus subject the Fund to greater risk of loss.

The Adviser typically has limited ability to verify independently the information provided by a private fund or its manager, including valuations. Inaccurate or delayed valuations provided by private funds could adversely affect the value of the Fund’s shares. The Fund relies primarily on information provided to it by the private funds in valuing its investments in such funds. The Adviser typically has limited ability to verify independent the information provided by a private fund or its manager, including valuations. Further, because the Fund relies on information provided by the private fund managers, delays in receiving audited financials or other required information may delay the Fund’s own financial reporting or investor communications.

A private fund manager may use proprietary investment strategies that are not fully disclosed, which may involve risks under some market conditions that are not anticipated by the Adviser. There can be no assurance that a private fund manager will provide advance notice of any material change in a private fund’s investment program or policies and thus, the Fund’s investment portfolio may be subject to additional risks which may not be promptly identified by the Adviser.

Investments in private funds are typically illiquid. In some cases, the Fund may only be able to redeem its interests in the private fund at specific intervals and may be subject to lock-up periods, notice requirements, or redemption gates. In other cases, a private fund may not provide any liquidity whatsoever (as the fund may be “closed-ended”). In addition, a private fund may distribute illiquid or difficult-to-value securities in-kind in connection with a redemption. In such cases, the Fund may be required to hold or liquidate these securities or distribute them to shareholders, potentially at a loss or on unfavorable terms.

Private funds generally pay both asset-based and performance-based compensation to their investment managers. As a result, the private funds’ gross returns are reduced by the asset-based and performance-based compensation paid by the private funds. Thus, as an investor in these funds, the Fund bears a proportionate share of the private fund fees and expenses, which are in addition to the management fee paid by the Fund to the Adviser. These layered fees have the effect of reducing the Fund’s investment returns. In addition, the Fund’s investment in a private fund will be subject to performance-based compensation, even if (i) other private fund investments of the Fund underperform and generate no performance based compensation and (ii) the Fund generates overall negative returns. Further, performance-based compensation may create an incentive for managers of private funds to make investments that are riskier or more speculative than those they might otherwise make.

Unlike in a traditional registered fund structure, the Fund may have no voting rights or may waive such rights in connection with investments in certain private funds. As a result, the Fund may be unable to vote on matters that could adversely affect its investments, including changes to the private fund’s governing documents or investment policies.

There is also a risk that a private fund manager or its custodian could misappropriate assets or fail to comply with applicable laws and regulations, resulting in loss to the Fund.

Private Investments in Public Equity (“PIPEs”) Risk

The Fund may invest in PIPEs. PIPEs are equity securities purchased in a private placement that are issued by issuers who have outstanding, publicly traded equity securities of the same class. Shares in PIPEs are not registered with the SEC and may not be sold unless registered with the SEC or pursuant to an exemption from registration. This restricted period can last many months. Until the public registration process is completed, the resale of the PIPE shares is restricted and the Fund may sell the shares after six months, with certain restrictions, if the Fund is not an affiliate of the issuer (under relevant securities law, a holder of restricted shares may sell the shares after 6 months if the holder is not affiliated to the issuer).

Generally, such restrictions cause the PIPEs to be illiquid during this time. If the issuer does not agree to register the PIPE shares, the shares will remain restricted, not be freely tradable and may only be sold pursuant to an exemption from registration. Even if the PIPE shares are registered for resale, there is no assurance that the registration will be in effect at the time the Fund elects to sell the shares.

Quota Share Notes, Excess of Loss Notes and ILW Notes Risk

As Reinsurance Notes represent an interest, either proportional or non-proportional, in one or more underlying reinsurance contracts, the Fund has limited transparency into the individual underlying contract(s) and, therefore, must rely upon the risk assessment and sound underwriting practices of the sponsor. Accordingly, it may be more difficult to fully evaluate the underlying risk profile of Reinsurance Notes, which may place the Fund’s assets at greater risk of loss than if the Adviser had more complete information. The lack of transparency may also make the valuation of such investments more difficult and potentially result in mispricing that could result in losses to the Fund.

Reference Rate Replacement Risk

The Fund may be exposed to financial instruments that recently transitioned from, or continue to be tied to, the London Interbank Offered Rate (“LIBOR”) to determine payment obligations, financing terms, hedging strategies or investment value.

The United Kingdom’s Financial Conduct Authority (“FCA”), which regulates LIBOR, has ceased publishing all LIBOR settings. In April 2023, however, the FCA announced that some USD LIBOR settings would continue to be published under a synthetic methodology until September 30, 2024 for certain legacy contracts. After September 30, 2024, the remaining synthetic LIBOR settings ceased to be published, and all LIBOR settings have permanently ceased. The Secured Overnight Financing Rate (“SOFR”) is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities in the repurchase agreement (“repo”) market and has been used increasingly on a voluntary basis in new instruments and transactions. Under U.S. regulations that implement a statutory fallback mechanism to replace LIBOR, benchmark rates based on SOFR have replaced LIBOR in certain financial contracts.

Neither the effect of the LIBOR transition process nor its ultimate success can yet be known. While some existing LIBOR-based instruments may contemplate a scenario where LIBOR is no longer available by providing for an alternative rate-setting methodology, there may be significant uncertainty regarding the effectiveness of any such alternative methodologies to replicate LIBOR. Not all existing LIBOR-based instruments may have alternative rate-setting provisions and there remains uncertainty regarding the willingness and ability of issuers to add alternative rate-setting provisions in certain existing instruments. Parties to contracts, securities or other instruments using LIBOR may disagree on transition rates or the application of transition regulation, potentially resulting in uncertainty of performance and the possibility of litigation. The Fund may have instruments linked to other interbank offered rates that may also cease to be published in the future.

Regulation and Government Intervention Risk

Federal, state, and other governments, their regulatory agencies or self-regulatory organizations may take actions that affect the regulation of the issuers in which the Fund invests in ways that are unforeseeable. Legislation or regulation may also change the way in which the Fund is regulated. Such legislation or regulation could limit or preclude the Fund’s ability to achieve its investment objectives.

In light of popular, political and judicial focus on finance related consumer protection, financial institution practices are also subject to greater scrutiny and criticism generally. In the case of transactions between financial institutions and the general public, there may be a greater tendency toward strict interpretation of terms and legal rights in favor of the consuming public, particularly where there is a real or perceived disparity in risk allocation and/or where consumers are perceived as not having had an opportunity to exercise informed consent to the transaction. In the event of conflicting interests between retail investors holding common shares of a closed-end investment company such as the Fund and a large financial institution, a court may similarly seek to strictly interpret terms and legal rights in favor of retail investors.

The Fund may be affected by governmental action in ways that are not foreseeable, and there is a possibility that such actions could have a significant adverse effect on the Fund and its ability to achieve its investment objectives.

Reinsurance Risk

The performance of reinsurance-related securities and the reinsurance industry itself are tied to the occurrence of various triggering events, including weather, natural disasters (hurricanes, earthquakes, etc.), non-natural large catastrophes and other specified events causing physical and/or economic loss. If the likelihood and severity of natural and other large disasters increase, the risk of significant losses to reinsurers may also increase. Typically, one significant triggering event (even in a major metropolitan area) will not result in financial failure to a reinsurer. However, a series of major triggering events could cause the failure of a reinsurer. Similarly, to the extent the Fund invests in reinsurance-related securities for which a triggering event occurs, losses associated with such event could result in losses to the Fund’s investment, and a series of major triggering events affecting a large portion of the reinsurance- related securities held by the Fund could result in substantial losses to the Fund’s investment. In addition, unexpected events such as natural disasters or terrorist attacks could lead to government intervention. Political, judicial and legal developments affecting the reinsurance industry could also create new and expanded theories of liability or regulatory or other requirements; such changes could have a material adverse effect on the Fund’s investment.

The determination of the level of losses under a reinsurance-related security may be a protracted process and the realizable value of these reinsurance-related securities, particularly those with respect to which a loss event has occurred, will be delayed until the related collateral, if any, is released to the Fund and any remaining associated liabilities are finally determined.

Reliance on the Adviser Risk

The Fund is dependent upon services and resources provided by the Adviser. The Adviser is not required to devote their full time to the business of the Fund and there is no guarantee or requirement that any investment professional or other employee of the Adviser will allocate a substantial portion of his or her time to the Fund. The loss of one or more individuals involved with the Adviser could have a material adverse effect on the performance or the continued operation of the Fund. For additional information on the Adviser, see “Management of the Fund-Investment Adviser.”

Reliance on Service Providers Risk

The Fund must rely upon the performance of service providers to perform certain functions, which may include functions that are integral to the Fund’s operations and financial performance. Failure by any service provider to carry out its obligations to the Fund in accordance with the terms of its appointment, to exercise due care and skill or to perform its obligations to the Fund at all as a result of insolvency, bankruptcy or other causes could have a material adverse effect on the Fund’s performance and returns to shareholders. The termination of the Fund’s relationship with any service provider, or any delay in appointing a replacement for such service provider, could materially disrupt the business of the Fund and could have a material adverse effect on the Fund’s performance and returns to shareholders.

Risk Associated with Recent Market Events

A significant increase in interest rates may cause a further decline in the market for equity securities and could lead to a recession. Further, regulators have expressed concern that rate increases may contribute to price volatility. The impact of inflation and the recent actions of the Federal Reserve have led to market volatility and may negatively affect the value of debt instruments held by the Fund and result in a negative impact on the Fund’s performance. See “-Inflation Risk.”

Governments and regulators may take actions that affect the regulation of the Fund or the instruments in which the Fund invests, or the issuers of such instruments, in ways that are unforeseeable. Future legislation or regulation or other governmental actions could limit or preclude the Fund’s abilities to achieve its investment objectives or otherwise adversely impact an investment in the Fund. Political and diplomatic events within the United States, including a contentious domestic political environment, changes in political party control of one or more branches of the U.S. Government, the U.S. Government’s inability at times to agree on a long-term budget and deficit reduction plan, the threat of a U.S. Government shutdown, and disagreements over, or threats not to increase, the U.S. Government’s borrowing limit (or “debt ceiling”), as well as political and diplomatic events abroad, may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. A downgrade of the ratings of U.S. Government debt obligations, or concerns about the U.S. Government’s credit quality in general, could have a substantial negative effect on the U.S. and global economies. For example, concerns about the U.S. Government’s credit quality may cause increased volatility in the stock and bond markets, higher interest rates, reduced prices and liquidity of U.S. Treasury securities, and/or increased costs of various kinds of debt. Moreover, although the U.S. Government has honored its credit obligations, there remains a possibility that the United States could default on its obligations. The consequences of such an unprecedented event are impossible to predict, but it is likely that a default by the United States would be highly disruptive to the U.S. and global securities markets and could significantly impair the value of the Fund’s investments.

Some countries, including the United States, have adopted and/or are considering the adoption of more protectionist trade policies and/or a move away from tight financial industry regulations, including but not limited to, direct capital infusions into companies, new monetary programs and dramatically lower interest rates, that were previously adopted in response to serious economic disruptions. The exact shape of these policies is still being considered, but the equity and debt markets may react strongly to expectations of change, which could increase volatility, especially if the market’s expectations are not borne out and an unexpected or sudden reversal of these policies, could increase volatility in securities markets, which could adversely affect the Fund’s investments or prevent the Fund from executing on advantageous investment opportunities in a timely manner. A rise in protectionist trade policies, and the possibility of changes to some international trade agreements, could affect the economies of many nations in ways that cannot necessarily be foreseen at the present time. In addition, geopolitical and other risks, including environmental and public health, may add to instability in world economies and markets generally. Economies and financial markets throughout the world are becoming increasingly interconnected. As a result, whether or not the Fund invests in securities of issuers located in or with significant exposure to countries experiencing economic, political and/or financial difficulties, the value and liquidity of the Fund’s investments may be negatively affected by such events.

Rule 144A and Other Exempted Securities Risk

The Fund may invest in privately placed and other securities or instruments exempt from SEC registration (collectively “private placements”), subject to certain regulatory restrictions. In the U.S. market, private placements are typically sold only to qualified institutional buyers, or qualified purchasers, as applicable. An insufficient number of buyers interested in purchasing private placements at a particular time could adversely affect the marketability of such investments and the Fund might be unable to dispose of them promptly or at reasonable prices, subjecting the Fund to liquidity risk (the risk that it may not be possible for the Fund to liquidate the instrument at an advantageous time or price). The Fund’s holdings of private placements may increase the level of Fund illiquidity if eligible buyers are unable or unwilling to purchase them at a particular time. The Fund may also have to bear the expense of registering the securities for resale and the risk of substantial delays in effecting the registration. Additionally, the purchase price and subsequent valuation of private placements typically reflect a discount, which may be significant, from the market price of comparable securities for which a more liquid market exists. Issuers of Rule 144A eligible securities are required to furnish information to potential investors upon request. However, the required disclosure is much less extensive than that required of public companies and is not publicly available since the offering information is not filed with the SEC. Further, issuers of Rule 144A eligible securities can require recipients of the offering information (such as the Fund) to agree contractually to keep the information confidential, which could also adversely affect the Fund’s ability to dispose of the security.

Secondary Investments

The Fund may acquire shares or interests in private companies from other shareholders (“Secondary Shares”). When the Fund purchases Secondary Shares, it may have little or no direct access to financial or other information from the issuers of those securities. As a result, the Fund is dependent upon the relationships and contacts of the Adviser and its investment professionals to obtain the information to perform research and due diligence and to monitor the investments in Secondary Shares after they are made. There can be no assurance that the Adviser will be able to acquire adequate information on which to make its investment decision with respect to any Secondary Share purchases, or that the information it is able to obtain is accurate or complete. Any failure to obtain full and complete information regarding the issuers of such shares could cause the Fund to lose part or all of its investment in Secondary Shares.

In addition, while the Adviser may believe the ability to acquire Secondary Shares or sell the Fund’s own private securities as Secondary Shares may provide valuable opportunities for liquidity, there can be no assurance that there will be a market or liquidity for buying or selling Secondary Shares. The prices of Secondary Shares may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may result in an inability for the Fund to acquire Secondary Shares at an attractive price or realize the full value on the sale of private securities held by the Fund as Secondary Shares. In addition, wide swings in market prices, which are typical of irregularly traded securities, could cause significant and unexpected declines in the value of the Fund. Further, prices in private secondary marketplaces, where limited information is available, may not accurately reflect the true value of the securities sold in that market, and may overstate an issuer’s actual value, which may cause the Fund to realize future losses on its investment in a private issuer.

Investments in private companies, including through private secondary marketplaces, also entail additional legal and regulatory risks that expose participants to the risk of liability due to the imbalance of information among participants and participant qualification and other transactional requirements applicable to private securities transactions, the non-compliance with which could result in rescission rights and monetary and other sanctions. The application of these laws within the context of private secondary marketplaces and related market practices are still evolving, and, despite efforts to comply with applicable laws, the Fund could be exposed to liability. The regulation of private secondary marketplaces is also evolving. Additional state or federal regulation of these markets could result in limits on the operation of or activity on those markets. Conversely, deregulation of these markets could make it easier for investors to invest directly in private companies and affect the competitiveness for such investments. Private companies may also increasingly seek to limit secondary trading in their stock, such as through contractual transfer restrictions, and provisions in company charter documents, investor rights of first refusal and co-sale and/or employment and trading policies further restricting trading. To the extent that these or other developments result in reduced trading activity and/or availability of private company shares, the Fund’s ability to find investment opportunities and to liquidate investments could be adversely affected. Investments acquired at a discount may result in unrealized gains at the time the Fund next calculates its NAV.

Because the Fund’s NAV is generally based on the fair market value, for secondary investments that are acquired at a discount, those investments would be marked up to their fair value at the next NAV calculation, which would result in unrealized gains at the Fund level. The unrealized gains would increase the value of the Fund’s NAV and investment performance, and when sold, would result in taxable gain if the sold value of the investments were greater than the Fund’s tax basis in such investments. If sold, the investments would result in taxable gain to the extent the sell price of the investments exceeded the Fund’s tax basis in such investments and would likely be treated as capital gains.

Sector Risk

At times, the Fund may have a significant portion of its assets invested in securities of companies conducting business within one or more economic sectors. Companies in the same sector may be similarly affected by economic, regulatory, political or market events or conditions, which may make the Fund more vulnerable to unfavorable developments in that sector than funds that invest more broadly. Generally, the more broadly the Fund invests, the more it spreads risk and potentially reduces the risks of loss and volatility. The Fund does not focus on any particular sector or industry.

Senior Loan Risk

Senior loans and interests in other bank loans may not be readily marketable and may be subject to restrictions on resale. Senior loans and other bank loans may not be considered “securities,” and investors in these loans may not be entitled to rely on anti-fraud and other protections under the federal securities laws. In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what the Adviser believes to be a fair price. In addition, valuation of illiquid indebtedness involves a greater degree of judgment in determining the Fund’s NAV than if that value were based on available market quotations, and could result insignificant variations in the Fund’s daily NAV. At the same time, some loan interests are traded among certain financial institutions and accordingly may be deemed liquid. Further, the settlement period (the period between the execution of the trade and the delivery of cash to the purchaser) for some senior loans and other bank loans transactions may be significantly longer than the settlement period for other investments, and in some case may take longer than seven days. As a result, the Fund may be forced to sell investments at unfavorable prices or borrow money or effect short settlements where possible (at a cost to the Fund), in an effort to generate sufficient cash to meet liquidity needs (to the extent they arise). The Fund’s actions in this regard may not be successful.

Short Selling Risk

The extent to which the Fund engages in short sales will depend upon the Adviser’s investment strategy and opportunities. A short sale creates the risk of a theoretically unlimited loss, in that the price of the underlying security could theoretically increase without limit, thus increasing the cost to the Fund of buying those securities to cover the short position. There can be no assurance that the Fund will be able to maintain the ability to borrow securities sold short. In such cases, the Fund can be “bought in” (i.e., forced to repurchase securities in the open market to return to the lender). There also can be no assurance that the securities necessary to cover a short position will be available for purchase at or near prices quoted in the market, and such risk may be exacerbated to the extent that such securities are thinly traded or illiquid. Purchasing securities to close out a short position can itself cause the price of the securities to rise further, thereby exacerbating the loss. It may also be impossible for the Fund to borrow securities at the most desirable time to make a short sale, particularly in illiquid securities markets.

If the prices of securities sold short increase, the Fund will likely be required to provide additional funds or collateral to maintain the short positions. This could require the Fund to liquidate other investments to provide additional margin, and those liquidations might not be at favorable prices. A short sale involves the risk of a theoretically unlimited loss, in that the price of the underlying security could theoretically increase without limit, thus increasing the cost to the Fund of buying those securities to cover the short position or resulting in the inability of the Fund to cover the short position.

Special Purpose Acquisition Companies Risk

Capital raised through the IPO of securities of a SPAC is typically placed into a trust account until acquired business combination is completed or a predetermined period of time (typically 24 months) elapses. Investors in a SPAC would receive a return on their investment in the event that a target company is acquired and the combined publicly-traded company’s shares trade above the SPAC’s IPO price, or alternatively, the market price at which an investor acquired a SPAC’s shares subsequent to its IPO. In the event that a SPAC is unable to locate and acquire a target business by the timeframe established at the time of its IPO, the SPAC would be forced to liquidate its assets, which may result in losses due to the expenses and liabilities of the SPAC, to the extent third-parties are permitted to bring claims against IPO proceeds held in the SPAC’s trust account. Investors in a SPAC are subject to the risk that, among other things, (i) such SPAC may not be able to complete a qualifying business combination by the deadline established at the time of its IPO, (ii) assets in the trust account may become subject to third-party claims against such SPAC, which may reduce the per share liquidation value received by the investors in the SPAC in the event it fails to complete a business combination within the required time period, (iii) such SPAC may be exempt from the rules promulgated by the SEC to protect investors in “blank check” companies, such as Rule 419 promulgated under the Securities Act, so that investors in such SPAC may not be afforded the benefits or protections of those rules, (iv) such SPAC will likely only complete one business combination, which will cause its returns and future prospects to be solely dependent on the performance of a single acquired business, (v) the value of any target business, including its stock price as a public company, may decrease following its acquisition by such SPAC, (vi) the value of the funds invested and held in the trust account may decline, (vii) the inability to redeem due to the failure to hold the securities in the SPAC on the applicable record date to do so, and (viii) if the SPAC is unable to consummate a business combination, public stockholders will be forced to wait until the deadline before liquidating distributions are made. The Fund may invest in a SPAC that, at the time of investment, has not selected or approached any prospective target businesses with respect to a business combination. In such circumstances, there may be limited basis for the Fund to evaluate the possible merits or risks of such SPAC’s investment in any particular target business. In addition, to the extent that a SPAC completes a business combination, it may be affected by numerous risks inherent in the business operations of the acquired company or companies. For these and additional reasons, investments in SPACs are speculative and involve a high degree of risk.

From time to time, the Adviser may receive material non-public information with respect to a particular SPAC or other issuer of publicly traded securities. In particular, to the extent the Fund is party to a forward purchase agreement, a SPAC will typically be required to advise the Fund with respect to developments in its search for possible target businesses. In such circumstances, the Fund may be prohibited, by law, policy or contract, for a period of time from (i) unwinding a position in such issuer, (ii) establishing an initial position or taking any greater position in such issuer, and (iii) pursuing other investment opportunities related to such issuer.

Sovereign Debt Risk

The Fund expects to buy and sell sovereign debt. Several factors may affect (i) the ability of a government, its agencies, instrumentalities or its central bank to make payments on the debt it has issued (“Sovereign Debt”), including securities that the Adviser believes are likely to be included in restructurings of the external debt obligations of the issuer in question, (ii) the market value of such debt and (iii) the inclusion of Sovereign Debt in future restructurings, including such issuer’s (x) balance of trade and access to international financing, (y) cost of servicing such obligations, which may be affected by changes in international interest rates, and (z) level of international currency reserves, which may affect the amount of non U.S. exchange available for external debt payments. Significant ongoing uncertainties and exposure to adverse conditions may undermine the issuer’s ability to make timely payment of interest and principal, and issuers may default on their Sovereign Debt.

Structured Instruments Risk

The Fund may invest in structured instruments, including, structured notes, credit-linked notes and other types of structured instruments. Holders of structured instruments bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk. The Fund may have the right to receive payments only from the structured instrument, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured instruments enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured instruments generally pay their share of the structured instrument’s administrative and other expenses. Although it is difficult to predict whether the prices of indices and securities underlying structured instruments will rise or fall, these prices (and, therefore, the prices of structured instruments) are generally influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured instrument uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining such financing, which may adversely affect the value of the structured instruments owned by the Fund. Structured instruments generally entail risks associated with derivative instruments.

Systemic Risk

Systemic risk is the risk of broad financial system stress or collapse triggered by the default of one or more financial institutions, which results in a series of defaults by other interdependent financial institutions. Financial intermediaries, such as clearinghouses, banks, securities firms and exchanges with which the Fund interacts, as well as the Fund, are all subject to systemic risk. A systemic failure could have material adverse consequences on the Fund and on the markets for the securities in which the Fund seeks to invest.

Valuation Risk

The Fund is subject to valuation risk, which is the risk that one or more of the securities in which the Fund invests are valued at prices that the Fund is unable to obtain upon sale due to factors such as incomplete data, market instability or human error. The Adviser may use an independent pricing service or prices provided by dealers to value securities at their market value. Because the secondary markets for certain investments may be limited, such instruments may be difficult to value. See “Net Asset Value.” When market quotations are not available, the Adviser may price such investments pursuant to a number of methodologies, such as computer-based analytical modeling or individual security evaluations. These methodologies generate approximations of market values, and there may be significant professional disagreement about the best methodology for a particular type of financial instrument or different methodologies that might be used under different circumstances. In the absence of an actual market transaction, reliance on such methodologies is essential, but may introduce significant variances in the ultimate valuation of the Fund’s investments. Technological issues and/or errors by pricing services or other third-party service providers may also impact the Fund’s ability to value its investments and the calculation of the Fund’s NAV.

When market quotations are not readily available or are believed by the Adviser to be unreliable, the Adviser will fair value the Fund’s investments in accordance with its policies and procedures. Fair value represents a good faith approximation of the value of an asset or liability. The fair value of an asset or liability held by the Fund is the amount the Fund might reasonably expect to receive from the current sale of that asset or the cost to extinguish that liability in an arm’s length transaction. Fair value pricing may require determinations that are inherently subjective and inexact about the value of a security or other asset. As a result, there can be no assurance that fair value priced assets will not result in future adjustments to the prices of securities or other assets, or that fair value pricing will reflect a price that the Fund is able to obtain upon sale, and it is possible that the fair value determined for a security or other asset will be materially different from quoted or published prices, from the prices used by others for the same security or other asset and/or from the value that actually could be or is realized upon the sale of that security or other asset. For example, the Fund’s NAV could be adversely affected if the Fund’s determinations regarding the fair value of the Fund’s investments were materially higher than the values that the Fund ultimately realizes upon the disposal of such investments. Where market quotations are not readily available, valuation may require more research than for more liquid investments. In addition, elements of judgment may play a greater role in valuation in such cases than for investments with a more active secondary market because there is less reliable objective data available.

Because of overall size, duration and maturities of positions held by the Fund, the value at which its investments can be liquidated may differ, sometimes significantly, from the interim valuations obtained by the Fund. In addition, the timing of liquidations may also affect the values obtained on liquidation. Securities held by the Fund may routinely trade with bid-offer spreads that may be significant. There can be no guarantee that the Fund’s investments could ultimately be realized at the Fund’s valuation of such investments. In addition, the Fund’s compliance with the asset diversification tests applicable to regulated investment companies depends on the fair market values of the Fund’s assets, and, accordingly, a challenge to the valuations ascribed by the Fund could affect its ability to comply with those tests or require it to pay penalty taxes in order to cure a violation thereof.

The Fund’s NAV per common share is a critical component in several operational matters including computation of advisory and services fees.

Consequently, variance in the valuation of the Fund’s investments will impact, positively or negatively, the fees and expenses shareholders will pay.

Venture Capital Investments

The Fund may make “venture capital” investments in private companies which are subject to significant additional risks, including that the venture capital investments typically have limited operating history, are attempting to develop or commercialize unproven technologies or to implement novel business plans or are not otherwise developed sufficiently to be self-sustaining financially or to become public. The public market for startup and emerging growth companies is volatile. Such volatility may adversely affect the development of portfolio companies, the ability of the Fund to dispose of investments, and the value of investment securities on the date of sale or distribution by the Fund. In particular, the receptiveness of the public market to initial public offerings by the Fund’s portfolio companies may vary dramatically from period to period. An otherwise successful portfolio company may yield poor investment returns if it is unable to consummate an initial public offering at the proper time. Even if a portfolio company effects a successful public offering, the portfolio company’s securities may be subject to contractual “lock-up,” securities law or other restrictions, which may, for a material period of time, prevent the Fund from disposing of such securities. Although these investments may offer the opportunity for significant gains, such investments involve a high degree of business and financial risk that can result in substantial losses, which risks generally are greater than the risks of investing in public or private companies that may be at a later stage of development. There can be no guarantee that any portfolio company investment will result in a liquidity event via public offering, merger, acquisition or otherwise. Generally, the investments made by the Fund will be illiquid and difficult to value, and there will be little or no collateral to protect an investment once made.

Volatile Markets Risk

The prices of financial instruments in which the Fund may invest can be volatile. Price movements of forward and other derivative contracts in which the Fund’s assets may be invested are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. The Fund is subject to the risk of failure of any of the exchanges on which its positions trade or of their clearinghouses. There can be no assurance that the Fund will not suffer material adverse effects from broad and rapid changes in market conditions. Recent market conditions have shown that markets can quickly change at times or in ways that are difficult for the Adviser to predict, so even a well analyzed investment approach may not protect the Fund from significant losses under certain market conditions.

Warrants and Rights Risk

Warrants are securities giving the holder the right, but not the obligation, to buy the stock of an issuer at a given price (generally higher than the value of the stock at the time of issuance) during a specified period or perpetually. Warrants may be acquired separately or in connection with the acquisition of securities. Warrants do not carry with them the right to dividends or voting rights and they do not represent any rights in the assets of the issuer. Warrants are subject to the risks associated with the security underlying the warrant, including market risk. Warrants may expire unexercised and subject the Fund to liquidity risk (the risk that it may not be possible for the Fund to liquidate the instrument at an advantageous time or price), which may result in Fund losses. Rights are available to existing shareholders of an issuer to enable them to maintain proportionate ownership in the issuer by being able to buy newly issued shares. Rights allow shareholders to buy the shares below the current market price. Rights are typically short-term instruments that are valued separately and trade in the secondary market during a subscription (or offering) period. Holders can exercise the rights and purchase the stock, sell the rights or let them expire. Their value, and their risk of investment loss, is a function of that of the underlying security.

When-Issued, Forward Commitment and Delayed Delivery Transactions Risk

The Fund may purchase securities on a when-issued basis (including on a forward commitment or “TBA” (to be announced) basis) and may purchase or sell securities for delayed delivery. When-issued and delayed delivery transactions occur when securities are purchased or sold by the Fund with payment and delivery taking place in the future to secure an advantageous yield or price. Securities purchased on a when-issued or delayed delivery basis may expose the Fund to counterparty risk of default as well as the risk that securities may experience fluctuations in value prior to their actual delivery. The Fund will not accrue income with respect to a when-issued or delayed delivery security prior to its stated delivery date. Purchasing securities on a when-issued or delayed delivery basis can involve the additional risk that the price or yield available in the market when the delivery takes place may not be as favorable as that obtained in the transaction itself.

MANAGEMENT OF THE FUND

Trustees and Officers

The Board is responsible for the overall management of the Fund, including supervision of the duties performed by the Adviser. There are five Trustees. A majority of the Trustees are Independent Trustees of the Fund. The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years are set forth under “Management of the Fund” in the SAI.

Investment Adviser

The Adviser is a registered investment adviser and is responsible for the management of the Fund’s portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operation of the Fund. Subject to the oversight of the Board, the Adviser manages the day-to-day operations of the Fund, determining what securities and other investments the Fund should buy or sell and executing portfolio transactions. The Adviser may use the research and other capabilities of affiliates and third parties in managing the Fund’s investments. At present, the Adviser has not engaged any investment sub-adviser for the Fund. The Adviser is located at 405 Lexington Avenue, 58th Floor, New York, New York 10174.

As of April 1, 2025, the Adviser’s assets under management were approximately $5.88 billion. The Adviser focuses on credit relative value, tail hedge, and closed-end funds. The Adviser’s investors are predominantly institutions and include corporate pensions, public pensions, foundations, fund of funds, endowments, and family offices.

Portfolio Managers

The members of the portfolio management team who are primarily responsible for the day-to-day management of the Fund’s portfolio are as follows:

Boaz Weinstein is the Founder and Chief Investment Officer of the Adviser. Previously, Mr. Weinstein worked at Deutsche Bank for 11 years, the last eight as Managing Director. In 2008, Mr. Weinstein became the Co-Head of Global Credit Trading of Deutsche Bank. Mr. Weinstein was also a member of the Global Markets Executive Committee. Mr. Weinstein began his investment career in 1995 at Merrill Lynch and worked at Donaldson Lufkin & Jenrette prior to joining Deutsche Bank.

Paul Kazarian joined the Adviser in March 2013 and is responsible for exchange traded products, including ETF arbitrage and closed-end funds. Prior to March 2013, Mr. Kazarian was a Director at RBC Capital Markets in the Global Arbitrage and Trading Group from 2007-2013. While there, Mr. Kazarian was responsible for the development and management of the Fixed Income ETF Group and also responsible for overseeing other ETF and index strategies. Prior to RBC, Mr. Kazarian worked as a technology analyst at Merrill Lynch from 2006-2007. Mr. Kazarian holds a BA in Political Science from Bates College.

Mr. Weinstein and Mr. Kazarian are supported by a team of other investment professionals that focus on various parts of the Fund’s broad investment strategy.

The SAI provides additional information about each portfolio manager’s compensation, other accounts managed by the portfolio management team and the ownership of the Fund’s securities by each portfolio manager.

Investment Management Agreement

Pursuant to an investment management agreement between the Adviser and the Fund (the “Investment Management Agreement”), the Fund has agreed to pay the Adviser a monthly management fee at an annual rate equal to 1.05% of the average daily value of the Fund’s Managed Assets. “Managed Assets” means the Fund’s average daily gross asset value, minus the sum of the Fund’s accrued and unpaid dividends on any outstanding preferred shares and accrued liabilities (other than liabilities for the principal amount of any borrowings incurred, commercial paper and notes issued by the Fund) and the liquidation preference of any outstanding preferred shares.

A discussion regarding the basis for the approval of the Investment Management Agreement by the Board is available in the Fund’s semi-annual report to shareholders for the period ended April 30, 2024.

Except as otherwise described in this Prospectus, the Fund pays, in addition to the fees paid to the Adviser, all other costs and expenses of its operations, including compensation of its Trustees (other than those affiliated with the Adviser), custodian, leveraging expenses, transfer and dividend disbursing agent expenses, legal fees, rating agency fees, listing fees and expenses, expenses of independent auditors, expenses of repurchasing shares, expenses of preparing, printing and distributing shareholder reports, notices, proxy statements and reports to governmental agencies and taxes, if any.

The Fund and the Adviser have entered into the Expense Limitation Agreement, pursuant to which the Adviser has agreed to limit expenses, excluding interest, taxes, investor relations services, other investment-related costs, leverage expenses, extraordinary expenses, other expenses not incurred in the ordinary course of the Fund’s business, and expenses of any counsel or other persons or services retained by the Fund’s Independent Trustees, to 1.05% of Managed Assets plus 0.30% of average daily net assets. For the year ended October 31, 2024, $987,184 fees were waived and reimbursed. The Adviser may, at a later date, recoup from the Fund fees waived and/or other expenses reimbursed by the Adviser during the previous 36 months, but only if, after such recoupment, the Fund’s expense ratio does not exceed the percentage described above. For the year ended October 31, 2024, none of the fees waived were recouped. The current Expense Limitation Agreement expires on July 1, 2026 and automatically renews for one-year terms. The Expense Limitation Agreement may be terminated or modified at any time, upon approval of the Board.

Administration, Accounting, and Transfer Agent Services

ALPS Fund Services, Inc. (“SS&C ALPS”) provides certain administration, accounting, and transfer agent services to the Fund pursuant to an Administration and Fund Accounting Services Agreement (the “Administration Agreement”). Pursuant to the Administration Agreement, SS&C ALPS provides the Fund with, among other things, customary fund accounting services, including computing the Fund’s NAV and maintaining books, records and other documents relating to the Fund’s financial and portfolio transactions, customary fund administration services, including assisting the Fund with regulatory filings, tax compliance and other oversight activities, and customary transfer agent services. For these and other services it provides to the Fund, SS&C ALPS is paid a fee equal to the higher of: a minimum fee of $160,000, or a 0.05% annual fee rate for the first $250 million of the Fund’s net assets, a 0.04% fee rate for the next $250 million of the Fund’s net assets and a 0.03% rate fee for all additional net assets of the Fund above $500 million. The principal business address of SS&C ALPS is 1290 Broadway Suite 1000 Denver, CO 80203.

The custodian of the assets of the Fund is the Bank of New York Mellon, whose principal business address is 240 Greenwich Street, New York, NY 10286. The custodian is responsible for, among other things, receipt of and disbursement of funds from the Fund’s accounts, establishment of segregated accounts as necessary, and transfer, exchange and delivery of Fund portfolio securities.

Independent Registered Public Accounting Firm

Ernst & Young LLP, whose principal business address is One Manhattan West, 395 9th Ave, New York, NY 10001, is the independent registered public accounting firm of the Fund and is expected to render an opinion annually on the financial statements of the Fund.

NET ASSET VALUE

The NAV of the Fund’s common shares will be computed based upon the value of the Fund’s portfolio securities and other assets. NAV per common share will be determined as of the close of the regular trading session on the NYSE on each business day on which the NYSE is open for trading. The Fund calculates NAV per common share by dividing the value of the Fund’s assets plus all cash and other assets (including accrued expenses but excluding capital and surplus) attributable to the common shares by the number of common shares outstanding.

Valuation of securities held by the Fund is as follows:

Equity Investments. Equity securities traded on a recognized securities exchange (e.g., NYSE), on separate trading boards of a securities exchange or through a market system that provides contemporaneous transaction pricing information (each, an “Exchange”) are valued using information obtained via independent pricing services generally at the Exchange closing price or if an Exchange closing price is not available, the last traded price on that Exchange prior to the time as of which the assets or liabilities are valued. However, under certain circumstances, other means of determining current market value may be used. If an equity security is traded on more than one Exchange, the current market value of the security where it is primarily traded generally will be used. In the event that there are no sales involving an equity security held by the Fund on a day on which the Fund values such security, the last bid (long positions) or ask (short positions) price, if available, will be used as the value of such security. If the Fund holds both long and short positions in the same security, the last bid price will be applied to securities held long and the last ask price will be applied to securities sold short. If no bid or ask price is available on a day on which the Fund values such security, the prior day’s price will be used, unless the Adviser determines that such prior day’s price no longer reflects the fair value of the security, in which case such asset would be treated as a Fair Value Asset (as defined below).

Fixed-Income Investments. Investments for which market quotations are readily available are valued at fair market value. Securities (including common stock, closed end funds, investment trusts, preferred stock, unit trusts and SPACs) listed or traded on an exchange are valued at their last sales price or official closing price as of the close of the regular trading session on the exchange where the particular security at the last sale price as of the market close for such security provided by the Consolidated Tape Association (“CTA”). Investments in money market funds are valued at NAV, which approximates fair market value. The private fund investments are valued at the NAV reported by the private funds’ general partner or investment adviser. This is commonly referred to as using NAV as the practical expedient which allows for estimation of the fair value of an investment in an investment entity based on NAV or its equivalent if the NAV of the investment entity is calculated in a manner consistent with the Accounting Standards Codification (“ASC”) 946. Because of the inherent uncertainty of valuations of the investments in the private funds, their estimated values may differ significantly from the values that would have been used had a ready market for the private funds existed, and the differences could be material. Corporate bonds, convertible corporate bonds, mortgage-backed securities, sovereign debt obligations and senior loans are valued at mid-level prices provided by independent pricing services. Exchange traded derivatives such as warrants, rights, options and futures contracts are valued at last sales price on the valuation date or, if such price is not available, the mean between the last bid and ask prices (the “mid-price”) from the exchange on which they are principally traded. Non-exchange traded derivatives whose underlying reference assets are exchanged traded products (such as total return swaps) are fair valued using the last sales price or mid-price of the underlying reference asset. Other non-exchange traded derivatives (such as credit default swaps) are valued by independent pricing services, which use various techniques including industry standard pricing models, to determine the fair value of those instruments. Investments for which market quotations are not readily available (including common stock, preferred stock, participation agreements, SPACs, warrants and simple agreement for future equity contracts) are valued by third-party valuation specialists or at cost, which approximates fair market value.

Options, Futures, Swaps and Other Derivatives. Exchange-traded equity options for which market quotations are readily available are valued at the mean of the last bid and ask prices as quoted on the exchange or the board of trade on which such options are traded. In the event that there is no mean price available for an exchange traded equity option held by the Fund on a day on which the Fund values such option, the last bid (long positions) or ask (short positions) price, if available, will be used as the value of such option. If no bid or ask price is available on a day on which the Fund values such option, the prior day’s price will be used, unless the Adviser determines that such prior day’s price no longer reflects the fair value of the option, in which case such option will be treated as a fair value asset. OTC derivatives may be valued using a mathematical model which may incorporate a number of market data factors. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price or settle price as of the close of such exchanges. Swap agreements and other derivatives are generally valued daily based upon quotations from market makers or by a pricing service in accordance with the Valuation Policy (as defined below).

Underlying Funds. Shares of underlying open-end funds (including money market funds) are valued at the NAV reported by the funds. Shares of underlying exchange-traded closed-end funds and ETFs will be valued at their most recent closing price.

General Valuation Information. In determining the market value of portfolio investments, the Fund may employ independent third party pricing services, which may use, without limitation, a matrix or formula method that takes into consideration market indexes, matrices, yield curves and other specified inputs and assumptions. This may result in the assets being valued at a price different from the price that would have been determined had the matrix or formula method not been used. The price the Fund could receive upon the sale of any particular portfolio investment may differ from the Fund’s valuation of the investment, particularly for assets that trade in thin or volatile markets or that are valued using a fair valuation methodology or a price provided by an independent pricing service. As a result, the price received upon the sale of an investment may be less than the value ascribed by the Fund, and the Fund could realize a greater than expected loss or lesser than expected gain upon the sale of the investment. The Fund’s ability to value its investments may also be impacted by technological issues and/or errors by pricing services or other third party service providers.

All cash, receivables and current payables are carried on the Fund’s books at their fair value.

Prices obtained from independent third party pricing services, broker-dealers or market makers to value the Fund’s securities and other assets and liabilities are based on information available at the time the Fund values its assets and liabilities. In the event that a pricing service quotation is revised or updated subsequent to the day on which the Fund valued such security, the revised pricing service quotation generally will be applied prospectively. Such determination will be made considering pertinent facts and circumstances surrounding the revision.

In the event that application of the methods of valuation discussed above result in a price for a security which is deemed not to be representative of the fair market value of such security, the security will be valued by, under the direction of or in accordance with a method approved by the Adviser, the Fund’s valuation designee, as reflecting fair value. All other assets and liabilities (including securities for which market quotations are not readily available) held by the Fund (including restricted securities) are valued at fair value as determined in good faith by the Adviser pursuant to the Valuation Policy. Any assets and liabilities which are denominated in a foreign currency are translated into U.S. dollars at the prevailing market rates.

Certain of the securities acquired by the Fund may be traded on foreign exchanges or OTC markets on days on which the Fund’s NAV is not calculated. In such cases, the NAV of the Fund’s common shares may be significantly affected on days when investors can neither purchase nor sell shares of the Fund.

Fair Value. Investments held by the Fund are recorded at fair value in accordance with ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”). As defined in ASC 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In accordance with Rule 2a-5 promulgated under the Investment Company Act, the Board has appointed the Adviser as the Fund’s valuation designee. In that role, it has established a Valuation Committee (the “Committee”) that oversees the valuation of the Fund’s investments pursuant to procedures adopted by the Adviser (the “Valuation Policy”). Under Rule 2a-5, the Board has assigned to the Adviser general responsibility for determining, in accordance with the Valuation Policy, the value of its investments. The Committee is led by the Adviser’s Chief Financial Officer and other senior executives of the Adviser. Additionally, the Adviser’s portfolio managers, whose roles are limited to providing insight into recent trade activity and overall market performance, are also members of the Committee. The majority of Committee members are independent of the Fund’s portfolio investment decisions. The Committee meets on a monthly basis and is responsible for compliance and consistent application of the Valuation Policy.

The fair value of one or more assets or liabilities may not, in retrospect, be the price at which those assets or liabilities could have been sold during the period in which the particular fair values were used in determining the Fund’s NAV. As a result, the Fund’s sale or repurchase of its shares at NAV, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing shareholders.

The Fund’s annual audited financial statements, which are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), follow the requirements for valuation set forth in ASC 820, which defines and establishes a framework for measuring fair value under US GAAP and expands financial statement disclosure requirements relating to fair value measurements.

Generally, ASC 820 and other accounting rules applicable to funds and various assets in which they invest are evolving. Such changes may adversely affect the Fund. For example, the evolution of rules governing the determination of the fair market value of assets or liabilities, to the extent such rules become more stringent, would tend to increase the cost and/or reduce the availability of third-party determinations of fair market value. This may in turn increase the costs associated with selling assets or affect their liquidity due to the Fund’s inability to obtain a third-party determination of fair market value.

DISTRIBUTIONS

The Fund has, with the approval of the Board, adopted a managed distribution plan (the “Managed Distribution Plan”), pursuant to which the Fund will make monthly distributions to shareholders at a fixed amount of $0.085 per share. This fixed distribution amount excludes any special dividends, which are not paid pursuant to the Managed Distribution Plan.

The Fund will generally distribute amounts necessary to satisfy the Managed Distribution Plan and the requirements prescribed by excise tax rules and Subchapter M of the Code. The Managed Distribution Plan is intended to provide shareholders with a constant, but not guaranteed, fixed minimum rate of distribution each month and is intended to narrow the discount between the market price and the NAV of the Fund’s common shares, but there is no assurance that the Managed Distribution Plan will be successful in doing so. No conclusions should be drawn about the Fund’s investment performance from the amount of the Fund’s distribution or from the terms of the Managed Distribution Plan.

Under the Managed Distribution Plan, to the extent that sufficient investment income is not available on a monthly basis, the Fund will distribute capital gains and/or return of capital in order to maintain its managed distribution rate. A return of capital may occur, for example, when some or all of the money that was invested in the Fund is paid back to shareholders. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income”.

The Managed Distribution Plan provides that the Board may amend the terms of the Managed Distribution Plan or terminate the Managed Distribution Plan at any time without prior notice to Fund shareholders; however, at this time, there are no reasonably foreseeable circumstances that might cause the Fund to terminate the Managed Distribution Plan. An amendment or termination of the Managed Distribution Plan could have an adverse effect on the market price of the Fund’s common shares. The Managed Distribution Plan will be subject to the periodic review by the Board, including a yearly review of the annual minimum fixed rate to determine if an adjustment should be made.

Various factors will affect the level of the Fund’s income, including the asset mix and the Fund’s use of hedging. To permit the Fund to maintain a more stable monthly distribution, the Fund may from time to time distribute less than the fixed distribution amount. The undistributed income would be available to supplement future distributions. As a result, the distributions paid by the Fund for any particular monthly period may be more or less than the fixed distribution amount. Undistributed income will add to the Fund’s NAV and, correspondingly, distributions from undistributed income will deduct from the Fund’s NAV.

Under normal market conditions, the Adviser seeks to manage the Fund in a manner such that the Fund’s distributions are reflective of the Fund’s current and projected earnings levels. The distribution level of the Fund is subject to change based upon a number of factors, including the current and projected level of the Fund’s earnings, and may fluctuate over time.

REINVESTMENT PROGRAM

The Fund maintains a Shareholder Reinvestment Program (the “Reinvestment Program”) that allows participating shareholders to reinvest dividends in additional common shares of the Fund. Pursuant to the Reinvestment Program, ALPS Fund Services, Inc. (the “Program Administrator”) purchases, from time to time, common shares on the open market to satisfy dividend reinvestments. Such common shares are purchased on the open market only when the closing sale or bid price plus commission is less than the NAV per share of the Fund’s common shares on the valuation date. If the market price plus commissions is equal to or exceeds NAV, new common shares are issued by the Fund at the greater of (i) NAV or (ii) the market price of the common shares during the pricing period, minus a discount of 5%. Common shares issued by the Fund under the Reinvestment Program will be issued without a fee or a commission.

Shareholders may elect to participate in the Reinvestment Program by submitting a completed participation form to the Program Administrator. The Program Administrator will credit to each participant’s account funds it receives from dividends paid on common shares of the Fund registered in the participant’s name. Shareholders may elect to close their account at any time by giving the transfer agent written notice. When a participant closes their account, the participant, upon request, will receive a certificate for full common shares in the account. Fractional common shares will be held and aggregated with other fractional common shares being liquidated by the transfer agent as agent of the Reinvestment Program and paid for by check when actually sold. Participants will pay a pro rata share of brokerage commissions with respect to the Program Administrator’s open market purchases in connection with the reinvestment of dividends.

The automatic reinvestment of dividends does not affect the tax characterization of the dividends (i.e., capital gain distributions and income distributions are realized and subject to tax even though cash is not received). A shareholder whose dividends are reinvested in common shares under the Reinvestment Program will be treated as having received a dividend equal to either (i) if common shares are issued under the Reinvestment Program directly by the Fund, generally the fair market value of the common shares issued to the shareholder or (ii) if the reinvestment is made through open market purchases, the amount of cash allocated to the shareholder for the purchase of common shares on its behalf in the open market. Additional information about the Reinvestment Program may be obtained by contacting the Program Administrator at 844-460-9411 or BRWSabaCapital@dstsystems.com.

RIGHTS OFFERINGS

The Fund may in the future, and at its discretion, choose to make offerings of rights to its shareholders to purchase common shares. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with a rights offering to shareholders, we would distribute certificates or other documentation (i.e., rights cards distributed in lieu of certificates) evidencing the rights and a Prospectus Supplement to our shareholders as of the record date that we set for determining the shareholders eligible to receive rights in such rights offering. Any such future rights offering will be made in accordance with the Investment Company Act.

The staff of the SEC has interpreted the Investment Company Act as not requiring shareholder approval of a transferable rights offering to purchase common shares at a price below the then current NAV so long as certain conditions are met, including: (i) a good faith determination by a fund’s board that such offering would result in a net benefit to existing shareholders; (ii) the offering fully protects shareholders’ preemptive rights and does not discriminate among shareholders (except for the possible effect of not offering fractional rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held. A rights offering may substantially dilute the aggregate net asset value of the shares owned by shareholders who do not fully exercise their rights and that these shareholders should expect upon completion of the offering to own smaller proportional interest in the Fund than before the offering. The applicable Prospectus Supplement would describe the following terms of the rights in respect of which this Prospectus is being delivered:

●	the period of time the offering would remain open;

●	the underwriter or distributor, if any, of the rights and any associated underwriting fees or discounts applicable to purchases of the rights;

●	the title of such rights;

●	the exercise price for such rights (or method of calculation thereof);

●	the number of such rights issued in respect of each share;

●	the number of rights required to purchase a single share;

●	the extent to which such rights are transferable and the market on which they may be traded if they are transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such rights;

●	the date on which the right to exercise such rights will commence, and the date on which such right will expire (subject to any extension);

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such oversubscription privilege; and

●	termination rights we may have in connection with such rights offering.

A certain number of rights would entitle the holder of the right(s) to purchase for cash such number of common shares at such exercise price as in each case is set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the rights offered thereby. Rights would be exercisable at any time up to the close of business on the expiration date for such rights set forth in the Prospectus Supplement. After the close of business on the expiration date, all unexercised rights would become void. Upon expiration of the rights offering and the receipt of payment and the rights certificate or other appropriate documentation properly executed and completed and duly executed at the corporate trust office of the rights agent, or any other office indicated in the Prospectus Supplement, the common shares purchased as a result of such exercise will be issued as soon as practicable. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable Prospectus Supplement.

TAX MATTERS

The following discussion is a brief summary of certain U.S. federal income tax considerations affecting the Fund and the purchase, ownership and disposition of the Fund’s common shares. A more detailed discussion of the tax rules applicable to the Fund and its common shareholders can be found in the SAI that is incorporated by reference into this Prospectus. Except as otherwise noted, this discussion assumes you are a taxable U.S. holder (as defined below) and that you hold your common shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion is based upon current provisions of the Code, the regulations promulgated thereunder and judicial and administrative authorities, all of which are subject to change or differing interpretations by the courts or the Internal Revenue Service, possibly with retroactive effect. No attempt is made to present a detailed explanation of all U.S. federal tax concerns affecting the Fund and its common shareholders. The Fund has not sought and will not seek any ruling from the Internal Revenue Service regarding any matters discussed herein. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to those set forth below. This summary does not discuss any aspects of non-U.S., state or local tax. The discussion set forth herein does not constitute tax advice and potential investors are urged to consult their own tax advisers to determine the specific U.S. federal, state, local and foreign tax consequences to them of investing in the Fund.

In addition, no attempt is made to address tax considerations applicable to an investor with a special tax status, such as without limitation, a financial institution, REIT, insurance company, regulated investment company, individual retirement account, other tax-exempt organization, dealer in securities or currencies, person holding shares of the Fund as part of a hedging, integrated, conversion or straddle transaction, trader in securities that has elected the mark-to-market method of accounting for its securities, U.S. holder (as defined below) whose functional currency is not the U.S. dollar, investor with “applicable financial statements” within the meaning of Section 451(b) of the Code, or non-U.S. investor. Furthermore, this discussion does not reflect possible application of the alternative minimum tax.

A U.S. holder is a beneficial owner that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States (including certain former citizens and former long-term residents);

●	a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or the trust has made a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes, whose status as a U.S. person is not overridden by an applicable tax treaty.

Taxation of the Fund

The Fund has elected to be treated as a RIC under Subchapter M of the Code. In order to qualify as a RIC, the Fund must, among other things, satisfy certain requirements relating to the sources of its income, diversification of its assets, and distribution of its income to its shareholders. First, the Fund must derive at least 90% of its annual gross income from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or currencies, or net income derived from interests in “qualified publicly traded partnerships” (as defined in the Code) (the “90% gross income test”). Second, the Fund must diversify its holdings so that, at the close of each quarter of its taxable year, (i) at least 50% of the value of its total assets consists of cash, cash items, U.S. Government securities, securities of other RICs and other securities, with such other securities limited in respect of any one issuer to an amount not greater in value than 5% of the value of the Fund’s total assets and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the market value of the total assets is invested in the securities (other than U.S. Government securities and securities of other RICs) of any one issuer, any two or more issuers controlled by the Fund and engaged in the same, similar or related trades or businesses, or any one or more “qualified publicly traded partnerships.”

As long as the Fund qualifies as a RIC, the Fund will generally not be subject to corporate-level U.S. federal income tax on income and gains that it distributes each taxable year to its shareholders, provided that in such taxable year it distributes at least 90% of the sum of (i) its net tax-exempt interest income, if any, and (ii) its “investment company taxable income” (which includes, among other items, dividends, taxable interest, taxable original issue discount and market discount income, income from securities lending, net short-term capital gain in excess of net long-term capital loss, and any other taxable income other than “net capital gain” (as defined below) and is reduced by deductible expenses) determined without regard to the deduction for dividends paid. The Fund may retain for investment its net capital gain (which consists of the excess of its net long-term capital gain over its net short-term capital loss). However, if the Fund retains any net capital gain or any investment company taxable income, it will be subject to tax at regular corporate rates on the amount retained.

The Code imposes a 4% nondeductible excise tax on the Fund to the extent the Fund does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income (not taking into account any capital gain or loss) for the calendar year and (ii) 98.2% of its capital gain in excess of its capital loss (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made to use the Fund’s fiscal year). In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any under-distribution or over-distribution, as the case may be, from the previous year. For purposes of the excise tax, the Fund will be deemed to have distributed any income on which it paid U.S. federal income tax. While the Fund intends to distribute any income and capital gain in the manner necessary to minimize imposition of the 4% nondeductible excise tax, there can be no assurance that sufficient amounts of the Fund’s taxable income and capital gain will be distributed to entirely avoid the imposition of the excise tax. In that event, the Fund will be liable for the excise tax only on the amount by which it does not meet the foregoing distribution requirement.

If in any taxable year the Fund should fail to qualify under Subchapter M of the Code for tax treatment as a RIC, the Fund would incur a regular corporate U.S. federal income tax upon all of its taxable income for that year, and all distributions to its shareholders (including distributions of net capital gain) would be taxable to shareholders as ordinary dividend income for U.S. federal income tax purposes to the extent of the Fund’s earnings and profits. Provided that certain holding period and other requirements were met, such dividends would be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate shareholders. In addition, to qualify again to be taxed as a RIC in a subsequent year, the Fund would be required to distribute to shareholders its earnings and profits attributable to non-RIC years. In addition, if the Fund failed to qualify as a RIC for a period greater than two taxable years, then, in order to qualify as a RIC in a subsequent year, the Fund would be required to elect to recognize and pay tax on any net built-in gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if the Fund had been liquidated) or, alternatively, be subject to taxation on such built-in gain recognized for a period of five years.

The remainder of this discussion assumes that the Fund qualifies for taxation as a RIC.

The Fund’s Investments. Certain of the Fund’s investment practices are subject to special and complex U.S. federal income tax provisions (including mark-to-market, constructive sale, straddle, wash sale, short sale and other rules) that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gains or qualified dividend income into higher taxed short-term capital gains or ordinary income, (iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not be “qualified” income for purposes of the 90% annual gross income requirement described above. These U.S. federal income tax provisions could therefore affect the amount, timing and character of distributions to common shareholders. The Fund intends to monitor its transactions and may make certain tax elections and may be required to dispose of securities to mitigate the effect of these provisions and prevent disqualification of the Fund as a RIC. Additionally, the Fund may be required to limit its activities in derivative instruments in order to enable it to maintain its RIC status.

The Fund may invest a portion of its net assets in below investment grade securities. Investments in these types of securities may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and income and whether modifications or exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues could affect the Fund’s ability to distribute sufficient income to preserve its status as a RIC or to avoid the imposition of U.S. federal income or excise tax.

Certain debt securities acquired by the Fund may be treated as debt securities that were originally issued at a discount. Generally, the amount of the original issue discount is treated as interest income and is included in taxable income (and required to be distributed by the Fund in order to qualify as a RIC and avoid U.S. federal income tax or the 4% excise tax on undistributed income) over the term of the security, even though payment of that amount is not received until a later time, usually when the debt security matures.

If the Fund purchases a debt security on a secondary market at a price lower than its adjusted issue price, the excess of the adjusted issue price over the purchase price is “market discount.” Unless the Fund makes an election to accrue market discount on a current basis, generally, any gain realized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on the debt security. Market discount generally accrues in equal daily installments. If the Fund ultimately collects less on the debt instrument than its purchase price plus the market discount previously included in income, the Fund may not be able to benefit from any offsetting loss deductions.

The Fund may invest in preferred securities or other securities the U.S. federal income tax treatment of which may not be clear or may be subject to recharacterization by the Internal Revenue Service. To the extent the tax treatment of such securities or the income from such securities differs from the tax treatment expected by the Fund, it could affect the timing or character of income recognized by the Fund, potentially requiring the Fund to purchase or sell securities, or otherwise change its portfolio, in order to comply with the tax rules applicable to RICs under the Code.

Gain or loss on the sale of securities by the Fund will generally be long-term capital gain or loss if the securities have been held by the Fund for more than one year. Gain or loss on the sale of securities held for one year or less will be short-term capital gain or loss.

Because the Fund may invest in foreign securities, its income from such securities may be subject to non-U.S. taxes.

Foreign currency gain or loss on foreign currency exchange contracts, non-U.S. dollar-denominated securities contracts, and non-U.S. dollar-denominated futures contracts, options and forward contracts that are not section 1256 contracts (as defined below) generally will be treated as ordinary income and loss.

Income from options on individual securities written by the Fund will generally not be recognized by the Fund for tax purposes until an option is exercised, lapses or is subject to a “closing transaction” (as defined by applicable regulations) pursuant to which the Fund’s obligations with respect to the option are otherwise terminated. If the option lapses without exercise, the premiums received by the Fund from the writing of such options will generally be characterized as short-term capital gain. If the Fund enters into a closing transaction, the difference between the premiums received and the amount paid by the Fund to close out its position will generally be treated as short-term capital gain or loss. If an option written by the Fund is exercised, thereby requiring the Fund to sell the underlying security, the premium will increase the amount realized upon the sale of the security, and the character of any gain on such sale of the underlying security as short-term or long-term capital gain will depend on the holding period of the Fund in the underlying security. Because the Fund will not have control over the exercise of the options it writes, such exercises or other required sales of the underlying securities may cause the Fund to realize gains or losses at inopportune times.

Index options that qualify as “section 1256 contracts” will generally be “marked-to-market” for U.S. federal income tax purposes. As a result, the Fund will generally recognize gain or loss on the last day of each taxable year equal to the difference between the value of the option on that date and the adjusted basis of the option. The adjusted basis of the option will consequently be increased by such gain or decreased by such loss. Any gain or loss with respect to options on indices and sectors that qualify as “section 1256 contracts” will be treated as short-term capital gain or loss to the extent of 40% of such gain or loss and long-term capital gain or loss to the extent of 60% of such gain or loss. Because the mark-to-market rules may cause the Fund to recognize gain in advance of the receipt of cash, the Fund may be required to dispose of investments in order to meet its distribution requirements. “Mark-to-market” losses may be suspended or otherwise limited if such losses are part of a straddle or similar transaction.

Taxation of Common Shareholders

Fund distributions of its tax-exempt interest on municipal securities, if properly reported by the Fund to its shareholders (“exempt-interest dividends”), will generally be exempt from regular federal income tax. In order for the Fund to pay exempt-interest dividends, at least 50% of the value of the Fund’s total assets must consist of tax-exempt obligations on a quarterly basis. If the Fund does not meet this requirement, it would not be able to pay tax-exempt dividends, and your distributions attributable to interest received by the Fund from any source (including distributions of tax-exempt interest income) would be taxable as ordinary income to the extent of the Fund’s earnings and profits.

The Fund will either distribute or retain for reinvestment all or part of its net capital gain. If any such gain is retained, the Fund will be subject to a corporate income tax on such retained amount. In that event, the Fund expects to report the retained amount as undistributed capital gain in a notice to its common shareholders, each of whom, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for U.S. federal income tax purposes as long-term capital gain its share of such undistributed amounts, (ii) will be entitled to credit its proportionate share of the tax paid by the Fund against its U.S. federal income tax liability and to claim refunds to the extent that the credit exceeds such liability and (iii) will increase its basis in its common shares by the amount of undistributed capital gains included in the shareholder’s income less the tax deemed paid by the shareholder under clause (ii).

Distributions paid to you by the Fund from its net capital gain, if any, that the Fund properly reports as capital gain dividends (“capital gain dividends”) are taxable as long-term capital gains, regardless of how long you have held your common shares. All other dividends paid to you by the Fund (including dividends from net short-term capital gains) from its current or accumulated earnings and profits, other than exempt-interest dividends (“ordinary income dividends”) are generally subject to tax as ordinary income. Provided that certain holding period and other requirements are met, ordinary income dividends (if properly reported by the Fund) may qualify (i) for the dividends received deduction in the case of corporate shareholders to the extent that the Fund’s income consists of dividend income from U.S. corporations, and (ii) in the case of individual shareholders, as “qualified dividend income” eligible to be taxed at long-term capital gains rates to the extent that the Fund receives qualified dividend income.

Qualified dividend income is, in general, dividend income from taxable domestic corporations and certain qualified foreign corporations (e.g., generally, foreign corporations incorporated in a possession of the United States or in certain countries with a qualifying comprehensive tax treaty with the United States, or whose stock with respect to which such dividend is paid is readily tradable on an established securities market in the United States). There can be no assurance as to what portion, if any, of the Fund’s distributions will constitute qualified dividend income or be eligible for the dividends received deduction.

Any distributions you receive that are in excess of the Fund’s current and accumulated earnings and profits will be treated as a return of capital to the extent of your adjusted tax basis in your common shares, and thereafter as capital gain from the sale of common shares. The amount of any Fund distribution that is treated as a return of capital will reduce your adjusted tax basis in your common shares, thereby increasing your potential gain or reducing your potential loss on any subsequent sale or other disposition of your common shares.

Common shareholders may be entitled to offset their capital gain dividends with capital losses. The Code contains a number of statutory provisions affecting when capital losses may be offset against capital gain, and limiting the use of losses from certain investments and activities. Accordingly, common shareholders that have capital losses are urged to consult their tax advisers.

Dividends and other taxable distributions are taxable to you even though they are reinvested in additional common shares of the Fund. Dividends and other distributions paid by the Fund are generally treated under the Code as received by you at the time the dividend or distribution is made. If, however, the Fund pays you a dividend in January that was declared in the previous October, November or December to common shareholders of record on a specified date in one of such months, then such dividend will be treated for U.S. federal income tax purposes as being paid by the Fund and received by you on December 31 of the year in which the dividend was declared. In addition, certain other distributions made after the close of the Fund’s taxable year may be “spilled back” and treated as paid by the Fund (except for purposes of the 4% nondeductible excise tax) during such taxable year. In such case, you will be treated as having received such dividends in the taxable year in which the distributions were actually made.

Interest on certain “private activity bonds” is an item of tax preference subject to the alternative minimum tax on individuals. The Fund may invest a portion of its assets in municipal bonds subject to this provision so that a portion of its exempt-interest dividends is an item of tax preference to the extent such dividends represent interest received from these private activity bonds. Accordingly, investment in the Fund could cause a holder of common shares to be subject to, or result in an increased liability under, the alternative minimum tax.

Exempt-interest dividends are included in determining what portion, if any, of a person’s Social Security and railroad retirement benefits will be includable in gross income subject to federal income tax.

The price of common shares purchased at any time may reflect the amount of a forthcoming distribution. Those purchasing common shares just prior to the record date of a distribution will receive a distribution which will be taxable to them even though it represents, economically, a return of invested capital.

The Fund will send you information after the end of each year setting forth the amount and tax status of any distributions paid to you by the Fund.

The sale or other disposition of common shares will generally result in capital gain or loss to you and will be long-term capital gain or loss if you have held such common shares for more than one year at the time of sale. Any loss upon the sale or other disposition of common shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by you with respect to such common shares. Any loss you recognize on a sale or other disposition of common shares will be disallowed if you acquire other common shares (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after your sale or exchange of the common shares. In such case, your tax basis in the common shares acquired will be adjusted to reflect the disallowed loss.

If the Fund liquidates, shareholders generally will realize capital gain or loss upon such liquidation in an amount equal to the difference between the amount of cash or other property received by the shareholder (including any property deemed received by reason of its being placed in a liquidating trust) and the shareholder’s adjusted tax basis in its common shares. Any such gain or loss will be long-term if the shareholder is treated as having a holding period in the Fund shares of greater than one year, and otherwise will be short-term.

Current U.S. federal income tax law taxes both long-term and short-term capital gain of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, short-term capital gain is currently taxed at rates applicable to ordinary income while long-term capital gain generally is taxed at a reduced maximum rate. The deductibility of capital losses is subject to limitations under the Code.

Certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their “net investment income,” which includes dividends received from the Fund and capital gains from the sale or other disposition of the Fund’s common shares.

A common shareholder that is a nonresident alien individual or a foreign corporation (a “foreign investor”) generally will be subject to U.S. federal withholding tax at the rate of 30% (or possibly a lower rate provided by an applicable tax treaty) on ordinary income dividends (except as discussed below). In general, U.S. federal withholding tax and U.S. federal income tax will not apply to any gain or income realized by a foreign investor in respect of any distribution of exempt-interest dividends or net capital gain (including amounts credited as an undistributed capital gain dividend) or upon the sale or other disposition of common shares of the Fund. Different tax consequences may result if the foreign investor is engaged in a trade or business in the United States or, in the case of an individual, is present in the United States for 183 days or more during a taxable year and certain other conditions are met. Foreign investors should consult their tax advisers regarding the tax consequences of investing in the Fund’s common shares.

Ordinary income dividends properly reported by a RIC are generally exempt from U.S. federal withholding tax where they (i) are paid in respect of the RIC’s “qualified net interest income” (generally, its U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the RIC is at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of the RIC’s “qualified short-term capital gains” (generally, the excess of the RIC’s net short-term capital gain over its long-term capital loss for such taxable year). Depending on its circumstances, the Fund may report all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a foreign investor needs to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E or substitute Form). In the case of common shares held through an intermediary, the intermediary may have withheld tax even if the Fund reported the payment as qualified net interest income or qualified short-term capital gain. Foreign investors should contact their intermediaries with respect to the application of these rules to their accounts. There can be no assurance as to what portion of the Fund’s distributions would qualify for favorable treatment as qualified net interest income or qualified short-term capital gains.

In addition, withholding at a rate of 30% will apply to dividends paid in respect of common shares of the Fund held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which common shares of the Fund are held will affect the determination of whether such withholding is required. Similarly, dividends paid in respect of common shares of the Fund held by an investor that is a non-financial foreign entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the Fund or applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. The Fund will not pay any additional amounts to common shareholders in respect of any amounts withheld. Foreign investors are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in the Fund’s common shares.

U.S. federal backup withholding tax may be required on dividends, distributions and sale proceeds payable to certain non-exempt common shareholders who fail to supply their correct taxpayer identification number (in the case of individuals, generally, their social security number) or to make required certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax and any amount withheld may be refunded or credited against your U.S. federal income tax liability, if any, provided that you timely furnish the required information to the Internal Revenue Service.

Ordinary income dividends, capital gain dividends, and gain from the sale or other disposition of common shares of the Fund also may be subject to state, local, and/or foreign taxes. Common shareholders are urged to consult their own tax advisers regarding specific questions about U.S. federal, state, local or foreign tax consequences to them of investing in the Fund.

The foregoing is a general and abbreviated summary of certain provisions of the Code and the Treasury regulations currently in effect as they directly govern the taxation of the Fund and its common shareholders. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive. A more detailed discussion of the tax rules applicable to the Fund and its common shareholders can be found in the SAI that is incorporated by reference into this Prospectus. Common shareholders are urged to consult their tax advisers regarding specific questions as to U.S. federal, state, local and foreign income or other taxes.

Please refer to the SAI for more detailed information. You are urged to consult your tax adviser.

TAXATION OF HOLDERS OF RIGHTS

The value of a right will not be includible in the income of a common shareholder at the time the right is issued.

The basis of a right issued to a common shareholder will be zero, and the basis of the share with respect to which the subscription right was issued (the old share) will remain unchanged, unless either (a) the fair market value of the right on the date of distribution is at least 15% of the fair market value of the old share, or (b) such shareholder affirmatively elects (in the manner set out in Treasury regulations under the Code) to allocate to the subscription right a portion of the basis of the old share. If either (a) or (b) applies, then except as described below such shareholder must allocate basis between the old share and the right in proportion to their fair market values on the date of distribution.

The basis of a right purchased in the market will generally be its purchase price.

The holding period of a right issued to a common shareholder will include the holding period of the old share. No gain or loss will be recognized by a common shareholder upon the exercise of a right.

No loss will be recognized by a common shareholder if a right distributed to such common shareholder expires unexercised because the basis of the old share may be allocated to a right only if the right is exercised. If a right that has been purchased in the market expires unexercised, there will be a recognized loss equal to the basis of the right.

Any gain or loss on the sale of a right will be a capital gain or loss if the right is held as a capital asset (which in the case of rights issued to common shareholders will depend on whether the old share of beneficial interest is held as a capital asset), and will be a long-term capital gain or loss if the holding period is deemed to exceed one year.

CLOSED-END FUND STRUCTURE

The Fund is a non-diversified, closed-end management investment company (commonly referred to as a closed-end fund). Closed-end funds differ from open-end funds (which are generally referred to as mutual funds) in that closed-end funds generally list their shares for trading on a stock exchange and do not redeem their shares at the request of the shareholder. This means that if you wish to sell your shares of a closed-end fund you must trade them on the stock exchange like any other stock at the prevailing market price at that time. In a mutual fund, if the shareholder wishes to sell shares of the fund, the mutual fund will redeem or buy back the shares at NAV. Also, mutual funds generally offer new shares on a continuous basis to new investors and closed-end funds generally do not. The continuous inflows and outflows of assets in a mutual fund can make it difficult to manage the fund’s investments. By comparison, closed-end funds are generally able to stay more fully invested in securities that are consistent with their investment objective and also have greater flexibility to make certain types of investments and to use certain investment strategies, such as financial leverage and investments in illiquid securities.

Shares of closed-end funds frequently trade at a discount to their NAV. Because of this possibility and the recognition that any such discount may not be in the interest of shareholders, the Board might consider from time to time engaging in open-market repurchases, tender offers for shares or other programs intended to reduce the discount. We cannot guarantee or assure, however, that the Board will decide to engage in any of these actions. Nor is there any guarantee or assurance that such actions, if undertaken, would result in the shares trading at a price equal or close to the NAV. See “Repurchase of Common Shares” below and “Repurchase of Common Shares” in the SAI. The Board might also consider converting the Fund to an open-end mutual fund, which would also require a vote of the shareholders of the Fund.

REPURCHASE OF COMMON SHARES

Shares of closed-end investment companies often trade at a discount to their NAVs and the Fund’s common shares may also trade at a discount to their NAV, although it is possible that they may trade at a premium above NAV. The market price of the Fund’s common shares will be determined by such factors as relative demand for and supply of such common shares in the market, the Fund’s NAV, general market and economic conditions, market sentiment and other factors beyond the control of the Fund. See “Net Asset Value” and “Description of Shares-Common Shares.” Although the Fund’s common shareholders will not have the right to redeem their common shares, the Fund may take action to repurchase common shares in the open market or make tender offers for its common shares. This may have the effect of reducing any market discount from NAV.

There is no assurance that, if action is undertaken to repurchase or tender for common shares, such action will result in the common shares’ trading at a price which approximates their NAV. Although share repurchases and tender offers could have a favorable effect on the market price of the Fund’s common shares, you should be aware that the acquisition of common shares by the Fund will decrease the capital of the Fund and, therefore, may have the effect of increasing the Fund’s expense ratio and decreasing the asset coverage with respect to any borrowings or preferred shares outstanding. Any share repurchases or tender offers will be made in accordance with the requirements of the Securities Exchange Act of 1934, as amended, the Investment Company Act and the principal stock exchange on which the common shares are traded. For additional information, see “Repurchase of Common Shares” in the SAI.

PLAN OF DISTRIBUTION

We may sell common shares, including to existing shareholders in a rights offering, through underwriters or dealers, directly to one or more purchasers (including existing shareholders in a rights offering), through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The applicable Prospectus Supplement will identify any underwriter or agent involved in the offer and sale of our common shares, any sales loads, discounts, commissions, fees or other compensation paid to any underwriter, dealer or agent, the offering price, net proceeds and use of proceeds and the terms of any sale. In the case of a rights offering, the applicable Prospectus Supplement will set forth the number of our common shares issuable upon the exercise of each right and the other terms of such rights offering.

The distribution of our common shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Sales of our common shares may be made in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange.

We may sell our common shares directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

In connection with the sale of our common shares, underwriters or agents may receive compensation from us in the form of discounts, concessions or commissions. Underwriters may sell our common shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our common shares may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of our common shares may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable Prospectus Supplement. We will not pay any compensation to any underwriter or agent in the form of warrants, options, consulting or structuring fees or similar arrangements.

If a Prospectus Supplement so indicates, we may grant the underwriters an option to purchase additional common shares at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any over-allotments.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of our common shares may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

If so indicated in the applicable Prospectus Supplement, we will ourselves, or will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our common shares from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contacts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the common shares shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

To the extent permitted under the Investment Company Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as brokers or dealers and receive fees in connection with the execution of our portfolio transactions after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for Internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

In order to comply with the securities laws of certain states, if applicable, our common shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

INCORPORATION BY REFERENCE

This Prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this Prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this Prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this Prospectus and any accompanying prospectus supplement relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this Prospectus. Any statement in a document incorporated by reference into this Prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this Prospectus or (2) any other subsequently filed document that is incorporated by reference into this Prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

●	the Fund’s SAI, dated September 23, 2025, filed with this Prospectus; and

●	the Fund’s annual report on Form N-CSR for the fiscal year ended October 31, 2024, filed with the SEC on January 6, 2025, and the Fund’s semi-annual report on Form N-CSRS for the semi-annual period ended April 30, 2025, filed with the SEC on July 2, 2025.

The Fund will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this Prospectus or the accompanying prospectus supplement. You should direct requests for documents by calling:

Investor Relations

+1 888.615.4310

The Fund makes available this Prospectus, SAI and the Fund’s annual and semi-annual reports, free of charge, at https://www.sabacef.com/saba-income-opportunities-fund. You may also obtain this Prospectus, the SAI, other documents incorporated by reference and other information the Fund files electronically, including reports and proxy statements, on the SEC website (http://www.sec.gov) or with the payment of a duplication fee, by electronic request at publicinfo@sec.gov. Information contained in, or that can be accessed through, the Fund’s website is not incorporated by reference into this Prospectus and should not be considered to be part of this Prospectus or the accompanying prospectus supplement.

PRIVACY NOTICE OF THE FUND

This Privacy Notice sets forth the policies of the Adviser and any investment funds and accounts managed by the Adviser regarding the collection, use, storage, sharing, disclosure (collectively, “processing”), and protection of personal data. This notice applies to current, prospective, and former investors in or holders of the Fund.

For purposes of this Privacy Notice, “you” or an “investor” means any investor who is an individual, or any individual connected with an investor that is a legal person. Capitalized terms used but not defined herein have the meanings assigned to them in the applicable offering memorandum or advisory agreement of the relevant Fund (each, “Fund Document”).

Who To Contact About This Privacy Notice

This Privacy Notice is provided in accordance with applicable privacy and data protection laws in jurisdictions where we operate (collectively, the “Data Protection Laws”). Each of the Fund and the Adviser are considered data controllers of your personal information for the purposes of certain Data Protection Laws, meaning we determine the purposes and means of processing your information.

For any questions about this Privacy Notice or requests regarding the personal data we hold, please contact us at (212) 542-4635 or dataprotection@sabacapital.com.

Please note that certain service providers (the “Service Providers”) of the Adviser and/or Fund (e.g., administrators, prime brokers, custodians, transfer agents, and legal advisers) process personal data under their own professional and legal obligations (such as anti-money laundering legislation). In these instances, such Service Providers act as data controllers in their own right and not on our instructions. For specific information or requests regarding processing by such Service Providers, you may contact them directly at the address in the relevant Client Document or via their websites.

Types of Personal Data We May Collect and Use

We may collect and use various categories of your personal data, including, but not limited to:

●	Contact & Identification: Names, residential or business addresses, other contact details, signature, nationality, tax identification, passport, social security number, date/place of birth, jurisdiction of tax residence, photographs, copies of identification documents.

●	Financial & Account Information: Bank account details, information about assets or net worth, credit history, investment activities, financial income (e.g., interest, dividends, income from insurance products), account balances, proceeds from property sale/redemption, or other financial information.

●	Sensitive Data: In certain circumstances and where relevant (and as permitted by applicable Data Protection Laws), this may include information on political affiliations, ethnic origin, or criminal convictions, obtained from relevant materials, documents, or background searches, along with any other information required by applicable law or regulation.

How We Collect Personal Daya

We collect personal data about you through:

●	Direct Provision: Information provided directly by you or another person on your behalf.

●	Transactions: Information obtained in relation to any transactions between you and us.

●	Third Parties/Other Sources: Our affiliates, Service Providers, publicly accessible databases or registers, tax authorities, governmental and non-governmental agencies, supervisory authorities, credit agencies, fraud prevention and detection agencies, or other publicly accessible sources (e.g., the internet).

How We May Use Personal Information

We may process your personal data for various business tasks, including but not limited to:

●	Entering into advisory agreements or accepting subscription documentation.

●	Administering our relationship with you, including processing subscriptions, redemptions, transfers, and discretionary transactions.

●	Providing communications and reporting, and maintaining the registers of investors of the Fund.

●	Marketing our products and services.

●	Monitoring and analyzing our activities.

●	Processing investments, withdrawals, and dividend payments.

●	Maintaining global client and investor records, and providing centralized administrative, marketing, and client services.

●	Investigating and resolving complaints; managing litigation; and monitoring electronic communications for fraud or crime detection or for regulatory reasons.

●	Complying with applicable legal or regulatory requirements (e.g., anti-money laundering, fraud prevention, tax reporting, sanctions compliance, and responding to requests from supervisory authorities or law enforcement agencies).

We will use a permitted legal ground under applicable Data Protection Laws to process your personal information. Such grounds include where:

●	Processing is necessary to perform our obligations under the applicable Client Documents.

●	We are required to comply with a legal or regulatory obligation applicable to us.

●	We, or a third party on our behalf, have determined that it is necessary for our legitimate interests to collect and use your personal information, particularly where we believe you have a reasonable expectation for such collection or use.

Consequences of Failing to Provide Personal Information

If personal data is required to satisfy a statutory obligation (including compliance with anti-money laundering or sanctions requirements) or a contractual requirement, failure to provide such information may result in your subscription being rejected or your shares/interests becoming subject to compulsory redemption or withdrawal. Where there is suspicion of unlawful activity, failure to provide personal data may lead to a report to the relevant law enforcement agency or supervisory authority.

How We May Share Personal Data

We may disclose your information to our affiliates, Service Providers, or other third parties to accept your subscription, administer and maintain your account(s), or otherwise perform our contractual obligations.

We may also share your personal information:

●	With courts, ombudsmen, or regulatory, tax, or law enforcement authorities to comply with applicable legal or regulatory requirements.

●	To respond to court orders, regulatory requests for information, administrative proceedings, or investigations.

●	When we believe in good faith that disclosure is legally required or we or a Fund have a legitimate interest in making a disclosure (e.g., to protect our or a Fund’s rights and property).

●	If you direct us to do so.

●	As necessary under anti-money laundering and similar laws to facilitate the establishment of trading relationships for the Fund with prime brokers, custodians, executing brokers, or other trading counterparties.

We may also disclose information about you, or your transactions and experiences with us, to our affiliates or service providers for our everyday business purposes, such as administration, record-keeping, IT system security, activity monitoring and reporting, investor relations, and compliance with legal and regulatory requirements.

Retention Periods and Security Measures

We retain personal data only as long as necessary for the purpose collected, subject to applicable Data Protection Laws. Personal data will generally be retained for the duration of your investment and for a minimum of five years after redemption, withdrawal, or Fund liquidation. We may retain data longer for marketing purposes or compliance with applicable law. We periodically review collected data to determine if retention remains purposeful.

To protect your personal information from unauthorized access and use, we implement organizational and technical security measures in accordance with applicable Data Protection Laws, including computer safeguards and secured files and buildings. We will notify you of any material personal data breaches affecting you as required by applicable Data Protection Laws.

Additional Information Under U.S. Federal Law (Gramm-Leach-Bliley Act & Fair Credit Reporting Act)

For U.S. federal law purposes, this Privacy Notice applies to current and former investors who are individuals or Individual Retirement Accounts.

●	We may disclose information about our investors (current, prospective, or former) to affiliates (financial and non-financial companies related by common ownership or control) or non-affiliates (companies not related by common ownership or control) for our everyday business purposes (e.g., processing transactions, maintaining accounts, responding to court orders/legal investigations).

●	Disclosure of investor information may also be necessary or appropriate under anti-money laundering and similar laws to accept subscriptions.

●	We will release information if you direct us to do so.

●	We may share your information with our affiliates for direct marketing (e.g., offers of products and services). You may prevent this type of sharing by contacting us at (212) 542-4635 or dataprotection@sabacapital.com. If you are a new investor, we can begin sharing with affiliates for direct marketing 30 days from the date this Privacy Notice was sent. If you are no longer an investor, we may continue to share your information with our affiliates for such purposes.

●	You may contact us at any time to limit our sharing of your personal information at (212) 542-4635 or dataprotection@sabacapital.com. If you limit sharing for a jointly held account, your choices apply to everyone on that account. U.S. state laws may grant you additional rights to limit sharing.

●	We do not share your information with non-affiliates for them to market their own services to you. We may disclose information you provide to us to companies performing marketing services on our behalf (e.g., placement agents).

Additional Information for California Residents

If you are a California resident, California law may provide you with additional rights regarding our collection and use of your personal information. For more information, please refer to the California Consumer Privacy Notice (Addendum I) to this Privacy Notice.

Additional Information Under the Cayman Islands Data Protections Act (2021 Revision) (“DPA”)

For investors in Fund organized under Cayman Islands law, the applicable Fund may share your personal information with Service Providers (including the Adviser, administrator, custodians, prime brokers, or others) located outside the Cayman Islands. Information may also be shared with the Cayman Islands Monetary Authority or the Tax Information Authority, who may exchange it with foreign tax authorities, regulatory bodies, or law enforcement agencies.

By submitting your personal data, you consent to its transfer to the Adviser and other recipients described in this notice located outside the Cayman Islands. Any such transfer will comply with the DPA. You may withdraw your consent at any time; this withdrawal will not affect the lawfulness of processing based on consent before its withdrawal.

You may have certain rights under the DPA, including:

●	The right to be informed.

●	The right of access.

●	The right to rectification.

●	The right to stop or restrict processing.

●	The right to stop direct marketing.

●	Rights in relation to automated decision making.

●	The right to seek compensation.

●	The right to complain to the supervisory authority.

To exercise these rights, please contact (212) 542-4635 or dataprotection@sabacapital.com. Complaints regarding a Fund may be lodged with the Office of the Ombudsman in the Cayman Islands; however, we encourage you to contact us first to address any concerns.

Additional Information Under the General Data Protection Regulation (“GDPR”)

You may have certain rights under EU General Data Protection Regulation and equivalent regulation in the United Kingdom (collectively, “GDPR”) regarding our processing of your personal data. These include rights to:

●	Access: Confirm if your personal data is processed and request access to it, enabling you to receive a copy and confirmation of processing methods/reasons.

●	Rectification: Request correction of incomplete or inaccurate personal data.

●	Erasure: Request erasure of your personal data in certain circumstances (the “right to be forgotten”).

●	Objection: Object to processing of your personal data (on grounds related to your situation) where we rely on a legitimate interest. We may continue processing if we have compelling legitimate grounds. You also have the right to object to processing for direct marketing.

●	Restriction: Request restriction of processing in certain circumstances (e.g., if you want us to establish accuracy or reason for processing).

●	Portability: In certain circumstances, request to receive personal data you provided in a structured, commonly used, and machine-readable format.

Please note that the right to be forgotten may not be available for the data we hold, given its collection purpose. If we relied on your consent for a particular purpose, you have the right to withdraw it.

To exercise these rights, please contact (212) 542-4635 or dataprotection@sabacapital.com. You also have the right to lodge a complaint about data processing with the competent data protection supervisory authority. For Saba Capital Management (UK) Limited (an affiliate), complaints may be made to the Information Commissioner’s Office in the UK. We ask that you contact us first to address any concerns.

Due to the international nature of our business, your personal data may be transferred to jurisdictions that do not offer equivalent protection to GDPR (“Third Countries”). In such cases, we will process data (or procure its processing) in Third Countries in accordance with GDPR requirements, potentially including contractual undertakings with service providers. Transfers to regulators or government agencies in Third Countries may also occur if necessary for administrative proceedings (e.g., requests for information, examinations, investigations) or for legitimate business purposes (e.g., compliance with foreign legal/regulatory obligations, establishing/defending legal claims).

Revisions To Our Privacy Policies

The Adviser evaluates its privacy policies and procedures for continuous improvement. The Adviser reserves the right to amend the terms contained herein in whole or in part for any reason. We therefore suggest that you review this Privacy Notice periodically, which is available at https://www.sabacapital.com/privacy-policy/.

15,000,000 Shares

Saba Capital Income & Opportunities Fund

Common Shares of Beneficial Interest

Rights to Purchase Common Shares of Beneficial Interest

PROSPECTUS

September 23, 2025

Saba Capital Income & Opportunities Fund

STATEMENT OF ADDITIONAL INFORMATION

Saba Capital Income & Opportunities Fund (the “Fund”) is a non-diversified, closed-end management investment company. This Statement of Additional Information (“SAI”) relating to the Fund’s common shares of beneficial interest (“common shares”) does not constitute a prospectus, but should be read in conjunction with the prospectus relating thereto dated September 23, 2025 and any related prospectus supplement. This SAI, which is not a prospectus, does not include all information that a prospective investor should consider before purchasing common shares, and investors should obtain and read the Prospectus and any related prospectus supplement prior to purchasing such shares. A copy of the Prospectus and any related prospectus supplement may be obtained without charge by calling +1 888.615.4310. You may also obtain a copy of the Prospectus on the Securities and Exchange Commission’s (the “SEC”) website (http://www.sec.gov). Capitalized terms used but not defined in this SAI have the meanings ascribed to them in the Prospectus.

References to the Investment Company Act of 1940, as amended (the “Investment Company Act”), or other applicable law, will include any rules promulgated thereunder and any guidance, interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, including court interpretations, and exemptive, no-action or other relief or permission from the SEC, SEC staff or other authority.

This Statement of Additional Information is dated September 23, 2025.

THE FUND

The Fund is a non-diversified, closed-end management investment company registered under the Investment Company Act. The Fund was formed as a Massachusetts business trust on December 2, 1987, pursuant to its Agreement and Declaration of Trust, as subsequently amended (the “Declaration of Trust”) and is governed by the laws of the Commonwealth of Massachusetts. The Fund commenced operations on May 12, 1987. The Fund first changed its name from Pilgrim Prime Rate Trust to Pilgrim America Prime Rate Trust, effective April 12, 1996, and then changed its name back to Pilgrim Prime Rate Trust, effective November 16, 1998. Effective March 1, 2002, the Fund changed its name to ING Prime Rate Trust. Effective May 1, 2014, the Fund changed its name to Voya Prime Rate Trust. Effective June 4, 2021, and as a result of Saba Capital Management, L.P. (the “Adviser”) assuming the role as investment adviser to the Fund, the Fund changed its name to Saba Capital Income & Opportunities Fund. The Fund’s common shares are traded on the NYSE under the symbol “BRW.”

INVESTMENT OBJECTIVES AND POLICIES

The Fund’s investment objective is set forth in the Prospectus. The investment objective is a non-fundamental policy that may be changed by the Board of Trustees (the “Board”) without shareholder approval upon 60 days’ prior written notice to shareholders.

Investment Restrictions

Unless otherwise noted, whenever an investment policy or limitation states a maximum percentage of the Fund’s assets that may be invested in any security or other asset, or sets forth a policy regarding quality standards, such percentage limitation or standard will be determined immediately after and as a result of the Fund’s acquisition of such security or other asset, except in the case of borrowing (or other activities that may be deemed to result in the issuance of a “senior security” under the Investment Company Act). Accordingly, any subsequent change in value, net assets or other circumstances will not be considered when determining whether the investment complies with the Fund’s investment policies and limitations.

The Fund has adopted restrictions and policies relating to the investment of the Fund’s assets and its activities. Certain of the restrictions are fundamental policies of the Fund and may not be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares).

Fundamental Investment Restrictions. Under these fundamental investment restrictions, the Fund may not:

1.	issue senior securities, except insofar as the Fund may be deemed to have issued a senior security by reason of: (i) entering into certain interest rate hedging transactions; (ii) entering into reverse repurchase agreements; (iii) borrowing money in an amount permitted under the Investment Company Act, including the rules, regulations, interpretations thereunder, and any exemptive relief provided by the SEC; or (iv) issuing a class or classes of preferred shares in an amount not exceeding 50%, or such other percentage permitted by law, of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities;

2.	invest more than 25% of its total assets in any industry;

3.	act as an underwriter of securities, except to the extent that it may be deemed to act as an underwriter in certain cases when disposing of its portfolio investments or acting as an agent or one of a group of co-agents in originating Senior Loans;

4.	purchase or sell real estate, real estate mortgage loans, commodities, commodity futures contracts, or oil or gas exploration or development programs;

5.	make loans of money or property to any person, except that the Fund: (i) may make loans to corporations or other business entities, or enter into leases or other arrangements that have the characteristics of a loan; (ii) may lend portfolio instruments; and (iii) may acquire securities subject to repurchase agreements; or

6.	make investments on margin or hypothecate, mortgage, or pledge any of its assets except for the purpose of securing borrowings as described in connection with the issuance of senior securities and then only in an amount up to 33 ⅓% (50% in the case of the issuance of a preferred class of shares), or such other percentage permitted by law, of the value of the Fund’s total assets (including, with respect to borrowings, the amount borrowed) less all liabilities other than borrowings (or, in the case of issuance of senior securities, less all liabilities and indebtedness not represented by senior securities).

For avoidance of doubt, restriction number 4 does not cover investments in exchange-traded funds or other pools/vehicles, that themselves invest in real estate, mortgage loans, commodities, futures, contracts or oil or gas exploration or development programs.

INVESTMENT POLICIES AND TECHNIQUES

The following information supplements the discussion of the Fund’s investment objectives, policies and techniques that are described in the Prospectus. The Prospectus identifies the types of securities in which the Fund invests principally and summarizes the principal risks to the Fund’s portfolio as a whole associated with such investments. To the extent that a type of security identified below is not described in the Prospectus (or as a sub-category of such security type in this SAI), the Fund generally invests such security type, if at all, as part of its non-principal investment strategies. The Fund may, but is not required to, invest in any or all of the types of securities described below to the extent not prohibited by its fundamental investment policies.

Collateralized Bond Obligations

Collateralized bond obligations (“CBOs”) are investment grade bonds backed by a pool of bonds, which may include junk bonds, which are considered speculative investments. CBOs are often privately offered and sold, and thus not registered under the federal securities laws.

Underwriters of CBOs package a large and diversified pool of high-risk, high-yield junk bonds, which is then structured into “tranches.” Typically, the first tranche represents a senior claim on collateral and pays the lowest interest rate; the second tranche is junior to the first tranche and therefore subject to greater risk and pays a higher rate; the third tranche is junior to both the first and second tranche, represents the lowest credit quality and instead of receiving a fixed interest rate receives the residual interest payments - money that is left over after the higher tranches have been paid. CBOs are substantially overcollateralized and this, plus diversification of the pool backing them, may earn certain of the tranches investment-grade bond ratings. Holders of third-tranche CBOs stand to earn higher or lower yields depending on the rate of defaults in the collateral pool.

Commercial Paper

Commercial paper is a short-term debt obligation, usually sold on a discount basis, with a maturity ranging from 2 to 270 days issued by banks, corporations and other borrowers. It is sold to investors with temporary idle cash as a way to increase returns on a short-term basis. These instruments are generally unsecured, which increases the credit risk associated with this type of investment.

Corporate Debt Securities

Corporate debt securities are long and short term fixed income securities typically issued by businesses to finance their operations. Corporate debt securities are issued by public or private companies, as distinct from debt securities issued by a government or its agencies. The issuer of a corporate debt security often has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal periodically or on a specified maturity date. Corporate debt securities typically have four distinguishing features: (i) they are taxable; (ii) they have a par value of $1,000; (iii) they have a term maturity, which means they come due at a specified time period; and (iv) many are traded on major securities exchanges. Notes, bonds, debentures and commercial paper are the most common types of corporate debt securities, with the primary difference being their interest rates, maturity dates and secured or unsecured status. Commercial paper has the shortest term and usually is unsecured, as are debentures. The broad category of corporate debt securities includes debt issued by domestic or foreign companies of all kinds, including those with small-, mid- and large-capitalizations. The category also includes bank loans, as well as assignments, participations and other interests in bank loans. Corporate debt securities may be rated investment grade or below investment grade and may be structured as fixed-, variable or floating-rate obligations or as zero-coupon, pay-in-kind and step-coupon securities and may be privately placed or publicly offered. They may also be senior or subordinated obligations.

Extendible commercial notes (“ECNs”) are very similar to commercial paper except that, with ECNs, the issuer has the option to extend the notes’ maturity. ECNs are issued at a discount rate, with an initial redemption of not more than 90 days from the date of issue. If ECNs are not redeemed by the issuer on the initial redemption date, the issuer will pay a premium (step-up) rate based on the ECN’s credit rating at the time.

Because of the wide range of types and maturities of corporate debt securities, as well as the range of creditworthiness of issuers, corporate debt securities can have widely varying risk/return profiles. For example, commercial paper issued by a large established domestic corporation that is rated by an NRSRO as investment grade may have a relatively modest return on principal but present relatively limited risk. On the other hand, a long-term corporate note issued, for example, by a small foreign corporation from an emerging market country that has not been rated by an NRSRO may have the potential for relatively large returns on principal but carries a relatively high degree of risk.

Custody Receipts and Trust Certificates

Custody receipts and trust certificates are derivative products that evidence direct ownership in a pool of securities. Typically, a sponsor will deposit a pool of securities with a custodian in exchange for custody receipts evidencing interests in those securities. The sponsor generally then will sell the custody receipts or trust certificates in negotiated transactions at varying prices. Each custody receipt or trust certificate evidences the individual securities in the pool and the holder of a custody receipt or trust certificate generally will have all the rights and privileges of owners of those securities.

Debt Obligations

Many different types of debt obligations exist (for example, bills, bonds, and notes). Issuers of debt obligations have a contractual obligation to pay interest at a fixed, variable or floating rate on specified dates and to repay principal by a specified maturity date. Certain debt obligations (usually intermediate and long-term bonds) have provisions that allow the issuer to redeem or “call” a bond before its maturity. Issuers are most likely to call these securities during periods of falling interest rates. When this happens, an investor may have to replace these securities with lower yielding securities, which could result in a lower return.

The market value of debt obligations is affected primarily by changes in prevailing interest rates, changes in the economic environment and the issuer’s perceived ability to repay the debt. The market value of a debt obligation generally reacts inversely to interest rate changes. When prevailing interest rates decline, the market value of the bond usually rises, and when prevailing interest rates rise, the market value of the bond usually declines.

As noted, the values of debt obligations also may be affected by changes in the credit rating or financial condition of their issuers. Generally, the lower the quality rating of a security, the higher the degree of risk as to the payment of interest and return of principal. To compensate investors for taking on such increased risk, those issuers deemed to be less creditworthy generally must offer their investors higher interest rates than do issuers with better credit ratings.

Dollar Rolls

Dollar rolls involve selling securities (e.g., or U.S. Treasury securities) and simultaneously entering into a commitment to purchase those or similar securities on a specified future date and price from the same party. A U.S. Treasury roll is a type of dollar roll. The Fund foregoes principal and interest paid on the securities during the “roll” period. The Fund is compensated by the difference between the current sales price and the lower forward price for the future purchase of the securities, as well as the interest earned on the cash proceeds of the initial sale. The investor also could be compensated through the receipt of fee income equivalent to a lower forward price. Dollar roll transactions may result in higher transaction costs for the Fund.

Exchange-Traded Notes

Exchange-traded notes (“ETNs”) are instruments that combine aspects of bonds and exchange-traded funds (ETFs) and are designed to provide investors with access to the returns, less investor fees and expenses, of various market benchmarks or strategies to which they are usually linked. When an investor buys an ETN, the issuer, typically an underwriting bank, promises to pay upon maturity the amount reflected in the benchmark or strategy (minus fees and expenses). Some ETNs make periodic coupon payments. Like ETFs, ETNs are traded on an exchange, but ETNs have additional risks compared to ETFs, including the risk that if the credit of the ETN issuer becomes suspect, the investment might lose some or all of its value. Though linked to the performance, for example, of a market benchmark, ETNs are not equities or index funds, but they do share several characteristics. Similar to equities, ETNs are traded on an exchange and can be sold short. Similar to index funds, ETNs may be linked to the return of a benchmark or strategy, but ETNs do not have an ownership interest in the instruments underlying the benchmark or strategy the ETN is tracking.

Foreign Currency Transactions

Spot Rates and Derivative Instruments. The Fund may conduct its foreign currency exchange transactions either at the spot (cash) rate prevailing in the foreign currency exchange market or by entering into forward foreign currency exchange contracts (forward contracts). These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. Because foreign currency transactions occurring in the interbank market might involve substantially larger amounts than those involved in the use of such derivative instruments, the Fund could be disadvantaged by having to deal in the odd lot market for the underlying foreign currencies at prices that are less favorable than for round lots. The Fund may enter into forward contracts for a variety of reasons, including for risk management (hedging) or for investment purposes.

When the Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency or has been notified of a dividend or interest payment, it may desire to lock in the price of the security or the amount of the payment, usually in U.S. dollars, although it could desire to lock in the price of the security in another currency. By entering into a forward contract, the Fund would be able to protect itself against a possible loss resulting from an adverse change in the relationship between different currencies from the date the security is purchased or sold to the date on which payment is made or received or when the dividend or interest is actually received.

The Fund may enter into forward contracts when management of the Fund believes the currency of a particular foreign country may decline in value relative to another currency. When selling currencies forward in this fashion, the Fund may seek to hedge the value of foreign securities it holds against an adverse move in exchange rates. The precise matching of forward contract amounts and the value of securities involved generally will not be possible since the future value of securities in foreign currencies more than likely will change between the date the forward contract is entered into and the date it matures. The projection of short-term currency market movements is extremely difficult and successful execution of a short-term hedging strategy is highly uncertain.

This method of protecting the value of the Fund’s securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. It simply establishes a rate of exchange that can be achieved at some point in time. Although forward contracts can be used to minimize the risk of loss due to a decline in value of hedged currency, they will also limit any potential gain that might result should the value of such currency increase.

The Fund may also enter into forward contracts when the Fund’s portfolio manager believes the currency of a particular country will increase in value relative to another currency. The Fund may buy currencies forward to gain exposure to a currency without incurring the additional costs of purchasing securities denominated in that currency.

For example, the combination of U.S. dollar-denominated instruments with long forward currency exchange contracts creates a position economically equivalent to a position in the foreign currency, in anticipation of an increase in the value of the foreign currency against the U.S. dollar. Conversely, the combination of U.S. dollar-denominated instruments with short forward currency exchange contracts is economically equivalent to borrowing the foreign currency for delivery at a specified date in the future, in anticipation of a decrease in the value of the foreign currency against the U.S. dollar.

Unanticipated changes in the currency exchange results could result in poorer performance for Funds that enter into these types of transactions.

At maturity of a forward contract, the Fund may either deliver (if a contract to sell) or take delivery of (if a contract to buy) the foreign currency or terminate its contractual obligation by entering into an offsetting contract with the same currency trader, having the same maturity date, and covering the same amount of foreign currency.

If the Fund engages in an offsetting transaction, it will incur a gain or loss to the extent there has been movement in forward contract prices. If the Fund engages in an offsetting transaction, it may subsequently enter into a new forward contract to buy or sell the foreign currency.

Although the Fund values its assets each business day in terms of U.S. dollars, it may not intend to convert its foreign currencies into U.S. dollars on a daily basis. However, it will do so from time to time, and such conversions involve certain currency conversion costs. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (spread) between the prices at which they buy and sell various currencies. Thus, a dealer may offer to sell a foreign currency to the Fund at one rate, while offering a lesser rate of exchange should the Fund desire to resell that currency to the dealer.

It is possible, under certain circumstances, including entering into forward currency contracts for investment purposes, that the Fund will be required to limit or restructure its forward contract currency transactions to qualify as a “regulated investment company” under the Code.

Options on Foreign Currencies. The Fund may buy put and call options and write covered call and cash-secured put options on foreign currencies for hedging purposes and to gain exposure to foreign currencies. For example, a decline in the dollar value of a foreign currency in which securities are denominated will reduce the dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against the diminutions in the value of securities, the Fund may buy put options on the foreign currency. If the value of the currency does decline, the Fund would have the right to sell the currency for a fixed amount in dollars and would thereby offset, in whole or in part, the adverse effect on its portfolio that otherwise would have resulted.

Conversely, where a change in the dollar value of a currency would increase the cost of securities the Fund plans to buy, or where the Fund would benefit from increased exposure to the currency, the Fund may buy call options on the foreign currency, giving it the right to purchase the currency for a fixed amount in dollars. The purchase of the options could offset, at least partially, the changes in exchange rates.

As in the case of other types of options, however, the benefit to the Fund derived from purchases of foreign currency options would be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, the Fund could sustain losses on transactions in foreign currency options that would require it to forego a portion or all of the benefits of advantageous changes in rates.

The Fund may write options on foreign currencies for similar purposes. For example, when the Fund anticipates a decline in the dollar value of foreign-denominated securities due to adverse fluctuations in exchange rates, it could, instead of purchasing a put option, write a call option on the relevant currency, giving the option holder the right to purchase that currency from the Fund for a fixed amount in dollars. If the expected decline occurs, the option would most likely not be exercised and the diminution in value of securities would be offset, at least partially, by the amount of the premium received.

Similarly, instead of purchasing a call option when a foreign currency is expected to appreciate, the Fund could write a put option on the relevant currency, giving the option holder the right to that currency from the Fund for a fixed amount in dollars. If rates move in the manner projected, the put option would expire unexercised and allow the Fund to hedge increased cost up to the amount of the premium.

As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Fund would be required to buy or sell the underlying currency at a loss that may not be offset by the amount of the premium. Through the writing of options on foreign currencies, the Fund also may be required to forego all or a portion of the benefits that might otherwise have been obtained from favorable movements on exchange rates.

An option written on foreign currencies is covered if the Fund holds currency sufficient to cover the option or has an absolute and immediate right to acquire that currency without additional cash consideration upon conversion of assets denominated in that currency or exchange of other currency held in its portfolio. An option writer could lose amounts substantially in excess of its initial investments, due to the margin and collateral requirements associated with such positions.

Options on foreign currencies are traded through financial institutions acting as market-makers, although foreign currency options also are traded on certain national securities exchanges, such as the Philadelphia Stock Exchange and the Chicago Board Options Exchange, subject to SEC regulation. In an over-the-counter trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the purchaser of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost.

Foreign currency option positions entered into on a national securities exchange are cleared and guaranteed by the OCC, thereby reducing the risk of counterparty default. Further, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the over-the-counter market, potentially permitting the Fund to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements.

Foreign Currency Futures and Related Options. The Fund may enter into currency futures contracts to buy or sell currencies. It also may buy put and call options and write covered call and cash-secured put options on currency futures. Currency futures contracts are similar to currency forward contracts, except that they are traded on exchanges (and have margin requirements) and are standardized as to contract size and delivery date. Most currency futures call for payment of delivery in U.S. dollars. The Fund may use currency futures for the same purposes as currency forward contracts, subject to CFTC limitations.

Currency futures and options on futures values can be expected to correlate with exchange rates, but will not reflect other factors that may affect the value of the Fund’s investments. A currency hedge, for example, should protect a Yen-denominated bond against a decline in the Yen, but will not protect the Fund against price decline if the issuer’s creditworthiness deteriorates.

Because the value of the Fund’s investments denominated in foreign currency will change in response to many factors other than exchange rates, it may not be possible to match the amount of a forward contract to the value of the Fund’s investments denominated in that currency over time.

Guaranteed Investment Contracts (Funding Agreements)

Guaranteed investment contracts, or funding agreements, are short-term, privately placed debt instruments issued by insurance companies. Pursuant to such contracts, the Fund may make cash contributions to a deposit fund of the insurance company’s general account. The insurance company then credits to the Fund payments at negotiated, floating or fixed interest rates. The Fund will purchase guaranteed investment contracts only from issuers that, at the time of purchase, meet certain credit and quality standards. In general, guaranteed investment contracts are not assignable or transferable without the permission of the issuing insurance companies, and an active secondary market does not exist for these investments. In addition, the issuer may not be able to pay the principal amount to the Fund on seven days’ notice or less, at which time the investment may be considered illiquid.

High-Yield Securities

High-yield, or low and below investment grade securities (below investment grade securities are also known as “junk bonds”) are debt securities with the lowest investment grade rating (e.g., BBB by S&P and Fitch or Baa by Moody’s), that are below investment grade (e.g., lower than BBB by S&P and Fitch or Baa by Moody’s) or that are unrated but determined by the Fund’s portfolio managers to be of comparable quality. These types of securities may be issued to fund corporate transactions or restructurings, such as leveraged buyouts, mergers, acquisitions, debt reclassifications or similar events. High-yield securities may be more speculative in nature than securities with higher ratings and tend to be more sensitive to credit risk, particularly during a downturn in the economy. These types of securities may be issued by unseasoned companies without long track records of sales and earnings, or by companies or municipalities that have questionable credit strength. High-yield securities and comparable unrated securities: (i) likely will have some quality and protective characteristics that, in the judgment of one or more Nationally Recognized Statistical Rating Organizations, are outweighed by large uncertainties or major risk exposures to adverse conditions; (ii) are speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligation; and (iii) may have a less liquid secondary market, potentially making it difficult to value or sell such securities. Credit ratings issued by credit rating agencies are designed to evaluate the safety of principal and interest payments of rated securities. They do not, however, evaluate the market value risk of lower-quality securities and, therefore, may not fully reflect the true risks of an investment. In addition, credit rating agencies may or may not make timely changes in a rating to reflect changes in the economy or in the condition of the issuer that affect the market value of the securities. Consequently, credit ratings are used only as a preliminary indicator of investment quality. High-yield securities may be structured as fixed-, variable- or floating-rate obligations or as zero- coupon, pay-in-kind and step-coupon securities and may be privately placed or publicly offered.

The rates of return on these types of securities generally are higher than the rates of return available on more highly rated securities, but generally involve greater volatility of price and risk of loss of principal and income, including the possibility of default by or insolvency of the issuers of such securities. Accordingly, the Fund may be more dependent on the Adviser’s credit analysis with respect to these types of securities than is the case for more highly rated securities.

The market values of certain high-yield securities and comparable unrated securities tend to be more sensitive to individual corporate developments and changes in economic conditions than are the market values of more highly rated securities. In addition, issuers of high-yield and comparable unrated securities often are highly leveraged and may not have more traditional methods of financing available to them, so that their ability to service their debt obligations during an economic downturn or during sustained periods of rising interest rates may be impaired.

The risk of loss due to default is greater for high-yield and comparable unrated securities than it is for higher rated securities because high-yield securities and comparable unrated securities generally are unsecured and frequently are subordinated to more senior indebtedness. The Fund may incur additional expenses to the extent that it is required to seek recovery upon a default in the payment of principal or interest on its holdings of such securities. The existence of limited markets for lower-rated debt securities may diminish the Fund’s ability to: (i) obtain accurate market quotations for purposes of valuing such securities and calculating portfolio net asset value; and (ii) sell the securities at fair market value either to meet redemption requests or to respond to changes in the economy or in financial markets.

Many lower-rated securities are not registered for offer and sale to the public under the Securities Act. Investments in these restricted securities may be determined to be liquid (able to be sold or disposed of in current market conditions in seven days or less without the sales or dispositions significantly changing the market value of the investment). The Fund is not otherwise subject to any limitation on its ability to invest in restricted securities. Restricted securities may be less liquid than other lower-rated securities, potentially making it difficult to value or sell such securities.

Inflation-Protected Securities

Inflation is a general rise in prices of goods and services. Inflation erodes the purchasing power of an investor’s assets. For example, if an investment provides a total return of 7% in a given year and inflation is 3% during that period, the inflation- adjusted, or real, return is 4%. Inflation-protected securities are debt securities whose principal and/or interest payments are adjusted for inflation, unlike debt securities that make fixed principal and interest payments. One type of inflation-protected debt security is issued by the U.S. Treasury. The principal of these securities is adjusted for inflation as indicated by the Consumer Price Index (“CPI”) for urban consumers and interest is paid on the adjusted amount. The CPI is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy.

If the CPI falls, the principal value of inflation-protected securities will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Conversely, if the CPI rises, the principal value of inflation-protected securities will be adjusted upward, and consequently the interest payable on these securities will be increased. Repayment of the original bond principal upon maturity is guaranteed in the case of U.S. Treasury inflation-protected securities, even during a period of deflation. However, the current market value of the inflation-protected securities is not guaranteed and will fluctuate. Other inflation-indexed securities include inflation-related bonds, which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

Other issuers of inflation-protected debt securities include other U.S. government agencies or instrumentalities, corporations and foreign governments. There can be no assurance that the CPI or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.

Any increase in principal for an inflation-protected security resulting from inflation adjustments is considered by IRS regulations to be taxable income in the year it occurs. For direct holders of an inflation-protected security, this means that taxes must be paid on principal adjustments even though these amounts are not received until the bond matures. Similarly, a Fund treated as a regulated investment company under the Code that holds these securities distributes both interest income and the income attributable to principal adjustments in the form of cash or reinvested shares, which are taxable to shareholders.

Money Market Instruments

Money market instruments include cash equivalents and short-term debt obligations which include: (i) bank obligations, including certificates of deposit (CDs), time deposits and bankers’ acceptances, and letters of credit of banks or savings and loan associations having capital surplus and undivided profits (as of the date of its most recently published annual financial statements) in excess of $100 million (or the equivalent in the instance of a foreign branch of a U.S. bank) at the date of investment; (ii) funding agreements; (iii) repurchase agreements; (iv) obligations of the United States, foreign countries and supranational entities, and each of their subdivisions, agencies and instrumentalities; (v) certain corporate debt securities, such as commercial paper, short-term corporate obligations and extendible commercial notes; (vi) participation interests; and (vii) municipal securities. Money market instruments may be structured as fixed-, variable- or floating-rate obligations and may be privately placed or publicly offered. With respect to money market securities, certain U.S. Government obligations are backed or insured by the U.S. Government, its agencies or its instrumentalities. Other money market securities are backed only by the claims paying ability or creditworthiness of the issuer. Bankers’ acceptances are marketable short-term credit instruments used to finance the import, export, transfer or storage of goods. They are termed “accepted” when a bank unconditionally guarantees their payment at maturity.

Mortgage Related Derivative Instruments

The Fund may invest in mortgage-backed securities (“MBS”) credit default swaps. MBS credit default swaps include swaps the reference obligation for which is an MBS or related index, such as the CMBX Index (a tradeable index referencing a basket of CMBS), the TRX Index (a tradeable index referencing total return swaps based on CMBS) or the ABX Index (a tradeable index referencing a basket of sub-prime MBS). The Fund may engage in other derivative transactions related to MBS, including purchasing and selling exchange-listed and over-the-counter put and call options, futures and forwards on mortgages and MBS. The Fund may invest in newly developed mortgage related derivatives that may hereafter become available.

Municipal Securities

Standby Commitments. Standby commitments are securities under which a purchaser, usually a bank or broker-dealer, agrees to purchase, for a fee, an amount of the Fund’s municipal obligations. The amount payable by a bank or broker-dealer to purchase securities subject to a standby commitment typically will be substantially the same as the value of the underlying municipal securities. The Fund may pay for standby commitments either separately in cash or by paying a higher price for portfolio securities that are acquired subject to such a commitment.

Taxable Municipal Obligations. Interest or other investment return is subject to federal income tax for certain types of municipal obligations for a variety of reasons. These municipal obligations do not qualify for the federal income tax exemption because (a) they did not receive necessary authorization for tax-exempt treatment from state or local government authorities, (b) they exceed certain regulatory limitations on the cost of issuance for tax-exempt financing or (c) they finance public or private activities that do not qualify for the federal income tax exemption. These non-qualifying activities might include, for example, certain types of multi-family housing, certain professional and local sports facilities, refinancing of certain municipal debt, and borrowing to replenish a municipality’s underfunded pension plan.

Participation Interests

Participation interests (also called pass-through certificates or securities) represent an interest in a pool of debt obligations, such as municipal bonds or notes that have been “packaged” by an intermediary, such as a bank or broker-dealer. Participation interests typically are issued by partnerships or trusts through which the Fund receives principal and interest payments that are passed through to the holder of the participation interest from the payments made on the underlying debt obligations. The purchaser of a participation interest receives an undivided interest in the underlying debt obligations. The issuers of the underlying debt obligations make interest and principal payments to the intermediary, as an initial purchaser, which are passed through to purchasers in the secondary market, such as the Fund. Participation interests may be structured as fixed-, variable- or floating-rate obligations or as zero-coupon, pay-in- kind and step-coupon securities and may be privately placed or publicly offered. Loan participations also are a type of participation interest. Loans, loan participations, and interests in securitized loan pools are interests in amounts owed by a corporate, governmental, or other borrower to a lender or consortium of lenders (typically banks, insurance companies, investment banks, government agencies, or international agencies).

Partnership Securities

The Fund may invest in securities issued by publicly traded partnerships or master limited partnerships or limited liability companies (together referred to as PTPs/MLPs). These entities are limited partnerships or limited liability companies that may be publicly traded on stock exchanges or markets such as the NYSE, the NYSE Alternext US LLC (formerly the American Stock Exchange) and NASDAQ. PTPs/MLPs often own businesses or properties relating to energy, natural resources or real estate, or may be involved in the film industry or research and development activities. Generally, PTPs/MLPs are operated under the supervision of one or more managing partners or members. Limited partners, unit holders, or members (such as a fund that invests in a partnership) are not involved in the day-to-day management of the company. Limited partners, unit holders, or members are allocated income and capital gains associated with the partnership project in accordance with the terms of the partnership or limited liability company agreement.

At times PTPs/MLPs may potentially offer relatively high yields compared to common stocks. Because PTPs/MLPs are generally treated as partnerships or similar limited liability “pass-through” entities for tax purposes, they do not ordinarily pay income taxes, but pass their earnings on to unit holders (except in the case of some publicly traded firms that may be taxed as corporations). For tax purposes, unit holders may initially be deemed to receive only a portion of the distributions attributed to them because certain other portions may be attributed to the repayment of initial investments and may thereby lower the cost basis of the units or shares owned by unit holders. As a result, unit holders may effectively defer taxation on the receipt of some distributions until they sell their units. These tax consequences may differ for different types of entities.

Private Investments in Public Equity

Private Investments in public equity (or PIPEs) are equity securities purchased in a private placement that are issued by issuers who have outstanding, publicly traded equity securities of the same class. Shares issued in PIPEs are not registered with the SEC and may not be sold unless registered with the SEC or pursuant to an exemption from registration. Generally, an issuer of shares in a PIPE may agree to register the shares after a certain period from the date of the private sale. This restricted period can last many months. Until the public registration process is completed, the resale of the PIPE shares is restricted and the Fund may sell the shares after six months, with certain restrictions, if the Fund is not an affiliate of the issuer (under relevant securities law, a holder of restricted shares may sell the shares after 6 months if the holder is not affiliated to the issuer). Generally, such restrictions cause the PIPE shares to be illiquid during this time. If the issuer does not agree to register the PIPE shares, the shares will remain restricted, not be freely tradable and may only be sold pursuant to an exemption from registration. Even if the PIPE shares are registered for resale, there is no assurance that the registration will be in effect at the time the Fund elects to sell the shares.

Real Estate Investment Trusts (“REITs”)

The Fund may invest in equity interests and debt securities issued by REITs. REITs possess certain risks which differ from an investment in common stocks. REITs are financial vehicles that pool investor’s capital to purchase or finance real estate. REITs may concentrate their investments in specific geographic areas or in specific property types (i.e., hotels, shopping malls, residential complexes and office buildings). The market value of REIT shares and the ability of REITs to distribute income may be adversely affected by several factors, including rising interest rates, changes in the national, state and local economic climate and real estate conditions, perceptions of prospective tenants of the safety, convenience and attractiveness of the properties, the ability of the owners to provide adequate management, maintenance and insurance, the cost of complying with the Americans with Disabilities Act, increased competition from new properties, the impact of present or future environmental legislation and compliance with environmental laws, changes in real estate taxes and other operating expenses, adverse changes in governmental rules and fiscal policies, adverse changes in zoning laws and other factors beyond the control of the REIT issuers. In addition, distributions received by the Fund from REITs may consist of dividends, capital gains and/or return of capital. As REITs generally pay a higher rate of dividends (on a pre-tax basis) than operating companies, to the extent application of the Fund’s investment strategy results in the Fund investing in REIT shares, the percentage of the Fund’s dividend income received from REIT shares will likely exceed the percentage of the Fund’s portfolio which is comprised of REIT shares. There are three general categories of REITs: equity REITs, mortgage REITs and hybrid REITs. Equity REITs invest primarily in direct fee ownership or leasehold ownership of real property; they derive most of their income from rents. Mortgage REITs invest mostly in mortgages on real estate, which may secure construction, development or long-term loans, and the main source of their income is mortgage interest payments. Hybrid REITs hold both ownership and mortgage interests in real estate.

Repurchase Agreements

Repurchase agreements are agreements under which the Fund acquires a security for a relatively short period of time (usually within seven days) subject to the obligation of a seller to repurchase and the Fund to resell such security at a fixed time and price (representing the Fund’s cost plus interest). The repurchase agreement specifies the yield during the purchaser’s holding period. Repurchase agreements also may be viewed as loans made by the Fund that are collateralized by the securities subject to repurchase, which may consist of a variety of security types. The Fund typically will enter into repurchase agreements only with commercial banks, registered broker-dealers and the Fixed Income Clearing Corporation. Such transactions are monitored to ensure that the value of the underlying securities will be at least equal at all times to the total amount of the repurchase obligation, including any accrued interest.

Reverse Repurchase Agreements

Reverse repurchase agreements are agreements under which the Fund temporarily transfers possession of a portfolio instrument to another party, such as a bank or broker-dealer, in return for cash. At the same time, the Fund agrees to repurchase the instrument at an agreed-upon time (normally within 7 days) and price which reflects an interest payment. The Fund generally retains the right to interest and principal payments on the security. Reverse repurchase agreements also may be viewed as borrowings made by the Fund.

Stripped Securities

Stripped securities are the separate income or principal payments of a debt security and evidence ownership in either the future interest or principal payments on an instrument. There are many different types and variations of stripped securities. For example, separate trading of registered interest and principal securities (“STRIPS”) can be component parts of a U.S. Treasury security where the principal and interest components are traded independently through DTC, a clearing agency registered pursuant to Section 17A of the Exchange Act and created to hold securities for its participants, and to facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Treasury Investor Growth Receipts (“TIGERs”) are U.S. Treasury securities stripped by brokers.

Structured Investments (Index or Linked Securities)

Indexed or linked securities, also often referred to as “structured products,” are instruments that may have varying combinations of equity and debt characteristics. These instruments are structured to recast the investment characteristics of the underlying security or reference asset. If the issuer is a unit investment trust or other special purpose vehicle, the structuring will typically involve the deposit with or purchase by such issuer of specified instruments (such as commercial bank loans or securities) and/or the execution of various derivative transactions, and the issuance by that entity of one or more classes of securities (structured securities) backed by, or representing interests in, the underlying instruments. The cash flow on the underlying instruments may be apportioned among the newly issued structured securities to create securities with different investment characteristics, such as varying maturities, payment priorities and interest rate provisions, and the extent of such payments made with respect to structured securities is dependent on the extent of the cash flow on the underlying instruments.

Indexed and Inverse Floating Rate Securities. The Fund may invest in securities that provide a potential return based on a particular index or interest rates. For example, the Fund may invest in debt securities that pay interest based on an index of interest rates. The principal amount payable upon maturity of certain securities also may be based on the value of the index. To the extent the Fund invests in these types of securities, the Fund’s return on such securities will rise and fall with the value of the particular index: that is, if the value of the index falls, the value of the indexed securities owned by the Fund will fall. Interest and principal payable on certain securities may also be based on relative changes among particular indices.

The Fund may also invest in so-called “inverse floaters” or “residual interest bonds” on which the interest rates vary inversely with a floating rate (which may be reset periodically by a Dutch auction, a remarketing agent, or by reference to a short-term tax-exempt interest rate index). The Fund may purchase synthetically-created inverse floating rate bonds evidenced by custodial or trust receipts. A trust funds the purchase of a bond by issuing two classes of certificates: short-term floating rate notes (typically sold to third parties) and the inverse floaters (also known as residual certificates). No additional income beyond that provided by the trust’s underlying bond is created; rather, that income is merely divided-up between the two classes of certificates. Generally, income on inverse floating rate bonds will decrease when interest rates increase, and will increase when interest rates decrease. Such securities can have the effect of providing a degree of investment leverage, since they may increase or decrease in value in response to changes in market interest rates at a rate that is a multiple of the actual rate at which fixed rate securities increase or decrease in response to such changes. As a result, the market values of such securities will generally be more volatile than the market values of fixed-rate securities. To seek to limit the volatility of these securities, the Fund may purchase inverse floating obligations that have shorter-term maturities or that contain limitations on the extent to which the interest rate may vary. Certain investments in such obligations may be illiquid. Furthermore, where such a security includes a contingent liability, in the event of an adverse movement in the underlying index or interest rate, the Fund may be required to pay substantial additional margin to maintain the position.

Credit-Linked Securities. Among the income-producing securities in which the Fund may invest are credit-linked securities. The issuers of these securities frequently are limited purpose trusts or other special purpose vehicles that, in turn, invest in a derivative instrument or basket of derivative instruments, such as credit default swaps, interest rate swaps and other securities, in order to provide exposure to certain fixed income markets. For instance, the Fund may invest in credit-linked securities as a cash management tool in order to gain exposure to a certain market and/or to remain fully invested when more traditional income producing securities are not available. Like an investment in a bond, investments in these credit-linked securities represent the right to receive periodic income payments (in the form of distributions) and payment of principal at the end of the term of the security. However, these payments are conditioned on or linked to the issuer’s receipt of payments from, and the issuer’s potential obligations to, the counterparties to the derivative instruments and other securities in which the issuer invests. For instance, the issuer may sell one or more credit default swaps, under which the issuer would receive a stream of payments over the term of the swap agreements provided that no event of default has occurred with respect to the referenced debt obligation upon which the swap is based. If a default occurs, the stream of payments may stop and the issuer would be obligated to pay the counterparty the par (or other agreed upon value) of the referenced debt obligation. This, in turn, would reduce the amount of income and/or principal that the Fund would receive. The Fund’s investments in these securities are indirectly subject to the risks associated with derivative instruments. These securities generally are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, there may be no established trading market for the securities and they may be illiquid.

Equity-Linked Notes. An equity-linked note (“ELN”) is a debt instrument whose value is based on the value of a single equity security, basket of equity securities or an index of equity securities (each, an “Underlying Equity”). An ELN typically provides interest income, thereby offering a yield advantage over investing directly in an Underlying Equity. The Fund may purchase ELNs that trade on a securities exchange or those that trade on the over-the-counter markets, including Rule 144A securities. The Fund may also purchase ELNs in a privately negotiated transaction with the issuer of the ELNs (or its broker-dealer affiliate). The Fund may or may not hold an ELN until its maturity.

Equity-linked securities also include issues such as Structured Yield Product Exchangeable for Stock (“STRYPES”), Trust Automatic Common Exchange Securities (“TRACES”), Trust Issued Mandatory Exchange Securities (“TIMES”) and Trust Enhanced Dividend Securities (“TRENDS”). The issuers of these equity-linked securities generally purchase and hold a portfolio of stripped U.S. Treasury securities maturing on a quarterly basis through the conversion date, and a forward purchase contract with an existing shareholder of the company relating to the common stock. Quarterly distributions on such equity-linked securities generally consist of the cash received from the U.S. Treasury securities and such equity-linked securities generally are not entitled to any dividends that may be declared on the common stock.

ELNs also include participation notes issued by a bank or broker-dealer that entitles the Fund to a return measured by the change in value of an Underlying Equity. Participation notes are typically used when a direct investment in the Underlying Equity is restricted due to country-specific regulations. Investment in a participation note is not the same as investment in the constituent shares of the company (or other issuer type) to which the Underlying Equity is economically tied. A participation note represents only an obligation of the company or other issuer type to provide the Fund the economic performance equivalent to holding shares of the Underlying Equity. A participation note does not provide any beneficial or equitable entitlement or interest in the relevant Underlying Equity. In other words, shares of the Underlying Equity are not in any way owned by the Fund.

Currency-Linked Securities. Currency-linked debt securities are short-term or intermediate-term instruments having a value at maturity, and/or an interest rate, determined by reference to one or more foreign currencies. Payment of principal or periodic interest may be calculated as a multiple of the movement of one currency against another currency, or against an index.

Currency-linked securities may entail substantial risks. Such instruments may be subject to significant price volatility. The company issuing the instrument may fail to pay the amount due on maturity. The underlying investment may not perform as expected by the Fund’s portfolio manager. Markets and underlying investments and indexes may move in a direction that was not anticipated by the Fund’s portfolio manager. Performance of the derivatives may be influenced by interest rate and other market changes in the United States and abroad, and certain derivative instruments may be illiquid.

Linked securities are often issued by unit investment trusts. Examples of this include such index-linked securities as S&P Depositary Receipts (“SPDRs”), which is an interest in a unit investment trust holding a portfolio of securities linked to the S&P 500® Index, and a type of exchange-traded fund. SPDRs generally closely track the underlying portfolio of securities, trade like a share of common stock and pay periodic dividends proportionate to those paid by the portfolio of stocks that comprise the S&P 500® Index. As a holder of interests in a unit investment trust, the Fund would indirectly bear its ratable share of that unit investment trust’s expenses. At the same time, the Fund would continue to pay its own management and advisory fees and other expenses, as a result of which the Fund and its shareholders in effect would be absorbing levels of fees with respect to investments in such unit investment trusts.

Because linked securities typically involve no credit enhancement, their credit risk generally will be equivalent to that of the underlying instruments. Investments in structured products may be structured as a class that is either subordinated or unsubordinated to the right of payment of another class. Subordinated linked securities typically have higher rates of return and present greater risks than unsubordinated structured products. Structured products sometimes are sold in private placement transactions and often have a limited trading market.

Investments in linked securities have the potential to lead to significant losses because of unexpected movements in the underlying financial asset, index, currency or other investment. The ability of the Fund to utilize linked securities successfully will depend on its ability correctly to predict pertinent market movements, which cannot be assured. Because currency-linked securities usually relate to foreign currencies, some of which may be currencies from emerging market countries, there are certain additional risks associated with such investments.

Interest Rate Futures Contracts. Bond prices are established in both the cash market and the futures market. In the cash market, bonds are purchased and sold with payment for the full purchase price of the bond being made in cash, generally within five business days after the trade. In the futures market, a contract is made to purchase or sell a bond in the future for a set price on a certain date. Historically, the prices for bonds established in the futures markets have tended to move generally in the aggregate in concert with the cash market prices and have maintained fairly predictable relationships. Accordingly, the Fund may use interest rate futures contracts as a defense, or hedge, against anticipated interest rate changes. The Fund presently could accomplish a similar result to that which it hopes to achieve through the use of interest rate futures contracts by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase, or conversely, selling bonds with short maturities and investing in bonds with long maturities when interest rates are expected to decline. However, because of the liquidity that is often available in the futures market, the protection is more likely to be achieved, perhaps at a lower cost and without changing the rate of interest being earned by the Fund, through using futures contracts.

Interest rate futures contracts are exchange-traded in an auction environment. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership. A public market exists in futures contracts covering various financial instruments including long-term U.S. Treasury Bonds and Notes; three-month U.S. Treasury Bills; and ninety-day commercial paper. The Fund may also invest in exchange-traded Eurodollar contracts, which are interest rate futures on the forward level of a reference rate. These contracts are generally considered liquid securities and trade on the Chicago Mercantile Exchange. Such Eurodollar contracts are generally used to “lock-in” or hedge the future level of short-term rates. The Fund may trade in any interest rate futures contracts for which there exists a public market, including, without limitation, the foregoing instruments.

Index Futures Contracts. An index futures contract is a contract to buy or sell units of an index at a specified future date at a price agreed upon when the contract is made. Entering into a contract to buy units of an index is commonly referred to as buying or purchasing a contract or holding a long position in the index. Entering into a contract to sell units of an index is commonly referred to as selling a contract or holding a short position in the index. A unit is the current value of the index. The Fund may enter into stock index futures contracts, debt index futures contracts, or other index futures contracts appropriate to its objective(s).

Municipal Bond Index Futures Contracts. Municipal bond index futures contracts may act as a hedge against changes in market conditions. A municipal bond index assigns values daily to the municipal bonds included in the index based on the independent assessment of dealer-to-dealer municipal bond brokers. A municipal bond index futures contract represents a firm commitment by which two parties agree to take or make delivery of an amount equal to a specified dollar amount multiplied by the difference between the municipal bond index value on the last trading date of the contract and the price at which the futures contract is originally struck. No physical delivery of the underlying securities in the index is made.

Options on Futures Contracts. The Fund may purchase and write call and put options on those futures contracts that it is permitted to buy or sell. The Fund may use such options on futures contracts in lieu of writing options directly on the underlying securities or other assets or purchasing and selling the underlying futures contracts. Such options generally operate in the same manner as options purchased or written directly on the underlying investments. A futures option gives the holder, in return for the premium paid, the right, but not the obligation, to buy from (call) or sell to (put) the writer of the option a futures contract at a specified price at any time during the period of the option. Upon exercise, the writer of the option is obligated to pay the difference between the cash value of the futures contract and the exercise price. Like the buyer or seller of a futures contract, the holder or writer of an option has the right to terminate its position prior to the scheduled expiration of the option by selling or purchasing an option of the same series, at which time the person entering into the closing purchase transaction will realize a gain or loss. There is no guarantee that such closing purchase transactions can be effected. The Fund will be required to deposit initial margin and maintenance margin with respect to put and call options on futures contracts written by it pursuant to brokers’ requirements similar to those described above.

Options on Index Futures Contracts. The Fund may also purchase and sell options on index futures contracts. Options on index futures give the purchaser the right, in return for the premium paid, to assume a position in an index futures contract (a long position if the option is a call and a short position if the option is a put), at a specified exercise price at any time during the period of the option. Upon exercise of the option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer’s futures margin account, which represents the amount by which the market price of the index futures contract, at exercise, exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the index future. If an option is exercised on the last trading day prior to the expiration date of the option, the settlement will be made entirely in cash equal to the difference between the exercise price of the option and the closing level of the index on which the future is based on the expiration date. Purchasers of options who fail to exercise their options prior to the exercise date suffer a loss of the premium paid.

Eurodollar and Yankee Dollar Futures Contracts and Options Thereon. Eurodollar futures contracts enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings. The Fund may use Eurodollar futures contracts and options thereon to hedge against changes in a reference rate, such as LIBOR or SOFR, to which many interest rate swaps and fixed income instruments are linked.

Options on Stocks, Stock Indices and Other Indices. The Fund may purchase and write (i.e., sell) put and call options. Such options may relate to particular stocks or stock indices, and may or may not be listed on a domestic or foreign securities exchange and may or may not be cleared and settled by the Options Clearing Corporation (“OCC”). Stock index options are put options and call options on various stock indices. In most respects, they are identical to listed options on common stocks.

There is a key difference between stock options and index options in connection with their exercise. In the case of stock options, the underlying security, common stock, is delivered. However, upon the exercise of an index option, settlement does not occur by delivery of the securities comprising the index. The option holder who exercises the index option receives an amount of cash if the closing level of the stock index upon which the option is based is greater than (in the case of a call) or less than (in the case of a put) the exercise price of the option. This amount of cash is equal to the difference between the closing price of the stock index and the exercise price of the option expressed in dollars times a specified multiple. A stock index fluctuates with changes in the market value of the securities included in the index. For example, some stock index options are based on a broad market index, such as the S&P 500® Index or a narrower market index, such as the S&P 100® Index. Indices may also be based on an industry or market segment.

The Fund may, for the purpose of hedging its portfolio, subject to applicable securities regulations, purchase and write put and call options on foreign stock indices listed on foreign and domestic stock exchanges.

As an alternative to purchasing call and put options on index futures, the Fund may purchase call and put options on the underlying indices themselves. Such options could be used in a manner identical to the use of options on index futures. Options involving securities indices provide the holder with the right to make or receive a cash settlement upon exercise of the option based on movements in the relevant index. Such options must be listed on a national securities exchange and issued by the OCC. Such options may relate to particular securities or to various stock indices, except that the Fund may not write covered options on an index.

Writing Covered Options. The Fund may write covered call options and covered put options on securities held in its portfolio. Call options written by the Fund give the purchaser the right to buy the underlying securities from the Fund at the stated exercise price at any time prior to the expiration date of the option, regardless of the security’s market price; put options give the purchaser the right to sell the underlying securities to the Fund at the stated exercise price at any time prior to the expiration date of the option, regardless of the security’s market price.

The Fund may write covered options, which means that, so long as the Fund is obligated as the writer of a call option, it will own the underlying securities subject to the option (or comparable securities satisfying the cover requirements of securities exchanges). In the case of put options, the Fund will hold liquid assets equal to the price to be paid if the option is exercised. In addition, the Fund will be considered to have covered a put or call option if and to the extent that it holds an option that offsets some or all of the risk of the option it has written. The Fund may write combinations of covered puts and calls (straddles) on the same underlying security.

The Fund will receive a premium from writing a put or call option, which increases the Fund’s return on the underlying security if the option expires unexercised or is closed out at a profit. The amount of the premium reflects, among other things, the relationship between the exercise price and the current market value of the underlying security, the volatility of the underlying security, the amount of time remaining until expiration, current interest rates, and the effect of supply and demand in the options market and in the market for the underlying security. By writing a call option, the Fund limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option but continues to bear the risk of a decline in the value of the underlying security. By writing a put option, the Fund assumes the risk that it may be required to purchase the underlying security for an exercise price higher than the security’s then-current market value, resulting in a potential capital loss unless the security subsequently appreciates in value.

The Fund’s obligation to sell an instrument subject to a call option written by it, or to purchase an instrument subject to a put option written by it, may be terminated prior to the expiration date of the option by the Fund’s execution of a closing purchase transaction, which is effected by purchasing on an exchange an offsetting option of the same series (i.e., same underlying instrument, exercise price and expiration date) as the option previously written. A closing purchase transaction will ordinarily be effected in order to realize a profit on an outstanding option, to prevent an underlying instrument from being called, to permit the sale of the underlying instrument or to permit the writing of a new option containing different terms on such underlying instrument. The Fund realizes a profit or loss from a closing purchase transaction if the cost of the transaction (option premium plus transaction costs) is less or more than the premium received from writing the option. Because increases in the market price of a call option generally reflect increases in the market price of the security underlying the option, any loss resulting from a closing purchase transaction may be offset in whole or in part by unrealized appreciation of the underlying security.

If the Fund writes a call option but does not own the underlying security, and when it writes a put option, the Fund may be required to deposit cash or securities with its broker as “margin” or collateral for its obligation to buy or sell the underlying security. As the value of the underlying security varies, the Fund may also have to deposit additional margin with the broker. Margin requirements are complex and are fixed by individual brokers, subject to minimum requirements currently imposed by the Federal Reserve Board and by stock exchanges and other self-regulatory organizations.

Purchasing Put Options. The Fund may purchase put options to protect its portfolio holdings in an underlying security against a decline in market value. Such hedge protection is provided during the life of the put option since the Fund, as holder of the put option, is able to sell the underlying security at the put exercise price regardless of any decline in the underlying security’s market price. For a put option to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium and transaction costs. By using put options in this manner, the Fund will reduce any profit it might otherwise have realized from appreciation of the underlying security by the premium paid for the put option and by transaction costs.

Purchasing Call Options. The Fund may purchase call options, including call options to hedge against an increase in the price of securities that the Fund wants ultimately to buy. Such hedge protection is provided during the life of the call option since the Fund, as holder of the call option, is able to buy the underlying security at the exercise price regardless of any increase in the underlying security’s market price. In order for a call option to be profitable, the market price of the underlying security must rise sufficiently above the exercise price to cover the premium and transaction costs. These costs will reduce any profit the Fund might have realized had it bought the underlying security at the time it purchased the call option.

Swap Agreements

Interest Rate Swaps. Interest rate swap agreements are often used to obtain or preserve a desired return or spread at a lower cost than through a direct investment in an instrument that yields the desired return or spread. They are financial instruments that involve the exchange of one type of interest rate cash flow for another type of interest rate cash flow on specified dates in the future. In a standard interest rate swap transaction, two parties agree to exchange their respective commitments to pay fixed or floating interest rates on a predetermined specified (notional) amount. The swap agreement’s notional amount is the predetermined basis for calculating the obligations that the swap counterparties have agreed to exchange. Under most swap agreements, the obligations of the parties are exchanged on a net basis. The two payment streams are netted out, with each party receiving or paying, as the case may be, only the net amount of the two payments. Interest rate swaps can be based on various measures of interest rates, including swap rates, Treasury rates, foreign interest rates and other reference rates.

Municipal Market Data (MMD) Rate Locks. An MMD Rate Lock permits the Fund to lock in a specific municipal interest rate for a portion of its portfolio to preserve a return on a particular investment or a portion of its portfolio, which in turn protects against any increase in the price of securities to be purchased at a later date. By using an MMD Rate Lock, the Fund can create a synthetic long or short duration position. The Fund will ordinarily use these transactions as a hedge or for duration or risk management, which may not be successful. An MMD Rate Lock is a contract between the Fund and an MMD Rate Lock provider pursuant to which the parties agree to make a net settlement payment to each other on a notional and duration amount, contingent upon whether the Municipal Market Data AAA General Obligation Scale is above or below a specified level on the expiration date of the contract. For example, if the Fund buys an MMD Rate Lock and the Municipal Market Data AAA General Obligation Scale is below the specified level on the expiration date, the counterparty to the contract will make a payment to the Fund equal to the specified level minus the actual level, multiplied by the notional amount of the contract. If the Municipal Market Data AAA General Obligation Scale is above the specified level on the expiration date, the Fund will make a payment to the counterparty equal to the actual level minus the specified level, multiplied by the notional amount of the contract. In connection with investments in MMD Rate Locks, there is a risk that municipal yields will move in the opposite direction than anticipated by the Fund, which would cause the Fund to make payments to its counterparty in the transaction that could adversely affect the Fund’s performance.

Equity Swaps. Equity swaps allow the parties to the swap agreement to exchange components of return on one equity investment (e.g., a basket of equity securities or an index) for a component of return on another non-equity or equity investment, including an exchange of differential rates of return. Equity swaps may be used to invest in a market without owning or taking physical custody of securities in circumstances where direct investment may be restricted for legal reasons or is otherwise impractical. Equity swaps also may be used for other purposes, such as hedging or seeking to increase total return.

Total Return Swap Agreements. Total return swap agreements are contracts in which one party agrees to make periodic payments to another party based on the change in market value of the assets underlying the contract, which may include a specified security, basket of securities or securities indices during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Total return swap agreements may be used to obtain exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. Total return swap agreements may effectively add leverage to the Fund’s portfolio because, in addition to its total net assets, the Fund would be subject to investment exposure on the notional amount of the swap.

Total return swap agreements are subject to the risk that a counterparty will default on its payment obligations to the Fund thereunder, and conversely, that the Fund will not be able to meet its obligation to the counterparty. Generally, the Fund will enter into total return swaps on a net basis (i.e., the two payment streams are netted against one another with the Fund receiving or paying, as the case may be, only the net amount of the two payments). The net amount of the excess, if any, of the Fund’s obligations over its entitlements with respect to each total return swap will be accrued on a daily basis. If the total return swap transaction is entered into on other than a net basis, the full amount of the Fund’s obligations will be accrued on a daily basis.

Variance, Volatility and Correlation Swap Agreements. Variance and volatility swaps are contracts that provide exposure to increases or decreases in the volatility of certain referenced assets. Correlation swaps are contracts that provide exposure to increases or decreases in the correlation between the prices of different assets or different market rates.

Cross-Currency Swaps. Cross-currency swaps are similar to interest rate swaps, except that they involve multiple currencies. The Fund may enter into a cross-currency swap when it has exposure to one currency and desires exposure to a different currency. Typically, the interest rates that determine the cross-currency swap payments are fixed, although occasionally one or both parties may pay a floating rate of interest. Unlike an interest rate swap, however, the principal amounts are exchanged at the beginning of the contract and returned at the end of the contract. In addition to paying and receiving amounts at the beginning and termination of the agreements, both sides will have to pay in full periodically based upon the currency they have borrowed. Changes in foreign exchange currency rates and changes in interest rates, as described above, may negatively affect cross- currency swaps.

Contracts for Differences. Contracts for differences are swap arrangements in which the parties agree that their return (or loss) will be based on the relative performance of two different groups or baskets of securities. Often, one or both baskets will be an established securities index. The Fund’s return will be based on changes in value of theoretical long futures positions in the securities comprising one basket (with an aggregate face value equal to the notional amount of the contract for differences) and theoretical short futures positions in the securities comprising the other basket. The Fund also may use actual long and short futures positions and achieve similar market exposure by netting the payment obligations of the two contracts. The Fund typically enters into contracts for differences (and analogous futures positions) when its portfolio manager believes that the basket of securities constituting the long position will outperform the basket constituting the short position. If the short basket outperforms the long basket, the Fund will realize a loss - even in circumstances when the securities in both the long and short baskets appreciate in value.

Swaptions. A swaption is an options contract on a swap agreement. These transactions give a party the right (but not the obligation) to enter into new swap agreements or to shorten, extend, cancel or otherwise modify an existing swap agreement (which are described herein) at some designated future time on specified terms, in return for payment of the purchase price (the “premium”) of the option. The Fund may write (sell) and purchase put and call swaptions to the same extent it may make use of standard options on securities or other instruments. The writer of the contract receives the premium and bears the risk of unfavorable changes in the market value on the underlying swap agreement. Swaptions can be bundled and sold as a package. These are commonly called interest rate caps, floors and collars (which are described herein).

Many swaps are complex and often valued subjectively. Many over-the-counter derivatives are complex and their valuation often requires modeling and judgment, which increases the risk of mispricing or incorrect valuation. The pricing models used may not produce valuations that are consistent with the values the Fund realizes when it closes or sells an over-the-counter derivative.

Valuation risk is more pronounced when the Fund enters into over-the-counter derivatives with specialized terms because the market value of those derivatives in some cases is determined in part by reference to similar derivatives with more standardized terms. Incorrect valuations may result in increased cash payment requirements to counterparties, under-collateralization and/or errors in calculation of the Fund’s net asset value.

Title VII of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) established a framework for the regulation of OTC swap markets; the framework outlined the joint responsibility of the CFTC and the SEC in regulating swaps. The CFTC is responsible for the regulation of swaps, the SEC is responsible for the regulation of security-based swaps and they are both jointly responsible for the regulation of mixed swaps.

Variable- and Floating-Rate Obligations

Variable- and floating-rate obligations are debt instruments that provide for periodic adjustments in the interest rate and, under certain circumstances, varying principal amounts. Unlike a fixed interest rate, a variable, or floating, rate is one that rises and declines based on the movement of an underlying index of interest rates and may pay interest at rates that are adjusted periodically according to a specified formula. Variable- or floating-rate securities frequently include a demand feature enabling the holder to sell the securities to the issuer at par. In many cases, the demand feature can be exercised at any time. Some securities that do not have variable or floating interest rates may be accompanied by puts producing similar results and price characteristics. Variable-rate demand notes include master demand notes that are obligations that permit the investor to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the investor (as lender), and the borrower. The interest rates on these notes fluctuate. The issuer of such obligations normally has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days’ notice to the holders of such obligations. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded. There generally is not an established secondary market for these obligations. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the lender’s right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and may involve heightened risk of default by the issuer. Asset-backed securities, bank obligations, convertible securities, corporate debt securities, foreign securities, high-yield securities, money market instruments, municipal securities, participation interests, stripped securities, U.S. Government and related obligations and other types of debt instruments may be structured as variable- and floating-rate obligations.

Most floating rate loans are acquired directly from the agent bank or from another holder of the loan by assignment. Most such loans are secured, and most impose restrictive covenants on the borrower. These loans are typically made by a syndicate of banks and institutional investors, represented by an agent bank which has negotiated and structured the loan and which is responsible generally for collecting interest, principal, and other amounts from the borrower on its own behalf and on behalf of the other lending institutions in the syndicate, and for enforcing its rights and the rights of the syndicate against the borrower. Each of the lending institutions, including the agent bank, lends to the borrower a portion of the total amount of the loan, and retains the corresponding interest in the loan. Floating rate loans may include delayed draw term loans and prefunded or synthetic letters of credit.

The Fund’s ability to receive payments of principal and interest and other amounts in connection with loans held by it will depend primarily on the financial condition of the borrower. The failure by the Fund to receive scheduled interest or principal payments on a loan would adversely affect the income of the Fund and would likely reduce the value of its assets, which would be reflected in a reduction in the Fund’s NAV. Banks and other lending institutions generally perform a credit analysis of the borrower before originating a loan or purchasing an assignment in a loan. In selecting the loans in which the Fund will invest, however, the Adviser will not rely on that credit analysis of the agent bank, but will perform its own investment analysis of the borrowers. The Adviser’s analysis may include consideration of the borrower’s financial strength and managerial experience, debt coverage, additional borrowing requirements or debt maturity schedules, changing financial conditions, and responsiveness to changes in business conditions and interest rates. Investments in loans may be of any quality, including “distressed” loans, and will be subject to the Fund’s credit quality policy.

Loans may be structured in different forms, including assignments and participations. In an assignment, the Fund purchases an assignment of a portion of a lender’s interest in a loan. In this case, the Fund may be required generally to rely upon the assigning bank to demand payment and enforce its rights against the borrower, but would otherwise be entitled to all of such bank’s rights in the loan.

The borrower of a loan may, either at its own election or pursuant to terms of the loan documentation, prepay amounts of the loan from time to time. There is no assurance that the Fund will be able to reinvest the proceeds of any loan prepayment at the same interest rate or on the same terms as those of the original loan.

Corporate loans in which the Fund may purchase a loan assignment are made generally to finance internal growth, mergers, acquisitions, recapitalizations, stock repurchases, leveraged buy-outs, dividend payments to sponsors and other corporate activities. The highly leveraged capital structure of certain borrowers may make such loans especially vulnerable to adverse changes in economic or market conditions. The Fund may hold investments in loans for a very short period of time when opportunities to resell the investments that the Fund’s portfolio manager believes are attractive arise.

Certain of the loans acquired by the Fund may involve revolving credit facilities under which a borrower may from time to time borrow and repay amounts up to the maximum amount of the facility. In such cases, the Fund would have an obligation to advance its portion of such additional borrowings upon the terms specified in the loan assignment. To the extent that the Fund is committed to make additional loans under such an assignment, it will at all times designate cash or securities in an amount sufficient to meet such commitments.

Notwithstanding its intention in certain situations to not receive material, non-public information with respect to its management of investments in floating rate loans, the Adviser may from time to time come into possession of material, non- public information about the issuers of loans that may be held in the Fund’s portfolio. Possession of such information may in some instances occur despite the Adviser’s efforts to avoid such possession, but in other instances the Adviser may choose to receive such information (for example, in connection with participation in a creditors’ committee with respect to a financially distressed issuer). As, and to the extent, required by applicable law, the Adviser’s ability to trade in these loans for the account of the Fund could potentially be limited by its possession of such information. Such limitations on the Adviser’s ability to trade could have an adverse effect on the Fund by, for example, preventing the Fund from selling a loan that is experiencing a material decline in value. In some instances, these trading restrictions could continue in effect for a substantial period of time.

In some instances, other accounts managed by the Adviser may hold other securities issued by borrowers whose floating rate loans may be held in the Fund’s portfolio. These other securities may include, for example, debt securities that are subordinate to the floating rate loans held in the Fund’s portfolio, convertible debt or common or preferred equity securities.

In certain circumstances, such as if the credit quality of the issuer deteriorates, the interests of holders of these other securities may conflict with the interests of the holders of the issuer’s floating rate loans. In such cases, the Adviser may owe conflicting fiduciary duties to the Fund and other client accounts. The Adviser will endeavor to carry out its obligations to all of its clients to the fullest extent possible, recognizing that in some cases certain clients may achieve a lower economic return, as a result of these conflicting client interests, than if the Adviser’s client accounts collectively held only a single category of the issuer’s securities.

Warrants and Rights

Contingent Value Rights. A contingent value right (“CVR”) gives the holder the right to receive an amount, which may be fixed or determined by a formula, in the event that a specified corporate action or other business event or trigger occurs (or fails to occur) during the term of the CVR. CVRs may be awarded to investors in the context of a corporate acquisition or major restructuring, such as a reorganization pursuant to Chapter 11 of the U.S. Bankruptcy Code or other reorganization. For example, investors in an acquired or reorganized company may receive CVRs that enable the investor to receive additional shares of the acquiring company in the event that the acquiring company’s share price falls below a certain level by a specified date, or to receive cash payments and/or securities in the event of a future sale or liquidation event involving the company by a specified date. CVRs generally do not entitle a holder to dividends or voting rights with respect to the issuer and do not represent any rights in the assets of the issuer.

Zero-Coupon, Pay-in-Kind and Step-Coupon Securities

Zero-coupon, pay-in-kind and step-coupon securities are types of debt instruments that do not necessarily make payments of interest in fixed amounts or at fixed intervals. Asset-backed securities, convertible securities, corporate debt securities, foreign securities, high-yield securities, municipal securities, participation interests, stripped securities, U.S. Government and related obligations and other types of debt instruments may be structured as zero-coupon, pay-in-kind and step-coupon securities.

Zero-coupon securities do not pay interest on a current basis but instead accrue interest over the life of the security. These securities include, among others, zero-coupon bonds, which either may be issued at a discount by a corporation or government entity or may be created by a brokerage firm when it strips the coupons from a bond or note and then sells the bond or note and the coupon separately. This technique is used frequently with U.S. Treasury bonds, and zero-coupon securities are marketed under such names as CATS (“Certificate of Accrual on Treasury Securities”), TIGERs or STRIPS. Zero-coupon bonds also are issued by municipalities. Buying a municipal zero-coupon bond frees its purchaser of the obligation to pay regular federal income tax on imputed interest, since the interest is exempt for regular federal income tax purposes. Zero-coupon certificates of deposit are generally structured in the same fashion as zero-coupon bonds; the certificate of deposit holder receives face value at maturity and no payments until then.

Pay-in-kind securities normally give the issuer an option to pay cash at a coupon payment date or to give the holder of the security a similar security with the same coupon rate and a face value equal to the amount of the coupon payment that would have been made.

Step-coupon securities trade at a discount from their face value and pay coupon interest that gradually increases over time. The coupon rate is paid according to a schedule for a series of periods, typically lower for an initial period and then increasing to a higher coupon rate thereafter. The discount from the face amount or par value depends on the time remaining until cash payments begin, prevailing interest rates, liquidity of the security and the perceived credit quality of the issue.

Zero-coupon, pay-in-kind and step-coupon securities holders generally have substantially all the rights and privileges of holders of the underlying coupon obligations or principal obligations. Holders of these securities typically have the right upon default on the underlying coupon obligations or principal obligations to proceed directly and individually against the issuer and are not required to act in concert with other holders of such securities.

ADDITIONAL RISK FACTORS

The following is a summary of risks of investing in the Fund and the risk characteristics associated with the various securities, instruments, assets and investments as well as strategies and techniques that may be available to the Fund for investment. The Fund’s risk profile is largely determined by the Fund’s portfolio holdings and principal investment strategies (see the Fund’s most recent annual or semiannual report for portfolio holdings information and see the Fund’s Prospectus for the description of the Fund’s principal investment strategies and principal risks). The Funds are allowed to invest in other securities, instruments, assets and investments, and may engage in strategies and techniques other than those described in the Fund’s Prospectus, subjecting the Fund to the risks associated with these other securities, instruments, assets, investments, strategies and techniques.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by any bank, the FDIC or any other government agency. One or more of the following risks may be associated with an investment in a Fund at any time:

Allocation Risk. For any Fund that uses an asset allocation strategy in pursuit of its investment objective, there is a risk that the Fund’s allocation among asset classes, investments, managers, strategies and/or investment styles will cause the Fund’s shares to lose value or cause the Fund to underperform other funds with similar investment objectives and/or strategies, or that the investments themselves will not produce the returns expected.

Arbitrage Strategies Risk. The Fund may purchase securities at prices only slightly below the anticipated value to be paid or exchanged for such securities in a merger, exchange offer or cash tender offer, and substantially above the prices at which such securities traded immediately prior to announcement of the transaction. If there is a perception that the proposed transaction will not be consummated or will be delayed, the market price of the security may decline sharply, which would result in a loss to the Fund. In addition, if the portfolio manager(s) determines that the offer is likely to be increased, either by the original bidder or by another party, the Fund may purchase securities above the offer price; such purchases are subject to a high degree of risk.

The consummation of mergers and tender and exchange offers can be prevented or delayed by a variety of factors, including opposition by the management or shareholders of the target company, private litigation or litigation involving regulatory agencies, and approval or non-action of regulatory agencies. The likelihood of occurrence of these and other factors, and their impact on an investment, can be very difficult to evaluate.

Bankruptcy Process and Trade Claims Risk. The Fund may purchase bankruptcy claims. There are a number of significant risks inherent in the bankruptcy process. The effect of a bankruptcy filing on a company may adversely and permanently affect the company and cause it to be incapable of restoring itself as a viable business. Many events in a bankruptcy are the product of contested matters and adversarial proceedings. The duration of a bankruptcy proceeding is difficult to predict and a creditor’s return on investment can be adversely affected by delays while the plan of reorganization is being finalized. The administrative costs in connection with a bankruptcy proceeding are frequently high and are paid out of the debtor’s estate before any return to creditors. The Fund may also purchase trade claims against companies, including companies in bankruptcy or reorganization proceedings, which include claims of suppliers for unpaid goods delivered, claims for unpaid services rendered, claims for contract rejection damages and claims related to litigation. An investment in trade claims is very speculative, illiquid, and carries a high degree of risk. The markets in trade claims are generally not regulated by U.S. federal securities laws or the SEC.

CFTC Regulation Risk. The Fund qualifies for an exclusion from the definition of a commodity pool under the CEA and has on file a notice of exclusion under CFTC Rule 4.5. Accordingly, the Adviser is not subject to registration or regulation as a commodity pool operator under the CEA with respect to the Fund, although the Adviser is a registered commodity pool operator and “commodity trading advisor”. To remain eligible for the exclusion, the Fund is limited in its ability to use certain financial instruments regulated under the CEA (“commodity interests”), including futures and options on futures and certain swaps transactions. In the event that the Fund’s investments in commodity interests are not within the thresholds set forth in the exclusion, the Fund may be required to register as a commodity pool, which could increase Fund expenses, adversely affecting the Fund’s total return.

Confidential Information Access Risk. In many instances, issuers of floating rate loans offer to furnish material, non-public information (“Confidential Information”) to prospective purchasers or holders of the issuer’s floating rate loans to help potential investors assess the value of the loan. The portfolio managers may avoid the receipt of Confidential Information about the issuers of floating rate loans being considered for acquisition by the Fund, or held in the Fund. A decision not to receive Confidential Information from these issuers may disadvantage the Fund as compared to other floating rate loan investors, and may adversely affect the price the Fund pays for the loans it purchases, or the price at which the Fund sells the loans. Further, in situations when holders of floating rate loans are asked, for example, to grant consents, waivers or amendments, the ability to assess the desirability thereof may be compromised. For these and other reasons, it is possible that the decision not to receive Confidential Information could adversely affect the Fund’s performance.

Contingent Value Rights Risk. Risks associated with an investment in CVRs are generally similar to risks associated with investing in options, such as the risk that the required trigger event does not occur prior to a CVR’s expiration, causing the CVR to expire with no value. CVRs also present liquidity risk, as they may be difficult or impossible to transfer. Further, because CVRs are valued based on the likelihood of the occurrence of a trigger event, valuation often requires subjective modeling and judgment, which increases the risk of mispricing.

Derivatives Risk - Forward Contracts Risk. A forward contract is an over-the-counter derivative transaction between two parties to buy or sell a specified amount of an underlying reference at a specified price (or rate) on a specified date in the future. Forward contracts are negotiated on an individual basis and are not standardized or traded on exchanges. The market for forward contracts is substantially unregulated (there is no limit on daily price movements and speculative position limits are not applicable). The principals who deal in certain forward contract markets are not required to continue to make markets in the underlying references in which they trade and these markets can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain participants in forward contract markets have refused to quote prices for certain underlying references or have quoted prices with an unusually wide spread between the price at which they were prepared to buy and that at which they were prepared to sell. At or prior to maturity of a forward contract, the Fund may enter into an offsetting contract and may incur a loss to the extent there has been adverse movement in forward contract prices. The liquidity of the markets for forward contracts depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants make or take delivery, liquidity in the market for forwards could be reduced. A relatively small price movement in a forward contract may result in substantial losses to the Fund, exceeding the amount of the margin paid. Forward contracts can increase the Fund’s risk exposure to underlying references and their attendant risks, such as credit risk, market risk, foreign currency risk and interest rate risk, while also exposing the Fund to correlation risk, counterparty risk, hedging risk, inflation risk, leverage risk, liquidity risk, pricing risk and volatility risk.

●	A forward foreign currency contract is a derivative (forward contract) in which the underlying reference is a country’s or region’s currency. The Fund may agree to buy or sell a country’s or region’s currency at a specific price on a specific date in the future. These instruments may fall in value (sometimes dramatically) due to foreign market downswings or foreign currency value fluctuations, subjecting the Fund to foreign currency risk (the risk that Fund performance may be negatively impacted by foreign currency strength or weakness relative to the U.S. dollar, particularly if the Fund exposes a significant percentage of its assets to currencies other than the U.S. dollar). The effectiveness of any currency hedging strategy by a Fund may be reduced by the Fund’s inability to precisely match forward contract amounts and the value of securities involved. Forward foreign currency contracts used for hedging may also limit any potential gain that might result from an increase or decrease in the value of the currency. The Fund may use these instruments to gain leveraged exposure to currencies, which is a speculative investment practice that increases the Fund’s risk exposure and the possibility of losses. Unanticipated changes in the currency markets could result in reduced performance for the Fund. When the Fund converts its foreign currencies into U.S. dollars, it may incur currency conversion costs due to the spread between the prices at which it may buy and sell various currencies in the market.

●	A forward interest rate agreement is a derivative whereby the buyer locks in an interest rate at a future settlement date. If the interest rate on the settlement date exceeds the lock rate, the buyer pays the seller the difference between the two rates (based on the notional value of the agreement). If the lock rate exceeds the interest rate on the settlement date, the seller pays the buyer the difference between the two rates (based on the notional value of the agreement). The Fund may act as a buyer or a seller.

Derivatives Risk - Inverse Floaters Risk. Inverse variable or floating rate obligations, sometimes referred to as inverse floaters, are a type of over-the-counter derivative debt instrument with a variable or floating coupon rate that moves in the opposite direction of an underlying reference, typically short-term interest rates. As short-term interest rates go down, the holders of the inverse floaters receive more income and, as short-term interest rates go up, the holders of the inverse floaters receive less income. Variable rate securities provide for a specified periodic adjustment in the coupon rate, while floating rate securities have a coupon rate that changes whenever there is a change in a designated benchmark index or the issuer’s credit rating. While inverse floaters tend to provide more income than similar term and credit quality fixed-rate bonds, they also exhibit greater volatility in price movement, which could result in significant losses for the Fund. An inverse floater may have the effect of investment leverage to the extent that its coupon rate varies by a magnitude that exceeds the magnitude of the change in the index or reference rate of interest, which could result in increased losses for the Fund. There is a risk that the current interest rate on variable and floating rate instruments may not accurately reflect current market interest rates or adequately compensate the holder for the current creditworthiness of the issuer. Some inverse floaters are structured with liquidity features and may include market-dependent liquidity features that may expose the Fund to greater liquidity risk. Inverse floaters can increase the Fund’s risk exposure to underlying references and their attendant risks, such as credit risk, market risk, foreign currency risk and interest rate risk, while also exposing the Fund to correlation risk, counterparty risk, hedging risk, inflation risk, leverage risk, liquidity risk, pricing risk and volatility risk.

Derivatives Risk - Structured Investments Risk. Structured investments are over-the-counter derivatives that provide principal and/or interest payments based on the value of an underlying reference(s). Structured investments typically provide interest income, thereby offering a potential yield advantage over investing directly in an underlying reference. Structured investments may lack a liquid secondary market and their prices or value can be volatile which could result in significant losses for the Fund. In some cases, depending on its terms, a structured investment may provide that principal and/or interest payments may be adjusted below zero resulting in a potential loss of principal and/or interest payments. Additionally, the particular terms of a structured investment may create economic leverage by requiring payment by the issuer of an amount that is a multiple of the price change of the underlying reference. Economic leverage will increase the volatility of structured investment prices, and could result in increased losses for the Fund. The Fund’s use of structured instruments may not work as intended. If structured investments are used to reduce the duration of the Fund’s portfolio, this may limit the Fund’s return when having a longer duration would be beneficial (for instance, when interest rates decline). Structured investments can increase the Fund’s risk exposure to underlying references and their attendant risks, such as credit risk, market risk, foreign currency risk and interest rate risk, while also exposing the Fund to correlation risk, counterparty risk, hedging risk, inflation risk, leverage risk, liquidity risk, pricing risk and volatility risk.

●	An equity-linked note (ELN) is a derivative (structured investment) that has principal and/or interest payments based on the value of a single equity security, a basket of equity securities, or an index of equity securities, and generally has risks similar to these underlying equity securities. ELNs may be leveraged or unleveraged. An ELN typically provides interest income, thereby offering a yield advantage over investing directly in an underlying equity. The Fund may purchase ELNs that trade on a securities exchange or those that trade on the over-the-counter markets, as well as in privately negotiated transactions with the issuer of the ELN. Investments in ELNs are also subject to liquidity risk, which may make ELNs difficult to sell and value. The liquidity of unlisted ELNs is normally determined by the willingness of the issuer to make a market in the ELN. While the Fund will seek to purchase ELNs only from issuers that it believes to be willing and able to repurchase the ELN at a reasonable price, there can be no assurance that the Fund will be able to sell at such a price. Furthermore, such inability to sell may impair the Fund’s ability to enter into other transactions at a time when doing so might be advantageous. The Fund’s investments in ELNs have the potential to lead to significant losses, including the amount the Fund invested in the ELN, because ELNs are subject to the market and volatility risks associated with their underlying equity. In addition, because ELNs often take the form of unsecured notes of the issuer, the Fund would be subject to the risk that the issuer may default on its obligations under the ELN, thereby subjecting the Fund to the further risk of being too concentrated in the securities (including ELNs) of that issuer. However, the Fund typically considers ELNs alongside other securities of the issuer in its assessment of issuer concentration risk. In addition, ELNs may exhibit price behavior that does not correlate with the underlying securities. ELNs may also be subject to leverage risk. The Fund may or may not hold an ELN until its maturity. ELNs also include participation notes.

Derivatives Risk - Swaps Risk. In a typical swap transaction, two parties agree to exchange the return earned on a specified underlying reference for a fixed return or the return from another underlying reference during a specified period of time. Swaps may be difficult to value and may be illiquid. Swaps could result in Fund losses if the underlying asset or reference does not perform as anticipated. Swaps create significant investment leverage such that a relatively small price movement in a swap may result in immediate and substantial losses to the Fund. The Fund may only close out a swap with its particular counterparty, and may only transfer a position with the consent of that counterparty. Certain swaps, such as short swap transactions and total return swaps, have the potential for unlimited losses, regardless of the size of the initial position. Swaps can increase the Fund’s risk exposure to underlying references and their attendant risks, such as credit risk, market risk, foreign currency risk, and interest rate risk, while also exposing the Fund to correlation risk, counterparty risk, hedging risk, inflation risk, leverage risk, liquidity risk, pricing risk and volatility risk.

●	A credit default swap (including a swap on a credit default index, sometimes referred to as a credit default swap index) is a derivative and special type of swap where one party pays, in effect, an insurance premium through a stream of payments to another party in exchange for the right to receive a specified return upon the occurrence of a particular credit event by one or more third parties, such as bankruptcy, default or a similar event. A credit default swap may be embedded within a structured note or other derivative instrument. Credit default swaps enable an investor to buy or sell protection against such a credit event (such as an issuer’s bankruptcy, restructuring or failure to make timely payments of interest or principal). Credit default swap indices are indices that reflect the performance of a basket of credit default swaps and are subject to the same risks as credit default swaps. If such a default were to occur, any contractual remedies that the Fund may have may be subject to bankruptcy and insolvency laws, which could delay or limit the Fund’s recovery. Thus, if the counterparty under a credit default swap defaults on its obligation to make payments thereunder, as a result of its bankruptcy or otherwise, the Fund may lose such payments altogether, or collect only a portion thereof, which collection could involve costs or delays. The Fund’s return from investment in a credit default swap index may not match the return of the referenced index. Further, investment in a credit default swap index could result in losses if the referenced index does not perform as expected. Unexpected changes in the composition of the index may also affect performance of the credit default swap index. If a referenced index has a dramatic intraday move that causes a material decline in the Fund’s net assets, the terms of the Fund’s credit default swap index may permit the counterparty to immediately close out the transaction. In that event, the Fund may be unable to enter into another credit default swap index or otherwise achieve desired exposure, even if the referenced index reverses all or a portion of its intraday move.

●	An inflation rate swap is a derivative typically used to transfer inflation risk from one party to another through an exchange of cash flows. In an inflation rate swap, one party pays a fixed rate on a notional principal amount, while the other party pays a floating rate linked to an inflation index, such as the Consumer Price Index (“CPI”).

●	An interest rate swap is a derivative in which two parties agree to exchange interest rate cash flows, based on a specified notional amount from a fixed rate to a floating rate (or vice versa) or from one floating rate to another. Interest rate swaps can be based on various measures of interest rates, including swap rates, treasury rates, foreign interest rates and other reference rates.

●	Total return swaps are derivative swap transactions in which one party agrees to pay the other party an amount equal to the total return of a defined underlying reference during a specified period of time. In return, the other party would make periodic payments based on a fixed or variable interest rate or on the total return of a different underlying reference.

Derivatives Risk - Swaptions Risk. A swaption is an options contract on a swap agreement. These transactions give the purchasing party the right (but not the obligation) to enter into new swap agreements or to shorten, extend, cancel or otherwise modify an existing swap agreement at some designated future time on specified terms, in return for payment of the purchase price (the “premium”) of the option. The Fund may write (sell) and purchase put and call swaptions to the same extent it may make use of standard options on securities or other instruments. The writer of the contract receives the premium and bears the risk of unfavorable changes in the market value on the underlying swap agreement. Swaptions can be bundled and sold as a package. These are commonly called interest rate caps, floors and collars.

Environmental, Social and Governance Investing Risk. The Fund’s consideration of issuer environmental, social and corporate governance data may cause the Fund to invest in, forego investing in, or sell securities of issuers, including issuers within certain sectors, regions and countries that could negatively impact Fund performance, including relative to a benchmark or other funds that do not consider environmental, social and corporate governance data, or funds that do but make different investment decisions based thereon.

Event-Driven Trading Risk. The Fund may seek to profit from the occurrence of specific corporate or other events. A delay in the timing of these events, or the failure of these events to occur at all, may have a significant negative effect on the Fund’s performance. Event-driven investing requires the portfolio managers to make predictions about (i) the likelihood that an event will occur and (ii) the impact such event will have on the value of a company’s securities. If the event fails to occur or it does not have the effect foreseen, losses can result. For example, the adoption of new business strategies, a meaningful change in management or the sale of a division or other significant assets by a company may not be valued as highly by the market as the portfolio managers had anticipated, resulting in losses. In addition, a company may announce a plan of restructuring which promises to enhance value and fail to implement it, resulting in losses to investors.

Exchange-Traded Notes Risk. Exchange-traded notes (ETNs) are unsecured, unsubordinated debt securities that expose the Fund to the risk that an ETN’s issuer may be unable to pay, which means that the Fund is subject to issuer credit risk, including that the value of the ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying benchmark or strategy remaining unchanged. ETNs do not typically offer principal protection, so the Fund may lose some or all of its investment. The returns of ETNs are usually linked to the performance of a market benchmark or strategy, less investor fees and expenses. The Fund will bear its proportionate share of the fees and expenses of the ETN, which may cause the Fund’s returns to be lower. The return on ETNs will typically be lower than the total return on a direct investment in the components of the underlying index or strategy because of the ETN’s investor fees and expenses. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in the underlying market, changes in the applicable interest rates, and economic, legal, political, or geographic events that affect the referenced underlying benchmark or strategy.

Foreign Currency Risk. The performance of the Fund may be materially affected positively or negatively by foreign currency strength or weakness relative to the U.S. dollar, particularly if the Fund invests a significant percentage of its assets in foreign securities or other assets denominated in currencies other than the U.S. dollar. Currency rates in foreign countries may fluctuate significantly over short or long periods of time for a number of reasons, including changes in interest rates, imposition of currency controls and economic or political developments in the U.S. or abroad. The Fund may also incur currency conversion costs when converting foreign currencies into U.S. dollars and vice versa. Restrictions on currency trading may be imposed by foreign countries, which may adversely affect the value of your investment in the Fund. Even though the currencies of some countries may be pegged to the U.S. dollar, the conversion rate may be controlled by government regulation or intervention at levels significantly different than what would normally prevail in a free market. Significant revaluations of the U.S. dollar exchange rate of these currencies could cause substantial reductions in the Fund’s NAV.

Foreign Currency-Related Tax Risk. As a regulated investment company (“RIC”), the Fund must derive at least 90% of its gross income for each taxable year from sources treated as “qualifying income” under the Internal Revenue Code of 1986, as amended. The Fund may gain exposure to local currency markets through forward currency contracts. Although foreign currency gains currently constitute “qualifying income,” the Internal Revenue Service has the authority to issue regulations excluding from the definition of “qualifying income” a RIC’s foreign currency gains not “directly related” to its “principal business” of investing in stock or securities (or options and futures with respect thereto). Such regulations might treat gains from some of the Fund’s foreign currency-denominated positions as not qualifying income and there is a possibility that such regulations might be applied retroactively, in which case, the Fund might not qualify as a RIC for one or more years. In the event the Internal Revenue Service issues such regulations, the Fund’s Board may authorize a significant change in investment strategy or the Fund’s liquidation.

Frontier Market Risk. Frontier market countries generally have smaller economies and even less developed capital markets than typical emerging market countries (which themselves have increased investment risk relative to more developed market countries) and, as a result, the Fund’s exposure to risks associated with investing in emerging market countries are magnified when the Fund invests in frontier market countries. The increased risks include: the potential for extreme price volatility and illiquidity in frontier market countries; government ownership or control of parts of the private sector and of certain companies; trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which frontier market countries trade; and the relatively new and unsettled securities laws in many frontier market countries. In addition, frontier market countries are more likely to experience instability resulting, for example, from rapid changes or developments in social, political and economic conditions. Some frontier market countries have a higher risk of currency devaluations, and some of these countries may experience periods of high inflation or rapid changes in inflation rates and may have hostile relations with other countries.

Geographic Focus Risk. The Fund may be particularly susceptible to risks related to economic, political, regulatory or other events or conditions affecting issuers and countries within the specific geographic regions in which the Fund invests. Currency devaluations could occur in countries that have not yet experienced currency devaluation to date, or could continue to occur in countries that have already experienced such devaluations. As a result, the Fund’s NAV may be more volatile than the NAV of a more geographically diversified fund.

Growth Securities Risk. Growth securities typically trade at a higher multiple of earnings than other types of equity securities. Accordingly, the market values of growth securities may never reach their expected market value and may decline in price. In addition, growth securities, at times, may not perform as well as value securities or the stock market in general, and may be out of favor with investors for varying periods of time. Growth securities may also be sensitive to movements in interest rates.

Hedging Transactions Risk. The Fund may utilize financial instruments, both for investment purposes and for risk management purposes in order to (i) protect against possible changes in the market value of the Fund’s investment portfolio resulting from fluctuations in the securities markets and changes in interest rates; (ii) protect the Fund’s unrealized gains in the value of the Fund’s investment portfolio; (iii) facilitate the sale of any such investments; (iv) enhance or preserve returns, spreads or gains on any investment in the Fund’s portfolio; (v) hedge the interest rate or currency exchange rate on any of the Fund’s liabilities or assets; (vi) protect against any increase in the price of any securities the Fund anticipates purchasing at a later date or (vii) for any other reason that the Adviser deems appropriate.

The success of the Fund’s hedging strategy will depend, in part, upon the Adviser’s ability to correctly assess the degree of correlation between the performance of the instruments used in the hedging strategy and the performance of the portfolio investments being hedged. Since the characteristics of many securities change as markets change or time passes, the success of the Fund’s hedging strategy will also be subject to the Adviser’s ability to continually recalculate, readjust and execute hedges in an efficient and timely manner. While the Fund may enter into hedging transactions to seek to reduce risk, such transactions may result in a poorer overall performance for the Fund than if it had not engaged in such hedging transactions. For a variety of reasons, the Adviser may not seek to establish a perfect correlation between the hedging instruments utilized and the portfolio holdings being hedged. Such an imperfect correlation may prevent the Fund from achieving the intended hedge or expose the Fund to risk of loss. The Adviser may not hedge against a particular risk because it does not regard the probability of the risk occurring to be sufficiently high as to justify the cost of the hedge, or because it does not foresee the occurrence of the risk. The successful utilization of hedging and risk management transactions requires skills complementary to those needed in the selection of the Fund’s portfolio holdings.

Highly Leveraged Transactions Risk. The loans or other debt instruments in which the Fund invests may consist of transactions involving refinancings, recapitalizations, mergers and acquisitions and other financings for general corporate purposes. The Fund’s investments also may include senior obligations of a borrower issued in connection with a restructuring pursuant to Chapter 11 of the U.S. Bankruptcy Code (commonly known as “debtor-in-possession” financings), provided that such senior obligations are determined by the Fund’s portfolio managers to be a suitable investment for the Fund. In such highly leveraged transactions, the borrower assumes large amounts of debt in order to have the financial resources to attempt to achieve its business objectives. Such business objectives may include but are not limited to: management’s taking over control of a company (leveraged buy-out); reorganizing the assets and liabilities of a company (leveraged recapitalization); or acquiring another company. Loans or other debt instruments that are part of highly leveraged transactions involve a greater risk (including default and bankruptcy) than other investments.

Impairment of Collateral Risk. The value of collateral, if any, securing a loan can decline, and may be insufficient to meet the borrower’s obligations or difficult or costly to liquidate. In addition, the Fund’s access to collateral may be limited by bankruptcy or other insolvency laws. Further, certain floating rate and other loans may not be fully collateralized and may decline in value.

Inflation-Protected Securities Risk. Inflation-protected debt securities tend to react to changes in real interest rates. Real interest rates can be described as nominal interest rates minus the expected impact of inflation. In general, the price of an inflation-protected debt security falls when real interest rates rise, and rises when real interest rates fall. Interest payments on inflation-protected debt securities will vary as the principal and/or interest is adjusted for inflation and may be more volatile than interest paid on ordinary bonds. In periods of deflation, the Fund may have no income at all from such investments. Income earned by a shareholder depends on the amount of principal invested, and that principal will not grow with inflation unless the shareholder reinvests the portion of Fund distributions that comes from inflation adjustments. A Fund’s investment in certain inflation-protected debt securities may generate taxable income in excess of the interest they pay to the Fund, which may cause the Fund to sell investments to obtain cash to make income distributions to shareholders, including at times when it may not be advantageous to do so.

IPO Risk. IPOs are subject to many of the same risks as investing in companies with smaller market capitalizations. To the extent the Fund determines to invest in IPOs, it may not be able to invest to the extent desired, because, for example, only a small portion (if any) of the securities being offered in an IPO are available to the Fund. The investment performance of the Fund during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Fund is able to do so. In addition, as the Fund increases in size, the impact of IPOs on the Fund’s performance will generally decrease. IPOs sold within 12 months of purchase may result in increased short-term capital gains, which will be taxable to the Fund’s shareholders as ordinary income.

Listed Private Equity Fund Investment Risk. Private equity funds include financial institutions or vehicles whose principal business is to invest in and lend capital to privately held companies. The Fund is subject to the underlying risks that affect private equity funds in which it invests, which may include increased liquidity risk (the risk that it may not be possible for the Fund to liquidate the instrument at an advantageous time or price), pricing risk (the risk that the investment may be difficult to value), sector risk (the risk that a significant portion of Fund assets invested in one or more economic sectors may make the Fund more vulnerable to unfavorable developments in that sector than funds that invest more broadly) and credit risk (the risk that the issuer of a debt instrument will default or otherwise become unable, or be perceived to be unable or unwilling, to honor a financial obligation, such as making payments to the Fund when due). Limited or incomplete information about the companies in which private equity funds invest, and relatively concentrated investment portfolios of private equity funds, may expose the Fund to greater volatility and risk of loss. Fund investment in private equity funds subjects Fund shareholders indirectly to the fees and expenses incurred by private equity funds.

Loan Assignment/Loan Participation Risk. If a bank loan is acquired through an assignment, the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral. If a bank loan is acquired through a participation, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, and the Fund may not benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will be exposed to the credit risk of both the borrower and the institution selling the participation.

Loan Interests Risk. Loan interests may not be considered “securities,” and purchasers, such as the Fund, therefore may not be entitled to rely on the anti-fraud protections of the federal securities laws. Loan interests generally are subject to restrictions on transfer, and the Fund may be unable to sell loan interests at a time when it may otherwise be desirable to do so or may be able to sell them only at prices that are less than what the Fund regards as their fair market value. Accordingly, loan interests may at times be illiquid. Loan interests may be difficult to value and typically have extended settlement periods (generally greater than 7 days). This exposes the Fund to the risk that the receipt of principal and interest payments may be late due to delayed interest settlement. Extended settlement periods during significant Fund redemption activity could potentially cause increased short-term liquidity demands on the Fund. As a result, the Fund may be forced to sell investments at unfavorable prices, or borrow money or effect short settlements where possible (at a cost to the Fund), in an effort to generate sufficient cash to pay redeeming stockholders. The Fund’s actions in this regard may not be successful. Interests in loans created to finance highly leveraged companies or transactions, such as corporate acquisitions, may be especially vulnerable to adverse changes in economic or market conditions.

Interests in secured loans have the benefit of collateral and, typically, of restrictive covenants limiting the ability of the borrower to further encumber its assets, although many covenants may be waived or modified with the consent of a certain percentage of the holders of the loans even if the Fund does not consent. There is a risk that the value of any collateral securing a loan in which the Fund has an interest may decline and that the collateral may not be sufficient to cover the amount owed on the loan. In most loan agreements there is no formal requirement to pledge additional collateral. In the event the borrower defaults, the Fund’s access to the collateral may be limited or delayed by bankruptcy or other insolvency laws. Further, there is a risk that a court could take action with respect to a loan that is adverse to the holders of the loan, including the Fund. Such actions may include invalidating the loan, the lien on the collateral, the priority status of the loan, or ordering the refund of interest previously paid by the borrower. Any such actions by a court could adversely affect the Fund’s performance. A default or expected default of a loan could also make it difficult for the Fund to sell the loan at a price approximating the value previously placed on it. In order to enforce its rights in the event of a default, bankruptcy or similar situation, the Fund may be required to retain legal or similar counsel. This may increase the Fund’s operating expenses and adversely affect its NAV. Loans that have a lower priority for repayment in an issuer’s capital structure may involve a higher degree of overall risk than more senior loans of the same borrower. In the event of a default, second lien secured loans will generally be paid only if the value of the collateral exceeds the amount of the borrower’s obligations to the first lien secured lenders. The remaining collateral may not be sufficient to cover the full amount owed on the loan in which the Fund has an interest. In addition, if a secured loan is foreclosed, the Fund would likely bear the costs and liabilities associated with owning and disposing of the collateral. The collateral may be difficult to sell and the Fund would bear the risk that the collateral may decline in value while the Fund is holding it. From time to time, disagreements may arise amongst the holders of loans and debt in the capital structure of an issuer, which may give rise to litigation risks, including the risk that a court could take action adverse to the holders of the loan, which could negatively impact the Fund’s performance.

The Fund may acquire a loan interest by obtaining an assignment of all or a portion of the interests in a particular loan that are held by an original lender or a prior assignee. As an assignee, the Fund will usually succeed to all rights and obligations of its assignor with respect to the portion of the loan that is being assigned. However, the rights and obligations acquired by the purchaser of a loan assignment may differ from, and be more limited than, those held by the original lenders or the assignor. Alternatively, the Fund may acquire a participation interest in a loan that is held by another party. When the Fund’s loan interest is a participation, the Fund may have less control over the exercise of remedies than the party selling the participation interest, and the Fund normally would not have any direct rights against the borrower. As a participant, the Fund would also be subject to the risk that the party selling the participation interest would not remit the Fund’s pro rata share of loan payments to the Fund. It may also be difficult for the Fund to obtain an accurate picture of a lending bank’s financial condition.

Master Limited Partnership Risk. Investments in securities (units) of master limited partnerships involve risks that differ from an investment in common stock. Holders of these units have more limited rights to vote on matters affecting the partnership.

These units may be subject to cash flow and dilution risks. There are also certain tax risks associated with such an investment. In particular, the Fund’s investment in master limited partnerships can be limited by the Fund’s intention to qualify as a regulated investment company for U.S. federal income tax purposes, and can limit the Fund’s ability to so qualify. In addition, conflicts of interest may exist between common unit holders, subordinated unit holders and the general partner of a master limited partnership, including a conflict arising as a result of incentive distribution payments. In addition, there are risks related to the general partner’s right to require unit holders to sell their common units at an undesirable time or price.

Multi-Strategy Risk. The multi-strategy approach employed by the Fund involves special risks, which include the risk that investment decisions, at the Fund or the underlying fund level, may conflict with each other; for example, at any particular time, one manager may be purchasing shares of an issuer whose shares are being sold by another manager. Consequently, the Fund could indirectly incur transaction costs without accomplishing any net investment result. Also, managers may use proprietary or licensed investment strategies that are based on considerations and factors that are not fully disclosed to the Fund or other investors.

Moreover, consistent with the Fund’s investment objectives, these proprietary or licensed investment strategies, which may include quantitative mathematical models or systems, may be changed or refined over time. A manager (or the licensor of the strategies used by the manager) may make certain changes to the strategies the manager has previously used, may not use such strategies at all (or the manager’s license may be revoked), or may use additional strategies, where such changes or discretionary decisions, and the reasons for such changes or decisions, are also not disclosed to the Fund or other investors. These strategies may involve risks under some market conditions that are not anticipated by the Adviser or the Fund.

Opportunistic Investing Risk. Undervalued securities involve the risk that they may never reach their expected full market value, either because the market fails to recognize the security’s intrinsic worth or the expected value was misgauged. Securities that are believed to be undervalued by the portfolio managers may decline in price. Turnaround companies may never improve their fundamentals, may take much longer than expected to improve, or may improve much less than expected. Development stage companies could fail to develop and deplete their assets, resulting in large percentage losses.

Qualified Financial Contracts Risk. Qualified financial contracts include agreements relating to swaps, currency forwards and other derivatives as well as repurchase agreements and securities lending agreements. Beginning in 2019, regulations adopted by prudential regulators will require certain qualified financial contracts entered into with certain counterparties that are part of a U.S. or foreign banking organization designated as a global-systemically important banking organization to include contractual provisions that delay or restrict the rights of counterparties, such as the Funds, to exercise certain close-out, cross-default and similar rights under certain conditions. Qualified financial contracts are subject to a stay for a specified time period during which counterparties, such as the Funds, will be prevented from closing out a qualified financial contract if the counterparty is subject to resolution proceedings and prohibit the Funds from exercising default rights due to a receivership or similar proceeding of an affiliate of the counterparty. Implementation of these requirements may increase credit and other risks to the Funds.

Repurchase Agreements Risk. Repurchase agreements are agreements in which the seller of a security to the Fund agrees to repurchase that security from the Fund at a mutually agreed upon price and time. Repurchase agreements carry the risk that the counterparty may not fulfill its obligations under the agreement. This could cause the Fund’s income and the value of your investment in the Fund to decline.

Reverse Repurchase Agreements Risk. Reverse repurchase agreements are agreements in which a Fund sells a security to a counterparty, such as a bank or broker-dealer, in return for cash and agrees to repurchase that security at a mutually agreed upon price and time. Reverse repurchase agreements carry the risk that the market value of the security sold by the Fund may decline below the price at which the Fund must repurchase the security. Reverse repurchase agreements also may be viewed as a form of borrowing, and borrowed assets used for investment creates leverage risk (the risk that losses may be greater than the amount invested). Leverage can create an interest expense that may lower the Fund’s overall returns. Leverage presents the opportunity for increased net income and capital gains, but may also exaggerate the Fund’s volatility and risk of loss. There can be no guarantee that this strategy will be successful.

Stripped Securities Risk. Stripped securities are the separate income or principal components of debt securities. These securities are particularly sensitive to changes in interest rates, and therefore subject to greater fluctuations in price than typical interest bearing debt securities. For example, stripped treasury securities have greater interest rate risk (the risk of losses attributable to changes in interest rates) than traditional government securities with identical credit ratings.

Zero-Coupon Bonds Risk. Zero-coupon bonds are bonds that do not pay interest in cash on a current basis, but instead accrue interest over the life of the bond. As a result, these securities are issued at a discount and their values may fluctuate more than the values of similar securities that pay interest periodically. Although these securities pay no interest to holders prior to maturity, interest accrued on these securities is reported as income to the Fund and affects the amounts distributed to its stockholders, which may cause the Fund to sell investments to obtain cash to make income distributions to shareholders, including at times when it may not be advantageous to do so.

Certain of the risks described above in this SAI may also apply, directly or indirectly, to the Adviser and its affiliates, which may negatively impact their respective abilities to provide services to the Fund, potentially resulting in losses to the Fund or other consequences.

MANAGEMENT OF THE FUND

Investment Management Agreement

Although the Adviser intends to devote such time and effort to the business of the Fund as is reasonably necessary to perform its duties to the Fund, the services of the Adviser are not exclusive and the Adviser provides similar services to other investment companies and other clients and may engage in other activities.

The investment management agreement between the Adviser and the Fund (the “Investment Management Agreement”) also provides that in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations thereunder, the Adviser (and its officers, managers, agents, employees, partners, controlling persons, members, and any other persons or entity affiliated with the Adviser) is not be liable to the Fund, the members of the Board, or any of the Fund’s shareholders for any act or omission by the Adviser in the course of, or connected with, rendering advisory services provided from time to time by the Adviser or for any losses that may be sustained in the purchase, holding or sale of any security of the Fund. The Investment Management Agreement also provides for indemnification by the Fund of the Adviser, its officers, managers, employees, agents, partners, controlling persons, members, and any other person affiliated with the Adviser for all damages, liabilities, costs and expenses incurred by them in connection with their services to the Fund, subject to certain limitations and conditions.

The Investment Management Agreement provides for the Fund to pay a monthly management fee at an annual rate equal to 1.05% of the average daily value of the Fund’s Managed Assets. “Managed Assets” means the Fund’s average daily gross asset value, minus the sum of the Fund’s accrued and unpaid dividends on any outstanding preferred shares and accrued liabilities (other than liabilities for the principal amount of any borrowings incurred, commercial paper and notes issued by the Fund) and the liquidation preference of any outstanding preferred shares.

The Fund and the Adviser have entered into the Expense Limitation Agreement, pursuant to which the Adviser has agreed to limit expenses, excluding interest, taxes, investor relations services, other investment-related costs, leverage expenses, extraordinary expenses, other expenses not incurred in the ordinary course of the Fund’s business, and expenses of any counsel or other persons or services retained by the Fund’s Independent Trustees, to 1.05% of Managed Assets plus 0.30% of average daily net assets. For the year ended October 31, 2024, $987,184 fees were waived and reimbursed. The Adviser may, at a later date, recoup from the Fund fees waived and/or other expenses reimbursed by the Adviser during the previous 36 months, but only if, after such recoupment, the Fund’s expense ratio does not exceed the percentage described above. For the year ended October 31, 2024, none of the fees waived were recouped. The current Expense Limitation Agreement expires on July 1, 2026 and automatically renews for one-year terms. The Expense Limitation Agreement may be terminated or modified at any time, upon approval of the Board.

The Investment Management Agreement will continue in effect from year to year provided that each continuance is specifically approved at least annually by both (1) the vote of a majority of the Board or the vote of a majority of the outstanding voting securities of the Fund (as such term is defined in the Investment Company Act) and (2) by the vote of a majority of the Trustees who are not parties to the Investment Management Agreement or “interested persons” (as such term is defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Investment Management Agreement may be terminated as a whole at any time by the Fund, without the payment of any penalty, by action of the Board or by a majority of the Fund’s outstanding voting securities or by the Adviser, on 60 days’ written notice by either party to the other. The Investment Management Agreement will terminate automatically in the event of any transfer or “assignment” (as such term is defined in the Investment Company Act and the rules thereunder) thereof.

The table below sets forth information about the total management fees paid by the Fund to the Adviser, and the amounts waived and reimbursed by the Adviser, for the periods indicated:

Fiscal Year Ended	Paid to the Adviser	Waived and Reimbursed by the Adviser(1)
October 31, 2024	$4,340,801	$987,184
October 31, 2023	$4,797,121	$450,898
October 31, 2022	$5,442,997	$1,525,184

(1)	Waived and reimbursed fees shown are net of any recoupment by the Adviser.

The Board of Trustees

The Fund is governed by the Board, which oversees the Fund’s business and affairs. The Board delegates the day-to-day management of the Fund to the Fund’s officers and to various service providers that have been contractually retained to provide such day-to-day services. The Trustees oversee the Fund’s activities, review contractual arrangements with companies that provide services to the Fund, and review the Fund’s investment performance. The following table provides biographical information about the Trustees as of the date of this SAI, including their principal occupations during the past five years.

Interested Trustees

Name, Address(1), Year of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupations in the Past 5 Years	Number of Funds in the Fund Complex Overseen by Trustee	Other Directorships Held in the Past 5 Years
Andrew Kellerman (1965)	Trustee	Since July 2020	Served as Partner, President, and Head of Business Development at Saba Capital Management, L.P. since 2018	2	Saba Capital Income & Opportunities Fund II

(1)	The mailing address for Andrew Kellerman is 405 Lexington Avenue, 58th Floor, New York, NY 10174.

Independent Trustees

Name, Address(1), Year of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupations in the Past 5 Years	Number of Funds in the Fund Complex Overseen by Trustee	Other Directorships Held in the Past 5 Years
Thomas Bumbolow (1976)	Trustee	Since January 2021	Thomas Bumbolow currently serves as Head of Distribution & Business Development at American Life, an insurance company which blends innovative reinsurance capabilities with an elite asset management business. Mr. Bumbolow also serves as advisor to Limitless Ventures, a venture-based social fund and was the co-Founder of protoCapital, a merchant bank that operated from 2017-2020. Mr. Bumbolow has 20 years of experience at JP Morgan Chase, where he held various roles in fixed-income sales and trading from 1997-2017. He has been a board member of Stepping Stones Museum for Children since 2018.	1	Stepping Stones Museum
Karen Caldwell (1959)	Trustee	Since July 2020	Karen Caldwell has served as the Chief Financial Officer of Tides since November 2024. Previously, Ms. Caldwell served as the Chief Financial Officer of Reform Alliance from 2019 to November 2024. From 2018 to 2019, Ms. Caldwell served as the Chief Financial Officer and Treasurer of the NHP Foundation, a non-profit dedicated to increasing housing affordability. She has been a board member of Saba Income & Opportunities Fund II since February 2023.	2	Saba Capital Income & Opportunities Fund II
Ketu Desai (1982)	Trustee	Since July 2020	Ketu Desai has served as the founding partner and Principal of i-squared Wealth Management, Inc., a private wealth investment management firm, since 2016. He has been a board member of Saba Capital Income & Opportunities Fund II since February 2023.	2	Saba Capital Income & Opportunities Fund II; ASA Gold and Precious Metals Limited Fund
Anatoly Nakum (1974)	Trustee	Since April 2024	Anatoly Nakum has served as the Head of Capital Markets at ESG Financial from 2021 to present; Mr. Nakum formerly served as the Head of Credit Trading at Americas at Credit Agricole from 2018 to 2020.	2	Saba Capital Income & Opportunities Fund II

(1)	The mailing address for each Independent Trustee is 405 Lexington Avenue, 58th Floor, New York, NY 10174.

Board Leadership Structure and Related Matters

The Board consists of five individuals (each, a “Trustee”), four of whom are Independent Trustees. Andrew Kellerman, an Interested Trustee, serves as the Chairperson of the Board. The responsibilities of the Chairperson of the Board include: coordinating with management in the preparation of the agendas for Board meetings; presiding at Board meetings; between Board meetings, serving as a primary liaison with other Trustees, officers of the Fund, management personnel, and legal counsel to the Independent Trustees; and such other duties as the Board periodically may determine. Mr. Kellerman is deemed to be an interested person of the Fund, as defined by the Investment Company Act, because he is a partner of the Adviser. The designation of an individual as the Chairperson does not impose on such person any duties, obligations, or liabilities greater than the duties, obligations or liabilities on such person as a member of the Board, generally. The Board does not have a lead independent Trustee, although Thomas Bumbolow is the Chairperson of the Nominating and Corporate Governance Committee, which oversees the governance activities of the Board. For the fiscal year ended October 31, 2024, the Board held four (4) meetings (not including committee meetings).

The Board performs many of its oversight and other activities through the committee structure described below. Each Committee operates pursuant to a written charter approved by the Board. The Independent Trustees have engaged independent legal counsel to assist them in performing their oversight responsibilities. The Board believes that its committee structure is an effective means of empowering the Trustees to perform their fiduciary and other duties. For example, the Board’s committee structure facilitate, as appropriate, the ability of the individual Board members to receive detailed presentations on topics under their review and to develop increased familiarity with respect to such topics and with key personnel at relevant service providers. At least annually, with guidance from its Nominating and Governance Committee, the Board analyzes whether there are potential means to enhance the efficiency and effectiveness of the Board’s operations.

Audit Committee. The Board has established an Audit Committee whose functions include, among other things: the appointment, compensation, retention and oversight of the work of the Fund’s independent registered accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Fund. The Audit Committee currently consists of three (3) Independent Trustees. The following Trustees currently serve as members of the Audit Committee: Ms. Caldwell and Messrs. Bumbolow and Desai. Ms. Caldwell currently serves as the Chairperson of the Audit Committee. All Audit Committee members have been designated as Audit Committee Financial Experts under the Sarbanes-Oxley Act of 2002. The Audit Committee held three (3) meetings during the fiscal year ended October 31, 2024.

Nominating and Corporate Governance Committee. The Board has established a Nominating and Corporate Governance Committee (the “Nominating Committee”), whose functions include the following:

1.	The Nominating Committee will make recommendations for nominations of Independent Trustees of the Board to the incumbent Independent Trustees and to the full Board. The Nominating Committee will evaluate candidates’ qualifications for Board membership and the independent of such candidates from the Adviser and other principal service providers. The Nominating Committee will also consider the effect of any relationships beyond those delineated in the Investment Company Act, e.g., business, financial or family relationships with investment managers or service providers.

2.	The Nominating Committee will evaluate candidates’ qualifications and make recommendations for Interested Trustees on the Board to the full Board.

3.	The Nominating Committee may adopt, from time to time, specific minimum qualifications that the Nominating Committee believes a candidate must meet before being considered as a candidate for Board membership and shall comply with any rules adopted, from time to time, by the SEC regarding investment company nominating committees and the nomination of persons to be considered as candidates for Board membership. In considering a candidate’s qualifications, the Nominating Committee generally considers the potential candidate’s educational background, business, professional experience, and reputation.

4.	The Nominating Committee will review shareholder recommendations for nominations to fill vacancies on the Board if such recommendations are submitted in writing and addressed to the Nominating Committee at the Fund’s offices. The Nominating Committee will adopt, by resolution, a policy regarding its procedures for considering candidates for the Board, including any recommended by shareholders.

The Nominating Committee has established as minimum qualifications for Board membership as an Independent Trustee: (i) that such candidate be an individual possessing high standards of character and integrity, relevant experience, a willingness to ask hard questions and the ability to work well with others; (ii) that such candidate be free of conflicts of interest that would violate applicable law or regulation or interfere with the proper performance of the responsibilities of a Trustee; (iii) that such candidate be willing and able to devote sufficient time to the affairs of the Fund and be diligent in fulfilling the responsibilities of a Trustee; and (iv) that such candidate have the capacity and desire to represent the balanced, and best interests of the Fund’s shareholders as a whole, and not a special interest group or constituency.

The following Trustees currently serve as members of the Nominating Committee: Ms. Caldwell and Messrs. Bumbolow and Desai. Mr. Bumbolow currently serves as the Chairperson of the Nominating Committee. The Nominating Committee typically meets at least once per year, and may hold special meetings by telephone or in person to discuss specific matters that may require action prior to the next regular meeting. The Nominating Committee held one (1) meeting during the fiscal year ended October 31, 2024.

The Nominating Committee will consider candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating Committee will take into consideration the needs of the Board, the qualifications of the candidate and the interests of the shareholders.

The Board’s Risk Oversight Role

The Board oversees the risk management function consistent with and as part of its oversight duties. The Board performs this risk management oversight function directly and, with respect to various matters, through its committees. The following description provides an overview of many, but not all, aspects of the Board’s oversight of risk management for the Fund. In this connection, the Board has been advised that is not practicable to identify all the risks that may impact the Fund or to develop procedures or controls that are designed to eliminate all such risk exposures, and that applicable securities law regulations do not contemplate that all risks be identified and addressed.

The Board, working with management personnel and other service providers, has endeavored to identify the primary risks that confront the Fund. In general, these risks, include, among others: (i) investment risks; (ii) valuation risks; (iii) operational risks; (iv) reputational risks; (v) regulatory risks; (vi) risks related to potential legislative changes; (vii) the risk of conflicts of interest affecting affiliates in managing the Fund; and (viii) cybersecurity risks. The Board has adopted and periodically reviews various policies and procedures that are designed to address these and other risks confronting the Fund. In addition, many service providers to the Fund have adopted their own policies, procedures, and controls designed to address particular risks to the Fund. The Board and persons retained to render advice and service to the Board, including ALPS Fund Services, Inc., which provides certain administrative, middle office and transfer agency services to the Fund, and Foreside Fund Officer Services, LLC, which provides third-party compliance officer and treasurer services to the Fund, periodically review and/or monitor changes to, and developments relating to, the effectiveness of these policies and procedures.

The Board oversees risk management activities in part through receipt and review by the Board of regular and special reports, presentations and other information from officers of the Fund, including the Chief Compliance Officer for the Fund and the Adviser’s Chief Risk Officer, and from other service providers.

Trustee Share Ownership

The following table sets forth information regarding each Trustee’s beneficial ownership of equity securities of the Fund and the aggregate holdings of share of equity securities of all registered investment companies overseen by each Trustee within the same family of investment companies as the Fund as of December 31, 2024.

Name of Trustee	Fund	Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Independent Trustees
Karen Caldwell	$0	None
Ketu Desai	$0	None
Anatoly Nakum	$0	None
Thomas Bumbolow	$0	None
Trustee who is an “Interested Person”
Andrew Kellerman	$0	None

Compensation of Trustees

Each Independent Trustee is compensated for his or her services, on a quarterly basis, according to a fee schedule adopted by the Board. For serving on the Board, each Independent Trustee is paid (effective in 2025) a $30,000 annual retainer fee. Additionally, Ms. Caldwell receives an additional fee of $7,500 per year for her service as Audit Committee Chairperson. Each Trustee is reimbursed for reasonable expenses incurred in connection with each meeting of the Board, Audit Committee or Nominating Committee meetings attended, as applicable. The Board may, from time to time, designate other meetings as subject to compensation.

The following table sets forth the compensation paid to the Trustees by the Fund and the aggregate compensation paid to them by other funds managed by the Adviser and its affiliates for the fiscal year ended October 31, 2024. Mr. Kellerman serves without compensation from the Fund because of his affiliation with the Adviser.

Name of Trustee	Aggregate Compensation from the Fund	Total Compensation from the Fund and Complex Paid to Trustees
Karen Caldwell	$22,500	$45,000
Ketu Desai	$15,000	$30,000
Thomas Bumbolow	$15,000	$30,000
Anatoly Nakum	$15,000	$30,000
Andrew Kellerman	$0	$0

Independent Trustee Ownership of Securities

As of December 31, 2024, none of the Independent Trustees of the Fund or their immediate family members owned beneficially or of record any securities of the Adviser or any person controlling, controlled by or under common control with the Adviser nor did any Independent Trustee of the Fund or their immediate family members have any material interest in any transaction, or series of similar transactions, during the most recently completed two calendar years involving the Fund, the Adviser or any person controlling, controlled by or under common control with the Fund or the Adviser.

As of the date of this SAI, the officers and Trustees of the Fund, as a group, beneficially owned less than 1% of the outstanding common shares of the Fund.

Information Pertaining to the Officers

The officers of the Fund are elected by the Board and hold office until their successors are chosen and qualified, or until they sooner resign, are removed, or are otherwise disqualified to serve. The following table provides biographical information about the officers as of the date of this SAI, including their principal occupations during the past five years.

Name, Address(1), Year of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupations in the Past 5 Years
Boaz Weinstein (1973)	President	Since May 2021	CIO of Saba Capital
Paul Kazarian (1984)	Chief Executive Officer	Since November 2024	Portfolio Manager at Saba Capital
Michael D’Angelo (1978)	Secretary	Since May 2021	COO and General Counsel at Saba Capital
Patrick Keniston(2) (1964)	Chief Compliance Officer	Since June 2021	Managing Director, Foreside Fund Services, LLC
Troy Statczar(2) (1971)	Principal Financial Officer, Treasurer	Since June 2021	Senior Director, Foreside Treasurer Services
Nitin Sapru (1980)	Vice President	Since May 2021

(1)	Unless otherwise indicated, the mailing address for each officer is 405 Lexington Avenue, 58th Floor, New York, NY 10174.

(2)	Patrick Keniston’s and Troy Statczar’s mailing address is Foreside Fund Services, LLC, 3 Canal Plaza, Suite 100, Portland, ME 04101.

Portfolio Management

Portfolio Manager Assets Under Management

The following table sets forth information about funds and accounts other than the Fund for which the portfolio managers are primarily responsible for the day-to-day portfolio management as of October 31, 2024:

	(ii) Number of Other Accounts Managed and Assets by Account Type			(iii) Number of Other Accounts and Assets for Which Advisory Fee is Performance-Based
(i) Name of Portfolio Manager	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Boaz Weinstein	2	13	8	0	13	8
	$497,907,503	$3,844,215,019	$560,614,855	—	$3,844,215,019	$560,614,855
Paul Kazarian	2	13	6	0	13	6
	$497,907,503	$3,844,215,019	$267,135,250	—	$3,844,215,019	$267,135,250

Portfolio Manager Compensation Overview

The discussion below describes the portfolio managers’ compensation as of October 31, 2024.

The portfolio managers are compensated by the Adviser and do not receive any compensation directly from the Fund. Each portfolio manager receives a base salary and, as a partner in the firm, earns profit distributions as well as discretionary bonuses from time to time. The availability and amount of any bonus will be based on factors such as the Adviser’s profitability and each portfolio manager’s individual performance and team contribution. No portfolio manager is compensated based on Fund performance or on the value of assets held in the Fund’s portfolio.

Securities Ownership of Portfolio Managers

As of October 31, 2024, the dollar range of securities beneficially owned by each portfolio manager in the Fund is shown below:

Portfolio Manager	Dollar Range of Equity Securities of the Trust Beneficially Owned
Boaz Weinstein	0
Paul Kazarian	0

Potential Material Conflicts of Interest

Certain business activities of the Adviser may lead to potential conflicts of interest. For example, the portfolio managers’ management of other accounts may give rise to potential conflicts of interest in connection with the concurrent management of the Fund’s investments and the investments of the portfolio managers’ other accounts. The other accounts may have similar investment objectives as the Fund. Therefore, a potential conflict of interest may arise as a result of those similar investment objectives, whereby a portfolio manager could favor one account over another. Another potential conflict could include the portfolio managers’ knowledge about the size, timing and possible market impact of Fund trades, whereby the portfolio managers could use this information to the advantage of other accounts and to the disadvantage of the Fund. However, the Adviser has established policies and procedures to ensure that the purchase and sale of securities among all accounts managed by the portfolio managers are fairly and equitably allocated. Other present and future activities of the Adviser may give rise to additional conflicts of interest. For example, the investment activities of an account that the Adviser manages, or more generally the activities of the Adviser, may result in another account being required to forgo certain investment or divestment activity or otherwise restrict the ability of the account to engage in certain activities that would not otherwise be prohibited. In the event that a conflict of interest arises, the Adviser will attempt to resolve such conflicts in a fair and equitable manner, as measured over time.

Proxy Voting Policies

The Board has delegated the responsibility to vote proxies for securities held in the Fund’s portfolio to the Adviser. Proxies for the portfolio securities are voted in accordance with the Adviser’s proxy voting policies and procedures, which are set forth in Appendix A to this SAI.

Information on how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (i) without charge on the Fund’s website at www.sabacef.com and (ii) on the SEC’s website at http://www.sec.gov.

Codes of Ethics

The Fund and the Adviser have adopted codes of ethics (“Codes of Ethics”) pursuant to Rule 17j-1 under the Investment Company Act governing personal trading activities of all Trustees, Officers of the Fund and persons who, in connection with their regular functions, play a role in the recommendation of or obtain information pertaining to any purchase or sale of a security by the Fund. The Codes of Ethics is intended to prohibit fraud against a Fund that may arise from the personal trading of securities that may be purchased or held by that Fund or of the Fund’s shares. The Codes of Ethics prohibits short-term trading of the Fund’s shares by persons subject to the Codes of Ethics. Personal trading is permitted by such persons subject to certain restrictions; however, such persons are generally required to pre-clear all security transactions with the Adviser or its affiliates and to report all transactions on a regular basis.

The Codes of Ethics is available on the SEC’s website at www.sec.gov and copies may also be obtained at prescribed rates by electronic request at publicinfo@sec.gov.

PORTFOLIO TRANSACTIONS AND BROKERAGE

The policy of the Fund regarding purchases and sales of securities of the Fund is that primary consideration will be given to obtaining the most favorable prices and efficient executions of transactions. Consistent with this policy, when securities transactions are effected on a stock exchange, the Fund’s policy is to pay commissions which are considered fair and reasonable without necessarily determining that the lowest possible commissions are paid in all circumstances. The Fund believes that a requirement always to seek the lowest possible commission cost could impede effective portfolio management and preclude the Fund and the Adviser from obtaining a high quality of brokerage and research services. In seeking to determine the reasonableness of brokerage commissions paid in any transaction, the Adviser will rely upon its experience and knowledge regarding commissions generally charged by various brokers and on its judgment in evaluating the brokerage services received from the broker effecting the transaction. Such determinations are necessarily subjective and imprecise, as in most cases, an exact dollar value for those services is not ascertainable. The Fund has adopted policies and procedures that prohibit the consideration of sales of the Fund’s shares as a factor in the selection of a broker or dealer to execute its portfolio transactions.

The Adviser owes a fiduciary duty to its clients to seek to provide best execution on trades effected. In selecting a broker or dealer for each specific transaction, the Adviser chooses the broker/dealer deemed most capable of providing the services necessary to obtain the most favorable execution. Best execution is generally understood to mean the most favorable cost or net proceeds reasonably obtainable under the circumstances. The full range of brokerage services applicable to a particular transaction may be considered when making this judgment, which may include, but is not limited to: liquidity, price, commission, timing, aggregated trades, capable floor brokers or traders, competent block trading coverage, ability to position, capital strength and stability, reliable and accurate communications and settlement processing, use of automation, knowledge of other buyers or sellers, arbitrage skills, administrative ability, underwriting and provision of information on a particular security or market in which the transaction is to occur. The specific criteria will vary depending upon the nature of the transaction, the market in which it is executed, and the extent to which it is possible to select from among multiple brokers or dealers. The Adviser may also use electronic crossing networks (“ECNs”) when appropriate.

The Adviser may use the Fund’s assets for, or participate in, third-party soft dollar arrangements, in addition to receiving proprietary research from various full service brokers, the cost of which is bundled with the cost of the broker’s execution services. The Adviser does not “pay up” for the value of any such proprietary research. Section 28(e) of the Exchange Act permits the Adviser, under certain circumstances, to cause the Fund to pay a broker or dealer a commission for effecting a transaction in excess of the amount of commission another broker or dealer would have charged for effecting the transaction in recognition of the value of brokerage and research services provided by the broker or dealer. The Adviser may receive a variety of research services and information on many topics, which it can use in connection with its management responsibilities with respect to the various accounts over which it exercises investment discretion or otherwise provides investment advice. The research services may include qualifying order management systems, portfolio attribution and monitoring services and computer software and access charges which are directly related to investment research. Accordingly, the Fund may pay a broker commission higher than the lowest available in recognition of the broker’s provision of such services to the Adviser, but only if the Adviser determines the total commission (including the soft dollar benefit) is comparable to the best commission rate that could be expected to be received from other brokers. The amount of soft dollar benefits received depends on the amount of brokerage transactions effected with the brokers. A conflict of interest exists because there is an incentive to: (1) cause clients to paya higher commission than the firm might otherwise be able to negotiate; (2) cause clients to engage in more securities transactions than would otherwise be optimal; and (3) only recommend brokers that provide soft dollar benefits.

The Adviser faces a potential conflict of interest when it uses client trades to obtain brokerage or research services. This conflict exists because the Adviser is able to use the brokerage or research services to manage client accounts without paying cash for such services, which reduces the Adviser’s expenses to the extent that the Adviser would have purchased such products had they not been provided by brokers. Section 28(e) permits the Adviser to use brokerage or research services for the benefit of any account it manages. Certain accounts managed by the Adviser may generate soft dollars used to purchase brokerage or research services that ultimately benefit other accounts managed by the Adviser, effectively cross-subsidizing the other accounts managed by the Adviser that benefit directly from the product. The Adviser may not necessarily use all of the brokerage or research services in connection with managing the Fund whose trades generated the soft dollars used to purchase such products.

The Adviser is responsible for placing orders on behalf of the Fund for the purchase or sale of portfolio securities. If purchases or sales of portfolio securities of the Fund and one or more other investment companies or clients supervised by the Adviser are considered at or about the same time, transactions in such securities are allocated among the several investment companies and clients in a manner deemed equitable and consistent with its fiduciary obligations to all by the Adviser. In some cases, this procedure could have a detrimental effect on the price or volume of the security so far as the Fund is concerned. However, in other cases, it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to the Fund. The primary consideration is prompt execution of orders at the most favorable net price.

The Fund may deal with affiliates in principal transactions to the extent permitted by exemptive order or applicable rule or regulation.

Information about the brokerage commissions paid by the Fund, including commissions paid to affiliates, for the last three fiscal years, is set forth in the following table:

Fiscal Year Ended	Aggregate Brokerage Commissions Paid	Commissions Paid to Affiliates
October 31, 2024	$120,257	$0
October 31, 2023	$162,579	$0
October 31, 2022	$260,239	$0

For the fiscal year ended October 31, 2024, the brokerage commissions paid to affiliates by the Fund represented 0% of the aggregate brokerage commissions paid and involved 0% of the dollar amount of transactions involving payment of commissions during the year.

The following table shows the dollar amount of brokerage commissions paid to brokers for providing third-party research services and the approximate dollar amount of the transactions involved for the fiscal year ended October 31, 2024. The provision of third-party research services was not necessarily a factor in the placement of all brokerage business with such brokers.

Amount of Commissions Paid to Brokers for Providing Research Services	Amount of Brokerage Transactions Involved
$0	$0

As of October 31, 2024, the Fund did not hold securities of its “regular brokers or dealers” (as defined in Rule 10b-1 under the Investment Company Act) whose shares were purchased during the fiscal year ended October 31, 2024...

PORTFOLIO TURNOVER RATE

Portfolio turnover may vary from year to year, as well as within a year. The portfolio turnover rates for the specified periods are set forth in the table below. Significant variations in portfolio turnover from year-to-year are generally the result of fluctuations in the size of the Fund or changes to the Fund’s portfolio holdings.

Fiscal Year Ended October 31, 2024	Fiscal Year Ended October 31, 2023
129.43%	76.16%

CONFLICTS OF INTEREST

Certain activities of the Adviser and its directors, officers or employees, with respect to the Fund and/or other accounts managed by the Adviser, may give rise to actual or perceived conflicts of interest such as those described below.

The Adviser, its personnel and its affiliates, serve as investment advisers, management companies, general partners, managing members, and/or special shareholders to multiple clients. The Adviser will devote as much of its time to the activities of each of its clients as it deems necessary and appropriate. The Adviser is not restricted from forming additional investment funds, from entering into other investment advisory or sub-advisory relationships or from engaging in other business activities, even though such activities may be in direct competition with existing clients, including the Fund, and may involve substantial time and resources of the Adviser. These activities could be viewed as creating a conflict of interest in that the time and effort of the members and partners of the Adviser and its officers and employees will not be devoted exclusively to the business of the Fund, but will be allocated between the business of the Fund and the management of the monies of other advisees of the Adviser.

Certain business activities of the Adviser may lead to potential conflicts of interest. The management of multiple clients may give rise to potential conflicts of interest in connection with the concurrent management of the investments for the Fund and the investments in other clients of the Adviser. For example, a potential conflict of interest may arise as a result of clients with similar investment objectives, whereby the Adviser could favor one account over another. Another potential conflict could include the Adviser’s knowledge about the size, timing and possible market impact of certain trades, whereby the Adviser could use this information to the advantage of other accounts and to the disadvantage of the Fund. However, the Adviser has established policies and procedures to ensure that the purchase and sale of securities among all accounts managed by the Adviser are fairly and equitably allocated. Other present and future activities of the Adviser may give rise to additional conflicts of interest. For example, the investment activities of an account that the Adviser manages, or more generally the activities of the Adviser, may result in the Fund being required to forgo certain investment or divestment activity or otherwise restrict the ability of the Fund to engage in certain activities that would not otherwise be prohibited. In the event that a conflict of interest arises, the Adviser will attempt to resolve such conflicts in a fair and equitable manner, as measured over time.

Certain employees of the Adviser currently serve as directors or advisory board members of portfolio companies or other entities, and will continue to do so in the future. In connection with such services, the Adviser or its employees may either receive directors’ fees or other similar compensation attributable to such employees’ services or waive such fees. If the Adviser receives any such fees or compensation with such employees providing services to one or more portfolio companies in which its clients invests, all of such fees or compensation ratably attributable to the clients’ investments in such portfolio companies (net of taxes and other expenses related thereto) will be applied as an offset to the management fee on a dollar-for-dollar basis. Such amounts are not expected to be material. Employees of the Adviser must have such arrangements pre-approved by its Chief Compliance Officer (“CCO”). Similarly, employees are required to seek pre-approval from the CCO and their relevant supervisor prior to serving as a director of any company, or engaging in any similar outside business activities that are not related to an investment by the clients.

The Adviser, from time to time, engages service providers on behalf of itself and/or its clients in which certain clients, partners, directors, officers, consultants deemed by compliance to be access persons, and employees of the Adviser (together, the “Employees”), affiliates, and/or other personnel of the Adviser have a financial interest in, participate in the management of, and/or serve on the advisory board of such service providers (each, an “Affiliated Service Provider”). Clients engaging an Affiliated Service Provider are expected to bear the Affiliated Service Provider’s fees, terms and conditions, and expenses (including with respect to terms and compensation), which are expected to be competitive, when taken as a whole, with the compensation paid to, quality and quantity of the service provided by, and terms and conditions of the engagement with third parties for comparable services that could reasonably be made available to such clients. No management fee or expense offset is expected to be applied to the Affiliated Service Provider for such services. The Adviser may be viewed as having an incentive to direct clients, including the Fund, to engage the Affiliated Service Provider because of the financial or other business interests of certain clients, Employees, affiliates and/or other personnel of the Adviser. The Adviser seeks to mitigate any such conflict by, among other things, periodically evaluating as a whole, using commercially reasonable means, the pricing of, quality and quantity of the services provided by, and terms and conditions of engagements with alternative unaffiliated service providers.

The Adviser will provide discretionary and may provide non-discretionary investment management services to other clients, as well as managed accounts and other investment partnerships or funds, which may have similar investment objectives to those of the Fund. The Adviser has in the past, and will in the future, give advice and recommend securities to other clients which may differ from advice given to, or securities recommended or bought for, the Fund, even though their investment objectives may be the same or similar to those of the Fund. The Fund, for example, may make an investment at the same time that one or more of the other accounts managed by the Adviser is disposing of the same or a similar investment. Likewise, the Fund may make an investment in a position which is already held by one or more of the other accounts managed by the Adviser. It is possible that the activities or strategies used for the other accounts could conflict with the activities and strategies employed in managing the assets of the Fund and affect the prices and availability of the securities and instruments in which the Fund invests. Decisions about what action should be taken in a troubled situation, raise conflicts of interest. If additional capital is necessary as a result of financial or other difficulties, other accounts may or may not provide such additional capital as each determines in their sole discretion. The Adviser will seek to resolve such conflicts of interest in a fair and equitable manner.

The Adviser has applied for an exemptive order from the SEC (the “Order”) that would grant the funds managed by the Adviser or certain affiliates, the ability to fully negotiate terms of co-investment transactions with other funds managed by the Adviser or certain affiliates, subject to the conditions included therein. Until the Adviser receives the Order, the Fund will not be permitted to participate in certain investments with the Adviser’s other funds or its affiliates. Even if the Order is granted, in certain situations, such as when there is an opportunity to invest in different securities of the same issuer, the personnel of the Adviser or its affiliates will need to decide which client will proceed with the investment. Such personnel will make these determinations based on policies and procedures, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations. When the Fund participates in a co-investment transaction, the personnel of the Adviser allocates a portion of the investment to the Fund based on the Fund’s investment objective and strategies, investment policies, investment positions, capital available for investment, and other pertinent factors. Any co-investment is made on equal footing with the funds managed by the Adviser or its affiliates, including identical terms, conditions, price, class of securities purchased, timing, and registration rights. In addition, a majority of the Independent Trustees generally must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to the Fund and its shareholders and do not involve overreaching of the Fund or its shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of the Fund’s shareholders and is consistent with the Fund’s investment objective and strategies. To the extent the Fund is able to make co-investments with the Adviser’s affiliates, these co-investment transactions may give rise to conflicts of interest or perceived conflicts of interest among the Fund and the other participating accounts. Moreover, except in certain circumstances, when relying on the Order, the Fund is unable to invest in any issuer in which one or more funds managed by the Adviser or its affiliates has previously invested.

The Fund may also invest alongside the Adviser’s and its affiliates’ other clients, including other entities they manage, which are referred to as affiliates’ other clients, in certain circumstances where doing so is consistent with applicable law and SEC staff interpretations and guidance as well as the Adviser’s allocation policies. However, the Fund can offer no assurance that investment opportunities will be allocated to it fairly or equitably in the short-term or over time.

In situations where co-investment with affiliates’ other clients is not permitted under the Investment Company Act and related rules, existing or future staff guidance, or the terms and conditions of any exemptive relief granted to the Fund by the SEC, the Adviser will need to decide which client or clients will proceed with the investment. Generally, the Fund will not have an entitlement to make a co-investment in these circumstances and, to the extent that another client elects to proceed with the investment, the Fund will not be permitted to participate. Moreover, except in certain circumstances, the Fund is unable to invest in any issuer in which an affiliates’ other client holds a controlling interest. These restrictions may limit the scope of investment opportunities that would otherwise be available to the Fund.

From time to time, the Adviser and/or one or more of its affiliates have in the past, and may in the future, come into possession of material, non-public information, and such information may limit the ability of the Fund to buy and sell investments, even if such information was obtained in the context of the investment activities of other accounts. The Fund will not be free to act upon any such information. Due to these restrictions and/or contractual restrictions imposed on any affiliate of the Adviser in connection with the management of other accounts, the Fund may not be able to initiate a transaction that they otherwise might have initiated and may not be able to sell an investment that they otherwise might have sold. Orders may be combined for all such accounts, and if any order is not filled at the same price, they may be allocated on an average price basis. Similarly, if an order on behalf of more than one account cannot be fully executed under prevailing market conditions, securities may be allocated among the different accounts on a basis which the Adviser considers equitable.

During periods in which the assets of the Fund are not treated as “plan assets” for purposes of the Employee Retirement Income Security Act of 1973, the Adviser may determine that it would not be in the best interests of the Fund and one or more funds and investment accounts managed by the Adviser to transfer certain assets held by one or more such funds and investment accounts managed by the Adviser to other funds and investment accounts managed by the Adviser, including for the purpose of rebalancing portfolios of such funds and investment accounts. For example, certain “cross” trades may occur between clients as may be necessary to rebalance cash or various portfolio positions. Such transactions will be conducted in accordance with, and subject to, the Adviser’s fiduciary obligations to the Fund.

Other present and future activities of the Adviser may give rise to additional conflicts of interest. In the event that a conflict of interest arises, the Adviser will attempt to resolve such conflicts in a fair and equitable manner.

DESCRIPTION OF SHARES

Common Shares

The Fund intends to hold annual meetings of shareholders so long as the common shares are listed on a national securities exchange and such meetings are required as a condition to such listing.

Preferred Shares

The Fund currently does not intend to issue preferred shares. The terms of any preferred shares that the Fund might issue in the future, including dividend rate, liquidation preference and redemption provisions, will be determined by the Board, subject to applicable law and the Declaration of Trust. The Board, without the approval of the holders of common shares, may authorize an offering of preferred shares or may determine not to authorize such an offering, and may fix the terms of the preferred shares to be offered.

Other Shares

The Board (subject to applicable law and the Declaration of Trust) may authorize an offering, without the approval of the holders of common shares and, depending on their terms, any preferred shares outstanding at that time, of other classes of shares, or other classes or series of shares, as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Board sees fit. The Board currently does not expect to issue any other classes of shares, or series of shares, except for the common shares.

REPURCHASE OF COMMON SHARES

The Board has approved an open market share repurchase program to authorize the Fund to purchase up to 10% of the Fund’s common shares for the fiscal year in open market transactions, at the discretion of the Adviser. The share repurchase program is intended to increase the Fund’s NAV to the benefit of all shareholders and help create further value for shareholders by reducing the Fund’s discount to NAV.

Subject to the 10% limitation in a fiscal year, the timing and amount of repurchases will be at the discretion of the Adviser. In exercising its discretion consistent with its portfolio management responsibilities, the Adviser will take into account various other factors, including, but not limited to, the level of discount, the Fund’s performance, portfolio holdings, dividend history, market conditions, cash on hand, the availability of other attractive investments, and whether the sale of certain portfolio securities would be undesirable because of liquidity concerns or because the sale might subject the Fund to adverse tax consequences. Any repurchases would be made on a national securities exchange at the prevailing market price, subject to exchange requirements, federal securities laws and rules that restrict repurchases. If and when the Fund’s 10% threshold is reached for a fiscal year, no further repurchases will be made (unless otherwise authorized by the Board) for such fiscal year. The share repurchase program will require reauthorization by the Board for each new fiscal year. Until the 10% threshold in a fiscal year is reached, the Adviser will have the flexibility to commence share repurchases if and when it is determined to be appropriate in light of prevailing circumstances.

TAX MATTERS

The following is a description of certain U.S. federal income tax consequences to a shareholder of acquiring, holding and disposing of common shares of the Fund. Except as otherwise noted, this discussion assumes you are a taxable U.S. holder (as defined below). This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder and judicial and administrative authorities, all of which are subject to change or differing interpretations by the courts or the Internal Revenue Service, possibly with retroactive effect. No attempt is made to present a detailed explanation of all U.S. federal income tax concerns affecting the Fund and its shareholders, and the discussions set forth here do not constitute tax advice. This discussion assumes that investors hold common shares of the Fund as capital assets for U.S. federal income tax purposes (generally, assets held for investment). The Fund has not sought and will not seek any ruling from the Internal Revenue Service regarding any matters discussed herein. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to those set forth below. This summary does not discuss any aspects of non-U.S., state or local tax. Prospective investors must consult their own tax advisers as to the U.S. federal income tax consequences (including the alternative minimum tax consequences) of acquiring, holding and disposing of the Fund’s common shares, as well as the effects of state, local and non-U.S. tax laws.

In addition, no attempt is made to address tax considerations applicable to an investor with a special tax status, such as a financial institution, REIT, insurance company, regulated investment company, individual retirement account, other tax-exempt organization, dealer in securities or currencies, person holding shares of the Fund as part of a hedging, integrated, conversion or straddle transaction, trader in securities that has elected the mark-to-market method of accounting for its securities, U.S. holder (as defined below) whose functional currency is not the U.S. dollar, investor with “applicable financial statements” within the meaning of Section 451(b) of the Code, or non-U.S. investor. Furthermore, this discussion does not reflect possible application of the alternative minimum tax.

A U.S. holder is a beneficial owner that is for U.S. federal income tax purposes:

(i)	a citizen or individual resident of the United States (including certain former citizens and former long-term residents);

(ii)	a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

(iii)	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

(iv)	a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or the trust has made a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes, whose status as a U.S. person is not overridden by an applicable tax treaty.

Taxation of the Fund

The Fund intends to elect to be treated and to qualify to be taxed as a RIC under Subchapter M of the Code. In order to qualify as a RIC, the Fund must, among other things, satisfy certain requirements relating to the sources of its income, diversification of its assets, and distribution of its income to its shareholders. First, the Fund must derive at least 90% of its annual gross income from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or currencies, or net income derived from interests in “qualified publicly traded partnerships” (as defined in the Code) (the “90% gross income test”). Second, the Fund must diversify its holdings so that, at the close of each quarter of its taxable year, (i) at least 50% of the value of its total assets consists of cash, cash items, U.S. Government securities, securities of other RICs and other securities, with such other securities limited in respect of any one issuer to an amount not greater in value than 5% of the value of the Fund’s total assets and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the market value of the total assets is invested in the securities (other than U.S. Government securities and securities of other RICs) of any one issuer, any two or more issuers controlled by the Fund and engaged in the same, similar or related trades or businesses, or any one or more “qualified publicly traded partnerships.”

As long as the Fund qualifies as a RIC, the Fund will generally not be subject to corporate-level U.S. federal income tax on income and gains that it distributes each taxable year to its shareholders, provided that in such taxable year it distributes at least 90% of the sum of (i) its net tax-exempt interest income, if any, and (ii) its “investment company taxable income” (which includes, among other items, dividends, taxable interest, taxable original issue discount and market discount income, income from securities lending, net short-term capital gain in excess of net long-term capital loss, and any other taxable income other than “net capital gain” (as defined below) and is reduced by deductible expenses) determined without regard to the deduction for dividends paid. The Fund may retain for investment its net capital gain (which consists of the excess of its net long-term capital gain over its net short-term capital loss). However, if the Fund retains any net capital gain or any investment company taxable income, it will be subject to tax at regular corporate rates on the amount retained.

The Code imposes a 4% nondeductible excise tax on the Fund to the extent the Fund does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income (not taking into account any capital gain or loss) for the calendar year and (ii) 98.2% of its capital gain in excess of its capital loss (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made to use the Fund’s fiscal year, which ends on October 31). In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any under-distribution or over-distribution, as the case may be, from the previous year. For purposes of the excise tax, the Fund will be deemed to have distributed any income on which it paid U.S. federal income tax. While the Fund intends to distribute any income and capital gain in the manner necessary to minimize imposition of the 4% nondeductible excise tax, there can be no assurance that sufficient amounts of the Fund’s taxable income and capital gain will be distributed to entirely avoid the imposition of the excise tax. In that event, the Fund will be liable for the excise tax only on the amount by which it does not meet the foregoing distribution requirement.

If in any taxable year the Fund should fail to qualify under Subchapter M of the Code for tax treatment as a RIC, the Fund would incur a regular corporate U.S. federal income tax upon all of its taxable income for that year, and all distributions to its shareholders (including distributions of net capital gain) would be taxable to shareholders as ordinary dividend income for U.S. federal income tax purposes to the extent of the Fund’s earnings and profits. Provided that certain holding period and other requirements were met, such dividends would be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate shareholders. In addition, to qualify again to be taxed as a RIC in a subsequent year, the Fund would be required to distribute to shareholders its earnings and profits attributable to non-RIC years. In addition, if the Fund failed to qualify as a RIC for a period greater than two taxable years, then, in order to qualify as a RIC in a subsequent year, the Fund would be required to elect to recognize and pay tax on any net built-in gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if the Fund had been liquidated) or, alternatively, be subject to taxation on such built-in gain recognized for a period of five years.

The remainder of this discussion assumes that the Fund qualifies for taxation as a RIC.

The Fund’s Investments

Certain of the Fund’s investment practices are subject to special and complex U.S. federal income tax provisions (including mark-to-market, constructive sale, straddle, wash sale, short sale and other rules) that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gains or qualified dividend income into higher taxed short-term capital gains or ordinary income, (iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not be “qualified” income for purposes of the 90% annual gross income requirement described above. These U.S. federal income tax provisions could therefore affect the amount, timing and character of distributions to common shareholders. The Fund intends to monitor its transactions and may make certain tax elections and may be required to dispose of securities to mitigate the effect of these provisions and prevent disqualification of the Fund as a RIC. Additionally, the Fund may be required to limit its activities in derivative instruments in order to enable it to maintain its RIC status.

The Fund may invest a portion of its net assets in below investment grade securities, commonly known as “junk” securities. Investments in these types of securities may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and income and whether modifications or exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues could affect the Fund’s ability to distribute sufficient income to preserve its status as a RIC or to avoid the imposition of U.S. federal income or excise tax.

Certain debt securities acquired by the Fund may be treated as debt securities that were originally issued at a discount. Generally, the amount of the original issue discount is treated as interest income and is included in taxable income (and required to be distributed by the Fund in order to qualify as a RIC and avoid U.S. federal income tax or the 4% excise tax on undistributed income) over the term of the security, even though payment of that amount is not received until a later time, usually when the debt security matures.

If the Fund purchases a debt security on a secondary market at a price lower than its adjusted issue price, the excess of the adjusted issue price over the purchase price is “market discount.” Unless the Fund makes an election to accrue market discount on a current basis, generally, any gain realized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on the debt security. Market discount generally accrues in equal daily installments. If the Fund ultimately collects less on the debt instrument than its purchase price plus the market discount previously included in income, the Fund may not be able to benefit from any offsetting loss deductions.

The Fund may invest in preferred securities or other securities the U.S. federal income tax treatment of which may not be clear or may be subject to recharacterization by the Internal Revenue Service. To the extent the tax treatment of such securities or the income from such securities differs from the tax treatment expected by the Fund, it could affect the timing or character of income recognized by the Fund, potentially requiring the Fund to purchase or sell securities, or otherwise change its portfolio, in order to comply with the tax rules applicable to RICs under the Code.

Gain or loss on the sale of securities by the Fund will generally be long-term capital gain or loss if the securities have been held by the Fund for more than one year. Gain or loss on the sale of securities held for one year or less will be short-term capital gain or loss.

Because the Fund may invest in foreign securities, its income from such securities may be subject to non-U.S. taxes.

Foreign currency gain or loss on foreign currency exchange contracts, non-U.S. dollar-denominated securities contracts, and non-U.S. dollar-denominated futures contracts, options and forward contracts that are not section 1256 contracts (as defined below) generally will be treated as ordinary income and loss.

Income from options on individual securities written by the Fund will generally not be recognized by the Fund for tax purposes until an option is exercised, lapses or is subject to a “closing transaction” (as defined by applicable regulations) pursuant to which the Fund’s obligations with respect to the option are otherwise terminated. If the option lapses without exercise, the premiums received by the Fund from the writing of such options will generally be characterized as short-term capital gain. If the Fund enters into a closing transaction, the difference between the premiums received and the amount paid by the Fund to close out its position will generally be treated as short-term capital gain or loss. If an option written by the Fund is exercised, thereby requiring the Fund to sell the underlying security, the premium will increase the amount realized upon the sale of the security, and the character of any gain on such sale of the underlying security as short-term or long-term capital gain will depend on the holding period of the Fund in the underlying security. Because the Fund will not have control over the exercise of the options it writes, such exercises or other required sales of the underlying securities may cause the Fund to realize gains or losses at inopportune times.

Options on indices of securities and sectors of securities that qualify as “section 1256 contracts” will generally be “marked-to-market” for U.S. federal income tax purposes. As a result, the Fund will generally recognize gain or loss on the last day of each taxable year equal to the difference between the value of the option on that date and the adjusted basis of the option. The adjusted basis of the option will consequently be increased by such gain or decreased by such loss. Any gain or loss with respect to options on indices and sectors that qualify as “section 1256 contracts” will be treated as short-term capital gain or loss to the extent of 40% of such gain or loss and long-term capital gain or loss to the extent of 60% of such gain or loss. Because the mark-to-market rules may cause the Fund to recognize gain in advance of the receipt of cash, the Fund may be required to dispose of investments in order to meet its distribution requirements. “Mark-to-market” losses may be suspended or otherwise limited if such losses are part of a straddle or similar transaction.

Taxation of Common Shareholders

Fund distributions of its tax-exempt interest on municipal securities, if properly reported by the Fund to its shareholders (“exempt-interest dividends”), will generally be exempt from regular federal income tax. In order for the Fund to pay exempt-interest dividends, at least 50% of the value of the Fund’s total assets must consist of tax-exempt obligations on a quarterly basis. Although the Fund intends to meet this requirement, no assurance can be given in this regard. If the Fund failed to do so, it would not be able to pay tax-exempt dividends, and your distributions attributable to interest received by the Fund from any source (including distributions of tax-exempt interest income) would be taxable as ordinary income to the extent of the Fund’s earnings and profits.

The Fund will either distribute or retain for reinvestment all or part of its net capital gain. If any such gain is retained, the Fund will be subject to a corporate income tax on such retained amount. In that event, the Fund expects to report the retained amount as undistributed capital gain in a notice to its common shareholders, each of whom, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for U.S. federal income tax purposes as long-term capital gain its share of such undistributed amounts, (ii) will be entitled to credit its proportionate share of the tax paid by the Fund against its U.S. federal income tax liability and to claim refunds to the extent that the credit exceeds such liability and (iii) will increase its basis in its common shares by the amount of undistributed capital gains included in the shareholder’s income less the tax deemed paid by the shareholder under clause (ii).

Distributions paid to you by the Fund from its net capital gain, if any, that the Fund properly reports as capital gain dividends (“capital gain dividends”) are taxable as long-term capital gains, regardless of how long you have held your common shares. All other dividends paid to you by the Fund (including dividends from net short-term capital gains) from its current or accumulated earnings and profits, other than exempt-interest dividends (“ordinary income dividends”), are generally subject to tax as ordinary income. Provided that certain holding period and other requirements are met, ordinary income dividends (if properly reported by the Fund) may qualify (i) for the dividends received deduction in the case of corporate shareholders to the extent that the Fund’s income consists of dividend income from U.S. corporations, and (ii) in the case of individual shareholders, as “qualified dividend income” eligible to be taxed at long-term capital gains rates to the extent that the Fund receives qualified dividend income. Qualified dividend income is, in general, dividend income from taxable domestic corporations and certain qualified foreign corporations (e.g., generally, foreign corporations incorporated in a possession of the United States or in certain countries with a qualifying comprehensive tax treaty with the United States, or whose stock with respect to which such dividend is paid is readily tradable on an established securities market in the United States). There can be no assurance as to what portion, if any, of the Fund’s distributions will constitute qualified dividend income or be eligible for the dividends received deduction.

Any distributions you receive that are in excess of the Fund’s current and accumulated earnings and profits will be treated as a return of capital to the extent of your adjusted tax basis in your common shares, and thereafter as capital gain from the sale of common shares. The amount of any Fund distribution that is treated as a return of capital will reduce your adjusted tax basis in your common shares, thereby increasing your potential gain or reducing your potential loss on any subsequent sale or other disposition of your common shares.

Common shareholders may be entitled to offset their capital gain dividends with capital losses. The Code contains a number of statutory provisions affecting when capital losses may be offset against capital gain, and limiting the use of losses from certain investments and activities. Accordingly, common shareholders that have capital losses are urged to consult their tax advisers.

Dividends and other taxable distributions are taxable to you even though they are reinvested in additional common shares of the Fund. Dividends and other distributions paid by the Fund are generally treated under the Code as received by you at the time the dividend or distribution is made. If, however, the Fund pays you a dividend in the first month of the taxable year that was declared sometime in the last three months of the previous taxable year to common shareholders of record on a specified date in one of such months, then such dividend will be treated for U.S. federal income tax purposes as being paid by the Fund and received by you on the last day of the taxable year in which the dividend was declared. In addition, certain other distributions made after the close of the Fund’s taxable year may be “spilled back” and treated as paid by the Fund (except for purposes of the 4% nondeductible excise tax) during such taxable year. In such case, you will be treated as having received such dividends in the taxable year in which the distributions were actually made.

Interest on certain “private activity bonds” is an item of tax preference subject to the alternative minimum tax on individuals. The Fund may invest a portion of its assets in municipal bonds subject to this provision so that a portion of its exempt-interest dividends is an item of tax preference to the extent such dividends represent interest received from these private activity bonds. Accordingly, investment in the Fund could cause a holder of common shares to be subject to, or result in an increased liability under, the alternative minimum tax.

Exempt-interest dividends are included in determining what portion, if any, of a person’s Social Security and railroad retirement benefits will be includable in gross income subject to federal income tax.

The price of common shares purchased at any time may reflect the amount of a forthcoming distribution. Those purchasing common shares just prior to the record date for a distribution will receive a distribution which will be taxable to them even though it represents, economically, a return of invested capital.

The Fund will send you information after the end of each year setting forth the amount and tax status of any distributions paid to you by the Fund.

The sale or other disposition of common shares will generally result in capital gain or loss to you and will be long-term capital gain or loss if you have held such common shares for more than one year at the time of sale. Any loss upon the sale or other disposition of common shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by you with respect to such common shares. Any loss you recognize on a sale or other disposition of common shares will be disallowed if you acquire other common shares (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after your sale or exchange of the common shares. In such case, your tax basis in the common shares acquired will be adjusted to reflect the disallowed loss.

If the Fund conducts a tender offer for its shares, a repurchase by the Fund of a shareholder’s shares pursuant to such tender offer generally will be treated as a sale or exchange of the shares by a shareholder provided that either (i) the shareholder tenders, and the Fund repurchases, all of such shareholder’s shares, thereby reducing the shareholder’s percentage ownership of the Fund, whether directly or by attribution under Section 318 of the Code, to 0%, (ii) the shareholder meets numerical safe harbors under the Code with respect to percentage voting interest and reduction in ownership of the Fund following completion of the tender offer, or (iii) the tender offer otherwise results in a “meaningful reduction” of the shareholder’s ownership percentage interest in the Fund, which determination depends on a particular shareholder’s facts and circumstances.

If a tendering shareholder’s proportionate ownership of the Fund (determined after applying the ownership attribution rules under Section 318 of the Code) is not reduced to the extent required under the tests described above, such shareholder will be deemed to receive a distribution from the Fund under Section 301 of the Code with respect to the shares held (or deemed held under Section 318 of the Code) by the shareholder after the tender offer (a “Section 301 distribution”). The amount of this distribution will equal the price paid by the Fund to such shareholder for the shares sold, and will be taxable as a dividend, i.e., as ordinary income, to the extent of the Fund’s current or accumulated earnings and profits allocable to such distribution, with the excess treated as a return of capital reducing the shareholder’s tax basis in the shares held after the tender offer, and thereafter as capital gain. Any Fund shares held by a shareholder after a tender offer will be subject to basis adjustments in accordance with the provisions of the Code.

Provided that no tendering shareholder is treated as receiving a Section 301 distribution as a result of selling shares pursuant to a particular tender offer, shareholders who do not sell shares pursuant to that tender offer will not realize constructive distributions on their shares as a result of other shareholders selling shares in the tender offer. In the event that any tendering shareholder is deemed to receive a Section 301 distribution, it is possible that shareholders whose proportionate ownership of the Fund increases as a result of that tender offer, including shareholders who do not tender any shares, will be deemed to receive a constructive distribution under Section 305(c) of the Code in an amount equal to the increase in their percentage ownership of the Fund as a result of the tender offer. Such constructive distribution will be treated as a dividend to the extent of current or accumulated earnings and profits allocable to it.

Use of the Fund’s cash to repurchase shares may adversely affect the Fund’s ability to satisfy the distribution requirements for treatment as a regulated investment company described above. The Fund may also recognize income in connection with the sale of portfolio securities to fund share purchases, in which case the Fund would take any such income into account in determining whether such distribution requirements have been satisfied.

If the Fund liquidates, shareholders generally will realize capital gain or loss upon such liquidation in an amount equal to the difference between the amount of cash or other property received by the shareholder (including any property deemed received by reason of its being placed in a liquidating trust) and the shareholder’s adjusted tax basis in its shares. Any such gain or loss will be long-term if the shareholder is treated as having a holding period in Fund shares of greater than one year, and otherwise will be short-term.

The foregoing discussion does not address the tax treatment of shareholders who do not hold their shares as a capital asset. Such shareholders should consult their own tax advisors on the specific tax consequences to them of participating or not participating in the tender offer or upon liquidation of the Fund.

Current U.S. federal income tax law taxes both long-term and short-term capital gain of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, short-term capital gain is currently taxed at rates applicable to ordinary income while long-term capital gain generally is taxed at a reduced maximum rate. The deductibility of capital losses is subject to limitations under the Code.

Certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their “net investment income,” which includes dividends received from the Fund and capital gains from the sale or other disposition of the Fund’s common shares.

A common shareholder that is a nonresident alien individual or a foreign corporation (a “foreign investor”) generally will be subject to U.S. federal withholding tax at the rate of 30% (or possibly a lower rate provided by an applicable tax treaty) on ordinary income dividends (except as discussed below). In general, U.S. federal withholding tax and U.S. federal income tax will not apply to any gain or income realized by a foreign investor in respect of any distribution of exempt-interest dividends or net capital gain (including amounts credited as an undistributed capital gain dividend) or upon the sale or other disposition of common shares of the Fund. Different tax consequences may result if the foreign investor is engaged in a trade or business in the United States or, in the case of an individual, is present in the United States for 183 days or more during a taxable year and certain other conditions are met. Foreign investors should consult their tax advisers regarding the tax consequences of investing in the Fund’s common shares.

Ordinary income dividends properly reported by the RIC are generally exempt from U.S. federal withholding tax where they (i) are paid in respect of the RIC’s “qualified net interest income” (generally, its U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the RIC is at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of the RIC’s “qualified short-term capital gains” (generally, the excess of the RIC’s net short-term capital gain over its long-term capital loss for such taxable year). Depending on its circumstances, the Fund may report all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a foreign investor needs to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E, or substitute Form). In the case of common shares held through an intermediary, the intermediary may have withheld tax even if the Fund reported the payment as qualified net interest income or qualified short-term capital gain. Foreign investors should contact their intermediaries with respect to the application of these rules to their accounts. There can be no assurance as to what portion of the Fund’s distributions would qualify for favorable treatment as qualified net interest income or qualified short-term capital gains if the provision is extended.

In addition, under the Foreign Account Tax Compliance Act, or FATCA, withholding at a rate of 30% will apply to dividends paid in respect of common shares of the Fund held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which common shares of the Fund are held will affect the determination of whether such withholding is required. Similarly, dividends paid in respect of common shares of the Fund held by an investor that is a non-financial foreign entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. The Fund will not pay any additional amounts to common shareholders in respect of any amounts withheld. Foreign investors are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in the Fund’s common shares.

U.S. federal backup withholding tax may be required on dividends, distributions and sale proceeds payable to certain non-exempt common shareholders who fail to supply their correct taxpayer identification number (in the case of individuals, generally, their social security number) or to make required certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax and any amount withheld may be refunded or credited against your U.S. federal income tax liability, if any, provided that you timely furnish the required information to the Internal Revenue Service.

Ordinary income dividends, capital gain dividends, and gain from the sale or other disposition of common shares of the Fund also may be subject to state, local, and/or foreign taxes. Common shareholders are urged to consult their own tax advisers regarding specific questions about U.S. federal, state, local or foreign tax consequences to them of investing in the Fund.

Under U.S. Treasury regulations, if a common shareholder recognizes a loss with respect to common shares of $2 million or more for an individual shareholder in a single taxable year (or $4 million or more in any combination of taxable years in which the transaction is entered into and the five succeeding taxable years) or $10 million or more for a corporate shareholder in any single taxable year (or $20 million or more in any combination of taxable years in which the transaction is entered into and the five succeeding taxable years), the shareholder must file with the Internal Revenue Service a disclosure statement on Internal Revenue Service Form 8886. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Common shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

***

The foregoing is a general and abbreviated summary of certain provisions of the Code and the Treasury Regulations presently in effect as they directly govern the taxation of the Fund and its shareholders. For complete provisions, reference should be made to the pertinent Code sections and Treasury Regulations. The Code and the Treasury Regulations are subject to change by legislative or administrative action, and any such change may be retroactive with respect to Fund transactions. Holders of common shares are advised to consult their own tax advisers for more detailed information concerning the U.S. federal income taxation of the Fund and the income tax consequences to its holders of common shares.

CUSTODIAN AND TRANSFER AGENT

The custodian of the assets of the Fund is Bank of New York Mellon, whose principal business address is 240 Greenwich Street, New York, NY 10286. The custodian is responsible for, among other things, receipt of and disbursement of funds from the Fund’s accounts, establishment of segregated accounts as necessary, and transfer, exchange and delivery of Fund portfolio securities.

ALPS Fund Services, Inc., whose principal business address is 1290 Broadway Suite 1000, Denver, CO 80203, serves as the Fund’s transfer agent with respect to the common shares.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP, whose principal business address is One Manhattan West, 395 9th Ave, New York, NY 10001, is the independent registered public accounting firm of the Fund and is expected to render an opinion annually on the financial statements of the Fund.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

A control person is a person who beneficially owns, either directly or indirectly, more than 25% of the voting securities of a company. As of March 31, 2025, the Fund did not know of any person or entity who “controlled” the Fund. As of March 31, 2025, the following shareholders beneficially owned 5% or more of the outstanding common shares of any class of the Fund:

Name and Address of Shareholder(1)	Number of Shares	Percentage of Fund
RiverNorth Capital Management, LLC 325 N. LaSalle Street, Suite 645 Chicago, Illinois 60654-7030	3,084,196	7.25%
Relative Value Partners Group, LL5C 1033 Skokie Blvd. Suite 470 Northbrook, IL 60062	2,314,254	5.44%

(1)	This entity is the shareholder of record and may be deemed to be the beneficial owner of the shares listed for certain purposes under the securities laws, although in certain instances may not have an economic interest in these shares and would, therefore, ordinarily disclaim any beneficial ownership therein.

INCORPORATION BY REFERENCE

This SAI is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this SAI the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this SAI from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this SAI, the Prospectus and any accompanying prospectus supplement relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this SAI. Any statement in a document incorporated by reference into this SAI will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this SAI or (2) any other subsequently filed document that is incorporated by reference into this SAI modifies or supersedes such statement. The documents incorporated by reference herein include:

the Fund’s Prospectus, dated September 23, 2025, filed with this SAI; and the Fund’s annual report on Form N-CSR for the fiscal year ended October 31, 2024, filed with the SEC on January 6, 2025 and the Fund’s semi-annual report on Form N-CSRS for the semi-annual period ended April 30, 2025, filed with the SEC on July 2, 2025.

The Fund will provide without charge to each person, including any beneficial owner, to whom this SAI is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this SAI, the Prospectus or the accompanying prospectus supplement. You should direct requests for documents by contacting the Adviser at:

Saba Capital Management, LP

405 Lexington Avenue, 58th Floor

New York, NY 10174

(212)-542-4644

The Fund makes available the Prospectus, SAI and the Fund’s annual and semi-annual reports, free of charge, at www.sabacef.com. You may also obtain this SAI, the Prospectus, other documents incorporated by reference and other information the Fund files electronically, including reports and proxy statements, on the SEC website (http://www.sec.gov) or with the payment of a duplication fee, by electronic request at publicinfo@sec.gov. Information contained in, or that can be accessed through, the Fund’s website is not part of this SAI, the Prospectus or the accompanying prospectus supplement.

FINANCIAL STATEMENTS

The audited financial statements and financial highlights included in the annual report to the Fund’s shareholders for the fiscal year ended October 31, 2024 (the “2024 Annual Report”), together with the report of Ernst & Young LLP, the independent registered public accounting firm for the Fund, on the financial statements and financial highlights included in the Fund’s 2024 Annual Report, are incorporated herein by reference. The financial statements and financial highlights included in the semi-annual report for the period ended April 30, 2025 (the “April 2025 Semi-Annual Report”) are incorporated herein by reference.

APPENDIX A

Saba Capital Management, L.P.

Proxy Voting and Class Action Policies and Procedures

The Firm makes investments on behalf of the Clients it advises in securities of public and private issuers. The Firm has authority to vote proxies relating to such securities on behalf of the Clients. Rule 206(4)-6 of the Advisers Act places a variety of requirements on advisers who have such authority. The Firm has adopted these policies and procedures to ensure proxies are voted in compliance with the Advisers Act and in the best interest of the Clients (the “Policy”).

A.	General Policy

The Firm’s general policy is to vote proxy proposals, amendments, consents or resolutions relating to Client securities, including interests in Private Funds, if any (collectively “proxies”), in a manner that it believes serves the best interests of the Clients. The Firm has engaged BroadRidge Financial Solutions, Inc. to compile and vote all proxy ballots on behalf of the Firm, using specific guidelines and recommendations provided by Glass, Lewis &Co., LLC (“Glass Lewis”).

Notwithstanding the foregoing, with respect to the proxy proposals relating to closed-end funds, the Firm will (1) generally vote in favor of liquidation, open-ending, tender offers, against entrenched boards of directors, and in favor of other similar votes that the Firm, in its good faith discretion, believes can potentially positively impact (i.e., narrow) a closed-end funds’ discount (collectively, “Discount Recommendations”) and (2)for all other closed-end fund-related matters, in accordance with Glass Lewis or, in the Firm’s good faith discretion, vote in accordance with the recommendation adopted by a majority of the Independent Directors of any Client invested in the closed-end fund (the “Independent Board”). In certain situations, an abstention is the only method to vote against a proposal.

In the event the Firm believes that it may have a conflict of interest relative to a specific proxy vote for a Client portfolio holding (including a CEF holding), the Firm shall vote such proxies, on behalf of its Clients in accordance with any of the following, in the Firm’s good faith discretion: (i) the recommendation of Glass Lewis; (ii) the recommendation adopted by an Independent Board (even if such Board made its determination only on behalf of the Client which it serves and not on behalf of the other Clients invested in the holding with the proxy at issue); or (iii) in the case of the Registered Funds, the Mirror Vote (as defined below)(the foregoing is hereby referred to as the “Conflicts Voting Procedure”).

B.	Overrides

The Firm may, from time to time, determine that it is in the best interests of its Clients to depart from (i) specific Glass Lewis recommendations and(ii) Discount Recommendations, such as where a portfolio manager has a view on a particular issuer or corporate action that deviates from such recommendations. Investment professionals deviating from these recommendations must provide Compliance with a written explanation of the reason for the deviation, except with respect to proxy proposals relating to CEFs that are in favor of liquidation, open-ending or tender offers, or against entrenched directors.

C.	Registered Fund Proxy Policy

The Firm has undertaken the responsibility to vote proxies for securities held by the Registered Funds. Proxies for the portfolio securities are voted in accordance with the Registered Funds’ proxy voting guidelines, which are set forth in the applicable governing documents. When one of the Registered Funds exercises voting rights, by proxy or otherwise, with respect to investment companies owned by the Registered Funds (and in the case of ETF, pursuant to Section 12(d)(1)(F) of the Investment Company Act), the Firm will generally (i) seek instruction from the applicable Registered Fund’s shareholders with regard to the voting of all proxies and vote in accordance with such instructions, (ii) vote the shares held by the Registered Funds in the same proportion as the vote of all other holders of the securities of the investment company (“Mirror Vote”), or (iii) elect to not submit a proxy vote. However, under certain circumstances (including when the Firm believes voting the shares in a particular manner is in the best interests of the Registered Funds) and only to the extent permitted by law, the Firm may vote the shares of an investment company in the same manner as would be voted for other Clients holding such shares in accordance with Section A above.

D.	Record of Proxy Voting

The Firm will maintain, or have available, (i) written or electronic copies of each proxy statement received and of each executed proxy, (ii) a record of all Firm proxy votes, (iii) a record of any Firm determination to follow the Conflicts Voting Procedure and the rationale therefor: and (iv) a record of any override to Glass Lewis recommendations and documented rationale and analysis that were material to making the voting decision.

A-1

The Firm will also maintain a record of each written request from an investor for proxy voting information and the Firm’s written response to any request (oral or written) from an investor for proxy voting information.

As Glass Lewis is the Firm’s proxy voting vendor, Compliance performs a review, at least annually, of potential conflicts of interest related to Glass Lewis consistent with SEC guidance(1)(2):

●	An explanation of the methodology underlying the voting advice, including material deviations from the proxy advisory firm’s publicly announced guidelines or standard methodologies, if omitting such an explanation would make the voting advice materially false or misleading;

●	To the extent the proxy voting advice is based on third-party sources or is otherwise not solely based on the issuer’s public disclosures, disclosure about these sources and the extent to which the information differs from the issuer’s public disclosures, if the differences are material and failure to disclose would make the voting advice false or misleading; and

[1]	Commission Interpretation and Guidance Regarding the Applicability of the Proxy Rules to Proxy Voting Advice, Exchange Act Release No. 34-86721 (Aug. 21, 2019), available at https://www.sec.gov/rules/interp/2019/34-86721.pdf.
[2]	Commission Guidance Regarding Proxy Voting Responsibilities of Investment Advisers, Investment Advisers Act Release No. IA-5325 and Investment Company Act Release No. IC-33605 (Aug. 21, 2019), available at https://www.sec.gov/rules/interp/2019/ia-5325.pdf

●	Disclosures about material conflicts of interest associated with providing the proxy voting advice sufficient to enable an assessment of the conflicts.

E.	Class Actions

The Firm does not commit to participate in all class actions that may arise with regard to Client portfolio securities. Upon receipt of class action information, Compliance should evaluate the costs versus the benefits of participation in the suit for each pertinent Client. Unless Compliance determines that it would be in the best interests of its Clients, the Firm will not participate in the class action on behalf of the Client.

Employees must notify Compliance if they are aware of any material conflict of interest associated with Clients’ participation in class actions.

The Firm generally does not serve as the lead plaintiff in class actions because the costs of such participation typically exceed any extra benefits that accrue to lead plaintiffs.

A-2